As filed with the Securities and Exchange Commission on January 30, 2025

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

High Wire Networks, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	3690	81-5055489
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

30 North Lincoln

Batavia, IL 60510

(952) 974-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark W. Porter

Chief Executive Officer

30 North Lincoln

Batavia, IL 60510

(952) 974-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

M. Ali Panjwani, Esq.	Joseph M. Lucosky, Esq.
Pryor Cashman LLP	Scott E. Linsky, Esq.
7 Times Square	Lucosky Brookman LLP
New York, New York 10036	101 Wood Avenue South, 5th Floor
(212) 421-4100	Woodbridge, NJ 08830
(732) 395-4400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of 750,000 shares of High Wire Networks, Inc. (the “Company”) common stock (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders (the “Selling Stockholder”) set forth therein of 583,296 shares of the Company’s common stock (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	it contains different outside and inside front covers and back covers;

●	it contains different About This Offering sections in the Prospectus Summary section beginning on page Alt-1;

●	it contains different Use of Proceeds sections on page Alt-2;

●	a Private Placement section is included in the Resale Prospectus;

●	a Selling Stockholder section is included in the Resale Prospectus;

●	the Dilution section from the Public Offering Prospectus on page 30 is deleted from the Resale Prospectus;

●	the Capitalization section from the Public Offering Prospectus on page 29 is deleted from the Resale Prospectus;

●	the Underwriting section from the Public Offering Prospectus on page 78 is deleted from the Resale Prospectus and a Selling Shareholders Plan of Distribution is inserted in its place; and

●	the Legal Matters section in the Resale Prospectus on page Alt-9 deletes the reference to counsel for the underwriter.

The Company has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages, as well as the deletion of certain sections and disclosures in the Public Offering Prospectus and will be used for the resale offering by the Selling Shareholders.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JANUARY 30, 2025

High Wire Networks, Inc.

750,000 Shares of Common Stock

We are offering up to 750,000 shares of our common stock, par value $0.00001 per share (the “common stock”) assuming a per share price of $7.50. We currently expect the public offering price will be between $7.00 and $9.00 per share.

Our common stock is currently listed on the OTCQB® Venture Market (“OTCQB”) under the symbol “HWNI”. We have applied to list our common stock listed on the Nasdaq Capital Markets (“Nasdaq”) under the symbol “HWNI”. If shares of our common stock are not approved for listing on the Nasdaq, we will not consummate this offering. No assurance can be given that our application will be approved.

We expect to effect a 1-for-250 reverse stock split of our outstanding common stock prior to the completion of this offering (the “Reverse Split”). Unless otherwise noted and other than in our financial statements incorporated by reference herein, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock and preferred stock at an assumed 1-for-250 ratio expected to occur prior to the effective date of the registration statement of which this prospectus forms a part.

Our common stock is quoted on the OTCQB under the symbol “HWNI.” On January 28, 2025 the last reported sale price for our common stock was $0.0249 per share, before giving effect to the Reverse Split.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. BEFORE MAKING ANY INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW AND CONSIDER ALL THE INFORMATION IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, INCLUDING THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 12.

We have not registered the sale of the shares under the securities laws of any state. Brokers or dealers effecting transactions in the shares of common stock offered hereby should confirm that the shares have been registered under the securities laws of the state or states in which sales of the shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, High Wire Networks, Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price (assumed)	$7.50	$5,625,000
Underwriting discounts and commissions (1)	(1.07)	$(803,000)
Proceeds before expenses, to us(2)	$6.43	$4,822,000

(1)	The underwriters will receive compensation in addition to the discounts and commissions. We have also agreed to issue warrants to the representative of the underwriters exercisable in the aggregate for up to such number of shares as is equal to 5% of the number of shares sold in this offering, at an exercise price equal to 100% of the public offering price (the “Representative’s Warrants”), the amount above does not include offering expenses. We refer you to “Underwriting” beginning on page 78 for additional information regarding the underwriters’ compensation.

(2)	The amount of offering proceeds to us presented in this table does not give effect to the exercise of (i) the over-allotment option issued to the underwriters or (ii) the Representative’s Warrants.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and purchase all of the shares of common stock offered by us under this prospectus if any such shares are taken. We have granted a 45-day option to the underwriters to purchase up to 112,500 additional shares of common stock, representing 15% of the shares of common stock sold in this offering, solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total proceeds to us, less underwriting discounts and commissions, will be $5,545,300, based on a public offering price of $7.50 per share.

Delivery of the shares of common stock is expected to be made on or about     , 2025.

Joseph Gunnar & Co., LLC

The date of this prospectus is      , 2025.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. The information in this prospectus may only be accurate as of the date on the front of this prospectus regardless of the time of delivery of this prospectus or any sale of our securities.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, our common stock hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy our securities in any circumstance under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of our securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about, and to observe any restrictions relating to this offering and the distribution of this prospectus applicable to that jurisdiction.

If required, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference” before buying any of the securities offered.

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industries, and our markets is based on a variety of sources, including information from third-party industry analysts and publications and our estimates and research. This information involves a number of assumptions, estimates, and limitations. The industry publications, surveys and forecasts, and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements include all statements that do not directly or exclusively relate to historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology. These include, but are not limited to, statements relating to future events or our future financial and operating results, plans, objectives, expectations and intentions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not be achieved. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to known and unknown risks, uncertainties and other factors outside of our control that could cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Actual results may differ materially from those anticipated or implied in the forward-looking statements.

You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. You should also consider carefully the statements under the section titled “Risk Factors” and elsewhere in this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements. Such risks and uncertainties include:

●	our ability to successfully execute our business strategies, including the acquisition of other businesses to grow our company and integration of recent and future acquisitions;

●	changes in aggregate capital spending, cyclicality and other economic conditions, and domestic and international demand in the industries we serve;

●	our ability to adopt and master new technologies and adjust certain fixed costs and expenses to adapt to our industry’s and customers’ evolving demands;

●	our ability to obtain additional financing in sufficient amounts or on acceptable terms when required;

●	our ability to adequately expand our sales force and attract and retain key personnel and skilled labor;

●	shifts in geographic concentration of our customers, supplies and labor pools and seasonal fluctuations in demand for our services;

●	our dependence on third-party subcontractors to perform some of the work on our contracts;

●	our ability to comply with certain financial covenants of our debt obligations

●	the impact of new or changed laws, regulations or other industry standards that could adversely affect our ability to conduct our business; and changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

ii

These risks also should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. All written and oral forward-looking statements made in connection with this prospectus that are attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given these uncertainties, you are cautioned not to place undue reliance on any forward-looking statements and you should carefully review this prospectus and the information incorporated by reference herein in its entirety. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

Except for our ongoing obligations to disclose material information under federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

MARKET DATA

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” and elsewhere in this prospectus. Some data are also based on our good faith estimates.

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by, us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, ™ symbols, but the omission of such references is not intended to indicate, in any way, that we do not own such trademarks, service marks or trade names and will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that you should consider before investing in our common stock. You are urged to read this prospectus in its entirety, including the information under “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this Prospectus.

Unless otherwise noted, the share and per share information in this prospectus reflects a 1-for-250 reverse stock split of our outstanding common stock that we expect to complete prior to the completion of this offering (the “Reverse Split”).

Our Company

Overview

We provide award winning managed cyber security solutions, managed services, and wholesale telecommunications exclusively through our channel partners around the world. We leverage state of the art cyber security tools to deliver these services. We have built out extensive hyper-automation capabilities and leverage Artificial Intelligence based toolsets to create a competitive advantage, scalability, and better outcomes for our clients. Our 100% U.S. based Security Operations Center (“SOC”) provides SOC as a Service (“SOCaaS”) to manage all of the tools, 24x7x365. Our Overwatch Managed Cybersecurity (“Overwatch”) solution has been globally recognized by Frost & Sullivan on their Global Frost Cybersecurity Radar for 2024 as one of the top 12 Managed and Professional Cybersecurity Companies based on growth and innovation.

In addition to Overwatch, we offer wholesale voice transport as an Federal Communications Commission (“FCC”) registered Interexchange Carrier (“IXC”) through our wholly-owned subsidiary, Secure Voice Corporation (“SVC”). SVC works with other industry service providers to route traffic to its final destination. Leveraging a highly resilient virtual infrastructure, the Company runs millions of minutes of calls per day.

We provide the following to our customers:

●	Managed Cybersecurity: Recognized by Frost and Sullivan as one of the “Top 12 Managed and Professional Cybersecurity Companies in the Americas” in February 2023 and again in 2024, High Wire’s award-winning Overwatch solution offers organizations end-to-end protection for networks, data, endpoints and users via multiyear, recurring revenue contracts. Managed cybersecurity is a fast-growing technology segment, and it provides nearly 100% recurring revenue through long-term contracts with our average contract length being more than two years. Overwatch delivers services through managed service providers (“MSPs”), strategic partnerships and alliances, Value Added Resellers (“VARs”), distributors, and network service providers.

●	Secure Voice Corp. Offering wholesale session integration protocols (“SIP”) only network transport as an FCC registered IXC and partnering with providers around the country to deliver voice traffic to its end destination SVC provides attractive rates and voice products, running millions of minutes of calls per day.

Our Industry

The pace of technological evolution continues to accelerate and shows no sign of slowing down. As technology evolves, the demand for more robust networks, faster speeds, better experiences and protection from cyber threats continues to grow. This demand was compounded by the COVID-19 pandemic and the rapid transition to “work from home” for large swaths of the global workforce. Remote learning, virtual meetings, collaboration software and increased email volume, have all transformed and strained the way we do business and share information. Networks can no longer be secured with firewalls and other network centric cybersecurity controls. As a result of these developments, cybersecurity strategy will continue to evolve and create opportunities for companies to innovate and thrive.

With the rapid proliferation of device connectivity and the transition of the workforce to remote or hybrid, cyber security risks have grown significantly. Cyber security challenges have thus increased the demands on enterprise networks and all traditional networks. According to Grandview Research, the Global Cybersecurity market was $222.66 Billion in 2023 and expected to grow at a CAGR of 12.3% through 2030. According to Chainalysis, in 2023, Ransomware payments reached a record $1.1 billion. Cyber risk is now something that every business is forced to address around the globe. Closer to home, a patchwork of legislation has emerged in the United States with various states enacting different requirements for the protection of sensitive data, networks. These requirements often include the imposition of a duty to disclose cyber security incidents. Congress has yet to enact federal laws mandating cyber security protections thus far, but there have been many discussions on the subject. Federal agencies have already issued regulations with cyber risk in mind. For example, the Department of Defense has updated standards for private sector companies doing business with them.

Global Cyber Security spending is expected to exceed $1.75 trillion from 2021 to 2025 according to Cybersecurity Ventures. Enterprises, Service Providers, Wireless Providers, and Managed Service Providers are all working at a feverish pace to keep up with emerging threats. There are over 2,000 different “point” solutions on the market today. Most are focused on a single part of the problem or “attack surface.” Traditional solutions require a lot of work to deploy, constant monitoring, and well-trained personnel to interpret the massive amounts of data they produce. This sets the stage for a company which combines best-in-breed tools with a comprehensive solution.

All of these trends come together at the network level. As networks improve from the carrier to the enterprise, demand for building, managing, and protecting these networks will rise. The amount of money that the industry is predicted to spend on cyber security will increase as well. The contracts to perform these services and provide human capital for them will last years.

Industry Trends and Opportunities

●	Cybersecurity Managed Service

●	IOT creating deployment and cybersecurity opportunities

●	International growth, developing and emerging markets

●	Monetize our existing telecom network (SVC) in new ways

Competitors

Managed Services is a very competitive market and as such, our strategy is to continue to work through distribution channels with existing customer bases and robust sales organizations as well as selectively work with very large Enterprise in markets our channel partners do not serve. We believe that this strategy can provide rapid growth. Many of our competitors are wed to their own software, which makes it challenging to pivot as threats change. We have chosen to avoid this trap, allowing us to pivot quickly as needs change, and not spend tens or hundreds of millions in R&D, risking missing a single tech cycle and burning shareholder capital. Some of our significant competitors would be Arctic Wolf, Cydera, SecureWorks and numerous smaller competitors. This space is rapidly evolving, thus hiring and retaining talent can be challenging. Companies that leverage automation technologies to scale will have a significant advantage. In a crowded and evolving landscape, there will be a continued need to spend on marketing and sales to acquire partners and help them convert and acquire new customers. We believe that with the combination of businesses we have and the extensive investments we have made in hyper-automation and extensive experimentation with Generative Artificial Intelligence products, we will be able to differentiate our services and compete aggressively in this market, capitalizing on and monetizing trends ahead of the competition.

Our Competitive Strengths

We believe our market advantage is our positioning as a trusted authority in the space, our highly experienced management team with long-term relationships, proven track record of growth, and industry reputation for high-quality service. High Wire’s investments in automation technologies, scalable and open architecture, help our partners and our clients create a competitive advantage in the war against cybercriminals.

We believe our additional strengths described below will enable us to continue to compete effectively and to take advantage of anticipated growth opportunities:

●	Recognition by Frost and Sullivan in February of 2023 and again in 2024 as one of the “Top 12 Managed and Professional Cybersecurity Solution Providers”, selected from over 120 companies considered.

●	Extensive sales distribution in cybersecurity and managed services with over 250 established MSP channel partners and over 1,300 paying end clients.

●	Established operational expertise and channel partnerships with the largest technology resellers and channel partners in the world.

●	Proven ability to recruit, manage and retain high-quality personnel. Our ability to recruit, manage and retain skilled labor is a critical advantage in an industry where the supply of highly skilled and experienced personnel is limited. This is often a key factor in our customers selecting High Wire Networks over our competitors. We believe that our highly skilled team members with professional certifications give us a competitive edge over other companies as we continue to expand and meet our clients’ needs.

●	Expansion of our recurring revenue streams through increased focus on managed services, cyber security services, and professional services programs. These multi-year engagements will increase client retention and grow margins and make the business more predictable through uncertain economic cycles.

●	Our sales organization has extensive expertise and deep industry relationships. Paired with an effective and efficient marketing message that drives new client acquisition, we believe they position us to compete at a high level.

●	Our highly experienced management team has deep industry knowledge and brings extensive experience across a broad range of disciplines. We believe our senior management team is a key driver of our success and is well-positioned to execute our strategy.

Sample Customers

●	Technology Resellers: Exclusive Networks, Tech Data/Synnex, Worldwide Technologies, NWN Carousel, CDW/Sirius, Myriad 360 and many more.

●	Original Equipment Manufacturers: HPE Enterprise and Nile Networks.

●	Unified Communications Providers and Carriers: RingCentral, Lumen, Call One, Peerless and XTel.

Key Aspects

●	Proven management team in place

●	Competing in high growth markets

●	Global operational capabilities

●	Effective marketing and strong brand awareness in the industry

●	Vast expertise in technology domains

●	Top customers in the industry in every segment

●	Diverse customer base of nearly 300 channel partners across two different sales channels

Our Growth Strategy

●	Under our current management team, we have developed a growth strategy based on a combination of organic growth and acquisition targets. Our strategy is focused on building the business using high margin recurring revenue streams to drive long term sustainability. We have a consolidated sales and management team to leverage the strength of our clients and sell across the existing base. We will continue to focus on existing offerings while adding robust new capabilities.

●	We will continue to grow and expand our award winning, channel focused Overwatch platform. This service leverages our extensive expertise to prevent, detect, and respond to cyber threats 24x7x365. These services are in high demand around the world, and our platform is cutting edge.

●	We intend to expand our relationships with new service partners. We plan to capture and expand new relationships. We believe that the business model for the expansion of these relationships, leveraging our core strengths, experience and broad array of service solutions, will support our business model for organic growth.

●	We plan to increase operating margins by continuing to leverage advanced automation technologies as well as generative artificial intelligence technology to supplement our cybersecurity analysts and scale the business.

●	We expect growth in our cybersecurity business driven by multi-year contracts with recurring revenue. Overwatch’s contractual relationships with our nearly 250 channel partners are driven by “Evergreen” master services agreements (“MSA”), and High Wire has a 24-year history of partner retention that spans years and decades. Typical customer engagement agreements are three-year contracts. As such, our monthly recurring revenue (“MRR”) growth is predictable as it compounds with new partner and new end customer acquisition.

●	In our Managed Cybersecurity segment, our strategy is considered “marketing driven” rather than “sales driven.” A marketing driven strategy drives new partner acquisition faster and more cost effectively. By acquiring partners this way, we typically migrate their entire customer base for at least one service, then move them into additional services once that is completed. This allows us to grow with incremental sales within their existing base, as well as new customers as they add to their base. This creates a “network multiplying effect” to our strategy. Our marketing strategy consists of attending trade shows geared to partners for brand awareness, speaking engagements, thought leadership events, search engine optimization campaigns and building our organic “domain relevance” with search engines by constantly providing expert content, which brings searchers to our site for expertise, not just sales. Behind our marketing, we focus on an efficient capture by our sales organization, which can be kept lean and focused on larger strategic initiatives to enable partners to bring us larger deals. Sales also focuses on the larger enterprise-oriented partners where relationships already exist from our technology services segment.

●	We plan to acquire new partners and help them grow their business. Once partners are acquired and we onboard their customer base, we focus on enablement with them to help them upsell the more complex and high value solutions. This is done with webinars, on-site training, and infotainment events that we co-sponsor with the partners using funds they earn as a percentage of their overall annual sales.

●	We expect to add contractual services in the SVC segment. These services include fully managed and hosted contact center services and voice call origination. Our updated and upgraded infrastructure positions us to grow and scale our traffic, and we believe adding more contractual recurring revenue in this segment will grow enterprise value. 2024 results have validated the scalability and profitability of this model.

●	We intend to grow revenues and market share through selective acquisitions. We plan to acquire companies that enhance our earnings and offer complementary recurring revenue services plus expand our geographic reach and client base. We believe such acquisitions will help us to accelerate our revenue growth, leverage our existing strengths, and capture and retain market share. We intend to target companies where we can take advantage of our investments in automation to maximize profitability immediately by significant reductions in headcount.

Customers

The majority of our revenue is from partners, as opposed to end customers. This enables us to leverage a smaller sales, sales support and customer service team.

A substantial portion of our revenue is derived from work performed under an MSA and multi-year service contracts with clients subject to the MSA terms. We have entered into MSAs with numerous service providers, VARS, stocking distributors and OEMs. MSAs are generally the contracting vehicle used to render our services for their clients, and we work with many clients under a single MSA with a partner. Customer specific Statements of Work (“SOWs”) generally contain customer-specified service requirements, including among others discrete pricing, specific security services to be managed, duration of the agreement, Service Level Agreements (“SLAs”) or service credits. Most of our MSAs may be cancelled by our customers upon minimum notice (typically 60 days), regardless of whether we are or are not in default, however specific customer SOWs may not be canceled without breach or specific causes of action. They are typically multi-year engagements, up to three years in duration, with our average across all end customers being more than two years. For the nine months ended September 30, 2024, three customers accounted for 6%, 5% and 5%, respectively, of consolidated revenues for the period. These customer relationships are driven by MSAs and relationships that have spanned for several years to over a decade. In addition, amounts due from these customers represented 15%, 1% and 0%, respectively, of trade accounts receivable as of September 30, 2024. For the nine months ended September 30, 2023, three customers accounted for 5%, 5% and 4%, respectively, of consolidated revenues for the period. In addition, amounts due from these customers represented 2%, 0% and 0%, respectively, of trade accounts receivable as of September 30, 2023.

Suppliers and Vendors

We have supply agreements with major technology vendors and other IXCs. However, for a majority of the managed services we perform, the most significant cost is the personnel in our SOC. We expect to continue to further develop our relationships with our technology vendors and to broaden our scope of work with each of our partners. In many cases, our relationships with our partners have spanned more than three years which we attribute to the relative importance of our solution set to their business, and our commitment to excellence. It is our objective to selectively expand our partnerships moving forward in order to expand our service offerings.

Corporate History

High Wire Networks, Inc. (f/k/a Spectrum Global Solutions, Inc.) (“High Wire”) was incorporated in the State of Nevada on January 22, 2007 to acquire and commercially exploit various new energy related technologies through licenses and purchases. On December 8, 2008, High Wire reincorporated in the province of British Columbia, Canada.

HWN, Inc., (d/b/a High Wire Network Solutions, Inc.) (“HWN”) was incorporated in Delaware on January 20, 2017. HWN is a global provider of managed cybersecurity, and professional cybersecurity services delivered primarily through a channel sales model. HWN’s Overwatch platform-as-a-service offers organizations end-to-end protection for networks, data, endpoints and users via multiyear recurring revenue contracts in this fast-growing technology segment. HWN has continuously operated under the High Wire Networks brand for 24 years.

On April 25, 2017, High Wire entered into and closed on an asset purchase agreement with InterCloud Systems, Inc. (“InterCloud”). Pursuant to the terms of the asset purchase agreement, High Wire purchased 80.1% of the assets associated with InterCloud’s AW Solutions, Inc. (“AWS”), AW Solutions Puerto Rico, LLC (“AWS PR”), and Tropical Communications, Inc. (“Tropical” and collectively with AWS and AWS PR, the “AWS Entities”).

On November 15, 2017, High Wire changed its name to “High Wire Enterprises, Inc.” and reincorporated in the state of Nevada.

On February 6, 2018, High Wire entered into and closed on a stock purchase agreement with InterCloud. Pursuant to the terms of the stock purchase agreement, High Wire purchased all of the issued and outstanding capital stock and membership interests of ADEX Corporation, ADEX Puerto Rico LLC, ADEX Towers, Inc. and ADEX Telecom, Inc. and formed ADEX Canada LLC in September 2019 (collectively “ADEX” or the “ADEX Entities”). High Wire completed the acquisition on February 27, 2018.

On February 14, 2018, High Wire entered into an agreement with InterCloud providing for the sale, transfer, conveyance and delivery to High Wire of the remaining 19.9% of the assets associated with InterCloud’s AWS business not already purchased by High Wire.

On May 18, 2018, High Wire transferred all of its ownership interests in and to its subsidiaries Carbon Commodity Corporation, Mantra China Limited, Mantra Media Corp., Mantra NextGen Power Inc., Mantra Wind Inc., Climate ESCO Ltd. and Mantra Energy Alternatives Ltd., (collectively “Mantra”) to an entity controlled by Mantra’s former Chief Executive Officer, Larry Kristof. The new owner of the aforementioned entities assumed all liabilities and obligations with respect to such entities.

On January 4, 2019, High Wire entered into a stock purchase agreement with InterCloud. Pursuant to the terms of the stock purchase agreement, InterCloud agreed to sell, and High Wire agreed to purchase, all of the issued and outstanding capital stock of TNS, Inc. (“TNS”), an Illinois corporation.

On February 7, 2019, HWN and JTM Electrical Contractors, Inc. (“JTM”), an Illinois corporation, entered into an operating agreement through which HWN owned 50% of JTM. HWN sold its interest in JTM effective December 31, 2021.

On September 30, 2020, High Wire sold TNS. On December 31, 2020, High Wire sold AWS.

On June 16, 2021, HWN completed a reverse merger with Spectrum Global Solutions, Inc. (the “Merger”). The Merger was accounted for as a reverse merger. At the time of the Merger, High Wire’s subsidiaries included HWN, the ADEX Entities, AWS PR and Tropical. On March 6, 2023, High Wire divested the ADEX Entities.

On November 4, 2021, High Wire closed on its acquisition of SVC. The closing of the acquisition was facilitated by a senior secured promissory note.

On January 7, 2022, Spectrum Global Solutions, Inc. legally changed its name to High Wire Networks, Inc. For accounting purposes, HWN is the operating entity and is referred to throughout as “HWN”. The parent entity, High Wire Networks, Inc. is referred to as “High Wire” or the “Company.”

On March 6, 2023, the Company entered into a stock purchase agreement, by and among ADEX Corporation, ADEX Canada LTD., ADEX Puerto Rico, LLC and ADEXCOMM, and ADEX Acquisition Corp., pursuant to which the Company sold to ADEX Acquisition Corp. its legacy staffing business in a transaction valued at approximately $11,500,000, comprised primarily of the elimination of approximately $10,000,000 of debt, representing monthly debt payments of approximately $325,000, and the cancellation of 140 shares of the Company’s Series D preferred stock. The sale of ADEX Corporation closed simultaneously with the signing of the agreement.

On July 31, 2023, the Company entered into and closed an asset purchase agreement with Tower Tech Engineering, PSC, (“TowerTech”), a Puerto Rico Professional Services Corporation. In the transaction, the Company sold to TowerTech its Puerto Rico-based professional and field services business and certain assets in the amount of $200,000, less a customer prepayment of $40,000. As of the closing, the Company ceased operations in Puerto Rico.

On August 4, 2023, the Company formed Overwatch Cyberlabs, Inc. (“Cyberlabs”).

On November 3, 2023, the Company paused the operations of Tropical.

On June 27, 2024, High Wire entered into an asset purchase agreement with INNO4, LLC to sell the assets of its technical services business unit of HWN, Inc. for $11.2 million in cash consideration less certain adjustments for net working capital, 50% post sale performance, and 50% of the cost of representations and warranties insurance coverage. Proceeds from the sale were used to reduce the Company’s liabilities by over $8,000,000 with the remaining proceeds used to support the Company’s operations.

Entity Organizational Chart

Safety and Risk Management

As a cybersecurity provider we take extensive precautions to defend and protect our systems from cyber risk. We have extensive internal procedures and practice to prevent cyber breaches and educate our personnel on cyber risk. We currently have no claims related to: workers’ compensation claims, general liability and damage claims, errors and omissions claims, cyber-related claims nor claims related to vehicle accidents, including personal injury and property damage. We insure against the risk of loss arising from our operations up to certain deductible limits in all of the states in which we operate. We evaluate our insurance requirements on an ongoing basis to help ensure we maintain adequate levels of coverage internally and externally for our clients.

Our internal policy is to carefully monitor claims and actively participate with our insurers in determining claims estimates and adjustments. The estimated costs of claims are accrued as liabilities and include estimates for claims incurred but not reported. If we experience future insurance claims in excess of our umbrella coverage limit, our business could be materially and adversely affected.

Additionally, we require all employees to pass background checks prior to hiring as a standard human resources practice.

Employees

As of December 2, 2024, we had 38 full-time employees and three part-time employees, of whom five were in administration and corporate management, three were accounting personnel, seven were sales personnel and 26 are engaged in professional engineering, operations, project managerial and technical roles.

We maintain a core of professional, technical and managerial personnel and add employees as deemed appropriate to address operational and scale requirement related to growth.

Regulation

Our operations are subject to various federal, state, local and international laws and regulations, including, but not limited to, licensing, permitting and inspection requirements applicable to electricians and engineers; building codes; permitting and inspection requirements applicable to construction and installation projects; regulations relating to worker safety and environmental protection; telecommunication regulations affecting our wireless, wireline and fiber optic business; labor and employment laws; laws governing advertising, and laws governing our public business.

Our Corporate Information

Our principal offices are located at 30 N. Lincoln St, Batavia, IL 60510. Our telephone number is (952) 974-4000.

Risk Factors Summary

Risks Related to Our Financial Results and Financing Plans

●	Our revenue growth rate and financial performance in recent years may not be indicative of future performance and such growth may slow over time.

●	Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

Risks Relating To Our Business

●	Our future success is substantially dependent on third-party relationships.

●	Claims by others that we infringed their proprietary technology or other intellectual property rights could harm our business.

●	Our trademarks, copyrights, and other intellectual property could be unenforceable or ineffective.

●	The cost of enforcing our trademarks and copyrights could prevent us from enforcing them.

●	We are making substantial investments in new product offerings and technologies and expect to increase such investments in the future. These efforts are inherently risky, and we may never realize any expected benefits from them.

●	Our new products could fail to achieve the sales projections we expected.

●	The development and commercialization of our products and services are highly competitive.

●	We must correctly predict, identify, and interpret changes in consumer preferences and demand, offer new products to meet those changes, and respond to competitive innovation.

●	We depend on relationships with our MSPs, and any adverse changes in their financial strength, tightening of the technical standards required by their end-customers would adversely affect our business, financial condition, and results of operations.

●	Our financial performance is partially dependent on our ability to successfully engage with MSP’s and other technology partners, and these MSP’s and partners are not precluded from offering products and services outside of our offerings.

●	MSP’s and technology partners on our marketplaces may not provide competitive levels of service to end customers, which could materially and adversely affect our operating results.

●	Data breaches or incidents involving our technology or products could damage its business, reputation and brand and substantially harm its business and results of operations.

●	Security incidents or real or perceived errors, failures or bugs in our systems and platform could impair our operations, compromise our confidential information or our users’ personal information, damage our reputation and brand, and harm our business and operating results.

●	Computer malware, viruses, ransomware, hacking, phishing attacks and similar disruptions could result in security and privacy breaches and interruptions and delays in services and operations, which could harm our business.

●	Changes in government regulation could adversely impact our business.

●	Failure to obtain proper business licenses or other documentation or to otherwise comply with local laws and requirements regarding marketing or matching commercial property and business borrowers with financial services providers may result in civil or criminal penalties and restrictions on our ability to conduct business in that jurisdiction.

●	We rely on confidentiality agreements with our suppliers, employees, consultants and other parties; the breach of such agreements could adversely affect our business and results of operations.

Risks Relating to Our Industry

●	Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance.

●	Many of the industries we serve are subject to consolidation and rapid technological and regulatory change, and our inability or failure to adjust to our customers’ changing needs could reduce demand for our services.

●	Economic downturns could cause capital expenditures in the industries we serve to decrease, which may adversely affect our business, financial condition, results of operations and prospects.

Risks Related to our Common Stock and this Offering

●	The sale or availability for sale of substantial amounts of our common stock could adversely affect the market price of our common stock.

●	If we do not meet the listing standards of a national securities exchange our investors’ ability to make transactions in our securities will be limited and we will be subject to additional trading restrictions.

●	You will experience immediate and substantial dilution as a result of this offering.

●	Future sales of our securities may affect the market price of our securities.

●	A large number of shares of our capital stock eligible for public sale could depress the market price of our common stock.

●	You may be diluted by the future issuance of additional common stock in connection with our equity incentive plans, acquisitions or otherwise.

●	We may issue additional debt and equity securities, which are senior to our common stock as to distributions and in liquidation, which could materially adversely affect the market price of our securities.

About This Offering

Shares offered:	750,000 shares of common stock (862,500 shares of common stock, if the underwriters exercise their over-allotment option in full.

Offering price:	$7.50 per share of our common stock, the bottom of the range of $7.00 to $9.00 per share.

Over-Allotment option:	We have granted a 45-day option to the underwriters to purchase up to 112,500 additional shares of common stock, representing 15% of the shares sold in this offering.

Shares of common stock Outstanding before the offering (1):	1,004,604

Shares of common stock Outstanding after the offering (1):	1,754,604, or 1,867,104 assuming the underwriters exercise their over-allotment option in full.

Series B Preferred Stock; Disparate voting control:	1,000 shares of our Series B Preferred Stock, all of which are owned by Mark W. Porter, our Chief Executive Officer and Chairman of the Board of Directors (the “Board”), and which has a 51% super-majority voting control of our outstanding voting capital stock.

Automatic Conversion of Outstanding Series D Preferred Stock and Series E Preferred Stock:	Upon the consummation of this offering, 943 shares of our outstanding Series D Preferred Stock will automatically convert into an aggregate of 167,556 shares of common stock and 311 shares of our outstanding Series E Preferred Stock will automatically convert into an aggregate of 53,828 shares of common stock.

Use of proceeds:	We estimate that the net proceeds from the sale of the shares in the offering, at an assumed public offering price per share of $7.50, will be approximately $4,446,000 after deducting the underwriting discounts and commissions and estimated offering expenses, or $5,161,000 if the underwriters exercise their overallotment option in full. We currently expect to use approximately $2,500,000 of the net proceeds of this offering primarily to expand aggregation of cybersecurity contracts and the remaining proceeds of the approximately $1,946,000 for general corporate purposes, including working capital.

Proposed Nasdaq listing and symbol:	We have applied to list our common stock on the Nasdaq under the symbol “HWNI.” No assurance can be given that our listing will be approved by Nasdaq or that a trading market will develop for the common stock. We will not proceed with this offering in the event the common stock is not approved for listing on Nasdaq.

Representative’s Warrants:	We have agreed to issue to the representatives of the underwriters or their designees at the closing of this offering, warrants to purchase the number of shares of our common stock equal to five percent (5%) of the aggregate number of shares sold in this offering (the “Representative’s Warrants”). The Representative’s Warrants will be non-exercisable for six (6) months from the effective date of this offering and are otherwise exercisable at any time thereafter and from time to time, in whole or in part, during the five year period commencing six (6) months from the effective date of this offering. The exercise price of the Representative’s Warrants will equal 100% of the initial public offering price per share, subject to adjustments.

Lockup:	We and our directors, officers, certain stockholders who are holders of 3% or more of the outstanding shares of common stock and any holder of promissory notes convertible into the shares of our common stock at a discount to the initial public offering price per share as of the effective date of the registration statement, have agreed with the underwriters that we will not, without the prior written consent of the Representative, for a period of six (6) months after the date of this prospectus offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company. The Company and any successors of the Company have agreed with the underwriters that each will not, without the prior written consent of the Representative for a period of three (3) months from the closing of this offering: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks except that the Company may grant awards under its Equity Incentive Plan in the ordinary course of business as long as the Company does not file a Form S-8 or other registration statement covering common stock underlying the awards or otherwise issued as awards during the three (3) month period; (ii) file or caused to be filed any registration statement with the SEC, relating to the offering of any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any classes of our stocks, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of any classes of our stocks or such other securities, in cash or otherwise.

Dividend Policy:	We currently intend to retain all available funds and future earnings, if any, for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Transfer Agent:	Equiniti Trust Company, LLC.

Risk Factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth under the heading “Risk Factors.”

(1)	The number of shares of common stock that are and will be outstanding immediately before and after this offering as shown above is based on 1,004,604 shares outstanding as of January 28, 2025, after giving effect to the Reverse Split and excluding (i) 37,500 shares of common stock issuable upon the exercise of the Representative’s Warrants, (ii) 167,556 shares of common stock issuable upon conversion of our Series D Preferred Stock, (iii) 53,828 shares of common stock issuable upon conversion of our Series E Preferred Stock, (iv) 90,453 shares of common stock issuable upon conversion of our Series F Preferred Stock, (v) 120,140 shares underlying stock options with an average weighted price of $24.78 per share, (vi) 166,444 underlying outstanding warrants at a weighted-average exercise price of $25.81 per share, and assumes no exercise of over-allotment option by the underwriters.

RISK FACTORS

An investment in our common stock involves a high degree of risk. The risks described below include all material risks to our company or to investors in this offering that are known to our company. You should carefully consider such risks before participating in this offering. If any of the following risks actually occur, our business, financial condition and results of operations could be materially harmed. As a result, the trading price of our common stock could decline, and you might lose all or part of your investment. When determining whether to buy our common stock, you should also refer to the other information in this prospectus, including our financial statements and the related notes included elsewhere in this prospectus.

Risks Related to Our Financial Results and Financing Plans

Our revenue growth rate and financial performance in recent years may not be indicative of future performance and such growth may slow over time.

We have grown rapidly over the last three years, and our recent revenue growth rate and financial performance may not be indicative of our future performance. You should not rely on our revenue for any previous quarterly or annual period as an indication of our revenue or revenue growth in future periods. As we grow our business, our revenue growth rates may slow, or our revenue may decline, in future periods for a number of reasons, which may include slowing demand for our platform offerings and services, increasing competition, a decrease in the growth of our overall credit market, increasing regulatory costs and challenges and our failure to capitalize on growth opportunities. Further, we believe our growth over the last several years has been driven in large part by our platform, lender partnerships and current lack of competitors with a similar business model. Future incremental improvements in the financial capabilities of lenders, primarily our partners, may impact this substantially, and such developments may lead to varying levels of growth from past periods. As a result of these factors, our revenue growth rates may slow, and our financial performance may be adversely affected.

Our indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

As of September 30, 2024, we had total indebtedness of $2,422,701, consisting of $742,860 of convertible debentures, $1,321,567 of loans payable and $358,274 of loans payable to related parties. Of the indebtedness, $2,132,150 is due within the twelve months ending September 30, 2025. Our indebtedness could have important consequences to our stockholders. For example, it could:

●	increase our vulnerability to and limit our flexibility in planning for, or reacting to, changes in our business;

●	place us at a competitive disadvantage compared to our competitors that have less debt;

●	limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments; and

●	make us more vulnerable to a general economic downturn than a company that is less leveraged.

A high level of indebtedness would increase the risk that we may default on our debt obligations. Our ability to meet our debt obligations and to reduce our level of indebtedness will depend on our future performance. General economic conditions and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control. We may not be able to generate sufficient cash flows to pay the interest on our debt and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include our ability to access the public equity and debt markets, financial market conditions, the value of our assets and our performance at the time we need capital.

Risks Relating To Our Business

Our future success is substantially dependent on third-party relationships.

An element of our strategy is to establish and maintain alliances with other companies, such as suppliers of products and services as well as third-party software. These relationships enhance our status in the marketplace, which generates new business opportunities and marketing channels and, in certain cases, additional revenue and profitability. To effectively generate revenue out of these relationships, each party must coordinate and support required hence the sales and marketing efforts of the other, often including making a sizable investment in such sales and marketing activity. Our inability to establish and maintain effective alliances with other companies could impact our success in the marketplace, which could materially and adversely impact our results of operations. In addition, as we cannot control the actions of these third-party alliances, if these companies suffer business downturns or fail to meet their objectives, we may experience a resulting diminished revenue and decline in results of operations.

We license third-party software and other intellectual property for use in connection with our platform, including for various third-party product integrations with our platform. Our third-party licenses typically limit our use of intellectual property to specific uses and include other contractual obligations with which we must comply. These licenses may need to be renegotiated or renewed from time to time, or we may need to obtain new licenses in the future. Third parties may stop adequately supporting or maintaining their offerings or they or their technology may be acquired by our competitors. If we are unable to obtain licenses to third-party software and intellectual property on reasonable terms or at all, the functionalities available through our platform may be adversely impacted, which could in turn harm our business. Further, if we or our third-party licensors were to breach any material term of a license, such a breach could, among other things, prompt costly litigation, result in the license being invalidated and/or result in fines and other damages. If any of the following were to occur, it could harm our business, financial results, and our reputation. We also cannot be certain that our licensors are not infringing the intellectual property rights of others or that our licensors have sufficient rights to the intellectual property to grant us the applicable licenses. Although we seek to mitigate this risk contractually, we may not be able to sufficiently limit our potential liability. If we are unable to obtain or maintain rights to any of this intellectual property because of intellectual property infringement claims brought by third parties against our licensors or against us, our ability to provide functionalities through our platform using such intellectual property could be severely limited and our business could be harmed. Furthermore, regardless of the outcome, infringement claims may require us to use significant resources and may divert management’s attention.

Claims by others that we infringed their proprietary technology or other intellectual property rights could harm our business.

Companies in the internet security and technology industries are frequently subject to litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. In addition, certain companies and rights holders seek to enforce and monetize patents or other intellectual property rights they own, have purchased, or have otherwise obtained. As we gain an increasingly high public profile, the possibility of intellectual property rights claims against us grows. Although we may have meritorious defenses, there can be no assurance that we will be successful in defending against these allegations or in reaching a business resolution that is satisfactory to us. Our competitors and others may now and in the future have patent portfolios that are used against us. In addition, future litigation may involve patent holding companies or other adverse patent owners who have no relevant product or service revenue and against whom our patents may therefore provide little or no deterrence or protection. Many potential litigants, including some of our competitors and patent-holding companies, have the ability to dedicate substantial resources to the assertion of their intellectual property rights. Any claim of infringement by a third-party, even those without merit, could cause us to incur substantial costs defending against the claim, could distract our management from our business and could require us to cease use of such intellectual property.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, we risk compromising our confidential information during this type of litigation. We may be required to pay substantial damages, royalties or other fees in connection with a claimant securing a judgment against us, we may be subject to an injunction or other restrictions that prevent us from using or distributing our intellectual property, or from operating under our brand, or we may agree to a settlement that prevents us from distributing our offerings or a portion thereof, which could adversely affect our business, results of operations and financial condition.

With respect to any intellectual property rights claim, we may have to seek out a license to continue operations found or alleged to violate such rights, which may not be available on favorable or commercially reasonable terms and may significantly increase our operating expenses. Some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its intellectual property on reasonable terms, or at all, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we would be unable to continue to offer our affected offerings), effort and expense and may ultimately not be successful. Any of these events could adversely affect our business, results of operations and financial condition.

Our trademarks, copyrights, and other intellectual property could be unenforceable or ineffective.

Intellectual property is a complex field of law in which few things are certain. Competitors may be able to design around our intellectual property, find prior art to invalidate it, or render the patents unenforceable through some other mechanism. If competitors can bypass our patent, trademark and copyright protection without obtaining a sub-license, the Company’s value will likely be materially and adversely impacted. This could also impair the Company’s ability to compete in the marketplace. Moreover, if our patent, trademarks and copyrights are deemed unenforceable, the Company will almost certainly lose any potential revenue it might be able to raise by entering into sub-licenses. This would cut off a significant potential revenue stream for the Company.

The cost of enforcing our trademarks and copyrights could prevent us from enforcing them.

Patent, trademark and copyright litigation has become extremely expensive. Even if we believe that a competitor is infringing on one or more of our patent, trademarks or copyrights, we might choose not to file suit because we lack the cash to successfully prosecute a multi-year litigation with an uncertain outcome, or because we believe that the cost of enforcing our patent(s), trademark(s) or copyright(s) outweighs the value of winning the suit in light of the risks and consequences of losing it, or for some other reason. Choosing not to enforce our patent(s), trademark(s) or copyright(s) could have adverse consequences for the Company, including undermining the credibility of our intellectual property, reducing our ability to enter into sublicenses, and weakening our attempts to prevent competitors from entering the market. As a result, if we are unable to enforce our patent(s), trademark(s) or copyright(s) because of the cost of enforcement, your investment in the Company could be significantly and adversely affected.

 We are making substantial investments in new product offerings and technologies and expect to increase such investments in the future. These efforts are inherently risky, and we may never realize any expected benefits from them.

We have made substantial investments to develop new product offerings and technologies, including our data infrastructure and our secure browser module software, and we intend to continue investing significant resources in developing new technologies, tools, features, services, products, and product offerings. We expect to increase our investments in these new initiatives in the near term, which may result in lower margins. We also expect to spend substantial amounts as we seek to grow the verticals in which we operate our platform and increase our scale and expand our offerings to additional geographic markets. If we do not spend our development budget efficiently or effectively on commercially successful and innovative technologies, we may not realize the expected benefits of our strategy. Our new initiatives also have a high degree of risk, as each involves strategies, technologies, and regulatory requirements with which we have limited or no prior development or operating experience. There can be no assurance that demand for such initiatives will exist or be sustained at the levels that we anticipate, or that any of these initiatives will gain sufficient traction or market acceptance to generate sufficient revenue to offset any new expenses or liabilities associated with these new investments. It is also possible that product offerings developed by others will render our product offerings non-competitive or obsolete. Further, our development efforts for new product offerings and technologies could distract management from current operations and will divert capital and other resources from our more established product offerings and technologies. Even if we are successful in developing new product offerings or technologies, regulatory authorities may subject us to new rules or restrictions in response to our innovations that could increase our expenses or prevent us from successfully commercializing new product offerings or technologies. If we do not realize the expected benefits of our investments, our business, financial condition and operating results may be harmed.

Our new products could fail to achieve the sales projections we expected.

Our growth projections assume that with an increased advertising and marketing budget, our products will be able to gain traction in the marketplace at a faster rate than our current products. Our new products may fail to gain market acceptance for any number of reasons. If the new products fail to achieve significant sales and acceptance in the marketplace, this could materially and adversely impact the value of your investment.

The development and commercialization of our products and services are highly competitive.

We face competition with respect to any products and services that we may seek to develop or commercialize in the future. Our competitors include major companies, some publicly listed, in the United States. Many of our competitors have significantly greater financial, technical, and human resources than we have and superior expertise in research and development and MSP/partner relationships and thus may be better equipped than us to provide requisite technical service and to develop and commercialize products. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early-stage companies may also prove to be significant competitors or disruptors, particularly through collaborative arrangements with large and established companies and/or some of our competitors. Accordingly, our competitors may commercialize products more rapidly or effectively than we can, which would adversely affect our competitive position, the likelihood that our products and services will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products and services.

We must correctly predict, identify, and interpret changes in consumer preferences and demand, offer new products to meet those changes, and respond to competitive innovation.

Consumer preferences may result in the need for our suite of products and services to change continually. Our success depends on our ability to predict, identify, and interpret the tastes and habits of consumers and to offer products and services that appeal to MSP, partner and end customer preferences. If we do not offer products and services that appeal to our customer base, our sales and market share will decrease. We must distinguish between short-term fads, mid-term trends, and long-term changes in consumer preferences. If we do not accurately predict which shifts in customer base preferences will be long-term, or if we fail to introduce new and improved products to satisfy those preferences, our sales could decline. If we fail to expand our product and service offerings successfully across categories, or if we do not rapidly develop products in faster growing and more profitable categories, demand for our products and services could decrease, which could materially and adversely affect our product sales, financial condition, and results of operations. In addition, achieving growth depends on our successful development, introduction, and marketing of innovative new products and services.

Successful innovation depends on our ability to correctly anticipate customer and consumer acceptance, to obtain, protect and maintain necessary intellectual property rights, and avoid infringing the intellectual property rights of others and failure to do so could compromise our competitive position and adversely impact our business.

We depend on relationships with our MSPs, and any adverse changes in their financial strength, tightening of the technical standards required by their end-customers would adversely affect our business, financial condition, and results of operations.

Our success depends on the financial strength and technical standards and reputation of our MSP’s and other partners on our platform. If our MSP’s and other technology partners experience financial difficulties or reputation damage, they may cease participating on projects or our cybersecurity platform, which could impact our results from operations. Our MSP’s and technology partners could also change their online marketing strategies or implement cost-reduction initiatives that decrease spending by their end customers. The occurrence of one or more of these events, alone or in combination, with a significant number of MSP’s or other technology partners, could harm our business, financial condition, and results of operations.

Our financial performance is dependent on our ability to successfully engage with MSP’s and other technology partners, and these MSP’s and partners are not precluded from offering products and services outside of our offerings.

Our ability to earn revenue is dependent on our MSP’s and other technology partners engaging us with their services to their end customers. MSP’s or other technology partners may attempt to circumvent us, which would adversely affect our ability to earn revenue.

MSP’s and technology partners on our marketplaces may not provide competitive levels of service to end customers, which could materially and adversely affect our operating results.

The ability of our businesses to provide the end customers of our MSP’s and other technology partners with a high-quality experience depends, in part, on end customers receiving competitive levels of convenience, customer service, price and responsiveness from MSP’s and other technology partners. If the end customers are not provided with competitive levels of convenience, customer service, price and responsiveness, the value of our offering may not be realized, which could have a material and adverse effect on our business, financial condition and results of operations.

Expenses or liabilities resulting from litigation could materially adversely affect our results of operations and financial condition.

We may become party to various legal proceedings and other claims that arise in the ordinary course of business, or otherwise in the future. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. In addition, any such claims or litigation may be time consuming and costly, divert management resources, require us to change our platform, or have other adverse effects on our business. While we cannot assure the outcome of any legal proceeding or contingency in which we are or may become involved, we do not believe that any pending legal claim or proceeding arising in the ordinary course will be resolved in a manner that would have a material adverse effect on our business. However, if one or more of these legal matters resulted in an adverse monetary judgment against us, such a judgment could harm our results of operations and financial condition.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We maintain minimum insurance coverage to protect us against a broad range of risks, at levels we believe are appropriate and consistent with current industry practice. Our objective is to exclude or minimize the risk of financial loss at a reasonable cost.

Nevertheless, we could still be subject to risks in the following areas, among others:

●	losses that might be beyond the limits, or outside the scope, of coverage of our insurance and that may limit or prevent indemnification under our insurance policies,

●	inability to maintain adequate insurance coverage on commercially reasonable terms in the future,

●	certain categories of risks are currently not insurable at a reasonable cost, and

●	no assurance of the financial ability of the insurance companies to meet their claim payment obligations.

Any one or more of these events could have an adverse effect on our business, financial position, profit, and cash flow.

Additionally, we cannot be certain that our insurance coverage will be adequate for data security liabilities incurred, will cover any indemnification claims against us relating to any incident, will be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or coinsurance requirements, could adversely affect our reputation, business, financial condition and results of operations.

Data breaches or incidents involving our technology or products could damage its business, reputation and brand and substantially harm its business and results of operations.

If the Company’s data and network infrastructure were to fail, or if the Company were to suffer an interruption or degradation of services or other infrastructure environments, it could lose important manufacturing and technical data, which could harm its business. The Company’s facilities, as well as the facilities of third parties that maintain or have access to the Company’s data or network infrastructure, are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures and similar events. If the Company’s or any third-party provider’s systems or service abilities are hindered by any of the events discussed above, the Company’s ability to operate may be impaired and its business could be adversely affected. A decision to close facilities without adequate notice, or other unanticipated problems, could adversely impact the Company’s operations. The Company’s infrastructure also could be subject to break-ins, cyber-attacks, sabotage, intentional acts of vandalism and other misconduct, from a spectrum of actors ranging in sophistication from threats common to most industries to more advanced and persistent, highly organized adversaries. Any security breach, including personal data breaches, or incident, including cybersecurity incidents, that the Company experiences could result in unauthorized access to, misuse of or unauthorized acquisition of its internal sensitive corporate data, such as financial data, intellectual property, or data related to contracts with commercial or government customers or partners. Such unauthorized access, misuse, acquisition, or modification of sensitive data may result in data loss, corruption or alteration, interruptions in the Company’s operations or damage to the Company’s computer hardware or systems or those of its employees and customers. Moreover, negative publicity arising from these types of disruptions could damage the Company’s reputation.

Threats from malicious persons and groups, new vulnerabilities and advanced new attacks against information systems create a risk of cybersecurity incidents. These incidents can include but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, the Company may be unable to anticipate these incidents or techniques, timely discover them or implement adequate preventative measures.

Over the past several years, cyber-attacks have become more prevalent and much harder to detect and defend against. The Company’s network and storage applications may be vulnerable to cyber-attack, malicious intrusion, malfeasance, loss of data privacy or other significant disruption and may be subject to unauthorized access by hackers, employees, consultants or other service providers. In addition, hardware, software or applications the Company develops or procures from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to the Company’s systems or facilities through fraud, trickery or other forms of deceiving the Company’s employees, contractors and temporary staff. As cyber threats continue to evolve, the Company may be required to expend significant additional resources to continue to modify or enhance its protective measures or to investigate and remediate any cybersecurity vulnerabilities. The Company does not currently have a cyber liability insurance policy and even if a policy is purchased, the Company cannot be certain that its coverage will be adequate for liabilities incurred or that insurance will continue to be available to it on economically reasonable terms, or at all.

The significant unavailability of the Company’s services due to attacks could cause users to cease using the Company’s services and materially adversely affect the Company’s business, prospects, financial condition and results of operations. The Company uses software that it has developed, which the Company seeks to continually update and improve. Replacing such systems is often time-consuming and expensive and can also be intrusive to daily business operations. Further, the Company may not always be successful in executing these upgrades and improvements, which may occasionally fail its systems. The Company may experience periodic system interruptions from time to time. Any slowdown or failure of the Company’s underlying technology infrastructure could harm its business, reputation and ability to execute its business plan, which could materially adversely affect its results of operations. The Company’s disaster recovery plan or those of its third-party providers may be inadequate.

Security incidents or real or perceived errors, failures or bugs in our systems and platform could impair our operations, compromise our confidential information or our users’ personal information, damage our reputation and brand, and harm our business and operating results.

Our continued success depends on our systems, applications, and software continuing to operate and meet the changing needs of our customers, users and financial services partners. We rely on our technology and engineering staff and vendors to successfully implement changes to and maintain our systems and services efficiently and securely. Like all information systems and technology, our platform may contain or develop material errors, failures, vulnerabilities or bugs, particularly when new features or capabilities are released, and may be subject to computer viruses or malicious code, break-ins, phishing impersonation attacks, attempts to overload our servers with denial-of-service or other attacks, ransomware and similar incidents or disruptions from unauthorized use of our computer systems, as well as unintentional incidents causing data leakage, any of which could lead to interruptions, delays or shutdown of our platform.

Operating our business and products involves the collection, storage, use and transmission of large volumes of sensitive, proprietary and confidential information, including financial and personal information, pertaining to our current, prospective and past users, as well as our staff, contractors, and business partners. The security measures we take to protect this information may be breached as a result of computer malware, viruses, social engineering, ransomware attacks, account takeover attacks, hacking and cyberattacks, including by state-sponsored and other sophisticated organizations. Such incidents have become more prevalent in recent years. Our security measures could also be compromised by our personnel, theft, or errors, or be insufficient to prevent exploitation of security vulnerabilities in software or systems on which we rely. Such incidents may in the future result in unauthorized, unlawful or inappropriate use, destruction or disclosure of, access to, or inability to access the sensitive, proprietary, and confidential information that we handle. These incidents may remain undetected for extended periods.

Because there are many different cybercrime and hacking techniques and such techniques continue to evolve, we may be unable to anticipate attempted security breaches, react promptly or implement adequate preventative measures. While we have developed systems and processes designed to protect the integrity, confidentiality, and security of our and our users’ confidential and personal information under our control, we cannot assure you that any security measures that we or our third-party service providers have implemented will be effective against current or future security threats.

A security breach or other security incident, or the perception that one has occurred, could result in a loss of confidence by both our users and financial services partners and damage our reputation and brand, reduce demand for our products, disrupt normal business operations, require us to expend significant capital and resources to investigate and remedy the incident and prevent a recurrence, and subject us to litigation, regulatory enforcement action, fines, penalties, and other liability, which could adversely affect our business, financial condition and results of operations. Even if we take steps that we believe are adequate to protect us from cyber threats, hacking against our competitors or other companies in our industry could create the perception among our users and financial services partners that our digital platform is not safe to use. Security incidents could also damage our IT systems and our ability to make the financial reports and other public disclosures required of public companies. These risks are likely to continue to increase as we continue to grow, process, store and transmit an increasingly larger and larger volume of data.

Computer malware, viruses, ransomware, hacking, phishing attacks and similar disruptions could result in security and privacy breaches and interruptions and delays in services and operations, which could harm our business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruptions and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking, phishing, and other attacks against online networks have become more prevalent and may occur on our systems in the future. We have implemented security measures, such as multi-factor authentication and security incident and event management tools. But any attempts by cyber attackers to disrupt our services or systems, if successful, could harm our business, introduce liability to data subjects, resulting in the misappropriation of funds, and be expensive to remedy and damage our reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. As cyberattacks evolve, the cost of measures designed to prevent such attacks continues to increase, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm our reputation, brand and ability to attract customers.

Service disruptions, outages and other performance problems can be caused by a variety of factors, including infrastructure changes, cybersecurity threats, third-party service providers, human or software errors and capacity constraints.

If our services are unavailable when users attempt to access them, they may seek other services, which could reduce demand for our solutions from target customers. We have processes and procedures in place designed to enable us to recover from a disaster or catastrophe and continue business operations. However, there are several factors ranging from human error to data corruption that could materially impact the efficacy of such processes and procedures, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular disaster or catastrophe, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which could adversely affect our business and financial results.

Changes in government regulation could adversely impact our business.

The Company is subject to legislation and regulation at the federal and local levels and, in some instances, at the state level. We expect that court actions and regulatory proceedings will continue to refine our rights and obligations under applicable federal, state, and local laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could adversely impact our business.

Failure to obtain proper business licenses or other documentation or to otherwise comply with local laws and requirements regarding marketing or matching commercial property and business borrowers with financial services providers may result in civil or criminal penalties and restrictions on our ability to conduct business in that jurisdiction.

Compliance with these requirements may render it more difficult for us and our financial services partners to operate or may raise our internal costs or the costs of our financial services partners, which may be passed on to us through less favorable commercial arrangements. While we have endeavored to comply with applicable requirements, the application of these requirements to persons operating online is not always clear and the failure to comply with any such applicable requirements may require us to expend significant capital and resources to investigate and remedy the noncompliance and subject us to litigation, regulatory enforcement action, fines, penalties, and other liability, which could adversely affect our business, financial condition and results of operations. Moreover, any of the licenses or rights currently held by us or our employees may be revoked prior to, or may not be renewed upon, their expiration. In addition, we or our employees may not be granted new licenses or rights for which they may be required to apply from time to time in the future.

Global health concerns and measures taken in response thereto impact our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted.

Global health concerns have been weighing on the macroeconomic environment, and the outbreak has significantly increased economic uncertainty. Risks related to consumers and businesses lowering or changing spending, which impact domestic and international spend. The outbreak has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and business shutdowns. These measures have not only negatively impacted consumer spending and business spending habits, they have also adversely impacted and may further impact our workforce and operations and the operations of our customers, suppliers and business partners. These measures may remain in place for a significant period of time, and they are likely to continue to adversely affect our business, results of operations and financial condition.

The spread of the contagious and fatal diseases may cause us to modify our business practices (including employee travel, employee work locations, and cancellation of physical participation in meetings, events and conferences), and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers and business partners. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities.

The extent to which a global pandemic may impact our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. A future pandemic could have a material impact on our results of operations, and we will continue to monitor the global health situation closely.

We rely on confidentiality agreements with our suppliers, employees, consultants and other parties; the breach of such agreements could adversely affect our business and results of operations.

We rely on proprietary information, which we seek to protect, in part, through confidentiality and non-disclosure agreements with our employees, customers and other parties. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any such breach or that our proprietary information or trade secrets will not otherwise become known to or independently developed by competitors. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our proposed projects, disputes may arise as to the proprietary rights to such information that may not be resolved in our favor. We may be involved from time to time in litigation to determine the enforceability, scope and validity of our proprietary rights. Any such litigation could result in substantial cost and diversion of effort by our management and technical personnel at the expense of other tasks related to our business.

The imposition of new governmental export or import controls or of international sanctions could require us to comply with additional compliance obligations or limit our ability to compete in foreign markets.

If we fail to comply with applicable export and import regulations or our sanctions compliance obligations, we may be subjected to fines or other penalties or be unable to export our technologies into other countries. Our cybersecurity solutions and technologies incorporate encryption technology that may be exported outside the United States only if we obtain an export license or qualify for an export license exception. Compliance with applicable regulatory requirements regarding the export of our solutions and technologies may create delays in the introduction of our solutions and technologies in international markets, prevent our customers with international operations from utilizing our solutions and technologies throughout their global systems, or hinder the export of our solutions and technologies to some countries altogether. In addition, various countries regulate the import of our appliance-based technologies and have enacted laws that could limit our ability to distribute, and our customers’ ability to implement, our technologies in those countries. New export, import, or sanctions restrictions against certain persons, entities, regions, or countries (such as those imposed on Russia and otherwise in response to the ongoing military conflict between Russia and Ukraine), changes to product classification processes, or new legislation or shifting approaches in the enforcement or scope of existing regulations, could result in decreased use of our solutions and technologies by existing customers with international operations, loss of sales to potential customers with international operations, and decreased revenue.

If our solutions do not interoperate with our customers’ IT infrastructure, our solutions may become less competitive and our results of operations may be harmed.

Our solutions must effectively interoperate with each customer’s existing or future IT infrastructure, which often has different specifications, utilizes multiple protocol standards, deploys products and services from multiple vendors and contains multiple generations of products and services that have been added over time. As a result, when problems occur in a network, it may be difficult to identify the sources of these problems and avoid disruptions when we provide software updates or patches to defend against particular vulnerabilities. Ineffective interoperation could increase the risk of a successful cyber-attack and violations of our service level agreements, which would require us to provide service credits that would reduce our revenue.

New and evolving information security, cybersecurity and data privacy laws and regulations may result in increased compliance costs, impediments to the development or performance of our offerings, and monetary or other penalties.

We are currently subject, and may become further subject, to federal, state and foreign laws and regulations regarding the privacy and protection of personal data or other potentially sensitive information. These laws and regulations address a range of issues, including data privacy, cybersecurity and restrictions or technological requirements regarding the collection, use, storage, protection, retention or transfer of data. The regulatory frameworks for data privacy and cybersecurity issues worldwide can vary substantially from jurisdiction to jurisdiction, are rapidly evolving and are likely to remain uncertain for the foreseeable future.

In the United States, federal, state and local governments have enacted data privacy and cybersecurity laws (including data breach notification laws, personal data privacy laws and consumer protection laws). For example, the California Privacy Rights Act, referred to as the CPRA, which updated the California Consumer Privacy Act of 2018, referred to as the CCPA, went into effect on January 1, 2023 and imposes obligations on certain businesses, service providers, third parties and contractors. These obligations include providing specific disclosures in privacy notices and granting California residents certain rights related to their personal data. The CCPA imposes statutory fines for non-compliance (up to $7,500 per violation). Other states have proposed privacy laws with similar compliance obligations.

Internationally, most of the jurisdictions in which we operate have established their own data security and privacy legal frameworks with which we or our customers must comply. For example, in the European Economic Area, the General Data Protection Regulation, or GDPR, imposes stringent operational and governance requirements for companies that collect or process personal data of residents of the European Union and Iceland, Norway and Lichtenstein. The GDPR also provides for significant penalties for non-compliance, which can be up to four percent of annual worldwide “turnover” (a measure similar to revenues in the United States). Following the withdrawal of the United Kingdom from the European Union (i.e., Brexit), and the expiry of the Brexit transition period which ended on December 31, 2020, the European Union GDPR has been implemented in the United Kingdom, referred to as the U.K. GDPR. The U.K. GDPR sits alongside the U.K. Data Protection Act 2018, which implements certain derogations in the E.U. GDPR into English law. The requirements of the U.K. GDPR, which are (at this time) largely aligned with those under the E.U. GDPR, may lead to similar compliance and operational costs and potential fines.

Some countries are considering or have enacted legislation requiring local storage and processing of data that could increase the cost and complexity of delivering our services. In addition, under the GDPR and a growing number of other legislative and regulatory requirements globally, jurisdictions are adopting consumer, regulator and customer notification obligations and other requirements in the event of a data breach.

The costs of compliance with, and other burdens imposed by, these laws and regulations may become substantial and may limit the use and adoption of our offerings in new or existing locations, require us to change our business practices, impede the performance and development of our solutions, lead to significant fines, penalties or liabilities for noncompliance with such laws or regulations, including through individual or class action litigation, or result in reputational harm. We also may be subject to claims of liability or responsibility for the actions of third parties with which we interact or upon which we rely in relation to various services, including, among others, vendors and business partners.

The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business could fail to grow at similar rates, or at all.

The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate. Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate, including as a result of any of the risks described in this prospectus.

The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of addressable customers covered by our market opportunity estimates will purchase our products at all or generate any particular level of revenues for us. Even if the markets in which we compete meet the size estimates and growth forecasted in this prospectus, our business could fail to grow at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this prospectus should not be taken as indicative of our future growth.

Our business is subject to the risk of earthquakes, fire, power outages, floods, other natural disasters, the physical effects of climate change and other catastrophic events, and to interruption by manmade events such as terrorism.

Our business is vulnerable to damage or interruption from power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins, natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, droughts and wildfires, and other similar events. The third-party systems and operations and suppliers and service providers we rely on are subject to similar risks. For example, a significant natural disaster, such as an earthquake, fire, or flood, could have an adverse effect on our business, financial condition and operating results, and our insurance coverage may be insufficient to compensate us for losses that may occur. Acts of terrorism, which may be targeted at metropolitan areas that have higher population density than rural areas, could also cause disruptions in our or our suppliers’ and service providers’ businesses or the economy as a whole. We may not have sufficient protection or recovery plans in some circumstances, such as natural disasters affecting locations that store significant inventory of our products. We plan to initially engineer, manufacture and assemble our vehicles at a single facility in Normal, Illinois. Further, in many cases, we rely on a single-source supplier for vehicle parts. Any prolonged disruption of operations at our manufacturing facility or our suppliers’ facilities, whether due to technical, information systems, communication networks, strikes, accidents, weather conditions or other natural disasters, pandemics or otherwise, whether short- or long-term, would materially and adversely affect our business, prospects, financial condition, results of operations, and cash flows.

Risks Related to Our Industry

Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance.

The contracts on which we bid are generally awarded through a competitive bid process, with awards generally being made to the lowest bidder, but sometimes based on other factors, such as shorter contract schedules, larger scale to complete projects or prior experience with the customer. Managed Services is a very competitive market and as such, our strategy to work exclusively through distribution channels with existing customer bases and robust sales organizations that can provide rapid growth. Most of our competitors are not channel only, but rather serve customers directly as well as have a channel component. Many are also wed to their own software, which makes it challenging to pivot as threats change. Some of our significant competitors would be Arctic Wolf, ArmourPoint, Solutions Granted, Cyflare and Netsurion, and numerous smaller competitors. Our current and potential larger competitors in the professional services sector include CentricsIT, ADB Tech, Zero Day, Core Technologies, Broadview and Damovo. In some segments of our business, price is often an important factor in determining which service provider is selected by our customers, especially on smaller, less complex projects. As a result, any organization with adequate financial resources and access to technical expertise may become a competitor. Smaller competitors are sometimes able to win bids for these projects based on price alone because of their lower costs and financial return requirements. Additionally, our competitors may develop the expertise, experience and resources to provide services that are equal or superior in price to our services, and we may not be able to maintain or enhance our competitive position.

Some of our competitors have already achieved greater market penetration than we have in the markets in which we compete, and some have greater financial and other resources than we do. A number of national companies in our industry are larger than we are and, if they so desire, could establish a presence in our markets and compete with us for contracts. As a result of this competition, we may need to accept lower contract margins in order to compete against competitors that have the ability to accept awards at lower prices or have a pre-existing relationship with a customer. If we are unable to compete successfully in our markets, our business, financial condition, results of operations and prospects could be adversely affected.

Many of the industries we serve are subject to consolidation and rapid technological and regulatory change, and our inability or failure to adjust to our customers’ changing needs could reduce demand for our services.

We derive, and anticipate that we will continue to derive, a substantial portion of our revenue from customers in the telecommunications and utilities industries. The telecommunications and utilities industries are subject to rapid changes in technology and governmental regulation. Changes in technology may reduce the demand for the services we provide. For example, new or developing technologies could displace the wireline systems used for the transmission of voice, video and data, and improvements in existing technology may allow telecommunications providers to significantly improve their networks without physically upgrading them. Alternatively, our customers could perform more tasks themselves, which would cause our business to suffer. Additionally, the telecommunications and utilities industries have been characterized by a high level of consolidation that may result in the loss of one or more of our customers. Our failure to rapidly adopt and master new technologies as they are developed in any of the industries we serve or the consolidation of one or more of our significant customers could adversely affect our business, financial condition, results of operations and prospects.

Further, many of our telecommunications customers are regulated by the FCC and other international regulators. The FCC and other regulators may interpret the application of their regulations in a manner that is different than the way such regulations are currently interpreted and may impose additional regulations, either of which could reduce demand for our services and adversely affect our business and results of operations.

Economic downturns could cause capital expenditures in the industries we serve to decrease, which may adversely affect our business, financial condition, results of operations and prospects.

The demand for our services has been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the United States economy. The wireless and wireline telecommunications industry are cyclical in nature and vulnerable to general downturns in the United States and international economies. Our customers are affected by economic changes that decrease the need for or the profitability of their services. This can result in a decrease in the demand for our services and potentially result in the delay or cancellation of projects by our customers. Slow-downs in real estate, fluctuations in commodity prices and decreased demand by end-customers for services could affect our customers and their capital expenditure plans. As a result, some of our customers may opt to defer or cancel pending projects. A downturn in overall economic conditions also affects the priorities placed on various projects funded by governmental entities and federal, state and local spending levels.

In general, economic uncertainty makes it difficult to estimate our customers’ requirements for our services. Our plan for growth depends on expanding our company both in the United States and internationally. If economic factors in any of the regions in which we plan to expand are not favorable to the growth and development of the telecommunications industries in those countries, we may not be able to carry out our growth strategy, which could adversely affect our business, financial condition, results of operations and prospects.

Other Risks Relating to Our Company and Results of Operations

Our reported financial results may be negatively impacted by changes in U.S. GAAP and financial reporting requirements.

U.S. GAAP and related financial reporting requirements are complex, continually evolving and may be subject to varied interpretation by the relevant authoritative bodies, including the Financial Accounting Standards Board (the “FASB”), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. FASB has in the past issued new or revised accounting standards that superseded existing guidance and significantly impacted the reporting of financial results. Any future change in U.S. GAAP principles and financial reporting requirements or interpretations could also have a significant effect on our reported financial results and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. It is difficult to predict the impact of future changes to accounting principles or our accounting policies, any of which could negatively affect our reported results of operations.

Risks Related to Taxation

We have made significant estimates and judgments in calculating our income tax provision and other tax assets and liabilities. If these estimates or judgments are incorrect, our operating results and financial condition may be materially affected.

We are subject to regular review and audit by tax authorities. Any adverse outcome of such a review or audit could negatively affect our operating results and financial condition. In addition, the determination of our provision for income taxes and other tax assets and liabilities requires significant judgment, and there are many transactions and calculations where the ultimate tax determination is uncertain at the present time. Although we believe our estimates and judgments are reasonable, the ultimate tax outcome may differ from the amounts recorded in our financial statements and may have a material effect on our operating results and financial condition.

Changes in tax laws could have a material adverse effect on our business, financial condition and results of operations.

Changes in tax laws could have a material adverse effect on our business, financial condition and results of operations. For example, the Tax Cuts and Jobs Act passed in 2017 contained significant changes to U.S. tax law, including a reduction in the corporate tax rate and a moved towards a new territorial system of taxation. The primary impact of the Tax Act on our provision for income taxes was a reduction of the future tax benefits of our deferred tax assets as a result of the reduction in the corporate tax rate. The impact of the Tax Act may be subject to ongoing technical guidance and accounting interpretation, which we will continue to monitor and assess. As we expand the scale of our business activities, any changes in the U.S. taxation of such activities may increase our effective tax rate and harm our business, financial condition and results of operations.

We are subject to taxes in the United States under federal, state and local jurisdictions in which we operate. The governing tax laws and applicable tax rates vary by jurisdiction and are subject to interpretation and macroeconomic, political or other factors. We may be subject to examination in the future by federal, state and local authorities on income, employment, sales and other tax matters. While we regularly assess the likelihood of adverse outcomes from such examinations and the adequacy of our provision for taxes, there can be no assurance that such provision is sufficient and that a determination by a tax authority would not have an adverse effect on our business, financial condition and results of operations. Various tax authorities may disagree with tax positions we take and if any such tax authorities were to successfully challenge one or more of our tax positions, the results could adversely affect our financial condition. Further, the ultimate amount of tax payable in a given financial statement period may be impacted by sudden or unforeseen changes in tax laws, changes in the mix and level of earnings by taxing jurisdictions, or changes to existing accounting rules or regulations. The determination of our overall provision for income and other taxes is inherently uncertain as it requires significant judgment around complex transactions and calculations. As a result, fluctuations in our ultimate tax obligations may differ materially from amounts recorded in our financial statements and could adversely affect our business, financial condition and results of operations in the periods for which such determination is made.

Taxing authorities may successfully assert that we should have collected or in the future should collect sales and use, gross receipts, value-added or similar taxes and may successfully impose additional obligations on us, and any such assessments or obligations could adversely affect our business, financial condition and results of operations.

The application of indirect taxes, such as sales and use tax, value-added tax, goods and services tax, business tax and gross receipts tax, to platform businesses is a complex and evolving issue. Many of the fundamental statutes and regulations that impose these taxes were established before the adoption and growth of the internet and e-commerce. Significant judgment is required on an ongoing basis to evaluate applicable tax obligations and as a result, amounts recorded are estimates and are subject to adjustments. In many cases, the ultimate tax determination is uncertain because it is not clear how new and existing statutes might apply to our business. In addition, governments are increasingly looking for ways to increase revenue, which has resulted in discussions about tax reform and other legislative actions to increase tax revenue, including through indirect taxes. Such taxes could adversely affect our financial condition and results of operations.

We may face various indirect tax audits in various U.S. jurisdictions. In certain jurisdictions, we collect and remit indirect taxes. However, tax authorities may raise questions about or challenge or disagree with our calculation, reporting or collection of taxes and may require us to collect taxes in jurisdictions in which we do not currently do so or to remit additional taxes and interest, and could impose associated penalties and fees. A successful assertion by one or more tax authorities requiring us to collect taxes in jurisdictions in which we do not currently do so or to collect additional taxes in a jurisdiction in which we currently collect taxes, could result in substantial tax liabilities, including taxes on past sales, as well as penalties and interest, could harm our business, financial condition and results of operations. Although we have reserved for potential payments of possible past tax liabilities in our financial statements, if these liabilities exceed such reserves, our financial condition will be harmed.

As a result of these and other factors, the ultimate amount of tax obligations owed may differ from the amounts recorded in our financial statements and any such difference may adversely impact our results of operations in future periods in which we change our estimates of our tax obligations or in which the ultimate tax outcome is determined.

Risks Related to our Common Stock and this Offering

The sale or availability for sale of substantial amounts of our common stock could adversely affect the market price of our common stock.

Sales of substantial amounts of shares of our common stock, or the perception that these sales could occur, could adversely affect the market price of our common stock and could impair our future ability to raise capital through common stock offerings. As of January 29, 2025, after giving effect to the Reverse Split, we had 1,004,604 shares of common stock issued and outstanding, of which 7,837 shares were restricted securities pursuant to Rule 144 promulgated by the SEC. The sale of these shares into the open market may adversely affect the market price of our common stock.

In addition, at January 29, 2025, we also had outstanding $1,900,000 principal and $0 accrued interest of convertible notes that were convertible into 508,000 shares of common stock on that date. On January 29, 2025, after giving effect to the Reverse Split, there were also outstanding and exercisable warrants to purchase an aggregate of 166,444 shares of our common stock at a weighted-average exercise price of $25.81 per share and outstanding stock options to purchase 124,005 shares of our common stock at a weighted average exercise price of $14.19 per share, of which stock options to purchase 98,154 shares of common stock were exercisable at a weighted average exercise price of $17.93 per share. The conversion of a significant principal amount of our outstanding convertible debt securities into shares of our common stock, our repayment of a significant amount of principal, interest or other amounts payable under such debt securities in shares of our common stock or the exercise of outstanding warrants at prices below the market price of our common stock could adversely affect the market price of our common stock. The market price of our common stock also may be adversely affected by our issuance of shares of our capital stock or convertible securities in connection with future acquisitions, or in connection with other financing efforts.

If we do not meet the listing standards of a national securities exchange our investors’ ability to make transactions in our securities will be limited and will subject us to additional trading restrictions.

Our securities currently are traded over-the-counter on the OTCQB and are not qualified to be listed on a national securities exchange, such as Nasdaq. Accordingly, we face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	our shares of common stock are currently classified as “penny stock” which requires brokers trading in our shares of common stock to adhere to more stringent rules, resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our common stock is approved for listing and quotation on Nasdaq, our common stock would be a covered security. Although the states are preempted from regulating the sale of our securities, the federal statute allows the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer traded over-the-counter, our common stock would not be a covered security and we would be subject to regulation in each state in which we offer our securities.

In connection with the proposed listing of our common stock on Nasdaq, we may effect, subject to processing by the Financial Industry Regulatory Authority, Inc. (“FINRA”), a reverse stock split of our common stock at the ratio we believe necessary to allow us to obtain listing approval of our common stock. Even if such a reverse stock split achieves the requisite increase in the market price of our common stock for listing of our common stock, there can be no assurance that the market price of our common stock following the Reverse Split will remain at the level required for continuing compliance with such requirements. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and thus jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement.

Even if we meet the initial listing requirements of Nasdaq, there can be no assurance that we will be able to comply with the continued listing standards of Nasdaq, a failure of which could result in a delisting of our securities.

While we are seeking to list our shares of common stock on Nasdaq, we cannot ensure that such securities will be accepted for listing on Nasdaq. Even if our common stock is approved to be listed on Nasdaq, Nasdaq requires that the trading price of its listed stocks remain above $1.00 for the stock to remain listed. If a listed stock trades below $1.00 for more than 30 consecutive trading days, then it is subject to delisting from Nasdaq. In addition, to maintain a listing on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our securities and would impair your ability to sell or purchase our securities when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we cannot assure that any such action taken by us would allow our securities to become listed again, stabilize the market price, improve the liquidity of our securities, prevent our shares from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Our management has broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds of this offering. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. We intend to use the proceeds of this offering for the payment of certain accrued liabilities and for general corporate purposes, which could include future product development, capital expenditure and working capital. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our securities may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds” for more information.

You will experience immediate and substantial dilution as a result of this offering.

As of September 30, 2024, our net cash book value was approximately $0.4 million or approximately $0.35 per outstanding common share. The net cash book value increased by $0.35 per outstanding common share attributable to the private placement of a 20% Original Issue Discount Senior Secured Convertible Debenture and shares of Series F Preferred Stock on January 13, 2025 (the “Bridge Financing”). Since the price per share being offered in this offering is substantially higher than the as adjusted net tangible book value per common stock, you will suffer substantial dilution concerning the net tangible book value of the shares you purchase in this offering. Based on the assumed public offering price of $7.50 per share being sold in this offering, and our as adjusted net tangible book value per share as of September 30, 2024, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $2.23 per share (or $2.44 per share if the underwriters exercise the over-allotment option in full) concerning the net tangible book value of our common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

Future sales of our securities may affect the market price of our securities.

We cannot predict what effect, if any, future sales of our securities, or the availability of securities for future sale, will have on the market price of our securities. Sales of substantial amounts of our securities in the public market, or the perception that such sales could occur, could materially adversely affect the market price of our securities and may make it more difficult for you to sell your securities at a time and price which you deem appropriate.

The large number of shares of our capital stock eligible for public sale could depress the market price of our common stock.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market, and the perception that these sales could occur may also depress the market price of our common stock. In connection with our initial public offering, our executive officers, directors, and the holders of substantially all of our capital stock and securities convertible into or exchangeable for our capital stock entered into market standoff agreements with us or entered into lock-up agreements with the underwriters under which they have agreed, subject to specific exceptions, not to sell any of our stock for six (6) months after the closing of this offering. We refer to such period as the “lock-up period.” In addition, the underwriter representatives may, at their discretion, release all or some portion of the shares subject to lock-up agreements before the expiration of the lock-up period. Sales of a substantial number of such shares upon expiration, or the perception that such sales may occur, or early release of the lock-up, could cause our share price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

You may be diluted by the future issuance of additional common stock in connection with our equity incentive plans, acquisitions or otherwise.

Our amended and restated certificate of incorporation and our 2018 Performance Incentive Plan authorize us to reserve and allocate shares of our common stock on the terms and conditions established by our Board in its sole discretion, whether in connection with acquisitions or otherwise. We have reserved 14,079 shares of common stock for issuance under our 2018 Performance Incentive Plan subject to adjustment in certain events. Any common stock that we issue, including under our 2018 Performance Incentive Plan or other equity incentive plans that we may adopt in the future, could dilute the percentage ownership held by the investors in our common stock.

We may issue additional debt and equity securities, which are senior to our common stock as to distributions and in liquidation, which could materially adversely affect the market price of our securities.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our stockholders.

Any additional preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our common stockholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your securities and diluting your interest in us. In addition, we can change our leverage strategy from time to time without the approval of holders of our common stock, which could materially adversely affect the market share price of our securities.

USE OF PROCEEDS

After deducting the estimated underwriters’ commissions and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $4,446,000 from this offering (or approximately $5,161,000 if the underwriters exercise their over-allotment option in full), based on an initial public offering price of $7.50 per share.

We currently anticipate an approximate allocation of the net proceeds from this offering as follows:

	Without Over- Allotment Option	With Over- Allotment Option
Expand offerings and contract aggregation in our Overwatch managed cybersecurity division	$2,500,000	$3,200,000
Working capital and general corporate purposes	$1,946,000	$1,961,000

TOTAL	$4,446,000	$5,161,000

We currently expect to use approximately $2,500,000 of the net proceeds of this offering primarily to accelerate growth in cybersecurity contracts and the remaining proceeds of the approximately $1,946,000 for general corporate purposes, including working capital.

We may change the amount of net proceeds to be used specifically for any of the foregoing purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing and commercialization efforts, demand for our products, our operating costs and the other factors described under the heading “Risk Factors.” Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DIVIDEND POLICY

We have never paid nor declared any dividend on our common stock.

We intend to continue with the same policy, and currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant, and subject to the restrictions contained in any future financing instruments.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

●	on an actual basis;

●	on an as adjusted basis to the reflect the Bridge Financing; and

●	on an as adjusted basis to reflect the issuance of 750,000 shares of common stock in this offering at the assumed public offering price of $7.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The table below assumes no exercise by the underwriters of their over-allotment option.

References to the common stock shares issued and outstanding below reflect the impact of the Reverse Split.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of the shares of our common stock and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of September 30, 2024	Actual (Unaudited)	Impact of JAN 2025 Bridge Financing	Impact of Offering (1)	As Adjusted (Unaudited)

Cash	$140,682	$910,000	$4,445,800	$5,496,482
Series D preferred stock; $10,000 stated value; 1,590 shares authorized; 943 issued and outstanding as of September 30, 2024 and December 31, 2023	7,745,643	-	-	7,745,643
Series E preferred stock; $10,000 stated value; 650 shares authorized; 311 issued and outstanding as of September 30, 2024 and December 31, 2023	4,869,434	-	-	4,869,434
Series F Preferred stock; $10,000 stated value, 100 shares authorized; 75 issued and outstanding upon closing of January 2025 Bridge Financing (proforma adjustment)	-	351,428	-	351,428
Common stock, $0.00001 par value, 1,000,000,000 shares authorized 966,318 and 1,754,604 shares issued and outstanding on an Actual and As Adjusted basis, respectively (after giving effect to the Reverse Split).	10	-	8	18
Additional paid-in capital	32,270,330	-	4,445,792	36,716,122
Accumulated deficit	(44,531,412)	-	-	(44,531,412)
Total stockholders’ equity (deficit)	354,005	351,428	4,445,800	5,151,233
Total capitalization	3,802,598	351,428	4,445,800	8,599,826

(1)	The number of common stock outstanding immediately following this offering excludes, as of September 30, 2024, after giving effect to the Reverse Split:

●	166,444 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $25.81 per share;

●	120,140 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $24.78 per share;

●	167,556 shares of common stock issuable upon the exercise of 943 shares of Series D Preferred Stock;

●	53,828 shares of common stock issuable upon the exercise of 311 shares of Series E Preferred Stock;

●	112,500 shares of common stock issuable upon the exercise of the underwriters’ over-allotment option; and

●	37,500 shares of common stock issuable upon the exercise of the Representative’s Warrants.

DILUTION

If you invest in our shares in this offering, your ownership will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per common stock immediately after this offering. Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the shares sold in this offering exceeds the pro forma as adjusted net tangible book value per common stock after this offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

As of September 30, 2024, our net tangible book value was $354,005, or $0.35 per share.

Pro forma net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of our common stock outstanding as of September 30, 2024, after giving effect to the pro forma adjustments described in “Capitalization.”

After giving effect to the Bridge Financing, our sale of 750,000 shares in this offering at an assumed public offering price of $7.50 per share (the lowest part of the price range) and after deducting the underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value (deficit) as of September 30, 2024 would have been approximately $5.2 million, or approximately $2.94 per share, as illustrated in the following table.

Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the initial public offering price per share paid by new investors. The following table illustrates this dilution:

	Price per share		Price per share, if underwriters exercise their over-alloment options
Assumed public offering price per share		$7.50		$7.50
Historical net tangible book value (deficit) per share as of September 30, 2024	$0.35		$0.35
Increase in proforma net tangible book value attributable to the bridge financing facility	$0.35		$0.35

Increase in pro forma net tangible book value attributable to the offering	$2.23		$2.44
Pro forma net tangible book value (deficit) per share as of September 30, 2024		$2.94		$3.14
Dilution per share to new investors purchasing shares in this offering		$4.56		$4.36

A $1.00 increase in the assumed public offering price of $7.50 per share, would increase the net tangible book value per share after this offering by approximately $0.16 and dilution in net tangible book value per share to new investors by approximately $0.84, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise by the underwriters of their over-allotment option.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Basis of Presentation

Our consolidated financial statements are stated in United States dollars ($) and are prepared in accordance with U.S. GAAP. The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus.

Unless otherwise specified, all dollar amounts are expressed in United States dollars. All references to “$” refer to United States dollars and all references to “common stock” refer to the shares of common stock in our capital stock.

Our consolidated financial statements and related notes are presented in accordance with U.S. GAAP. These consolidated financial statements include the accounts of the Company including High Wire and its subsidiaries, HWN, SVC and Cyberlabs. All subsidiaries except for Cyberlabs are wholly-owned. Cyberlabs is 80% owned by High Wire and 20% owned by an individual third party.

On February 15, 2022, HWN sold its 50% interest in JTM (refer to Note 19, Discontinued Operations, to our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 for additional detail). The operations of JTM have been included as discontinued operations in the accompanying financial statements.

 On March 6, 2023, High Wire sold the ADEX Corporation and its subsidiaries. The operations of the ADEX Corporation have been included as discontinued operations in the accompanying financial statements.

On June 27, 2024, HWN sold the assets of its Technology Service business. The operations of the Technology Service business have been included as discontinued operations in the accompanying financial statements.

All inter-company balances and transactions have been eliminated.

Our corporate website addresses are www.HighWireNetworks.com and www.HighWireGlobalSolutions.com. The information contained on, or that can be accessed through, our websites is deemed not to be incorporated in this prospectus or to be a part of this prospectus; we have included these website addresses solely as an inactive textual reference. You should not consider information contained on, or hyperlinked through, our website to be part of this prospectus in deciding whether to purchase shares of our common stock.

Business Overview

High Wire was incorporated in 2007 and functioned as a development stage company with limited activities through 2017.

HWN was incorporated in Delaware on January 20, 2017. HWN is a global provider of managed cybersecurity and operates a wholesale IXC telecommunications business. Our services are delivered primarily through a channel sales model. Our Overwatch platform-as-a-service offers organizations end-to-end protection for networks, data, endpoints and users via multiyear recurring revenue contracts in this fast-growing technology segment. HWN has continuously operated under the High Wire brand for 24 years.

HWN and JTM entered into an operating agreement through which HWN acquired a 50% membership interest in JTM. HWN sold its interest in the venture for approximately $1.6 million in retained earnings and $500,000 cash effective December 31, 2021.

On June 16, 2021, we completed the Merger with Spectrum Global Solutions, Inc. On January 7, 2022, Spectrum Global Solutions, Inc. legally changed its name to High Wire Networks, Inc. The Merger was accounted for as a reverse merger. At the time of the Merger, High Wire’s subsidiaries included the ADEX Entities, AWS PR, and Tropical. For accounting purposes, HWN is the surviving entity. On March 1, 2023, High Wire divested the ADEX Entities.

On November 4, 2021, we closed on the acquisition of SVC. The closing of the acquisition was facilitated by a senior secured promissory note which has been repaid.

In July 2023, we ceased operations of AWS PR and sold the customer base and other assets. Tropical was shut down as of August 31, 2023. The ADEX Entities were sold in March of 2023. SVC is a wholesale network services provider. This network carries VoIP and other traffic for other service providers.

In August 2023, the Company formed the Cyberlabs, a Delaware corporation and subsidiary of High Wire. The Company owns 80% of Cyberlabs.

On June 27, 2024, HWN entered into an asset purchase agreement with INNO4 LLC pursuant to which INNO4 LLC agreed to purchase certain assets of HWN related to our technology services business unit. Additionally, the asset purchase agreement includes a non-compete which precludes our company from operating businesses similar to that of AWS PR and Tropical for five (5) years from the closing date. All historical operating results for the technology services business unit and for AWS PR and Tropical are presented as results from discontinued operations.

Factors Affecting Our Performance

Changes in Demand for Data Security and IT

Cybersecurity is a dynamic and rapidly evolving sector. Our Overwatch cybersecurity platform is built to incorporate and accommodate the rapidly evolving landscape. Leveraging native Artificial Intelligence within the toolsets we use and our own hyper automated threat correlation and detection capabilities, we can deliver faster and more accurate detection and response to cyber threats at scale. This highly automated, open architecture design allows us to add or remove technologies quickly to adapt to the changing threats presented by adversaries and protect our clients.

As companies continue to return employees to the office, demand for IT and cybersecurity updates and upgrades has returned. Companies around the world shifted IT and cybersecurity budgets to “work from home” capabilities as the pandemic struck, and now must shift their budgets to a hybrid strategy. Dated infrastructure is no longer secure, and IPv6 standards to accommodate larger networks are forcing upgrades. Networks must now account for cloud applications, Software-as-a-Service (“SaaS”) applications, on premise networks and “work from anywhere” tendencies of the modern workforce.

Our Ability to Grow Recurring Revenue

We are focused on growing our recurring revenue from multiple sources. Our Overwatch cybersecurity platform is 100% recurring revenue via multi-year contracts. In 2025 our cybersecurity services will expand to include Cyber Advisory and Consulting engagements, which will be comprised primarily of recurring revenue contract vehicles to consult and advise on cybersecurity posture, while positioning our managed cybersecurity solutions for pull through sales.

Our Ability to Expand Internationally

We believe international expansion represents a compelling opportunity for additional growth over the long-term because of the worldwide need for telecommunications infrastructure. We plan to expand our global presence either by expanding our current operations or by acquiring subsidiaries with international platforms.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based on our historical consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make certain estimates and assumptions that affect the amounts reported therein and accompanying notes. On an ongoing basis, we evaluate these estimates and assumptions, including those related to recognition of revenue for costs, the fair value of reporting units for goodwill impairment analysis, the assessment of impairment of intangibles and other long-lived assets, income taxes, asset lives used in computing depreciation and amortization, allowance for doubtful accounts, stock-based compensation expense, contingent consideration and accruals for contingencies, including legal matters. These estimates and assumptions require the use of judgment as to the likelihood of various future outcomes and as a result, actual results could differ materially from these estimates.

We have identified the accounting policies below as critical to the accounting for our business operations and the understanding of our results of operations because they involve making significant judgments and estimates that are used in the preparation of our historical consolidated financial statements. The impact of these policies affects our reported and expected financial results and are discussed in this section. We have discussed the development, selection and application of our critical accounting policies with the Audit Committee Board, and the Audit Committee has reviewed the disclosure relating to our critical accounting policies in this section.

Other significant accounting policies, primarily those with lower levels of uncertainty than those discussed below, are also important to understanding our historical consolidated financial statements. The notes to our consolidated financial statements included elsewhere in this prospectus contain additional information related to our accounting policies, including the critical accounting policies described herein, and should be read in conjunction with this discussion.

Our consolidated financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 2 of the notes to our consolidated financial statements included elsewhere in this prospectus. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Going Concern Assessment

Management requires additional funds over the next twelve months to fully implement its business plan. Management is currently seeking additional financing through the sale of equity and from borrowings from private lenders to cover its operating expenditures. There can be no certainty that these sources will provide the additional funds required for the next twelve months.

Management assesses going concern uncertainty in our consolidated financial statements to determine whether there is sufficient cash on hand and working capital, including available borrowings on loans, to operate for a period of at least one year from the date of the consolidated financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in U.S. GAAP. As part of this assessment, based on conditions that are known and reasonably knowable to management, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, its ability to delay or curtail expenditures or programs and its ability to raise additional capital, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved, and management has the proper authority to execute them within the look-forward period.

We have generated losses in 2023 and the first nine months of 2024 and High Wire has generated losses since 2020 and has relied on cash on hand, sales of securities, external bank lines of credit, and issuance of third-party and related party debt to support cash flow from operations. As of and for the nine months ended September 30, 2024, we had an operating loss of $6,101,149, cash flows used in continuing operations of $8,453,637 and a working capital deficit of $5,200,477.

Management has prepared estimates of operations for 2024 and believes that sufficient funds will be generated from operations, combined with the proceeds of this offering, to fund its operations and to service its debt obligations for one year from the date of the filing of the consolidated financial statements in our 2023 Annual Report (as defined herein) indicate improved operations and our ability to continue operations as a going concern.

The accompanying consolidated financial statements have been prepared on a going concern basis under which we are expected to be able to realize our assets and satisfy our liabilities in the normal course of business.

Management believes that based on relevant conditions and events that are known and reasonably knowable that our forecasts for one year from the date of the filing of the consolidated financial statements in our 2023 Annual Report indicate improved operations and our ability to continue operations as a going concern. We have contingency plans to reduce or defer expenses and cash outlays should operations not improve in the look forward period. The continuation of our company as a going concern is dependent upon the continued financial support from our shareholders, the ability of management to raise additional equity capital through private and public offerings of our common stock, and the attainment of profitable operations. These factors raise substantial doubt regarding our ability to continue as a going concern for a period of one year from the issuance of these consolidated financial statements. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Reverse Merger

On January 27, 2021, Spectrum Global Solutions, Inc. HW Merger Sub, Inc., HWN, Inc. and the stockholders of HWN, Inc. (the “Stockholders”) entered into an Agreement and Plan of Merger (the “Agreement”) whereby the Stockholders agreed to sell to the Company all of the capital stock of HWN, Inc., (the “Merger”). On June 16, 2021, the transaction contemplated by the Agreement closed, and HWN, Inc. became a wholly-owned subsidiary of Spectrum Global Solutions, Inc. (“Spectrum”). As previously disclosed, as part of the consideration for the transaction, Spectrum Global Solutions, Inc. issued shares of a newly established Series D Preferred Stock.

The Merger has been accounted for as a reverse merger in accordance with U.S. GAAP. This determination was primarily based on High Wire’s business comprising the ongoing operations of the Company following the Merger, High Wire’s senior management comprising the senior management of the Company and High Wire’s stockholders having a majority of the voting power of the Company. For accounting purposes, Spectrum is considered the “acquired” company and High Wire is considered the “acquirer.” Accordingly, for accounting purposes, the Merger is treated as the equivalent of High Wire issuing stock for the net assets of Spectrum, accompanied by a recapitalization. The net assets of Spectrum have been remeasured at fair value and applied against the purchase price resulting in goodwill or other intangible assets recorded. The consolidated assets, liabilities and results of operations prior to the closing date of the Merger are those of High Wire, and Spectrum’s assets, liabilities and results of operations are consolidated with High Wire beginning on the closing date. The shares and corresponding capital amounts and earnings per share available to common stockholders, pre-merger, have been retroactively restated as shares reflecting the exchange ratio in the merger. The historical financial information and operating results of Spectrum prior to the merger have not been separately presented in these consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, equity component of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company records unbilled receivables for services performed but not billed. Management reviews a customer’s credit history before extending credit. The Company maintains an allowance for doubtful accounts for estimated losses. Estimates of uncollectible amounts are reviewed each period, and changes are recorded in the period in which they become known. Management analyzes the collectability of accounts receivable each period. This review considers the aging of account balances, historical bad debt experience, and changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors. Should any of these factors change, the estimate made by management may also change. The allowance for doubtful accounts at September 30, 2024 and December 31, 2023 was $74,142 and $81,359, respectively.

Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Computers and office equipment	3-7 years straight-line basis
Vehicles	3-5 years straight-line basis
Leasehold improvements	5 years straight-line basis
Software	5 years straight-line basis
Machinery and equipment	5 years straight-line basis

Goodwill

The Company tests its goodwill for impairment at least annually on December 31st and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results.

The Company tests goodwill by estimating fair value using a discounted cash flow (“DCF”) model. The key assumptions used in the DCF model to determine the highest and best use of estimated future cash flows include revenue growth rates and profit margins based on internal forecasts, terminal value and an estimate of a market participant’s weighted-average cost of capital used to discount future cash flows to their present value. There were no impairment charges during the nine months ended September 30, 2024 and 2023.

In connection with the sale of HWN’s technology services business unit, the Company assigned $1,349,681 of HWN’s goodwill to the sold assets. This amount was based on relative fair values in accordance with ASC 350-20-40 and is included in the gain on sale of business unit within net income (loss) from discontinued operations, net of tax on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024.

Intangible Assets

At September 30, 2024 and December 31, 2023, definite-lived intangible assets consist of tradenames and customer relationships which are being amortized over their estimated useful lives of 10 years.

The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. The Company has no intangibles with indefinite lives.

For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value. There were no impairment charges during the nine months ended September 30, 2024 and 2023.

The sale of HWN’s technology services business unit included all of HWN’s remaining intangible assets. The net book value at the time of the sale of $121,826 is included in the gain on sale of business unit within net income (loss) from discontinued operations, net of tax on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024.

Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. There were no impairment charges recorded during the nine months ended September 30, 2024 and 2023.

Foreign Currency Translation

Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. The resulting foreign exchange gains and losses are recognized in income.

The Company’s integrated foreign subsidiaries are financially or operationally dependent on the Company. The Company uses the temporal method to translate the accounts of its integrated operations into U.S. dollars. Monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset. The resulting foreign exchange gains or losses are recognized in income.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes.” The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company conducts business, and files federal and state income, franchise or net worth, tax returns in Canada, the United States, in various states within the United States and the Commonwealth of Puerto Rico. The Company determines its filing obligations in a jurisdiction in accordance with existing statutory and case law. The Company may be subject to a reassessment of federal and provincial income taxes by Canadian tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. For Canadian and U.S. income tax returns, the open taxation years range from 2020 to 2022. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three-year period. U.S. state statutes of limitations for income tax assessment vary from state to state. Tax authorities of Canada and U.S. have not audited any of the Company’s, or its subsidiaries’, income tax returns for the open taxation years noted above.

Significant management judgment is required in determining the provision for income taxes, and in particular, any valuation allowance recorded against the Company’s deferred tax assets. Deferred tax assets are regularly reviewed for recoverability. The Company currently has significant deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences, which should reduce taxable income in future periods. The realization of these assets is dependent on generating future taxable income.

The Company follows the guidance set forth within ASC Topic 740, “Income Taxes” (“ASC Topic 740”) which prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return. The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC Topic 740 also provides guidance on de-recognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition. Penalties and interest, if incurred, would be recorded as a component of current income tax expense.

Prior to 2021, the Company had elected to be treated as a Subchapter S Corporation for income tax purposes, and as such recognized no income tax liability or benefit.

Revenue Recognition

Adoption of New Accounting Guidance on Revenue Recognition

The Company recognizes revenue based on the five criteria for revenue recognition established under Topic 606: 1) identify the contract, 2) identify separate performance obligations, 3) determine the transaction price, 4) allocate the transaction price among the performance obligations, and 5) recognize revenue as the performance obligations are satisfied.

Contract Types

The Company’s contracts fall under two main types: 1) fixed-price and 2) time-and-materials. Fixed-price contracts are based on purchase order line items that are billed on individual invoices as the project progresses and milestones are reached. Time-and-materials contracts include employees working permanently at customer locations and materials costs incurred by those employees.

A significant portion of the Company’s revenues come from customers with whom the Company has an MSA. These MSAs generally contain customer specific service requirements.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in the new revenue standard. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. For the Company’s different revenue service types the performance obligation is satisfied at different times. For professional services revenue, the performance obligation is met when the work is performed. In certain cases, this may be each day, or each week depending on the customer. For construction services, the performance obligation is met when the work is completed and the customer has approved the work.

Revenue Service Types

The following is a description of the Company’s revenue service types, which include professional services and construction:

●	Managed Services are services provided to the clients where the Company monitors, maintains, handles break/fix issues and protects customer networks. The Managed Services Segment encompasses all of the Company’s recurring revenue businesses including Overwatch, all network managed services, all managed services performed under an SOW and the Company’s SVC revenue.

Disaggregation of Revenues

During the nine months ended September 30, 2024 and 2023, the Company had two revenue operating segments including:

●	Cybersecurity, which consists of the Company’s HWN subsidiary.

●	SVC, which consists of the Company’s SVC subsidiary.

Factors used to identify the Company’s reportable segments include the organizational structure of the Company and the financial information available for evaluation by the chief operating decision-maker in making decisions about how to allocate resources and assess performance. The Company’s operating segments have been broken out based on similar economic and other qualitative criteria. The Company operates all reporting segments in one geographical area (the United States).

Revenues by operating segment for the nine months ended September 30, 2024 and 2023 is presented below:

Segment	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Cybersecurity	$3,137,138	$2,902,247
Secure Voice Telecom	2,913,655	2,720,857
Total	$6,050,793	$5,623,104

Accounts Receivable

Accounts receivable include amounts from work completed in which the Company has billed. The amounts due are stated at their net estimated realizable value. The Company maintains an allowance for doubtful accounts to provide for the estimated number of receivables that will not be collected. The allowance is based upon an assessment of customer creditworthiness, historical payment experience, the age of outstanding receivables and collateral to the extent applicable.

Contract Assets and Liabilities

Contract assets include costs and services incurred on contracts with open performance obligations. These amounts are included in contract assets on the unaudited condensed consolidated balance sheets. As of September 30, 2024 and December 31, 2023, the Company did not have any contract assets.

Contract liabilities include payment received for incomplete performance obligations and are included in contract liabilities on the unaudited condensed consolidated balance sheets. At September 30, 2024 and December 31, 2023, contract liabilities totaled $230,020 and $80,819, respectively.

Cost of Revenues

Cost of revenues includes all direct costs of providing services under the Company’s contracts, including costs for direct labor provided by employees, services by independent subcontractors, operation of capital equipment (excluding depreciation and amortization), direct materials, insurance claims and other direct costs.

Research and Development Costs

Research and development costs are expensed as incurred.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation” (“ASC 718”), using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company accounts for stock-based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASU 2018-07.

The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

Loss per Share

The Company computes (loss) per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted (loss) per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of September 30, 2024 and December 31, 2023, respectively, the Company had 539,095 and 582,843 common stock equivalents outstanding. As of September 30, 2024, 109,485 of the common stock equivalents were dilutive.

Leases

The Company adopted FASB Accounting Standards Codification, Topic 842, Leases (“ASC 842”) on January 1, 2019.

The new leasing standard requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. A number of the Company’s lease agreements contain options to renew and options to terminate the leases early. The lease term used to calculate ROU assets and lease liabilities only includes renewal and termination options that are deemed reasonably certain to be exercised.

The Company recognized lease liabilities, with corresponding ROU assets, based on the present value of unpaid lease payments for existing operating leases longer than twelve months as of January 1, 2019. The ROU assets were adjusted per ASC 842 transition guidance for existing lease-related balances of accrued and prepaid rent, unamortized lease incentives provided by lessors, and restructuring liabilities, Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur. The Company has elected not to separate lease and non-lease components for all property leases for the purposes of calculating ROU assets and lease liabilities.

Recent Accounting Pronouncements

ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). In June 2016, the FASB issued ASU No. 2016-13. The amendments in ASU 2016-13, among other things, require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, ASU 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The FASB has issued multiple updates to ASU 2016-13 as codified in Topic 326, including ASU’s 2019-04, 2019-05, 2019-10, 2019-11, 2020-02, and 2020-03. These ASU’s have provided for various minor technical corrections and improvements to the codification as well as other transition matters. Smaller reporting companies who file with the USEC and all other entities who do not file with the SEC are required to apply the guidance for fiscal years, and interim periods within those years, beginning after December 15, 2022. The Company is currently evaluating the potential impact of ASU 2016-13 on its consolidated financial statements.

ASU 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”). In December 2019, the FASB issued ASU 2019-12. The amendments in ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles in ASC 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 will be effective for the Company’s fiscal year beginning after December 15, 2021. The transition requirements are dependent upon each amendment within this update and will be applied either prospectively or retrospectively. The Company is currently evaluating the potential impact of ASU 2019-12 on its consolidated financial statements.

ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). In August 2020, the FASB issued ASU 2020-06, which simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to separately present certain conversion features in equity. In addition, the amendments also simplify the guidance in ASC Subtopic 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity, by removing certain criteria that must be satisfied in order to classify a contract as equity, which is expected to decrease the number of freestanding instruments and embedded derivatives accounted for as assets or liabilities. Finally, the amendments revise the guidance on calculating earnings per share, requiring use of the if-converted method for all convertible instruments and rescinding an entity’s ability to rebut the presumption of share settlement for instruments that may be settled in cash or other assets. The amendments are effective for public companies for fiscal years beginning after December 15, 2021. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The guidance must be adopted as of the beginning of the fiscal year of adoption. The Company is currently evaluating the impact of ASU 2020-06 on its consolidated financial statements.

ASU 2021-08, Business Combination (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08). In October 2021, the FASB issued ASU 2021-08. This guidance amends ASC 805 to “require acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination.” Under current GAAP, an acquirer generally recognizes such items at fair value on the acquisition date. As a public business entity, this standard will become effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the potential impact ASU 2021-08 will have on its consolidated financial statements.

In November 2023, the Financial Standards Accounting Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for the Company’s annual periods beginning January 1, 2024, and for interim periods beginning January 1, 2025, with early adoption permitted. The Company is currently evaluating the potential effect that the updated standard will have on its financial statement disclosures.

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topics 740): Improvements to Income Tax Disclosures” to expand the disclosure requirements for income taxes, specifically related to the rate reconciliation and income taxes paid. ASU 2023-09 is effective for the Company’s annual periods beginning January 1, 2025, with early adoption permitted. The Company is currently evaluating the potential effect that the updated standard will have on its financial statement disclosures.

Any other new accounting pronouncements recently issued, but not yet effective, have been reviewed and determined to be not applicable or were related to technical amendments or codification. As a result, the adoption of such new accounting pronouncements, when effective, is not expected to have a material effect on the Company’s financial position or results of operations.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company maintains its cash balances with high-credit-quality financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits may be withdrawn upon demand and therefore bear minimal risk. As of September 30, 2024, there were no cash balance in excess of provided insurance.

The Company provides credit to customers on an uncollateralized basis after evaluating client creditworthiness. For the nine months ended September 30, 2024 and 2023, no customers accounted for 10% or more of consolidated revenues. For the nine months ended September 30, 2024, one customer accounted for 16% of consolidated accounts receivable. For the nine months ended September 30, 2023, no customers accounted for 10% or more of consolidated accounts receivable for either period.

The Company’s customers are all located within the domestic United States.

Fair Value Measurements

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by US generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets;

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash and cash equivalents, accounts receivable, restricted cash, accounts payable, loans payable and convertible debentures. Derivative liabilities are determined based on “Level 3” inputs, which are significant and unobservable and have the lowest priority. There were no transfers into or out of “Level 3” during the nine months ended September 30, 2024 and 2023. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

The Company’s financial assets and liabilities carried at fair value measured on a recurring basis as of September 30, 2024 and December 31, 2023 consisted of the following:

	Total fair value at September 30, 2024	Quoted prices in active markets (Level 1)	Quoted prices in active markets (Level 2)	Quoted prices in active markets (Level 3)
Description:
Warrant liabilities (1)	$117,120	$-	$-	$117,120

	Total fair value at December 31, 2023	Quoted prices in active markets (Level 1)	Quoted prices in active markets (Level 2)	Quoted prices in active markets (Level 3)
Description:
Warrant liabilities (1)	$833,615	$-	$-	$833,615

(1)	The Company has estimated the fair value of these derivatives using the Monte-Carlo model or the Black-Scholes model.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Warrant Liabilities

The Company accounts for its liability-classified warrants in accordance with ASC 480, “Distinguishing Liabilities from Equity” and all warrant liabilities are reflected as liabilities at fair value in the balance sheet. The Company uses estimates of fair value to value its warrant liabilities. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads, relying first on observable data from active markets. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820 based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments at fair value as discussed above. As of September 30, 2024 and December 31, 2023, respectively, the Company had warrant liabilities of $117,120 and $833,615.

Sequencing Policy

Under ASC 815-40-35, the Company has adopted a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares as a result of certain securities with a potentially indeterminable number of shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares. Pursuant to ASC 815, issuance of securities to the Company’s employees or directors are not subject to the sequencing policy.

Results of Operations for the Nine-Month Periods Ended September 30, 2024 and 2023

	For the nine months ended
	September 30,
	2024	2023
Statement of Operations Data:
Revenue	$6,050,793	$5,623,104
Operating expenses	12,151,942	13,016,179
Loss from operations	(6,101,149)	(7,393,075)
Total other (expense) income	(1,621,796)	1,012,172
Net income (loss) from discontinued operations, net of tax	9,737,003	(1,143,432)
Net income (loss) attributable to common shareholders	2,014,058	(7,524,335)

Revenues

Our revenue increased from $5,623,104 for the nine months ended September 30, 2023 to $6,050,793 for the nine months ended September 30, 2024, an increase of $427,689. Additionally, there was an improvement in gross profit (revenue minus cost of revenue) of $743,869. The improvement in the gross profit as a percentage of revenue from 30% for the nine months ended September 30, 2023 to 40% for the nine months ended September 30, 2024 was primarily related to an improvement in more cost-efficient software provider contracts as well as efficiencies resultant in a larger install base.

A significant portion of our services are performed under master service agreements and other arrangements with customers that extend for periods of one or more years. We are currently party to numerous master service agreements with our channel partner MSPs. Most MSPs have multiple sub-agreements with us supporting their end-customer base. Contract terms with MSPs are typically three-year agreements.

Operating Expenses

During the nine months ended September 30, 2024, our operating expenses were $12,151,942, compared to $13,016,179 for the same period of 2023. The decrease of $864,237 is primarily related to a decrease of $1,193,540 in general and administrative expenses due to certain cost cutting measures and a decrease of $316,180 in cost of revenue due to the efficiencies discussed above. These decreases were partially offset by a $651,298 increase in salaries and wages due to increasing personnel costs as we increase investment in our cybersecurity business, as well as bonuses related to meeting certain strategic objectives.

Other (Expense) Income

During the nine months ended September 30, 2024, we had other expense of $1,621,796, compared to other income of $1,012,172 for the same period of 2023. The change of $2,633,968 is primarily related to a gain on change in fair value of derivative liabilities of $3,140,404 and a gain on extinguishment of derivatives of $1,692,232 during the 2023 period. These changes were partially offset by one-time liquidated damages related to escrow shares of $1,222,000 in the 2023 period along with a gain on extinguishment of warrant liabilities of $921,422 in the 2024 period and a decrease of $668,391 in interest expense in 2024 compared to the 2023 period.

Net Income (Loss) from Discontinued Operations, Net of Tax

For the nine months ended September 30, 2024, we had net income from discontinued operations, net of tax of $9,737,003, compared to a net loss from discontinued operations, net of tax of $1,143,432 in the same period of 2023. The 2024 period included income from operations of $1,784,730, the gain on sale of business unit of $7,950,773, and other income of $1,500, while the 2023 period included income from operations of $87,802, the loss on disposal of subsidiary of $1,434,392, the gain on sale of asset of $204,081, and an exchange loss of $923.

Net Income (Loss)

For the nine months ended September 30, 2024, we had net income attributable to High Wire Networks, Inc. common shareholders of $2,014,058, compared to a net loss of $7,524,335 in the same period of 2023.

Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

The following summary of our results of operations should be read in conjunction with our financial statements for the years ended December 31, 2023 and 2022.

Our operating results for the years ended December 31, 2023 and 2022 are summarized as follows:

	For the years ended
	December 31,
	2023	2022
Statement of Operations Data:
Revenue	$6,906,160	$8,564,776
Operating expenses	18,856,569	23,168,953
Loss from operations	(11,950,409)	(14,604,177)
Total other (expense) income	(145,357)	1,843,932
Net income (loss) from discontinued operations, net of tax	(2,390,234)	(6,274,843)
Net income (loss) attributable to common shareholders	(14,486,000)	(19,035,088)

Revenues

Without taking into account the ADEX Entities, which were sold on March 6, 2023, and the technical services segment of HWN, Inc., which were sold on June 27, 2024, our revenue decreased from $8,564,776 for the year ended December 31, 2022 to $6,906,160 for the year ended December 31, 2023. The decrease is primarily related to a reduction in SVC revenues by $2,424,000. In 2023, the Company initiated a platform automation project in order to make the SVC platform more efficient and scalable. This re-engineering project anticipated the removal of unprofitable contracts and service lines. This reduction in SVC revenue was partially offset by a $766,000 increase in cybersecurity recurring revenue. We expect our revenue in both the cybersecurity and SVC business segments to continue to increase with the new platform going forward.

Operating Expenses

Cost of revenues includes all direct costs of providing security services under our contracts, including costs for direct labor provided by employees and subscription services and software that we package together as a full security solution.

General and administrative costs include all of our corporate costs, as well as costs of our subsidiaries’ management personnel and administrative overhead. These costs primarily consist of employee compensation and related expenses, including legal, consulting and professional fees, information technology and development costs, provision for or recoveries of bad debt expense and other costs that are not directly related to performance of our services under customer contracts. Information technology and development costs included in general and administrative expenses are primarily incurred to support and to enhance our operating efficiency. We expect these expenses to continue to generally increase as we expand our operations but expect that such expenses as a percentage of revenues will decrease if we succeed in increasing revenues.

Without taking into account the ADEX Entities, which were sold on March 6, 2023 or the operating results from HWN, Inc’s technical services segment, which was sold on June 27, 2024, during the year ended December 31, 2023, our operating expenses were $18,856,569, compared to operating expenses of $23,168,953 for the same period of 2022. The decrease of $4,312,384 is primarily related to a $1,919,121 decrease in cost of revenues as a result of the reduction of SVC revenues discussed above, combined with decreases in salaries and wages of $6,121,287 as the Company has invested in the buildout of the Overwatch automated platform and disposed of multiple divisions in the past two years, offset by increases in selling, general and administrative expenses by $1,003,177 as the Company refocuses on sales growth. Also, included in the operating loss for 2023 was a goodwill impairment charge of $2,243,820 as the Company revalued its goodwill upon the sale of multiple business units.

Other Expense

During the year ended December 31, 2023, we had other income(expense) of ($145,357), compared to other income(expense) of $1,843,932 for the same period of 2022. The change of $1,989,289 is primarily related to a decrease in derivative-based gains that were realized in 2022.

Net Loss

For the year ended December 31, 2023, we incurred a net loss attributable to High Wire Networks, Inc. common shareholders of $14,486,000, compared to a net loss attributable to High Wire Networks, Inc. common shareholders of $19,035,088 for the same period in 2022.

Liquidity and Capital Resources

As of December 31, 2023, our total current assets were $2,744,711 and our total current liabilities were $12,660,530, resulting in a working capital deficit of $9,915,819, compared to working capital of $10,889,962 as of December 31, 2022.

We suffered recurring losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. In this regard, we have historically raised additional capital through equity offerings and loan transactions.

Cash Flows

	For the nine months ended
	September 30,
	2024	2023

Net cash used in operating activities	$(5,801,122)	$(7,817,319)
Net cash provided by investing activities	$9,767,115	$190,000
Net cash (used in) provided by financing activities	$(4,153,593)	$7,401,821
Net (decrease) increase in cash	$(187,600)	$(225,498)

For the nine months ended September 30, 2024, cash decreased $187,600, compared to a decrease in cash of $225,498 for the same period of 2023. For the nine months ended September 30, 2024, net cash provided by financing activities included net repayments of loans payable of $1,145,535, net repayments of convertible debentures of $1,544,801, repayments of loans payable to related parties of $101,601 and net repayments of factor financing of $1,361,656. Net cash used in operating activities included the net loss from continuing operations of $8,453,637, as well as a net cash outflow from changes in operating assets and liabilities of $2,595,581.

As of September 30, 2024, we had cash of $140,682 compared to $316,580 as of September 30, 2023.

	For the years ended
	December 31
	2023	2022

Net cash (used in) operating activities	$(7,931,673)	$(2,115,767)
Net cash provided by investing activities	$190,000	$70,299
Net cash (used in) provided by financing activities	$7,426,003	$2,249,016
Net (decrease) increase in cash	$(315,670)	$203,548

For the year ended December 31, 2023, cash decreased $315,670, compared to an increase in cash of $203,548 for the same period of 2022. For the year ended December 31, 2023, net cash provided by financing activities included net proceeds from loans payable of $1,006,155, proceeds from convertible debentures of $1,635,700, repayments of loans payable to related parties of $220,000 and net proceeds from factor financing of $1,361,656. The Company also received proceeds of $3,500,000 from Securities Purchase Agreements. Net cash used in operating activities included the net loss from continuing operations of $12,095,765, as well as a net cash provided from changes in operating assets and liabilities of $2,244,043. Additionally, the Company recorded a loss on disposal of a subsidiary of $1,434,392 and a goodwill impairment charge of $2,243,820.

In order to improve our liquidity, we intend to pursue additional equity financing from private placement sales of our equity securities or shareholders’ loans. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to preserve our liquidity.

As of December 31, 2023, we had cash of $333,357 compared to $649,027 as of December 31, 2022.

Indebtedness

As of September 30, 2024, the outstanding balances of loans payable to related parties, loans payable, and convertible debentures were $358,274, $1,321,567, and $644,844, respectively, net of debt discounts and premiums of $0, $0, and $98,016, respectively.

The total outstanding principal balance per the loan agreements and factor financing due to our debt holders was $2,422,701 at September 30, 2024.

Loans Payable to Related Parties

As of September 30, 2024 and December 31, 2023, we had outstanding the following loans payable to related parties:

	September 30,	December 31,
	2024	2023
Promissory note issued to Mark Porter, 9% interest, unsecured, matures December 31, 2025	$129,181	$100,000
Convertible promissory note issued to Mark Porter, 12% interest, secured, matures December 31, 2025, net of debt discount of $0 and $10,968, respectively	229,093	154,032
Convertible promissory note issued to Mark Porter, 18% interest, secured, matures March 25, 2025, net of debt discount of $0 and $25,297, respectively	-	44,703
Total	$358,274	$298,735

Less: Current portion of loans payable to related parties	(116,556)	(254,032)

Loans payable to related parties, net of current portion	$241,718	$44,703

Additional information on our loans payable to related parties is set forth in note 6 to our consolidated financial statements included elsewhere in this prospectus.

Loans Payable

As of September 30, 2024 and December 31, 2023, loans payable consisted of the following:

	September 30,	December 31,
	2024	2023
Future receivables financing agreement with Cedar Advance LLC, non-interest bearing, matures June 1, 2025, net of debt discount of $0 and $23,040, respectively	$250,000	$623,118
Future receivables financing agreement with Pawn Funding, non-interest bearing, matures June 1, 2025, net of debt discount of $0 and $18,240, respectively	250,000	692,885
Future receivables financing agreement with Slate Advance LLC, non-interest bearing, matures December 1, 2025, net of debt discount of $0 and $26,786, respectively	244,167	630,092
Future receivables financing agreement with Meged Funding Group, non-interest bearing, matures July 1, 2025, net of debt discount of $0 and $24,986, respectively	360,000	700,059
Promissory note issued to InterCloud Systems, Inc., non-interest bearing, unsecured and due on demand	217,400	217,400
Future receivables financing agreement with Arin Funding LLC, non-interest bearing, matures January 12, 2024, net of debt discount of $1,000	-	47,741
Future receivables financing agreement with Arin Funding LLC, non-interest bearing, matures January 23, 2024, net of debt discount of $2,500	-	84,508
Total	$1,321,567	$2,995,803

Less: Current portion of loans payable	(1,272,734)	(2,995,803)

Loans payable, net of current portion	$48,833	$-

Additional information on our loans payable is set forth in our consolidated financial statements included elsewhere in this prospectus in note 7 to our consolidated financial statements included elsewhere in this prospectus.

Convertible Debentures

As of September 30, 2024 and December 31, 2023, we had outstanding the following convertible debentures:

	September 30,	December 31,
	2024	2023
Convertible promissory note issued to Herald Investment Management Limited, 18% interest, secured, matures March 25, 2025, net of debt discount of $98,016 and $282,945, respectively	$601,984	$417,055
Convertible promissory note issued to 1800 Diagonal Lending LLC, 12% interest, unsecured, matures November 15, 2024	42,860	-
Convertible promissory note, Jeffrey Gardner, 18% interest, unsecured, matured September 15, 2021, due on demand	-	125,000
Convertible promissory note, James Marsh, 18% interest, unsecured, matured September 15, 2021, due on demand	-	125,000
Convertible promissory note issued to Roger Ponder, 10% interest, unsecured, matures March 31, 2024	-	23,894
Convertible promissory note issued to Kings Wharf Opportunities Fund, LP, 18% interest, secured, matures March 25, 2025, net of debt discount of $142,266 and $181,894, respectively	-	268,106
Convertible promissory note issued to Mast Hill Fund, L.P., 12% interest, unsecured, matures December 7, 2024, net of debt discount of $272,148 and $407,890, respectively	-	36,555
Convertible promissory note issued to FirstFire Global Opportunities Fund, LLC, 12% interest, unsecured, matures December 11, 2024, net of debt discount of $137,889 and $206,666, respectively	-	15,556
Convertible promissory note issued to Mast Hill Fund, L.P., 12% interest, unsecured, matures January 11, 2025, net of debt discount of $254,085	-	-
Total	$644,844	$1,011,166

Less: Current portion of convertible debentures, net of debt discount/premium	(644,844)	(326,005)

Convertible debentures, net of current portion, net of debt discount	$-	$685,161

Additional information on our loans payable is set forth in note 8 to our consolidated financial statements included elsewhere in this prospectus.

Accounts Receivable

We had accounts receivable, net of allowance for doubtful accounts at September 30, 2024 and December 31, 2023 of $1,372,921 and $670,388, respectively.

Income Taxes

As of December 31, 2023, we had federal net operating loss carryforwards (“NOLs”) of $28,000,639 that will be available to reduce future taxable income, if any. These NOLs begin to expire in 2027. The NOL was acquired in the Merger and there is more likely than not a Section 382 limitation.

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, provide for annual limitations on the utilization of net operating loss, capital loss and credit carryforwards if we were to undergo an ownership change, as defined in Section 382 of the Code. In general, an ownership change occurs whenever the percentage of the shares of a corporation owned, directly or indirectly, by 5-percent shareholders, as defined in Section 382 of the Code, increases by more than 50 percentage points over the lowest percentage of the shares of such corporation owned, directly or indirectly, by such 5-percent shareholders at any time over the preceding three years. In the event such ownership change occurs, the annual limitation may result in the expiration of net operating losses capital losses and credits prior to full utilization.

We have not completed a study to assess whether ownership change has occurred as a result of our acquisition of AWS and related issuance of shares. However, as a result of the issuance of shares of common stock in 2017, we believe an ownership change under Sec. 382 may have occurred. As a result of this ownership change, certain of our net operating loss, capital loss and credit carryforwards will expire prior to full utilization. Additionally, further share issuances such as the shares issuances to InterCloud Systems, Inc. and other convertible debt transactions may result in additional ownership changes.

We perform an analysis each year to determine whether the expected future income will more likely than not be sufficient to realize the deferred tax assets. Our recent operating results and projections of future income weigh heavily in our overall assessment. Prior to 2017, there were no provisions (or benefits) for income taxes because we had sustained cumulative losses since the commencement of operations.

Our continuing practice is to recognize interest and/or penalties related to income tax matters as a component of income tax expense. As of December 31, 2023, there was no accrued interest and penalties related to uncertain tax positions.

We are subject to U.S. federal income taxes and to income taxes in various states in the United States. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. Due to our net operating loss carryforwards all years remain open to examination by the major domestic taxing jurisdictions to which we are subject. In addition, all of the net operating loss and credit carryforwards that may be used in future years are still subject to adjustment.

Liquidity and Financial Condition

As of September 30, 2024, our total current assets were $1,901,036 and our total current liabilities were $7,101,513, resulting in a working capital deficit of $5,200,477 compared to working capital deficit of $9,915,819 as of December 31, 2023.

We have suffered recurring losses from operations. The continuation of our company is dependent upon us attaining and maintaining profitable operations and raising additional capital as needed. In this regard we have historically raised additional capital through equity offerings and loan transactions.

Off-Balance Sheet Arrangements

As of September 30, 2024, we have no off-balance sheet arrangements.

Inflation

The effect of inflation on our revenue and operating results has not been significant.

BUSINESS

Overview

We provide award winning managed cyber security solutions, managed services, and wholesale telecommunications exclusively through our channel partners around the world. We leverage state of the art cyber security tools to deliver these services. We have built out extensive hyper-automation capabilities and leverage Artificial Intelligence based toolsets to create a competitive advantage, scalability, and better outcomes for our clients. Our 100% U.S.-based SOC provides SOCaaS to manage all of the tools, 24x7x365. Overwatch has been globally recognized by Frost & Sullivan on their Global Frost Cybersecurity Radar for 2024 as one of the top 12 Managed and Professional Cybersecurity Companies based on growth and innovation.

In addition to Overwatch, we offer wholesale voice transport as an FCC registered IXC through our wholly-owned subsidiary, SVC. SVC works with other industry service providers to route traffic to its final destination. Leveraging a highly resilient virtual infrastructure, the Company runs millions of minutes of calls per day.

We provide the following to our customers:

●	Managed Cybersecurity: Recognized by Frost and Sullivan as one of the “Top 12 Managed and Professional Cybersecurity Companies in the Americas” in February 2023 and again in 2024, High Wire’s award-winning Overwatch solution offers organizations end-to-end protection for networks, data, endpoints and users via multiyear, recurring revenue contracts. Managed cybersecurity is a fast-growing technology segment, and it provides nearly 100% recurring revenue through long-term contracts with our average contract length being more than two years. Overwatch delivers services through MSPs, strategic partnerships and alliances, VARs, distributors and network service providers.

●	Secure Voice Corp. Offering wholesale SIP only network transport as an FCC registered IXC and partnering with providers around the country to deliver voice traffic to its end destination SVC provides attractive rates and voice products, running millions of minutes of calls per day.

Our Operating Units

Our Company is comprised of the following operating units:

●	Managed Cybersecurity Solutions: High Wire’s Overwatch platform-as-a-service offers organizations end-to-end protection for networks, data, endpoints and users via multiyear recurring revenue contracts in this fast-growing technology segment.

●	Secure Voice Corp: We provided wholesale telecommunications services to other carriers as an FCC registered IXC. We provide these services through a highly resilient virtual switching infrastructure.

Our Industry

The pace of technological evolution continues to accelerate and shows no sign of slowing down. As technology evolves, the demand for more robust networks, faster speeds, better experiences and protection from cyber threats continues to grow. This demand was compounded by the COVID-19 pandemic and the rapid transition to “work from home” for large swaths of the global workforce. Remote learning, virtual meetings, collaboration software and increased email volume, have all transformed and strained the way we do business and share information. Networks can no longer be secured with firewalls and other network centric cybersecurity controls. As a result of these developments, cybersecurity strategy will continue to evolve and create opportunities for companies to innovate and thrive.

With the rapid proliferation of device connectivity and the transition of the workforce to remote or hybrid, cyber security risks have grown significantly. Cyber security challenges have thus increased the demands on enterprise networks and all traditional networks. According to Grandview Research, the Global Cybersecurity market was $222.66 Billion in 2023 and expected to grow at a CAGR of 12.3% through 2030. According to Chainalysis, in 2023, Ransomware payments reached a record $1.1 billion. Cyber risk is now something that every business is forced to address around the globe. Closer to home, a patchwork of legislation has emerged in the United States with various states enacting different requirements for the protection of sensitive data, networks. These requirements often include the imposition of a duty to disclose cyber security incidents. Congress has yet to enact federal laws mandating cyber security protections thus far, but there have been many discussions on the subject. Federal agencies have already issued regulations with cyber risk in mind. For example, the Department of Defense has updated standards for private sector companies doing business with them.

Global Cyber Security spending is expected to exceed $1.75 trillion from 2021 to 2025 according to Cybersecurity Ventures. Enterprises, Service Providers, Wireless Providers, and Managed Service Providers are all working at a feverish pace to keep up with emerging threats. There are over 2,000 different “point” solutions on the market today. Most are focused on a single part of the problem or “attack surface.” Traditional solutions require a lot of work to deploy, constant monitoring, and well-trained personnel to interpret the massive amounts of data they produce. This sets the stage for a company which combines best-in-breed tools with a comprehensive solution.

All of these trends come together at the network level. As networks improve from the carrier to the enterprise, demand for building, managing, and protecting these networks will rise. The amount of money that the industry is predicted to spend on cyber security will increase as well. The contracts to perform these services and provide human capital for them will last years.

Industry Trends and Opportunities

●	Cybersecurity Managed Service

●	IOT creating deployment and cybersecurity opportunities

●	International growth, developing and emerging markets

●	Monetize our existing telecom network (SVC) in new ways

Competitors

Managed Services is a very competitive market and as such, our strategy is to continue to work through distribution channels with existing customer bases and robust sales organizations as well as selectively work with very large Enterprise in markets our channel partners do not serve. We believe that this strategy can provide rapid growth. Many of our competitors are wed to their own software, which makes it challenging to pivot as threats change. We have chosen to avoid this trap, allowing us to pivot quickly as needs change, and not spend tens or hundreds of millions in R&D, risking missing a single tech cycle and burning shareholder capital. Some of our significant competitors would be Arctic Wolf, Cydera, SecureWorks and numerous smaller competitors. This space is rapidly evolving, thus hiring and retaining talent can be challenging. Companies that leverage automation technologies to scale will have a significant advantage. In a crowded and evolving landscape, there will be a continued need to spend on marketing and sales to acquire partners and help them convert and acquire new customers. We believe that with the combination of businesses we have and the extensive investments we have made in hyper-automation and extensive experimentation with Generative Artificial Intelligence products, we will be able to differentiate our services and compete aggressively in this market, capitalizing on and monetizing trends ahead of the competition.

Our Competitive Strengths

We believe our market advantage is our positioning as a trusted authority in the space, our highly experienced management team with long-term relationships, proven track record of growth, and industry reputation for high-quality service. High Wire’s investments in automation technologies, scalable and open architecture, help our partners and our clients create a competitive advantage in the war against cybercriminals.

We believe our additional strengths described below will enable us to continue to compete effectively and to take advantage of anticipated growth opportunities:

●	Recognition by Frost and Sullivan in February of 2023 and again in 2024 as one of the “Top 12 Managed and Professional Cybersecurity Solution Providers”, selected from over 120 companies considered.

●	Extensive sales distribution in cybersecurity and managed services with over 250 established MSP channel partners and over 1,300 paying end clients.

●	Established operational expertise and channel partnerships with the largest technology resellers and channel partners in the world.

●	Proven ability to recruit, manage and retain high-quality personnel. Our ability to recruit, manage and retain skilled labor is a critical advantage in an industry where the supply of highly skilled and experienced personnel is limited. This is often a key factor in our customers selecting High Wire Networks over our competitors. We believe that our highly skilled team members with professional certifications give us a competitive edge over other companies as we continue to expand and meet our clients’ needs.

●	Expansion of our recurring revenue streams through increased focus on managed services, cyber security services, and professional services programs. These multi-year engagements will increase client retention and grow margins and make the business more predictable through uncertain economic cycles.

●	Our sales organization has extensive expertise and deep industry relationships. Paired with an effective and efficient marketing message that drives new client acquisition, we believe they position us to compete at a high level.

●	Our highly experienced management team has deep industry knowledge and brings extensive experience across a broad range of disciplines. We believe our senior management team is a key driver of our success and is well-positioned to execute our strategy.

Sample Customers

●	Technology Resellers: Exclusive Networks, Tech Data/Synnex, Worldwide Technologies, NWN Carousel, CDW/Sirius, Myriad 360 and many more.

●	Original Equipment Manufacturers: HPE Enterprise and Nile Networks.

●	Unified Communications Providers and Carriers: RingCentral, Lumen, Call One, Peerless and XTel.

Key Aspects

●	Proven management team in place

●	Competing in high growth markets

●	Global operational capabilities

●	Effective marketing and strong brand awareness in the industry

●	Vast expertise in technology domains

●	Top customers in the industry in every segment

●	Diverse customer base of nearly 300 channel partners across two different sales channels

Our Growth Strategy

●	Under our current management team, we have developed a growth strategy based on a combination of organic growth and acquisition targets. Our strategy is focused on building the business using high margin recurring revenue streams to drive long term sustainability. We have a consolidated sales and management team to leverage the strength of our clients and sell across the existing base. We will continue to focus on existing offerings while adding robust new capabilities.

●	We will continue to grow and expand our award winning, channel focused Overwatch platform. This service leverages our extensive expertise to prevent, detect, and respond to cyber threats 24x7x365. These services are in high demand around the world, and our platform is cutting edge.

●	We intend to expand our relationships with new service partners. We plan to capture and expand new relationships. We believe that the business model for the expansion of these relationships, leveraging our core strengths, experience and broad array of service solutions, will support our business model for organic growth.

●	We plan to increase operating margins by continuing to leverage advanced automation technologies as well as generative artificial intelligence technology to supplement our cybersecurity analysts and scale the business.

●	We expect growth in our cybersecurity business driven by multi-year contracts with recurring revenue. Overwatch’s contractual relationships with our nearly 250 channel partners are driven by MSAs, and High Wire has a 24-year history of partner retention that spans years and decades. Typical customer engagement agreements are three-year contracts. As such, our MRR growth is predictable as it compounds with new partner and new end customer acquisition.

●	In our Managed Cybersecurity segment, our strategy is considered “marketing driven” rather than “sales driven.” A marketing driven strategy drives new partner acquisition faster and more cost effectively. By acquiring partners this way, we typically migrate their entire customer base for at least one service, then move them into additional services once that is completed. This allows us to grow with incremental sales within their existing base, as well as new customers as they add to their base. This creates a “network multiplying effect” to our strategy. Our marketing strategy consists of attending trade shows geared to partners for brand awareness, speaking engagements, thought leadership events, search engine optimization campaigns and building our organic “domain relevance” with search engines by constantly providing expert content, which brings searchers to our site for expertise, not just sales. Behind our marketing, we focus on an efficient capture by our sales organization, which can be kept lean and focused on larger strategic initiatives to enable partners to bring us larger deals. Sales also focuses on the larger enterprise-oriented partners where relationships already exist from our technology services segment.

●	We plan to acquire new partners and help them grow their business. Once partners are acquired and we onboard their customer base, we focus on enablement with them to help them upsell the more complex and high value solutions. This is done with webinars, on-site training, and infotainment events that we co-sponsor with the partners using funds they earn as a percentage of their overall annual sales.

●	We expect to add contractual services in the SVC segment. These services include fully managed and hosted contact center services and voice call origination. Our updated and upgraded infrastructure positions us to grow and scale our traffic, and we believe adding more contractual recurring revenue in this segment will grow enterprise value. 2024 results have validated the scalability and profitability of this model.

●	We intend to grow revenues and market share through selective acquisitions. We plan to acquire companies that enhance our earnings and offer complementary recurring revenue services plus expand our geographic reach and client base. We believe such acquisitions will help us to accelerate our revenue growth, leverage our existing strengths, and capture and retain market share. We intend to target companies where we can take advantage of our investments in automation to maximize profitability immediately by significant reductions in headcount.

Customers

The majority of our revenue is from partners, as opposed to end customers. This enables us to leverage a smaller sales, sales support and customer service team.

A substantial portion of our revenue is derived from work performed under an MSA and multi-year service contracts with clients subject to the MSA terms. We have entered into MSAs with numerous service providers, VARS, stocking distributors and OEMs. MSAs are generally the contracting vehicle used to render our services for their clients, and we work with many clients under a single MSA with a partner. Customer specific SOWs generally contain customer-specified service requirements, including among others discrete pricing, specific security services to be managed, duration of the agreement, SLAs or service credits. Most of our MSAs may be cancelled by our customers upon minimum notice (typically 60 days), regardless of whether we are or are not in default, however specific customer SOWs may not be canceled without breach or specific causes of action. They are typically multi-year engagements, up to three years in duration, with our average across all end customers being more than two years. For the nine months ended September 30, 2024, three customers accounted for 6%, 5% and 5%, respectively, of consolidated revenues for the period. These customer relationships are driven by MSAs and relationships that have spanned for several years to over a decade. In addition, amounts due from these customers represented 15%, 1% and 0%, respectively, of trade accounts receivable as of September 30, 2024. For the nine months ended September 30, 2023, three customers accounted for 5%, 5% and 4%, respectively, of consolidated revenues for the period. In addition, amounts due from these customers represented 2%, 0% and 0%, respectively, of trade accounts receivable as of September 30, 2023.

Suppliers and Vendors

We have supply agreements with major technology vendors and other IXCs. However, for a majority of the managed services we perform, the most significant cost is the personnel in our SOC. We expect to continue to further develop our relationships with our technology vendors and to broaden our scope of work with each of our partners. In many cases, our relationships with our partners have spanned more than three years which we attribute to the relative importance of our solution set to their business, and our commitment to excellence. It is our objective to selectively expand our partnerships moving forward in order to expand our service offerings.

Corporate History

High Wire Networks, Inc. was incorporated in the State of Nevada on January 22, 2007 to acquire and commercially exploit various new energy related technologies through licenses and purchases. On December 8, 2008, High Wire reincorporated in the province of British Columbia, Canada.

HWN, Inc. was incorporated in Delaware on January 20, 2017. HWN is a global provider of managed cybersecurity, and professional cybersecurity services delivered primarily through a channel sales model. HWN’s Overwatch platform-as-a-service offers organizations end-to-end protection for networks, data, endpoints and users via multiyear recurring revenue contracts in this fast-growing technology segment. HWN has continuously operated under the High Wire Networks brand for 24 years.

On April 25, 2017, High Wire entered into and closed on an asset purchase agreement with InterCloud. Pursuant to the terms of the asset purchase agreement, High Wire purchased 80.1% of the assets associated with InterCloud’s AWS Entities.

On November 15, 2017, High Wire changed its name to “High Wire Enterprises, Inc.” and reincorporated in the state of Nevada.

On February 6, 2018, High Wire entered into and closed on a Stock Purchase Agreement with InterCloud. Pursuant to the terms of the Stock Purchase Agreement, High Wire purchased all of the issued and outstanding capital stock and membership interests of the ADEX Entities. High Wire completed the acquisition on February 27, 2018.

On February 14, 2018, High Wire entered into an agreement with InterCloud providing for the sale, transfer, conveyance and delivery to High Wire of the remaining 19.9% of the assets associated with InterCloud’s AWS business not already purchased by High Wire.

On May 18, 2018, High Wire transferred all of its ownership interests in and to its Mantra subsidiaries to an entity controlled by Mantra’s former Chief Executive Officer, Larry Kristof. The new owner of the aforementioned entities assumed all liabilities and obligations with respect to such entities.

On January 4, 2019, High Wire entered into a stock purchase agreement with InterCloud. Pursuant to the terms of the Purchase Agreement, InterCloud agreed to sell, and High Wire agreed to purchase, all of the issued and outstanding capital stock of TNS.

On February 7, 2019, HWN and JTM entered into an operating agreement through which HWN owned 50% of JTM. HWN sold its interest in JTM effective December 31, 2021.

On September 30, 2020, High Wire sold TNS. On December 31, 2020, High Wire sold AWS.

On June 16, 2021, HWN completed the Merger with Spectrum Global Solutions, Inc. The Merger was accounted for as a reverse merger. At the time of the Merger, High Wire’s subsidiaries included HWN, the ADEX Entities, AWS PR and Tropical. On March 6, 2023, High Wire divested the ADEX Entities.

On November 4, 2021, High Wire closed on its acquisition of SVC. The closing of the acquisition was facilitated by a senior secured promissory note.

On January 7, 2022, Spectrum Global Solutions, Inc. legally changed its name to High Wire Networks, Inc. For accounting purposes, HWN is the operating entity and is referred to throughout as “HWN”. The parent entity, High Wire Networks, Inc. is referred to as “High Wire” or the “Company.”

On March 6, 2023, the Company entered into a stock purchase agreement, by and among ADEX Corporation, ADEX Canada LTD., ADEX Puerto Rico, LLC, ADEXCOMM, and ADEX Acquisition Corp., pursuant to which the Company sold to ADEX Acquisition Corp. its legacy staffing business in a transaction valued at approximately $11,500,000, comprised primarily of the elimination of approximately $10,000,000 of debt, representing monthly debt payments of approximately $325,000, and the cancellation of 140 shares of the Company’s Series D Preferred Stock. The sale of ADEX Corporation closed simultaneously with the signing of the agreement.

On July 31, 2023, the Company entered into and closed an asset purchase agreement with TowerTech. In the transaction, the Company sold to TowerTech its Puerto Rico-based professional and field services business and certain assets in the amount of $200,000, less a customer prepayment of $40,000. As of the closing, the Company ceased operations in Puerto Rico.

On August 4, 2023, the Company formed Cyberlabs.

On November 3, 2023, the Company paused the operations of Tropical.

On June 27, 2024, High Wire entered into an asset purchase agreement with INNO4, LLC to sell the assets of its Technical Services business unit of HWN, Inc. for $11.2 million in cash consideration less certain adjustments for net working capital, 50% post sale performance, and 50% of the cost of representations and warranties insurance coverage. from the sale were used to reduce the Company’s liabilities by over $8,000,000 with the remaining proceeds used to support the Company’s operations.

Entity Organizational Chart

Safety and Risk Management

As a cybersecurity provider we take extensive precautions to defend and protect our systems from cyber risk. We have extensive internal procedures and practice to prevent cyber breaches and educate our personnel on cyber risk. We currently have no claims related to: workers’ compensation claims, general liability and damage claims, errors and omissions claims, cyber-related claims nor claims related to vehicle accidents, including personal injury and property damage. We insure against the risk of loss arising from our operations up to certain deductible limits in all of the states in which we operate. We evaluate our insurance requirements on an ongoing basis to help ensure we maintain adequate levels of coverage internally and externally for our clients.

Our internal policy is to carefully monitor claims and actively participate with our insurers in determining claims estimates and adjustments. The estimated costs of claims are accrued as liabilities and include estimates for claims incurred but not reported. If we experience future insurance claims in excess of our umbrella coverage limit, our business could be materially and adversely affected.

Additionally, we require all employees to pass background checks prior to hiring as a standard human resources practice.

Employees

As of January 15, 2025, we had 38 full-time employees and two part-time employees, of whom five were in administration and corporate management, three were accounting personnel, seven were sales personnel and 26 are engaged in professional engineering, operations, project managerial and technical roles.

We maintain a core of professional, technical and managerial personnel and add employees as deemed appropriate to address operational and scale requirement related to growth.

Regulation

Our operations are subject to various federal, state, local and international laws and regulations, including, but not limited to, licensing, permitting and inspection requirements applicable to electricians and engineers; building codes; permitting and inspection requirements applicable to construction and installation projects; regulations relating to worker safety and environmental protection; telecommunication regulations affecting our wireless, wireline and fiber optic business; labor and employment laws; laws governing advertising, and laws governing our public business.

Environmental Matters

A portion of the work related to the telecommunication division which is work associated with above ground and underground networks of our customers. As a result, we are potentially subject to material liabilities related to encountering underground objects that may cause the release of hazardous materials or substances. We are subject to federal, state and local environmental laws and regulations, including those regarding the removal and remediation of hazardous substances and waste. These laws and regulations can impose significant fines and criminal sanctions for violations. Costs associated with the discharge of hazardous substances may include clean-up costs and related damages or liabilities. These costs could be significant and could adversely affect our results of operations and cash flows.

Properties

Our principal executive offices are located in Batavia, Illinois. We are occupying our 8,050 sq ft offices under a three-year lease that expires in July 2026 and has current monthly lease payments of $9,093.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

Our Corporate Information

Our principal offices are located at 30 N. Lincoln St, Batavia, IL 60510. Our telephone number is (952) 974-4000.

MANAGEMENT

Management and Board of Directors

The following table sets forth, as of January 29, 2025, certain information regarding our directors and executive officers who are responsible for overseeing the management of our business.

Name	Position	Age
Mark W. Porter	Chief Executive Officer and Chairman of the Board	51
Curtis E. Smith	Chief Financial Officer	57
Stephen W. LaMarche	Director	61
Peter H. Kruse	Director	61
Edward Vasko	Chief Operating Officer	55

All directors serve for one year and until their successors are elected and qualified. All officers serve at the pleasure of the Board. There are no family relationships among any of our officers and directors.

Mark W. Porter, Chief Executive Officer, Director

Mr. Porter was appointed our Chief Executive Officer on March 1, 2021. Since January 2001, Mr. Porter has been President and Chief Executive Officer of HWN, Inc. With over two decades of technology industry experience, Mr. Porter is a channel veteran with extensive experience in pioneering new and more innovative ways to deliver professional and managed services.

Peter H. Kruse, Director

On September 27, 2021, Peter H. Kruse was appointed to the Board. Since 2016, Mr. Kruse has been President of P410 Group LLC, which provides coaching to companies to implement a practical business operating system to align, simplify and focus entrepreneurial businesses to achieve strong results.

Stephen W. LaMarche, Director

On August 9, 2021, Stephen W. LaMarche was appointed to the Board. On January 31, 2023, Mr. LaMarche was appointed Chief Operating Officer. On September 1, 2024, Mr. LaMarche retired as Chief Operating Officer and remains as a board director. Since 2019, Mr. LaMarche has been providing consulting services to the managed technology and professional services space where he has extensive experience leading sales & marketing, product and service innovation, finance and operational management. From 2016 to 2018, Mr. LaMarche served as Vice President of Product Management at TPx Communications.

Curtis E. Smith, Chief Financial Officer

On May 31, 2023, the Board appointed Curtis E. Smith to serve as our Chief Financial Officer. Mr. Smith has over 30 years of finance and operational experience, spending most of his time as a CFO for Nasdaq listed and privately held companies. He has been instrumental in leading IPOs, M&A transactions, and strategic growth initiatives. Most recently, Mr. Smith served as CFO of Job.com, a data-driven, AI-powered staffing and recruiting company, where he established corporate reporting platforms and managed the rollup of several acquisitions onto common systems. Prior to Job.com, Mr. Smith was CFO of AYRO, a Nasdaq-listed leading manufacturer of electric utility vehicles where he led its IPO via reverse merger and secondary offerings.

Edward Vasko, Chief Operating Officer

On September 1, 2024, the Board appointed Edward Vasko as our Chief Operating Officer. Mr. Vasko has over 30 years of experience, spending most of his time in executive managerial positions for privately held companies. He has been instrumental in leading corporate growth and M&A transactions. Most recently, Mr. Vasko was deeply involved in advancing cybersecurity workforce initiatives for the nation through his role as an advisor to higher education and collaboration with agencies such as the Office of the National Cyber Director in the White House. Prior to his work in higher education, Mr. Vasko served as Senior Vice President at Avertium, a leading national provider of managed security and consulting services. Mr. Vasko co-founded and served as CEO of Terra Verde, growing it to one of the largest providers of cybersecurity advisory and managed security services. Throughout his career, Mr. Vasko has founded, led, and successfully exited five cybersecurity companies, demonstrating his expertise in building and scaling businesses while addressing critical security needs.

Board Composition

Our business and affairs are managed under the direction of our Board, which currently consists of three members. The number of directors is determined by our Board, subject to the terms of our amended and restated articles of incorporation and bylaws that will become effective upon the completion of this offering. Upon the completion of this offering, our Board will consist of members, and our directors will be elected for one-year terms.

Family Relationships

There are no family relationships among any of our directors and executive officers.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Peter Kruse does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an independent director under the Nasdaq Listing Rules.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the transactions described in the section of this prospectus titled “Certain Relationships and Related Party Transactions.”

Committees of the Board of Directors

Our Board will establish an audit committee, a compensation committee, a nominating and corporate governance committee and a cybersecurity committee prior to the completion of this offering. The functions of these committees are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Each member of the audit committee will meet the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations, including Rule 10A-3(b)(1) under the Exchange Act. Each member of our audit committee will also meet the financial literacy requirements of the listing standards of Nasdaq

The audit committee’s main purpose will be to oversee our corporate accounting and financial reporting process. Our audit committee will be responsible for, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related party transactions;

●	reviewing and pre-approving, as required, all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and

●	assisting our board of directors in monitoring the performance of our internal audit function.

Our audit committee will operate under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq, a copy of which will be available on our website.

Compensation Committee

Each member of the compensation committee will meet the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Each member of our compensation committee will also be a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3. In arriving at these determinations, our board of directors will examine all factors relevant to determining whether any compensation committee member has a relationship to us that is material to that member’s ability to be independent from management in connection with carrying out such member’s duties as a compensation committee member.

The compensation committee’s main purpose will be to review and recommend policies relating to compensation and benefits of our officers and employees. Our compensation committee will be responsible for, among other things:

●	reviewing, approving, and determining, or making recommendations to our board of directors regarding, the compensation and compensation arrangements of our executive officers;

●	administering our equity compensation plans;

●	reviewing and approving, or making recommendations to our board of directors regarding, incentive compensation and equity compensation plans; and

●	establishing and reviewing general policies relating to compensation and benefits of our employees.

Our compensation committee will operate under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq, a copy of which will be available on our website.

Nominating and Corporate Governance Committee

Each member of the nominating and governance committee will meet the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations.

Our nominating and corporate governance committee will be responsible for, among other things:

●	identifying, evaluating, and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

●	developing and overseeing the annual evaluation of our board of directors and of its committees;

●	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

●	overseeing our corporate governance practices; and

●	making recommendations to our board of directors regarding corporate governance guidelines.

Our nominating and corporate governance committee will operate under a written charter that satisfies the applicable listing standards of Nasdaq, a copy of which will be available on our website.

Cybersecurity Committee

The cybersecurity committee will be responsible for overseeing the Company’s cybersecurity strategy, risk assessment, incident response plan and ongoing monitoring of emerging threats. The committee will regularly review and approve significant cybersecurity initiatives, receive updates on material cybersecurity incidents and report findings and recommendations directly to the full Board.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is a current or former executive officer or employee of our company. None of our executive officers serves as a member of the compensation committee of any entity that has one or more executive officers serving on our compensation committee.

Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly through our board of directors as a whole, and through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including risks associated with cybersecurity and data protection, and our audit committee has the responsibility to consider our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee will review legal, regulatory, and compliance matters that could have a significant impact on our financial statements. Our nominating and corporate governance committee will monitor the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee will assess and monitor whether any of our compensation policies and programs has the potential to encourage excessive risk taking. Our cybersecurity committed is charged with analyzing, establishing, monitoring and updating the Company’s cyber risk profile and levels of security. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors will be regularly informed through committee reports about such risks.

Code of Business Conduct and Ethics

In connection with the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will adopt a code of business conduct and ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer) and all global employees in accordance with applicable federal securities laws and corporate governance rules of Nasdaq. Our code of business conduct and ethics will be available on our website. Any amendments to the code of business conduct and ethics, or waivers of its requirements, will, if required, be disclosed on our website.

Corporate Governance Guidelines

Prior to the completion of this offering, our board of directors will adopt corporate governance guidelines, a copy of which will be available on our website.

Legal Proceedings

No directors or members of executive management are currently involved in any legal proceedings that would materially affect the company current or future operations.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, the two highest paid executive officers and up to two other highest paid individuals whose total annual salary and bonus exceeded $100,000 for the years ended December 31, 2024 and 2023.

Compensation Table

							Changes in
							Pension Value and
						Non-Equity	Non-Qualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)(4)	($)	($)	($)		($)
Mark W. Porter	2024	266,923	150,750	-	95,813	-	-	-		513,486
Chief Executive Officer	2023	259,615	-	-	151,789	-	-	27,500	(a)	438,904

Curtis E. Smith (1)	2024	257,000	137,463	-	279,019	-	-	15,595	(b)	689,077
Chief Financial Officer	2023	171,384	-	-	500,627	-	-	-		672,011

Stephen W. LaMarche (2)	2024	228,923	150,750	-	299,003	-	-	25,767	(b)	704,443
Chief Operating Officer	2023	228,462	-	-	580,347	-	-	-		808,809

Daniel J. Sullivan (3)	2024	-	-	-	-	-	-	-		-
Former Chief Financial Officer	2023	112,529	-	-	-	-	-	-		112,529

(a)	This amount represents a car allowance.
(b)	This amount represents medical insurance premiums paid by the Company.
(1)	Mr. Smith was appointed as the Company’s Chief Financial Officer on May 31, 2023
(2)	Mr. LaMarche was appointed as the Company’s Chief Operating Officer on January 31, 2023
(3)	Mr. Sullivan, the Company’s former Chief Financial Officer, retired effective May 31, 2023
(4)	The determination of the value of option awards is based upon the Black-Scholes option pricing model, details and assumptions of which are set out in Note 14 to the Company’s financial statements for the years ended December 31, 2023 and 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the outstanding equity awards held by the named executive officers and directors as of December 31, 2024. Note the table below does not take into account the Reverse Split.

	Equity compensation plans not approved by shareholders		Equity compensation plans approved by shareholders
	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options exercisable	Option exercise price	Option expiration
Name and Principal Position	(#)	(#)	(#)	(#)	($)	date
Current Officers:
Mark W. Porter
First Award		13,274			$11.28	June 21, 2029
Second Award			876	375	$11.28	June 21, 2029
Third Award				3,579	$11.28	June 21, 2029
Fourth Award				1,096	$11.28	June 21, 2029
Fifth Award				591	$11.28	June 21, 2029
Sixth Award				947	$11.28	June 21, 2029
Seventh Award				685	$11.28	June 21, 2029
Eighth Award			-	3,061	$11.28	June 21, 2029
Ninth Award				1,531	$12.25	September 30, 2029
Tenth Award				2,083	$9.28	December 31, 2029

Curtis E. Smith
First Award				16,044	$11.28	June 21, 2029
Second Award				2,815	$11.28	June 21, 2029
Third Award				3,878	$11.28	June 21, 2029
Fourth Award				1,939	$12.25	September 30, 2029
Fifth Award				1,667	$9.28	December 31, 2029

Stephen W. LaMarche
First Award				402	$11.28	June 21, 2029
Second Award				1,143	$11.28	June 21, 2029
Third Award				3,478	$11.28	June 21, 2029
Fourth Award				16,044	$11.28	June 21, 2029
Fifth Award				702	$11.28	June 21, 2029
Sixth Award				473	$11.28	June 21, 2029
Seventh Award				757	$11.28	June 21, 2029
Eighth Award				548	$11.28	June 21, 2029
Ninth Award				2,449	$11.28	June 21, 2029
Tenth Award				1,224	$12.25	September 30, 2029
Eleventh Award				1,667	$9.28	December 31, 2029

Current Directors:
Peter H. Kruse
First Award				387	$11.28	June 21, 2029
Second Award				1,143	$11.28	June 21, 2029
Third Award				1,182	$11.28	June 21, 2029
Fourth Award				2,712	$11.28	June 21, 2029

Former Officers:
Daniel J. Sullivan
First Award		310			$145.00	February 21, 2026
Second Award			519	1,210	$63.63	August 18, 2026

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Mark W. Porter Employment Agreement

On March 31, 2021, we entered into an employment agreement (the “Porter Employment Agreement”) with Mark W. Porter, our Chief Executive Officer, pursuant to which Mr. Porter will serve as our Chief Executive Officer for an initial term of five (5) years with automatic two (2) year renewals unless terminated by us or Mr. Porter. Pursuant to the Porter Employment Agreement, Mr. Porter will receive an annual base salary of $375,000, plus an annual cash bonus based on our achievement of certain performance targets made at the discretion of our Board. If all performance targets are achieved, Mr. Porter’s annual cash bonus shall not be less than five percent (5%) of our earnings before interest expense, income taxes, depreciation, amortization, stock-based compensation, derivative-related expenses and other certain non-cash expenses (“EBITDA”), for the applicable year. Additionally, until the Company is listed on a major stock exchange, Mr. Porter is receiving cash salary of $300,000 per annum with the difference from the annual base salary being awarded in the Company’s stock options calculated using the Black-Scholes valuation method. Mr. Porter’s employment agreement includes customary provisions for compensation provisions based on change of control and termination.

Stephen W. LaMarche Employment Agreement

On January 31, 2023, we entered into an employment agreement (the “LaMarche Employment Agreement”) with Stephen W. LaMarche, our Chief Operating Officer, pursuant to which Mr. LaMarche will serve as our Chief Operating Officer for an initial term of three (3) with automatic two (2) year renewals unless terminated by us or Mr. LaMarche. Pursuant to the LaMarche Employment Agreement, Mr. LaMarche will receive an annual base salary of $360,000, plus an annual cash bonus based on our achievement of certain performance targets made at the discretion of our Board. If all performance targets are achieved, Mr. LaMarche’s annual cash bonus shall not be less than five percent (5%) of our EBITDA for the applicable year. Additionally, until the Company is listed on a major stock exchange, Mr. LaMarche is receiving cash salary of $180,000 per annum with the difference from the annual base salary being awarded in the Company’s stock options calculated using the Black-Scholes valuation method. Mr. LaMarche’s employment agreement includes customary provisions for compensation provisions based on change of control and termination.

Curtis E. Smith Employment Agreement

On May 31, 2023, we entered into an employment agreement (the “Smith Employment Agreement”) with Curtis E. Smith, our Chief Financial Officer, pursuant to which Mr. Smith will serve as our Chief Financial Officer for an initial term of three (3) with automatic two (2) year renewals unless terminated by us or Mr. Smith. Pursuant to the Smith Employment Agreement, Mr. Smith will receive an annual base salary of $360,000, plus an annual cash bonus based on our achievement of certain performance targets made at the discretion of our Board. If all performance targets are achieved, Mr. Smith’s annual cash bonus shall not be less than one percent (1%) of our EBITDA for the applicable year. Additionally, until the Company is listed on a major stock exchange, Mr. Smith is receiving cash salary of $300,000 per annum with the difference from the annual base salary being awarded in the Company’s stock options calculated using the Black-Scholes valuation method. Upon obtaining the listing to a major stock exchange, Mr. Smith is entitled to a one-time bonus of $75,000. Mr. Smith’s employment agreement includes customary provisions for compensation provisions based on change of control and termination.

Board of Directors Compensation

Directors who are employees of our company or of any of our subsidiaries receive no additional compensation for serving on our Board or any of its committees. All directors who are not employees of our company or of any of our subsidiaries are compensated at the rate of $25,000 per year in stock compensation and are paid $5,500 per day for each board meeting attended and are reimbursed for their expenses incurred in attending Board and committee meetings.

Name and Principal	Fiscal	Fees earned or paid in cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
Position	Year	($)	($)	($)(3)	($)	($)	($)		($)
Stephen W. LaMarche (1)	2024	—	—	—	—	—	—	(2)	—
Director and Chief Operating Officer	2023	—	—	—	—	—	25,000	(2)	25,000

Peter H. Kruse	2024	—	—	9,142	—	—	11,000		20,142
Director	2023	—	—	36,791	—	—	42,500		79,291

(1)	Mr. LaMarche was appointed as the Company’s Chief Operating Officer on January 31, 2023

(2)	Represents consulting fees. Mr. LaMarche was to be paid $15,000 per month as a consulting retainer through January, 2023 at which time he converted to a full-time employee.

(3)	The determination of the value of option awards is based upon the Black-Scholes option pricing model, details and assumptions of which are set out in Note 14 to the Company’s consolidated financial statements for the years ended December 31, 2024 and 2023.

PRINCIPAL STOCKHOLDERS

The following table sets forth, information with respect to beneficial ownership of our common stock, as of January 29, 2025, for (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each member of the Board, (3) each of our named executive officers and (4) all of the members of the Board and our executive officers, as a group. As of January 29, 2025, there were a total of 1,004,604 shares of common stock outstanding.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o High Wire Networks, Inc., 30 N. Lincoln St., Batavia, IL 60510.

Name of beneficial owner	Number of shares and nature of beneficial ownership (1)	Pre-Offering Percent of common stock outstanding (2)	Post-Offering Percent of common stock outstanding (2)

Mark W. Porter (3)	113,432	10.5%	6.2%
Curtis E. Smith (4)	15,112	*	*
Peter H. Kruse (5)	5,423	*	*
Stephen W. LaMarche (6)	15,222	*	*
All directors and officers as a Group	149,189	13.3%	8.0%

Shannon Kizer (7)	220,000	18.5%	11.3%
Aaron Kizer (8)	44,000	4.3%	2.5%
Jason Kizer (9)	88,000	8.3%	4.9%
William Kizer (10)	88,000	8.3%	4.9%
Herald Investment Management (11)	64,000	6.2%	3.6%
Mark Munro IRA, Trust & 1996 Charitable Remainder UniTrust (12)	72,560	7.0%	4.0%

*	Less than 1%

(1)	A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants) of January 29, 2025. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children. Includes 63,856 shares of common stock issuable upon the exercise of vested stock options and 85,333 shares of common stock issuable upon the conversion of Series D Preferred Stock.

(2)	Shares of our common stock issuable upon the conversion of our convertible preferred stock are deemed outstanding for purposes of computing the percentage shown above. In addition, for purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days after the date of this prospectus. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days after the date of this prospectus is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(3)	Represents 28,099 shares of common stock issuable upon the exercise of vested stock options as well as 85,333 shares of common stock issuable on the conversion of Series D Preferred Stock.

(4)	Represents 15,112 shares of common stock issuable upon the exercise of vested stock options.

(5)	Represents 5,423 shares of common stock issuable upon the exercise of vested stock options.

(6)	Represents 15,222 shares of common stock issuable upon the exercise of vested stock options.

(7)	The address of Shannon Kizer is 8917 Country Road, Lubbock, TX 79407.

(8)	The address of Aaron Kizer is 6970 Filly Road, Wolfforth, TX 79382.

(9)	The address of Jason Kizer is 5623 State Highway 206, Pep, NM 88126.

(10)	The address of William Kizer is1698 South Roosevelt Road, Portales, NM 88130.

(11)	The address of Herald Investment Management is 0-11 Charterhouse Square, London EC1M 6EE.

(12)	Represents 22,633 shares of common stock, 30,277 shares issuable upon the conversion of Series E Preferred Stock by the Mark Munro IRA and 19,650 shares issuable upon the conversion of Series E Preferred Stock by the Mark Munro CRUT. The address of the Mark Munro 1996 Charitable Remainder UniTrust is 980 North Federal Highway, Suite 304, Boca Raton, FL 33432.

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our common stock outstanding.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2021, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

See “Executive Compensation” for a description of certain arrangements with our executive officers and directors.

Exchange of Shares of Common Stock for Series B Preferred Stock

On June 16, 2021, in connection with the Merger with HWN, Inc., Mark Porter exchanged 350 shares of Series D Preferred Stock for 1,000 shares of Series B Preferred Stock from Roger Ponder, Keith Hayter and SCS, LLC.

Loans Payable to Related Parties

Roger Ponder Related Party Reclassification

During September 2021, as a result of his resignation as a director and the potential shares to be issued upon conversion of his debt and Series D preferred stock, the Company determined that Roger Ponder was no longer a related party. The effective date of the reclassification was June 16, 2021.

Promissory note, Keith Hayter, 10% interest, unsecured, matures August 31, 2022

On June 15, 2021, in connection with the Merger with HWN, HWN assumed High Wire’s convertible promissory note issued to Keith Hayter. The note was originally issued on August 31, 2020 in the principal amount of $554,031. Interest accrued at 10% per annum. All principal and accrued but unpaid interest under the note were due on August 31, 2022. On January 1, 2023, the Company and Mr. Hayter exchanged a convertible promissory note for an unsecured promissory note with no conversion feature. The principal amount of the new note was $235,837, which was the outstanding principal and accrued interest of the exchanged note as of that date. Interest accrued at 15% per annum. All principal and accrued but unpaid interest were repaid in September 2023. As of September 30, 2023, the outstanding balance of the note was $0. As of December 31, 2022, Mr. Hayter is no longer a related party.

Promissory note, Mark Porter, 9% interest, unsecured, matures December 15, 2021

On June 1, 2021, the Company issued a $100,000 promissory note to Mark Porter in connection with the reverse merger between High Wire and HWN. The note was due on December 15, 2021 and bore interest at a rate of 9% per annum. As of December 31, 2024, the outstanding balance of this note was $0.

Convertible promissory note, Roger Ponder, 10% interest, unsecured, matures August 31, 2022

On August 31, 2020, Roger Ponder exchanged one note into a new convertible promissory note with a principal amount of $23,894. Interest accrues on the new note at 10% per annum. All principal and accrued but unpaid interest under the note became due on September 30, 2023. The note is convertible into shares of the Company’s common stock at 80% of the lowest trading price in the 5 trading days prior to the conversion date. The conversion price has a floor of $0.01 per share. On January 14, 2021, the Company entered into an agreement with the holder whereby the conversion price was updated to $0.06 per share, subject to adjustment based on the terms of the note. As of December 31, 2021, Mr. Ponder is no longer a related party. As of December 31, 2024, the outstanding balance of this note was $0.

Convertible promissory note, Jeffrey Gardner, 18% interest, unsecured, matures September 15, 2021

On June 15, 2021, the Company issued a $125,000 convertible promissory note to Jeffrey Gardner. Interest accrues on the new note at 6% per annum. All principal and accrued but unpaid interest under the note became due on September 30, 2023. The note is convertible into shares of the Company’s common stock at $4.69 per share, subject to adjustment based on the terms of the note. As of December 31, 2022, Mr. Gardner is no longer a related party. As of September 30, 2024, the outstanding balance of this note was $0.

Convertible promissory note, James Marsh, 18% interest, unsecured, matures September 15, 2021

On June 15, 2021, the Company issued a $125,000 convertible promissory note to James Marsh. Interest accrues on the new note at 6% per annum. All principal and accrued but unpaid interest under the note became due on September 30, 2023. The note is convertible into shares of the Company’s common stock at $4.69 per share, subject to adjustment based on the terms of the note. As of December 31, 2022, Mr. Marsh is no longer a related party. As of December 31, 2024, the outstanding balance of this note was $0.

Convertible promissory note, Mark Porter, 12% interest, unsecured, matures December 31, 2025

On December 6, 2023, the Company issued to Mark Porter an unsecured promissory note in the aggregate principal amount of $165,000. The Company received cash of $150,000 and recorded a debt discount of $15,000. The interest on the outstanding principal due under the note accrues at a rate of 12% per annum.

On June 28, 2024, the Company and the holder of the note entered into an amendment whereby outstanding accrued interest and a penalty of $75,000 was added to the principal balance and the maturity date of the note was extended to December 31, 2025. The updated principal amount is $253,529. Additionally, the Company is to begin making monthly payments of $6,320 in July 2024.

During the year ended December 31, 2024, the Company paid $24,436 of the original balance under the note.

As December 31, 2024, the outstanding balance of the note was $229,093.

Convertible promissory note, Mark Porter, 18% interest, secured, matures March 25, 2025

On September 25, 2023, the Company issued to Mark Porter a senior subordinated secured convertible promissory note in the aggregate principal amount of $70,000 pursuant to a securities purchase agreement. The interest on the outstanding principal due under the note accrues at a rate of 18% per annum. All principal and accrued but unpaid interest under the note is due on March 25, 2025. The note is convertible into shares of the Company’s common stock at a fixed conversion price of $25.00 per share. As of December 31, 2024, the outstanding balance of this note was $0.

Additionally, in connection with the note, the Company issued Mark Porter a warrant to purchase 2,800 shares of the Company’s common stock at an exercise price of $37.50 per share. These warrants expire on September 25, 2028. The warrants, including those issued to the placement agent, had a relative fair value of $31,852, which resulted in a debt discount of $31,852. The amount is also included within additional paid-in capital.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share, of which 8,000,000 shares are designated as Series A Preferred Stock (“Series A”), 1,000 shares are designated as Series B Preferred Stock (“Series B”), 1,590 shares are designated as Series D Preferred Stock (“Series D”), 650 shares are designated as Series E Preferred Stock (“Series E”) and 100 shares are designated as Series F Preferred Stock (“Series F”). As of January 29, 2025, after giving effect to the Reverse Split, 1,004,604 shares of common stock were issued and outstanding, no shares of Series A were issued and outstanding, 1,000 shares of Series B were issued and outstanding, 943 shares of Series D were issued and outstanding, 311 shares of Series E and 90 shares of Series F were issued and outstanding. In addition, at such date, 166,444 shares of common stock were reserved for issuance upon the exercise of outstanding common stock purchase warrants.

On January 28, 2025, before giving effect to the Reverse Split, the closing sale price of our common stock, as reported by OTC Markets, was $0.0249 per share. On January 29, 2025, there were 111 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total.

Prior to the completion of this offering, we expect to effect the Reverse Split. The Reverse Split will not impact the par value of our common stock or the authorized number of shares of common stock. Our audited consolidated financial statements included in our 2023 Annual Report and our unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 that are included herein.

Common Stock

Voting, Dividend and Other Rights – Each outstanding share of common stock entitles the holder to one vote on all matters presented to the shareholders for a vote. Holders of shares of common stock have no cumulative voting, preemptive, subscription or conversion rights. All shares of common stock to be issued pursuant to this registration statement will be duly authorized, fully paid and non-assessable. Our Board determines if and when distributions may be paid out of legally available funds to the holders. To date, we have not declared any dividends with respect to our common stock. Our declaration of any cash dividends in the future will depend on our Board’s determination as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on the common stock in the foreseeable future.

Rights Upon Liquidation – Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Majority Voting – The holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of the shareholders. A plurality of the votes cast at a meeting of shareholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholder actions other than the election of directors. Most amendments to our certificate of incorporation require the vote of the holders of a majority of all outstanding voting shares.

Series B Preferred Stock

Voting, Dividend and Other Rights — The holders of shares of Series B shall be voted together with the shares of common stock such that the aggregate voting power of the Series B is equal to 51% of the total voting power of the Company. The holders of Series B shall not be entitled to receive any dividends. The Series B are not redeemable nor have any conversion rights.

Preference of Liquidation — The Series A (the “Senior Preferred Stock) shall have a liquidation preference senior to the Series B. Upon any fundamental transaction, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of the Series B shall be entitled, after any distribution or payment is made upon any shares of capital stock of the Company having a liquidation preference senior to the Series B, including the Senior Preferred Stock, but before any distribution or payment is made upon any shares of common stock or other capital stock of the Company having a liquidation preference junior to the Series B, to be paid in cash the sum of $3,500 per share. If upon such liquidation, dissolution or winding up, the assets to be distributed among the Series B holders and all other shares of capital stock of the Company having the same liquidation preference as the Series B shall be insufficient to permit payment to said holders of such amounts, then all of the assets of the Company then remaining shall be distributed ratably among the Series B holders and such other capital stock of the Company having the same liquidation preference as the Series B, if any. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after provision is made for Series B holders and all other shares of capital stock of the Company having the same liquidation preference as the Series B, if any, then-outstanding as provided above, the holders of common stock and other capital stock of the Company having a liquidation preference junior to the Series B shall be entitled to receive ratably all remaining assets of the Company to be distributed.

Series D Preferred Stock

Voting, Dividend and Other Rights — Except as otherwise provided in Certificate of Designation, Preferences, Rights and Other Rights of the Series D (the “Series D COD”) or as required by law, the Series D shall be voted together with the shares of our common stock, and any other series of preferred stock then outstanding that have voting rights, and except as provided in Section 7 of the Series D COD, not as a separate class, at any annual or special meeting of stockholders of the Corporation, with respect to any question or matter upon which the holders of common stock have the right to vote, such that the voting power of each share of Series D is equal to the voting power of the shares of common stock that each such share of Series D would be convertible into pursuant to Section 6 of the Series D COD if the Automatic Series D Conversion Date was the date of the vote. The Series D shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company and may act by written consent in the same manner as the holders of common stock of the Company. The holders of the Series D shall not be entitled to receive any dividends. The Series D are not redeemable.

Preference of Liquidation — Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders shall (i) first be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to $10,000 for each share of Series D before any distribution or payment shall be made to the holders of any other securities of the Company and (ii) then be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series D were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each holder.

Conversion — Beginning ninety (90) days from the date of issuance, all or a portion of the Series D may be converted into common stock at the greater of the Fixed Price and the Average Price (as defined below). On the business day immediately preceding the listing of the common stock on a national securities exchange (the “Automatic Series D Conversion Date”), without any further action, all shares of Series D shall automatically convert into shares of common stock at the Fixed Price, which is defined as the closing price of the Common Stock on the trading day immediately preceding the date of issuance of the Series D (subject to adjustment for any reverse or forward split of the common stock) (the “Fixed Price”). The Series D shares were issued on June 16, 2021, and the closing price of the Company’s common stock was $56.25 on June 15, 2021. The Average Price is defined as the average closing price of the Company’s common stock for the 10 trading days immediately preceding, but not including, the conversion date.

Vote to Change the Terms of or Issuance of Series D — The affirmative vote at a meeting duly called for such purpose, or written consent without a meeting, of the holders of not less than fifty-one (51%) of the then outstanding shares of Series D shall be required for any change to the Series D COD.

Series E Preferred Stock

Voting, Dividend and Other Rights — Except as otherwise provided Certificate of Designation, Preferences, Rights and Other Rights of the Series E (the “Series E COD”) or as required by law, the Series E shall be voted together with the shares of our common stock, and any other series of preferred stock then outstanding that have voting rights, and except as provided in Section 7 of the Series E COD, not as a separate class, at any annual or special meeting of stockholders of the Company, with respect to any question or matter upon which the holders of common stock have the right to vote, such that the voting power of each share of Series E is equal to the voting power of the shares of common stock that each such share of Series E would be convertible into pursuant to Section 6 of the Series E COD if the Automatic Series E Conversion Date was the date of the vote. The Series E shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company and may act by written consent in the same manner as the holders of common stock of the Company. The holders of the Series E shall not be entitled to receive any dividends. The Series E are not redeemable.

Preference of Liquidation — Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders shall (i) first be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to $10,000 for each share of Series E before any distribution or payment shall be made to the holders of any other securities of the Company and (ii) then be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series E were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each holder.

Conversion — Beginning ninety (90) days from the date of issuance, all or a portion of the Series E may be converted into Common Stock at the Fixed Price (as defined below). On the business day immediately preceding the listing of the common stock on a national securities exchange (the “Automatic Series E Conversion Date”), without any further action, all shares of Series E shall automatically convert into shares of common stock at the Fixed Price. “Fixed Price” shall be defined as the closing price of the common stock on the trading day immediately preceding the date of issuance of the Series E (subject to adjustment for any reverse or forward split of the Common Stock or similar occurrence). The Series E were issued on December 30, 2021, and the closing price of the Company’s common stock was $57.6875 on December 29, 2021.

Vote to Change the Terms of or Issuance of Series E — The affirmative vote at a meeting duly called for such purpose, or written consent without a meeting, of the holders of not less than fifty-one (51%) of the then outstanding shares of Series E shall be required for any change to the Series E COD.

Series F Preferred Stock

Voting, Dividend and Other Rights — Except as otherwise provided in the Certificate of Designation, Preferences, Rights and Other Rights of the Series F (the “Series F COD”) or as required by law, the Series F shall be voted together with the shares of common stock, and any other series of preferred stock then outstanding that have voting rights, and except as provided in Section 3 of the Series F COD, not as a separate class, at any annual or special meeting of stockholders of the Company, with respect to any question or matter upon which the holders of common stock have the right to vote, such that the voting power of each share of Series F is equal to the voting power of the shares of common stock that each such share of Series F would be convertible as of the record date for determining stockholders entitled to vote on such matter. The Series F shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company and may act by written consent in the same manner as the holders of Common Stock of the Corporation. The holders of the Series F shall not be entitled to receive any dividends. The Series F are not redeemable.

Preference of Liquidation — Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), subject to the rights of any series of preferred stock that may from time to time come into existence, the holders of Series F shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that holders of common stock would receive if the Series F were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock at the conversion price then applicable for each share of outstanding share of Series F, which amount shall be paid to the holders of Series F pari passu with the amount paid to the holders of common stock.

Conversion — Following the date of issuance, all or a portion of the Series F may be converted into common stock determined by dividing the stated value of such share of Series F by the Conversion Price. The Conversion Price, and the rate at which shares of Series F may be converted into shares of common stock, shall be subject to adjustment as provided in the Series F COD.

Warrants

The registration statement of which this prospectus forms a part also registers for sale the Representative’s Warrant and the shares of Common Stock issuable upon exercise of the Representative’s warrant, as a portion of the underwriting compensation in connection with this offering. Please see “Underwriting—Representative’s Warrant” for a description of the warrants we have agreed to issue to the Representative in connection with this offering, subject to the completion of the offering.

Anti-takeover Effects of Nevada Law

Certain provisions of Nevada law and our Articles of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Nevada Law

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS prohibit a Nevada corporation with at least 200 stockholders (at least 100 of whom are stockholders of record and residents of the State of Nevada) from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the two-year period, unless:

●	The combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the corporation before the person first became an interested stockholder, or

●	The combination is approved by the board of directors of the corporation and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the corporation, and not by written consent, by the affirmative vote of the holders of stock representing at least 60 percent of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) ten percent (10%) or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to five percent (5%) or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to five percent (5%) or more of the aggregate market value of all outstanding shares of the corporation, or (c) ten percent (10%) or more of the earning power or net income of the corporation.

The business combination statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company even though such a transaction may offer the Company’s stockholders the opportunity to sell their stock at a price above the prevailing market price.

Board of Directors Vacancies

Our bylaws authorize our Board to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution of the majority of the incumbent directors.

Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called by the Board.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval and may be utilized for a variety of corporate purposes, including future public and private offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The registrar and transfer agent for our common stock is, EQ Shareowner, located at 1100 Centre Point Curve, Mendota Heights, MN 55120.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock, including stocks issued upon the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

Immediately following the closing of this offering, assuming the Reverse Split, we will have 1,754,604 common stock issued and outstanding. In the event the underwriters exercise the over-allotment option in full, we will have 1,867,104 common stock issued and outstanding. The common stock sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”).

Previously issued shares that were not offered and sold in this offering, as well as stocks issuable upon the exercise of previously issued warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted stocks for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that do not exceed the greater of the following:

●	1% of the number of common stocks then outstanding, or

●	1% of the average weekly trading volume of our common stocks during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale,

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least ninety (90) days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Lock-Up Agreements

We have agreed with the underwriters that we will not, without the prior written consent of the representatives, for a period of 180 days after the date of this prospectus: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks, (ii) file or caused to be filed any registration statement with the SEC, relating to the offering of any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks, (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any classes of our stocks, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of any classes of our stocks or such other securities, in cash or otherwise. See “Underwriting—No Sales of Similar Securities”

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S) and subject to certain other conditions. In general, this means that our shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding ninety (90) days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain material U.S. federal income tax considerations that may be associated with the purchase, ownership, and disposition of our common stock by U.S. holders (as defined below) and non-U.S. holders (as defined below). This summary is not intended to be a complete summary of the U.S. federal income tax consequences to purchasers of our stock and does not discuss any state, local or other tax consequences, of an investment in our company. Moreover, this summary addresses only our common stock that are held as capital assets by holders who acquire our common stock in this offering. The discussion does not discuss all of the U.S. federal income tax consequences that may be relevant to a potential investor in our company in light of such investor’s particular circumstances or investors subject to special rules, such as brokers and dealers in securities, certain financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our stocks as part of a hedging, integrated, or conversion transaction or a straddle, or as part of any other risk reduction transaction, traders in securities that elect to use a mark-to-market method of accounting for their stocks holdings, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, persons who hold directly or constructively at least 5% of our stocks, or persons liable for the alternative minimum tax or the Medicare tax on certain investment income. This summary does not address any tax law other than the U.S. federal income tax law, including any estate tax law or any foreign, state or local income tax law.

Each potential investor is urged and expected to consult his, her or its own tax advisors prior to acquiring any of our securities to discuss his, her or its own tax and financial situation, including the application and effect of U.S. federal, state, local, and other tax laws and any possible changes in the tax laws that may occur after the date of this prospectus. This section is not to be construed as tax advice or as a substitute for careful tax planning.

The discussion herein is based on existing law as contained in the Internal Revenue Code of 1986, as amended (the “Code”), currently applicable Treasury Regulations thereunder, or the Regulations, administrative rulings and court decisions as of the date hereof, all of which are subject to change by legislative, judicial and administrative action, which change may in any given instance have a retroactive effect. No rulings have been or will be requested from the Internal Revenue Service (the “IRS”) or any other taxing authority concerning any of the tax matters discussed herein. Furthermore, no statutory, administrative, or judicial authority directly addresses many of the U.S. federal income tax issues pertaining to the treatment of our stocks or instruments similar to our stocks. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described in this summary. The IRS or a court may disagree with the following discussion or with any of the positions taken by the company for U.S. federal income tax reporting purposes, including the positions taken with respect to, for example, the classification of our company as a partnership. A different treatment of our securities or our company from that described below could adversely affect the amount, timing, character, and manner for reporting income, gain, or loss in respect of an investment in our securities.

As used herein, the term “U.S. holder” means a beneficial owner of shares of our common stock or of warrants that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation that is created or organized in the United States or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includible in its gross income for U.S. federal income tax purposes, regardless of its source, (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) a U.S. state, a local government or any instrumentality thereof.

As used herein, the term “non-U.S. holder” means any beneficial owner of shares of our stocks or of warrants (other than a partnership or other entity treated as a partnership) that is not a U.S. holder.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares or warrants of our company, the U.S. tax treatment of any partner in such partnership (or other entity) will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership (or similarly treated entity) that acquires, holds, or sells our stocks or warrants, we urge you to consult your own tax adviser, as to the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of stocks or warrants, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN THEIR PARTICULAR CIRCUMSTANCES.

CONSEQUENCES TO U.S. HOLDERS

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate or trust whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court, and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions in cash or other property on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent our distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital that will first reduce your basis in our common stock, but not below zero, and any remaining amounts will be treated as gain from the sale or other disposition of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied with certain exceptions. Any dividends that we pay to a U.S. holder that is a corporation may qualify for the dividends received deduction if the requisite holding period is satisfied, subject to certain limitations. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of shares of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such shares. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such shares. A U.S. holder’s adjusted tax basis in its shares of common stock will generally equal the U.S. holder’s acquisition cost or purchase price, less any prior distributions treated as a return of capital. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the shares of common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax on Net Investment Income

Individual U.S. Holders with adjusted gross income that exceeds a threshold amount ($200,000, or $250,000 if married filing jointly) may be subject to an additional 3.8% Medicare tax on some or all of such U.S. Holder’s “net investment income.” Net investment income generally includes income from the shares unless such income is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisors regarding the effect this tax may have, if any, on your acquisition, ownership or disposition of shares of common stock.

CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder. The term “non-U.S. holder” includes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

●	a foreign corporation;

●	an estate or trust that is not a U.S. holder; or

●	any other Person that is not a U.S. holder

but generally does not include an individual who is present in the U.S. for 183 days or more or who is otherwise treated as a U.S. resident in the taxable year. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Distributions

Subject to the discussion below regarding effectively connected income, any distribution paid to a non-U.S. holder, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute a dividend for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be provided prior to the payment of dividends and must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty should consult with its individual tax advisor to determine if you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States); or

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or (in each case) such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may apply.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Joseph Gunnar & Co., LLC (“Joseph Gunnar” or the “Representative”) is acting as the Representative of the underwriters named below and as the book-running manager of this offering. We have entered into an underwriting agreement dated [ ], 2025 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and the underwriters named below have, severally and not jointly, agreed to purchase, at the public offering price, less the underwriting discounts and commissions set forth in the table below, the number of shares of common stock listed next to its name in the following table:

Underwriters	Number of Shares
Joseph Gunnar & Co., LLC

The underwriters propose to offer the shares to the public at the public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $[ ] per share (7% of the public offering price per share). If all of the shares offered by us are not sold at the public offering price, the Representative may change the offering price and other selling terms. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares are offered by the underwriters as stated herein, subject to receipt and acceptance by the underwriters and subject to their right to reject any order in whole or in part. The underwriters have advised us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Pursuant to the underwriting agreement, the underwriters are committed to purchase all the shares offered by us, other than those covered by the over-allotment option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions. A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part.

Discounts, Commissions and Reimbursement

The following table shows the public offering price, underwriting discount and commissions, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Share	Total with no Over- Allotment	Total with Over- Allotment
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

We have also agreed to pay a non-accountable expense allowance to the Representative equal to 1% of the gross proceeds received at the closing of this offering (excluding any proceeds received upon any subsequent exercise of the Representative’s over-allotment option).

Subject to compliance with FINRA Rule 5110(f)(2)(C) and (D)(i), we will also be responsible for and pay all expenses relating to the offering, including, without limitation, (a) all filing fees and communication expenses relating to the registration of the shares of our common stock to be sold in the offering (including the shares of our common stock issuable in connection with the exercise of the over-allotment option and the shares of common stock issuable upon exercise of the Representative’s Warrants (as defined below) ) with the Commission; (b) all filing fees and expenses associated with the review of the offering by FINRA; (c) all fees and expenses relating to the listing of such shares on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE or the NYSE American and on such other stock exchanges as the Company and the Representative together determine, including any fees charged by The Depository Trust Company (DTC) for new securities; (d) all fees, expenses and disbursements relating to background checks of our officers, directors and entities in an amount not to exceed $5,000 in the aggregate; (e) all fees, expenses and disbursements relating to the registration or qualification of such shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, it being agreed that such fees and expenses will be limited to $5,000 to such counsel upon the commencement of “blue sky” work by such counsel and an additional $5,000 at the closing of the offering); (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of such shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (h) the costs and expenses of an investor relations firm, acceptable to the Representative, experienced in assisting issuers in public offerings of securities and in their relations with their security holders; (i) the costs of preparing, printing and delivering certificates representing such shares; (j) fees and expenses of the transfer agent for the shares; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from us to the Representative; (l) the fees and expenses of our accountants; (m) the fees and expenses of our legal counsel and other agents and Representatives; (n) the fees and expenses of the Representative’s legal counsel not to exceed $125,000 if the offering closes; or $35,000 if the offering does not close; (q) the $19,950 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the offering; and (r) up to $10,000 of the Representative’s actual accountable “road show” expenses for the offering.

We have already paid the Representative the sum of $20,000 which shall be applied towards the foregoing expenses, which will be returned to us to the extent that offering expenses are not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

Option to Purchase Additional Shares

We have granted the underwriters an option exercisable not later than 45 days after the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 112,500 additional shares of common stock (15% of the number of Shares sold in this offering) from us to cover over allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in this offering as indicated in the table at the beginning of this Underwriting Section.

Representative’s Warrants

We have also agreed to issue to the Representative or its designees, on each of the closing date and each over-allotment option closing date, common stock purchase warrants (the “Representative’s Warrants”) to purchase that number of shares of our common stock equal to 5% of the aggregate number of shares of our common stock issued on each of the closing date and each over-allotment option closing date. The Representative Warrants will be exercisable at any time, in whole or in part, during the five-year period commencing six (6) months from the effectiveness date of this registration statement at an initial exercise price per share of common stock equal to 100% of the initial public offering price per share. The Representative’s Warrants will be subject to the limitation on exercise set forth in FINRA Rule 5110(f)(2)(G)(i); provided, however that pursuant to FINRA Rule 5110(g)(1) the Representative’s Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the effective date of this registration statement or commencement of sales of the securities, consistent with FINRA Rule 5110(g)(1), except for the transfers enumerated in FINRA Rule 5110(g)(2). The shares of common stock issuable upon exercise of the Representative’s Warrants are registered on the registration statement of which this prospectus is a part. The Representative’s Warrants will provide for cashless exercise at such time or times that there is not an effective registration statement registering the shares underlying the Representative’s Warrants or the prospectus contained therein is not available for the issuance of the shares to the holder, The Representative’s Warrants also provide for additional registration rights (including a one-time demand registration right and unlimited piggyback registration rights for a period of five (5) years after the effective date of the registration statement for this offering at our expense) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with FINRA Rule 5110.

Right of First Refusal and Certain Post Offering Investments

We have granted the Representative a right of first refusal for a period of fifteen months commencing on the closing of the offering to act as sole advisor, investment bank, book-running manager and/or placement agent, as applicable, at the Representative’s sole discretion, for each and every public and private equity or debt financing transaction or merger and acquisition transaction by us, a subsidiary or any successor, on compensation terms customary to the Representative. The Representative shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in any such offering and the economic terms of any such participation and the Representative’s decision to not so act for any one or more of such offerings shall not be deemed a waiver of its continuing rights under the right of first refusal.

In addition, unless the Company terminates the underwriting agreement for “Cause”(as such term is defined in the underwriting agreement), if the Company subsequently completes any public or private financing, at any time during the twelve months after the offering closing, with any investors contacted by Joseph Gunnar in connection with the offering, then Joseph Gunnar shall be entitled to receive cash compensation commensurate with that being paid to it under the underwriting agreement (the “Tail”) in connection with any such investor(s) unless the Company can document a pre-existing relationship with the respective investor.

Lock-Up Agreements

All of our directors, executive officers and 3% or greater shareholders have agreed that, for a period of six (6) months after the date of this prospectus and subject to certain limited exceptions, we and they will not directly or indirectly, without the prior written consent of Joseph Gunnar, (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities, or (iv) publicly disclose the intention to do any of the foregoing.

Joseph Gunnar, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Joseph Gunnar will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

During the three (3) months period following the date of this prospectus, the Company may not, without the prior written consent of Joseph Gunnar, (i) offer, sell, issue, agree or contract to sell or issue or grant any option for the sale of any securities of the Company, except for the issuance of securities under the Company’s equity incentive plan in the ordinary course of business as long as the Company does not file a Form S-8 or other registration statement covering common stock underlying the awards or otherwise issued as awards during the three (3) month period; (b) file or caused to be filed any registration statement with the SEC relating to the Offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (c) complete any Offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (d) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

Determination of Offering Price

The public offering price will be determined by negotiations between us and the representative of the underwriters. In determining the public offering price, we and the representative of the underwriters expect to consider a number of factors including:

●	the information set forth in this prospectus and otherwise available to the representative;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded common shares of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our Common Stock, or that the shares will trade in the public market at or above the public offering price.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The Representative may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the Representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Listing

Our Common Stock is currently quoted on the OTCQB under the symbol “HWNI.” We have applied to have our Common Stock approved for listing on the Nasdaq Capital Market under the symbol “HWNI”. Completion of this offering is contingent on the approval of our listing application for trading on the Nasdaq Capital Market.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the Representative on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Discretionary Sales

The underwriters have informed us that they do not expect to sell more than 5% of the common stock in the aggregate to accounts over which they exercise discretionary authority.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

	Per Share (2)	Without Over-Allotment Option	With Over-Allotment Option

Initial public offering (assumed)	$7.50	$5,625,000	6,468,750
Underwriting discounts and commissions	(1.07)	(803,000)	(923,450)

Proceeds, before expenses, to us	$6.43	$4,822,000	$5,545,300

LEGAL MATTERS

The legality of the issuance of the shares offered in this prospectus will be passed upon for us by Flangas Law Group and for the underwriters by Lucosky Brookman LLP, New York, New York.

EXPERTS

The financial statements of our company have been audited by Sadler, Gibb & Associates, LLC, independent registered public accountants, as stated in its report appearing herein and elsewhere in this prospectus and have been so included in reliance upon the report of this firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (including exhibits) under the Securities Act, with respect to the shares to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our company and the common stock offered in this prospectus, reference is made to the registration statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

We file quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. The SEC maintains a website that contains reports, proxy and other information statements about issuers, including us, that file electronically with the SEC. The address of the website is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 20, 2024, August 23, 2024 and November 22, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on June 27, 2024, September 24, 2024 November 22, 2024 and January 17, 2025 (other than any portions thereof deemed furnished and not filed); and

●	The description of our securities, filed as Exhibit 4 to our 2023 Annual Report, including any amendment or reports filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to

High Wire Networks, Inc.

30 North Lincoln

Batavia, IL 60510

HIGH WIRE NETWORKS, INC.

High Wire Networks, Inc.

Condensed consolidated balance sheets

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash	$140,682	$328,282
Accounts receivable, net of allowances of $74,142 and $81,359, respectively, and unbilled revenue of $60,351 and $99,916, respectively	1,372,921	670,388
Prepaid expenses and other current assets	387,433	117,030
Current assets of discontinued operations	-	1,629,011
Total current assets	1,901,036	2,744,711

Property and equipment, net of accumulated depreciation of $667,966 and $477,763, respectively	849,282	1,026,293
Goodwill	1,812,818	3,162,499
Intangible assets, net of accumulated amortization of $1,359,396 and $2,350,059, respectively	3,080,350	3,620,256
Operating lease right-of-use assets	200,716	277,995
Total assets	$7,844,202	$10,831,754

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	4,106,312	5,189,996
Contract liabilities	230,020	80,819
Current portion of loans payable to related parties, net of debt discount of $0 and $10,968, respectively	116,556	254,032
Current portion of loans payable, net of debt discount of $0 and $96,552, respectively	1,272,734	2,995,803
Current portion of convertible debentures, net of debt discount of $98,016 and $614,556, respectively	644,844	326,005
Factor financing	-	1,361,656
Warrant liabilities	117,120	833,615
Operating lease liabilities, current portion	108,145	89,318
Current liabilities of discontinued operations	505,782	1,529,286
Total current liabilities	7,101,513	12,660,530

Long-term liabilities:
Loans payable to related parties, net of current portion, net of debt discount of $0 and $25,297, respectively	241,718	44,703
Loans payable, net of current portion	48,833	-
Convertible debentures, net of current portion, net of debt discount of $0 and $464,839, respectively	-	685,161
Operating lease liabilities, net of current portion	98,133	190,989
Total long-term liabilities	388,684	920,853

Total liabilities	7,490,197	13,581,383

Commitments and contingencies (Note 15)

Series B preferred stock; $3,500 stated value; 1,000 shares authorized; 1,000 issued and outstanding as of September 30, 2024 and December 31, 2023	-	-
Total mezzanine equity	-	-

Stockholders’ equity (deficit):
Common stock; $0.00001 par value; 1,000,000,000 shares authorized; 966,318 and 959,508 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	10	10
Series D preferred stock; $10,000 stated value; 1,590 shares authorized; 943 issued and outstanding as of September 30, 2024 and December 31, 2023	7,745,643	7,745,643
Series E preferred stock; $10,000 stated value; 650 shares authorized; 311 issued and outstanding as of September 30, 2024 and December 31, 2023	4,869,434	4,869,434
Additional paid-in capital	32,270,330	31,180,754
Accumulated deficit	(44,531,412)	(46,545,470)
Total stockholders’ equity (deficit)	354,005	(2,749,629)

Total liabilities and stockholders’ equity (deficit)	$7,844,202	$10,831,754

(The accompanying notes are an integral part of these unaudited condensed consolidated financial statements)

High Wire Networks, Inc.

Condensed consolidated statements of operations

(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenue	$2,051,672	$1,974,464	$6,050,793	$5,623,104

Operating expenses:
Cost of revenue	1,372,998	1,330,426	3,641,460	3,957,640
Depreciation and amortization	186,422	198,208	608,283	614,098
Salaries and wages	1,043,209	1,854,917	4,394,912	3,743,614
General and administrative	1,019,153	1,204,488	3,507,287	4,700,827
Total operating expenses	3,621,782	4,588,039	12,151,942	13,016,179

Loss from operations	(1,570,110)	(2,613,575)	(6,101,149)	(7,393,075)

Other income (expense):
Interest expense	(50,195)	(1,117,606)	(1,037,268)	(1,705,659)
Amortization of debt discounts	(66,907)	(86,736)	(923,717)	(924,128)
Gain on change in fair value of warrant liabilities	4,880	-	234,673	-
Gain (loss) on settlement of debt	69,038	-	(398,022)	-
Exchange loss	(7,145)	1,852	(35,007)	(6,177)
Warrant expense	-	-	(233,877)	-
Gain on extinguishment of warrant liabilities	-	-	921,422	-
Penalty fee	-	-	(100,000)	-
Liquidated damages related to escrow shares	-	-	-	(1,222,000)
Gain on change in fair value of derivative liabilities	-	-	-	3,140,404
Gain on extinguishment of derivatives	-	-	-	1,692,232
Other (expense) income	(50,000)	-	(50,000)	37,500
Total other (expense) income	(100,329)	(1,202,490)	(1,621,796)	1,012,172

Net loss from continuing operations before income taxes	(1,670,439)	(3,816,065)	(7,722,945)	(6,380,903)

Provision for income taxes	-	-	-	-

Net loss from continuing operations	(1,670,439)	(3,816,065)	(7,722,945)	(6,380,903)

Net income (loss) from discontinued operations, net of tax	-	265,416	9,737,003	(1,143,432)

Net (loss) income attributable to High Wire Networks, Inc. common shareholders	$(1,670,439)	$(3,550,649)	$2,014,058	$(7,524,335)

Income (loss) per share attributable to High Wire Networks, Inc. common shareholders, basic:
Net loss from continuing operations	$(1.73)	$(4.01)	$(8.02)	$(7.16)
Net income (loss) from discontinued operations, net of taxes	$-	$0.28	$10.11	$(1.29)
Net income (loss) per share	$(1.73)	$(3.73)	$2.09	$(8.45)

Income (loss) per share attributable to High Wire Networks, Inc. common shareholders, diluted:
Net loss from continuing operations	$(1.73)	$(4.01)	$(7.20)	$(7.16)
Net income (loss) from discontinued operations, net of taxes	$-	$0.28	$9.08	$(1.29)
Net income (loss) per share	$(1.73)	$(3.73)	$1.88	$(8.45)

Weighted average common shares outstanding
Basic	963,650	951,442	962,765	890,774
Diluted	963,650	951,442	1,072,250	890,774

(The accompanying notes are an integral part of these unaudited condensed consolidated financial statements)

High Wire Networks, Inc.

Condensed consolidated statements of stockholder’s equity (deficit)

(Unaudited)

	For the nine months ended September 30, 2024
	Common stock		Series D preferred stock		Series E preferred stock		Additional paid-	Accumulated
	Shares	$	Shares	$	Shares	$	in capital	deficit	Total

Balances, January 1, 2024	959,508	$10	943	$7,745,643	311	$4,869,434	$31,180,754	$(46,545,470)	$(2,749,629)

Issuance of common stock and warrants upon issuance of debt	2,974	-	-	-	-	-	56,286	-	56,286
Stock-based compensation	-	-	-	-	-	-	136,100	-	136,100
Net loss for the period	-	-	-	-	-	-	-	(414,438)	(414,438)

Ending balance, March 31, 2024	962,482	$10	943	$7,745,643	311	$4,869,434	$31,373,140	$(46,959,908)	$(2,971,681)

Issuance of warrants	-	-	-	-	-	-	353,484	-	353,484
Stock-based compensation	-	-	-	-	-	-	298,746	-	298,746
Net income for the period	-	-	-	-	-	-	-	4,098,935	4,098,935

Ending balance, June 30, 2024	962,482	$10	943	$7,745,643	311	$4,869,434	$32,025,370	$(42,860,973)	$1,779,484

Issuance of shares to employee	3,836	-	-	-	-	-	40,000	-	40,000
Stock-based compensation	-	-	-	-	-	-	204,960	-	204,960
Net loss for the period	-	-	-	-	-	-	-	(1,670,439)	(1,670,439)

Ending balance, September 30, 2024	966,318	$10	943	$7,745,643	311	$4,869,434	$32,270,330	$(44,531,412)	$354,005

	For the nine months ended September 30, 2023
	Common stock		Series D preferred stock		Series E preferred stock		Additional paid-	Accumulated
	Shares	$	Shares	$	Shares	$	in capital	deficit	Total

Balances, January 1, 2023	657,953	$7	-	$-	-	$-	$20,340,002	$(32,059,470)	$(11,719,461)

Issuance of common stock upon conversion of Series A preferred stock	15,000	-	-	-	-	-	722,098	-	722,098
Issuance of common stock pursuant to PIPE transaction	200,933	2	-	-	-	-	3,424,998	-	3,425,000
Issuance of common stock upon conversion of Series D preferred stock	26,047	-	-	-	-	-	1,445,220	-	1,445,220
Issuance of common stock to third-party vendors	11,200	-	-	-	-	-	242,200	-	242,200
Reclassification of Series D and E preferred stock to permanent equity	-	-	1,125	9,245,462	526	5,104,658	-	-	14,350,120
Stock-based compensation	-	-	-	-	-	-	285,791	-	285,791
Net income for the period	-	-	-	-	-	-	-	168,309	168,309

Ending balance, March 31, 2023	911,133	$9	1,125	$9,245,462	526	$5,104,658	$26,460,309	$(31,891,161)	$8,919,277

Issuance of common stock pursuant to PIPE transaction	4,400	-	-		-		75,000	-	75,000
Issuance of common stock upon conversion of Series D preferred stock	33,182	1	(182)	(1,499,819)	-		1,499,818	-	-
Issuance of common stock upon conversion of Series E preferred stock	2,727	-			(15)	(235,224)	235,224	-	-
Cancelation of Series E preferred stock shares	-	-	-	-	(200)	-	-	-	-
Stock-based compensation	-	-	-		-		334,946	-	334,946
Liquidated damages related to escrow shares	-	-	-		-		1,222,000	-	1,222,000
Net loss for the period	-	-	-		-		-	(4,141,995)	(4,141,995)

Ending balance, June 30, 2023	951,442	$10	943	$7,745,643	311	$4,869,434	$29,827,297	$(36,033,156)	$6,409,228

Issuance of warrants in connection with convertible debt	-	-	-	-	-	-	555,140	-	555,140
Stock-based compensation	-	-	-	-	-	-	388,879	-	388,879
Net loss for the period	-	-	-	-	-	-	-	(3,550,649)	(3,550,649)

Ending balance, September 30, 2023	951,442	$10	943	$7,745,643	311	$4,869,434	$30,771,316	$(39,583,805)	$3,802,598

(The accompanying notes are an integral part of these unaudited condensed consolidated financial statements)

High Wire Networks, Inc.

Condensed consolidated statements of cash flows

(Unaudited)

	For the nine months ended
	September 30,
	2024	2023

Cash flows from operating activities:
Net loss from continuing operations	$(7,722,945)	$(6,380,903)

Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Amortization of discounts on convertible debentures and loans payable	923,717	924,128
Depreciation and amortization	608,283	614,098
Amortization of operating lease right-of-use assets	77,279	74,050
Stock-based compensation related to stock options	639,806	1,009,616
Stock-based compensation related to employee stock issuance	40,000	-
Gain on change in fair value of warrant liabilities	(234,673)	-
Warrant expense	233,877	-
Penalty fee	100,000	-
Loss on settlement of debt	398,022	-
Gain on extinguishment of warrant liabilities	(921,422)	-
Gain on change in fair value of derivative liabilities	-	(3,140,404)
Stock-based compensation related to third-party vendors	-	242,200
Gain on extinguishment of derivatives	-	(1,692,232)
Liquidated damages related to escrow shares	-	1,222,000
Loss on disposal of subsidiary	-	1,434,392
Changes in operating assets and liabilities:
Accounts receivable	(2,222,599)	(584,072)
Prepaid expenses and other current assets	(294,778)	501,619
Accounts payable and accrued liabilities	(866,507)	(183,654)
Contract liabilities	862,331	448,428
Operating lease liabilities	(74,028)	(89,984)
Net cash used in operating activities of continuing operations	(8,453,637)	(5,600,718)
Net cash provided by (used in) operating activities of discontinued operations	2,652,515	(2,216,601)
Net cash used in operating activities	(5,801,122)	(7,817,319)

Cash flows from investing activities:
Cash received from sale of technology services business unit	9,780,307	-
Purchase of fixed assets	(13,192)	(20,000)
Cash received in connection with disposal of JTM	-	50,000
Cash received in connection with sale of AWS PR assets	-	160,000
Net cash provided by investing activities	9,767,115	190,000

Cash flows from financing activities:
Proceeds from loans payable to related parties	-	70,000
Repayments of loans payable to related parties	(101,601)	-
Proceeds from loans payable	2,676,047	6,782,350
Repayments of loans payable	(3,821,582)	(5,081,887)
Proceeds from convertible debentures	431,150	1,100,200
Repayments of convertible debentures	(1,975,951)	-
Proceeds from factor financing	6,673,090	9,507,007
Repayments of factor financing	(8,034,746)	(8,178,341)
Securities Purchase Agreement proceeds	-	3,500,000
Net cash (used in) provided by financing activities of continuing operations	(4,153,593)	7,699,329
Net cash used in financing activities of discontinued operations	-	(297,508)
Net cash (used in) provided by financing activities	(4,153,593)	7,401,821

Net decrease in cash	(187,600)	(225,498)

Cash, beginning of period	328,282	542,078

Cash, end of period	$140,682	$316,580

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,193,002	$1,489,540
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Original issue discounts on loans payable and convertible debentures	$58,250	$807,450
Issuance of common stock and warrants upon issuance of debt	$56,286	$-
Issuance of common stock to employee	$40,000	$-
Common stock issued for conversion of Series A preferred stock	$-	$722,098
Common stock issued for conversion of Series D preferred stock	$-	$2,945,039
Common stock issued for conversion of Series E preferred stock	$-	$235,224
Right-of-use asset obtained in exchange for lease liability	$-	$319,832

(The accompanying notes are an integral part of these unaudited condensed consolidated financial statements)

High Wire Networks, Inc.

Notes to the unaudited condensed consolidated financial statements

September 30, 2024

1. Organization

HWN, Inc., (d/b/a High Wire Network Solutions, Inc.) (“HWN” or the “Company”) was incorporated in Delaware on January 20, 2017. The Company is a global provider of managed cybersecurity and managed networks delivered exclusively through a channel sales model. The Company’s Overwatch managed security platform-as-a-service offers organizations end-to-end protection for networks, data, endpoints and users via multiyear recurring revenue contracts in this fast-growing technology segment.

HWN and JTM Electrical Contractors, Inc. (“JTM”), an Illinois Corporation, entered into an operating agreement through which High Wire owned 50% of JTM.

On June 16, 2021, the Company completed a merger with Spectrum Global Solutions, Inc. On January 7, 2022, Spectrum Global Solutions, Inc. legally changed its name to High Wire Networks, Inc. (“High Wire” or “the Company”). The merger was accounted for as a reverse merger. At the time of the reverse merger, High Wire’s subsidiaries included ADEX Corporation, ADEX Puerto Rico LLC, ADEX Canada, ADEX Towers, Inc. and ADEX Telecom, Inc. (collectively “ADEX” or the “ADEX Entities”), AW Solutions Puerto Rico, LLC (“AWS PR”), and Tropical Communications, Inc. (“Tropical”). For accounting purposes, HWN is the surviving entity.

High Wire was incorporated in the State of Nevada on January 22, 2007 to acquire and commercially exploit various new energy related technologies through licenses and purchases. On December 8, 2008, High Wire reincorporated in the province of British Columbia, Canada.

On November 4, 2021, the Company closed on its acquisition of Secure Voice Corp (“SVC”). The closing of the acquisition was facilitated by a senior secured promissory note.

On February 15, 2022, HWN sold its 50% interest in JTM, which qualified for discontinued operations treatment.

On March 6, 2023, High Wire divested the ADEX Entities. The divestiture of the ADEX Entities qualified for discontinued operations treatment (refer to Note 18, Discontinued Operations, for additional detail).

On July 31, 2023, the Company paused the operations of its AWS PR subsidiary and sold off certain assets.

On August 4, 2023, the Company formed a new entity – incorporated as Cyberlab – which is 80% owned by the Company and 20% owned by an individual 3rd party.

On November 3, 2023, the Company paused the operations of its Tropical subsidiary.

On June 27, 2024, HWN entered into an asset purchase agreement with INNO4 LLC (the “Buyer”) pursuant to which the Buyer agreed to purchase certain assets of HWN related to the Company’s technology services business unit (refer to Note 3, Recent Subsidiary Activity, for additional detail). The assets related to the technology services business unit qualified for discontinued operations treatment. Additionally, the asset purchase agreement includes a non-compete which precludes the Company from operating businesses similar to that of AWS PR and Tropical. As a result, both subsidiaries also now qualify for discontinued operations treatment. (refer to Note 18, Discontinued Operations, for additional detail).

The Company’s SVC subsidiary is a wholesale network services provider with network footprint and licenses in the Northeast and Southeast United States as well as Texas. This network carries VoIP and other traffic for other service providers.

2. Significant Accounting Policies

Condensed Financial Statements

In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments of a recurring nature considered necessary to present fairly the Company’s financial position and the results of its operations and its cash flows for the periods shown.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ materially from those estimates. The results of operations and cash flows for the periods shown are not necessarily indicative of the results to be expected for the full year.

Basis of Presentation/Principles of Consolidation

These unaudited condensed consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. These unaudited condensed consolidated financial statements include the accounts of the Company as well as High Wire and its subsidiaries, SVC and Cyberlabs. All subsidiaries are wholly-owned except for Cyberlabs which is owned 80% by High Wire and 20% by an individual 3rd party.

All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, equity component of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company records unbilled receivables for services performed but not billed. Management reviews a customer’s credit history before extending credit. The Company maintains an allowance for doubtful accounts for estimated losses. Estimates of uncollectible amounts are reviewed each period, and changes are recorded in the period in which they become known. Management analyzes the collectability of accounts receivable each period. This review considers the aging of account balances, historical bad debt experience, and changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors. Should any of these factors change, the estimate made by management may also change. The allowance for doubtful accounts at September 30, 2024 and December 31, 2023 was $74,142 and $81,359, respectively.

Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Computers and office equipment	3-7 years straight-line basis
Vehicles	3-5 years straight-line basis
Leasehold improvements	5 years straight-line basis
Software	5 years straight-line basis
Machinery and equipment	5 years straight-line basis

Goodwill

The Company has two reporting units, HWN and SVC, and tests its goodwill for impairment at least annually on December 31 and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results.

The Company tests goodwill by estimating fair value using a Discounted Cash Flow (“DCF”) model. The key assumptions used in the DCF model to determine the highest and best use of estimated future cash flows include revenue growth rates and profit margins based on internal forecasts, terminal value and an estimate of a market participant’s weighted-average cost of capital used to discount future cash flows to their present value. There were no impairment charges during the three and nine months ended September 30, 2024 and 2023.

In connection with the sale of HWN’s technology services business unit discussed in Note 3, Recent Subsidiary Activity, the Company assigned $1,349,681 of HWN’s goodwill to the sold assets. This amount was based on relative fair values in accordance with ASC 350-20-40 and is included in the gain on sale of business unit within net income (loss) from discontinued operations, net of tax on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024.

Intangible Assets

At September 30, 2024 and December 31, 2023, definite-lived intangible assets consisted of tradenames and customer relationships which are being amortized over their estimated useful lives of 10 years.

The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. The Company has no intangibles with indefinite lives.

For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value. There were no impairment charges during the three and nine months ended September 30, 2024 and 2023.

The sale of HWN’s technology services business unit discussed in Note 3, Recent Subsidiary Activity included all of HWN’s remaining intangible assets. The net book value at the time of the sale of $121,826 is included in the gain on sale of business unit within net income (loss) from discontinued operations, net of tax on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024.

Long-lived Assets

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. There were no impairment charges during the three and nine months ended September 30, 2024 and 2023.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company conducts business, and files federal and state income, franchise or net worth, tax returns in United States, in various states within the United States and the Commonwealth of Puerto Rico. The Company determines its filing obligations in a jurisdiction in accordance with existing statutory and case law. The Company may be subject to a reassessment of federal and provincial income taxes by Canadian tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. For Canadian and U.S. income tax returns, the open taxation years range from 2020 to 2023. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period. U.S. state statutes of limitations for income tax assessment vary from state to state. Tax authorities of the U.S. have not audited any of the Company’s, or its subsidiaries’, income tax returns for the open taxation years noted above.

Significant management judgment is required in determining the provision for income taxes, and in particular, any valuation allowance recorded against the Company’s deferred tax assets. Deferred tax assets are regularly reviewed for recoverability. The Company currently has significant deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences, which should reduce taxable income in future periods. The realization of these assets is dependent on generating future taxable income.

The Company follows the guidance set forth within ASC 740, “Income Taxes” which prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return. The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC 740 also provides guidance on de-recognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition. Penalties and interest, if incurred, would be recorded as a component of current income tax expense.

Prior to 2021, the Company had elected to be treated as a Subchapter S Corporation for income tax purposes, and as such recognized no income tax liability or benefit.

Revenue Recognition

The Company recognizes revenue based on the five criteria for revenue recognition established under ASC 606, “Revenue from Contracts with Customers”: 1) identify the contract, 2) identify separate performance obligations, 3) determine the transaction price, 4) allocate the transaction price among the performance obligations, and 5) recognize revenue as the performance obligations are satisfied.

Contract Types

The Company’s contracts fall under two main types: 1) fixed-price and 2) time-and-materials. Fixed-price contracts are based on purchase order line items that are billed on individual invoices as the project progresses and milestones are reached. Time-and-materials contracts include employees working on an as needed basis at customer locations and materials costs incurred by those employees.

A significant portion of the Company’s revenues come from customers with whom the Company has a master service agreement (“MSA”). These MSA’s generally contain customer specific service requirements.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the unit of account in the new revenue standard. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. For the Company’s different revenue service types, the performance obligation is satisfied at different times. For professional services revenue, the performance obligation is met when the work is performed. In certain cases, this may be each day or each week, depending on the customer. For construction services, the performance obligation is met when the work is completed and the customer has approved the work.

Revenue Service Types

The following is a description of the Company’s revenue service types:

●	Managed Services are services provided to the clients where the Company monitors, maintains, handles break/fix issues and protects customer networks. The Managed Services Segment encompasses all of the Company’s recurring revenue businesses including Overwatch Managed Security, all network managed services, all managed services performed under a Statement of Work (SoW), and the Company’s SVC revenue.

Disaggregation of Revenues

The Company disaggregates its revenue by operating segment (refer to Note 16, Segment Disclosures, for additional information).

Contract Assets and Liabilities

Contract assets would include costs and services incurred on contracts with open performance obligations. These amounts would be included in contract assets on the unaudited condensed consolidated balance sheets. At September 30, 2024 and December 31, 2023, the Company did not have any contract assets.

Contract liabilities include payment received for incomplete performance obligations and are included in contract liabilities on the unaudited condensed consolidated balance sheets. At September 30, 2024 and December 31, 2023, contract liabilities totaled $230,020 and $80,819, respectively.

Cost of Revenues

Cost of revenues includes all direct costs of providing services under the Company’s contracts, including costs for direct labor provided by employees, services by independent subcontractors, operation of capital equipment, direct materials, insurance claims and other direct costs.

Research and Development Costs

Research and development costs are expensed as incurred.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the grant date fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company accounts for stock-based compensation awards issued to non-employees for services, as prescribed by ASC 718, at either the grant date fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Accounting Standards Update (“ASU”) 2018-07. In accordance with ASU 2016-09, the Company accounts for forfeitures as they occur.

The Company uses certain pricing models to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period, which is generally the vesting period.

(Loss) Income per Share

The Company computes (loss) income per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the (loss) income available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the conversion of convertible debentures or preferred stock and the exercise of stock options or warrants. Diluted EPS excludes dilutive potential shares if their effect is anti-dilutive. As of September 30, 2024 and December 31, 2023, respectively, the Company had 539,095 and 582,843 common stock equivalents outstanding. As of September 30, 2024, 109,485 of the common stock equivalents were dilutive.

Leases

ASC 842, “Leases” requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Certain of the Company’s lease agreements contain options to renew and options to terminate the leases early. The lease term used to calculate ROU assets and lease liabilities only includes renewal and termination options that are deemed reasonably certain to be exercised.

The Company recognized lease liabilities, with corresponding ROU assets, based on the present value of unpaid lease payments for existing operating leases longer than twelve months as of January 1, 2019. The ROU assets were adjusted per ASC 842 transition guidance for existing lease-related balances of accrued and prepaid rent, unamortized lease incentives provided by lessors, and restructuring liabilities, Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur. The Company has elected not to separate lease and non-lease components for all property leases for the purposes of calculating ROU assets and lease liabilities.

Going Concern Assessment

Management assesses going concern uncertainty in the Company’s unaudited condensed consolidated financial statements to determine whether there is sufficient cash on hand and working capital, including available borrowings on loans, to operate for a period of at least one year from the date the unaudited condensed consolidated financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in GAAP. As part of this assessment, based on conditions that are known and reasonably knowable to management, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, its ability to delay or curtail expenditures or programs and its ability to raise additional capital, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period.

The Company generated operating losses in the three and nine months ended September 30, 2024 and 2023, and High Wire has historically generated operating losses since its inception and has relied on cash on hand, sales of securities, external bank lines of credit, and issuance of third-party and related party debt to support cash flow from operations. As of and for the nine months ended September 30, 2024, the Company had an operating loss of $6,101,149, cash flows used in continuing operations of $8,453,637, and a working capital deficit of $5,200,477. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year from the issuance of these unaudited condensed consolidated financial statements.

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis under which the Company is expected to be able to realize its assets and satisfy its liabilities in the normal course of business.

Management believes that based on relevant conditions and events that are known and reasonably knowable, its forecasts of operations for one year from the date of the filing of the unaudited condensed consolidated financial statements in the Company’s Quarterly Report on Form 10-Q indicate improved operations and the Company’s ability to continue operations as a going concern. The Company has contingency plans to reduce or defer expenses and cash outlays should operations not improve in the look forward period. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. These unaudited condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management requires additional funds over the next twelve months to fully implement its business plan. Management is currently seeking additional financing through the sale of equity and from borrowings from private lenders to cover its operating expenditures. There can be no certainty that these sources will provide the additional funds required for the next twelve months.

Recent Accounting Pronouncements

In November 2023, the Financial Standards Accounting Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for the Company’s annual periods beginning January 1, 2024, and for interim periods beginning January 1, 2025, with early adoption permitted. The Company is currently evaluating the potential effect that the updated standard will have on its financial statement disclosures.

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topics 740): Improvements to Income Tax Disclosures” to expand the disclosure requirements for income taxes, specifically related to the rate reconciliation and income taxes paid. ASU 2023-09 is effective for the Company’s annual periods beginning January 1, 2025, with early adoption permitted. The Company is currently evaluating the potential effect that the updated standard will have on its financial statement disclosures.

Any other new accounting pronouncements recently issued, but not yet effective, have been reviewed and determined to be not applicable or were related to technical amendments or codification. As a result, the adoption of such new accounting pronouncements, when effective, is not expected to have a material effect on the Company’s financial position or results of operations.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains its cash balances with high-credit-quality financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits may be withdrawn upon demand and therefore bear minimal risk. As of September 30, 2024, there were no cash balances in excess of provided insurance.

The Company provides credit to customers on an uncollateralized basis after evaluating client creditworthiness. For the nine months ended September 30, 2024 and 2023, no customers accounted for 10% or more of consolidated revenues. For the nine months ended September 30, 2024, one customer accounted for 15% of consolidated accounts receivable. For the nine months ended September 30, 2023, no customers accounted for 10% or more of consolidated accounts receivable for either period.

The Company’s customers are all located within the domestic United States of America

Fair Value Measurements

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by US generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets;

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash and cash equivalents, accounts receivable, restricted cash, accounts payable, loans payable and convertible debentures. Warrant liabilities are determined based on “Level 3” inputs, which are significant and unobservable and have the lowest priority. There were no transfers into or out of “Level 3” during the nine months ended September 30, 2024 and 2023. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

The Company’s financial assets and liabilities carried at fair value measured on a recurring basis as of September 30, 2024 and December 31, 2023 consisted of the following:

	Total fair value at September 30, 2024	Quoted prices in active markets (Level 1)	Quoted prices in active markets (Level 2)	Quoted prices in active markets (Level 3)
Description:
Warrant liabilities (1)	$117,120	$-	$-	$117,120

	Total fair value at December 31, 2023	Quoted prices in active markets (Level 1)	Quoted prices in active markets (Level 2)	Quoted prices in active markets (Level 3)
Description:
Warrant liabilities (1)	$833,615	$-	$-	$833,615

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Refer to Note 10, Warrant Liabilities, for additional information.

Warrant Liabilities

The Company accounts for its liability-classified warrants in accordance with ASC 480, “Distinguishing Liabilities from Equity” and all warrant liabilities are reflected as liabilities at fair value in the balance sheet. The Company uses estimates of fair value to value its warrant liabilities. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads, relying first on observable data from active markets. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820 based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments at fair value as discussed above. As of September 30, 2024 and December 31, 2023, respectively, the Company had warrant liabilities of $117,120 and $833,615.

Sequencing Policy

Under ASC 815-40-35, the Company has adopted a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares as a result of certain securities with a potentially indeterminable number of shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares. Pursuant to ASC 815, issuance of securities to the Company’s employees or directors are not subject to the sequencing policy.

3. Recent Subsidiary Activity

HWN Asset Purchase Agreement

On June 27, 2024, HWN entered into an asset purchase agreement with INNO4 LLC pursuant to which INNO4 LLC agreed to purchase certain assets of HWN related to the Company’s technology services business unit, for a base purchase price equal to $11,200,000, subject to adjustment as set forth in the agreement.

Upon closing, (i) $300,000 of the purchase price was deposited into escrow to satisfy HWN’s post-closing working capital adjustment obligations, if any, (ii) $75,000 of the purchase price was deposited into escrow to satisfy HWN’s post-closing indemnification obligations, if any, and (iii) $250,000 of the purchase price was deposited into escrow to satisfy performance revenue targets. This amount will be released to HWN if gross revenue of the technology services business unit related to the sold assets between July 1, 2024 and September 30, 2024 is greater than or equal to $3,756,675. If the revenue is below $3,756,675 but at least $3,000,000, 50% of the escrow amount will be released to HWN and 50% will be released to INNO4 LLC. If revenue is below $3,000,000, the full $250,000 will be released to INNO4 LLC.

The Company considered whether or not this transaction would cause the sold assets to qualify for discontinued operations treatment. The Company determined that the sale of the assets qualifies for discontinued operations treatment as of September 30, 2024 due to the size of their operations and because the sale represents a strategic shift (refer to Note 18, Discontinued Operations, for additional detail).

In connection with the sale, the Company recorded a gain on sale of business unit of $7,950,773 to the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024. Additionally, the operations of the assets had net loss and net income of $90,259 and $1,784,730, respectively, during the period of April 1, 2024 through June 27, 2024 and January 1, 2024 through June 27, 2024. These amounts are included within net income (loss) from discontinued operations, net of taxes on the unaudited condensed consolidated statement of operations.

Additionally, the asset purchase agreement includes a non-compete which precludes the Company from operating businesses similar to that of AWS PR and Tropical. As a result, both subsidiaries also now qualify for discontinued operations treatment as of September 30, 2024 (refer to Note 18, Discontinued Operations, for additional detail). The operations of AWS PR and Tropical had net loss and net income of $0 and $4,608, respectively, during the nine months ended September 30, 2024. These amounts are included within net income (loss) from discontinued operations, net of taxes on the unaudited condensed consolidated statement of operations.

4. Property and Equipment

Property and equipment as of September 30, 2024 and December 31, 2023 consisted of the following:

	September 30,	December 31,
	2024	2023
Computers and office equipment	$187,008	$175,008
Vehicles	11,938	11,938
Leasehold improvements	6,113	6,113
Software	473,389	472,197
Machinery and equipment	838,800	838,800
Total	1,517,248	1,504,056

Less: accumulated depreciation	(667,966)	(477,763)

Equipment, net	$849,282	$1,026,293

During the nine months ended September 30, 2024 and 2023, the Company recorded depreciation expense of $190,203 and $104,472, respectively.

5. Intangible Assets

Intangible assets as of September 30, 2024 and December 31, 2023 consisted of the following:

	Cost	Accumulated Amortization	Net carrying value at September 30, 2024	Net carrying value at December 31, 2023
Customer relationship and lists	$3,885,679	$(1,189,469)	$2,696,210	$3,007,702
Trade names	554,067	(169,927)	384,140	612,554

Total intangible assets	$4,439,746	$(1,359,396)	$3,080,350	$3,620,256

During the nine months ended September 30, 2024 and 2023, the Company recorded amortization expense of $418,080 and $509,626, respectively.

The estimated future amortization expense for the next five years and thereafter is as follows:

Year ending December 31,
2024	$122,511
2025	490,044
2026	490,044
2027	490,044
2028	490,044
Thereafter	997,663
Total	$3,080,350

6. Related Party Transactions

Loans Payable to Related Parties

As of September 30, 2024 and December 31, 2023, the Company had outstanding the following loans payable to related parties:

	September 30,	December 31,
	2024	2023
Promissory note issued to Mark Porter, 9% interest, unsecured, matures December 31, 2025	$129,181	$100,000
Convertible promissory note issued to Mark Porter, 12% interest, secured, matures December 31, 2025, net of debt discount of $0 and $10,968, respectively	229,093	154,032
Convertible promissory note issued to Mark Porter, 18% interest, secured, matures March 25, 2025, net of debt discount of $0 and $25,297, respectively	-	44,703
Total	$358,274	$298,735

Less: Current portion of loans payable to related parties	(116,556)	(254,032)

Loans payable to related parties, net of current portion	$241,718	$44,703

Promissory note, Mark Porter, 9% interest, unsecured, matures December 31, 2025

On June 1, 2021, the Company issued a $100,000 promissory note to the Chief Executive Officer of the Company in connection with the 2021 merger transaction. The note was originally due on December 15, 2021 and bears interest at a rate of 9% per annum.

On December 15, 2021, this note matured and was due on demand.

On June 28, 2024, the Company and the holder of the note entered into an amendment whereby outstanding accrued interest was added to the principal balance and the due date of the note was changed to December 31, 2025. The updated principal amount is $136,346. Additionally, the Company is to begin making monthly payments of $3,393 in July 2024.

During the nine months ended September 30, 2024, the Company paid $7,165 of the original balance under the note.

As September 30, 2024, the Company owed $129,181 pursuant to this agreement.

Convertible promissory note, Mark Porter, 12% interest, unsecured, matures December 31, 2025

On December 6, 2023, the Company issued to Mark Porter an unsecured promissory note in the aggregate principal amount of $165,000. The Company received cash of $150,000 and recorded a debt discount of $15,000. The interest on the outstanding principal due under the note accrues at a rate of 12% per annum. All outstanding principal and accrued interest under the note was due on February 5, 2024.

The note matured on February 5, 2024 and was due on demand.

On June 28, 2024, the Company and the holder of the note entered into an amendment whereby outstanding accrued interest and a penalty of $75,000 was added to the principal balance and the due date of the note was changed to December 31, 2025. The updated principal amount is $253,529. Additionally, the Company is to begin making monthly payments of $6,320 in July 2024.

During the nine months ended September 30, 2024, the Company paid $24,436 of the original balance under the note.

As September 30, 2024, the Company owed $229,093 pursuant to this agreement.

Convertible promissory note, Mark Porter, 18% interest, secured, matures March 25, 2025

In connection with the Securities Purchase Agreement discussed in Note 8, Convertible Debentures, on September 25, 2023, the Company issued to Mark Porter a senior subordinated secured convertible promissory note in the aggregate principal amount of $70,000. The interest on the outstanding principal due under the note accrued at a rate of 18% per annum. All principal and accrued but unpaid interest under the note was due on March 25, 2025. The note was convertible into shares of the Company’s common stock at a fixed conversion price of $25.00 per share.

Additionally, in connection with the note, the Company issued Mark Porter a warrant to purchase 2,800 shares of the Company’s common stock at an exercise price of $37.50 per share. These warrants expire on September 25, 2028.

The warrants, including those issued to the placement agent, had a relative fair value of $31,852, which resulted in a debt discount of $31,852. The amount is also included within additional paid-in capital.

During the nine months ended September 30, 2024, the remaining principal balance of $70,000 was paid, along with accrued interest of $9,623. As a result of these payments, the amount owed at September 30, 2024 was $0. The Company recorded a loss on settlement of debt of $15,545 on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024.

7. Loans Payable

As of September 30, 2024 and December 31, 2023, the Company had outstanding the following loans payable:

	September 30,	December 31,
	2024	2023
Future receivables financing agreement with Cedar Advance LLC, non-interest bearing, matures June 1, 2025, net of debt discount of $0 and $23,040, respectively	$250,000	$623,118
Future receivables financing agreement with Pawn Funding, non-interest bearing, matures June 1, 2025, net of debt discount of $0 and $18,240, respectively	250,000	692,885
Future receivables financing agreement with Slate Advance LLC, non-interest bearing, matures December 1, 2025, net of debt discount of $0 and $26,786, respectively	244,167	630,092
Future receivables financing agreement with Meged Funding Group, non-interest bearing, matures July 1, 2025, net of debt discount of $0 and $24,986, respectively	360,000	700,059
Promissory note issued to InterCloud Systems, Inc., non-interest bearing, unsecured and due on demand	217,400	217,400
Future receivables financing agreement with Arin Funding LLC, non-interest bearing, matures January 12, 2024, net of debt discount of $1,000	-	47,741
Future receivables financing agreement with Arin Funding LLC, non-interest bearing, matures January 23, 2024, net of debt discount of $2,500	-	84,508
Total	$1,321,567	$2,995,803

Less: Current portion of loans payable	(1,272,734)	(2,995,803)

Loans payable, net of current portion	$48,833	$-

The Company’s loans payable have an effective interest rate range of 0.0%.

Future receivables financing agreement with Cedar Advance LLC, non-interest bearing, matures June 1, 2025

On May 15, 2023, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Cedar Advance LLC. Under the Financing Agreement, the Financing Parties sold to Cedar Advance future receivables in an aggregate amount equal to $1,280,000 for a purchase price of $1,228,800. The Company received cash of $1,228,800 and recorded a debt discount of $51,200.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Cedar Advance $43,840 each week, including interest, based upon an anticipated 10% of its future receivables until such time as $1,753,600 has been paid, a period Cedar Advance and the Financing Parties estimate to be approximately nine months. The Financing Agreement also contains customary affirmative and negative covenants, representations and warranties, and default and termination provisions.

During the year ended December 31, 2023, the Company paid $633,842 of the original balance under the agreement, along with $374,478 of interest.

During June 2024, the Company and Cedar Advance LLC executed a settlement agreement and release whereby the Company is to pay a total of $375,000 of principal and interest. This resulted in a net reduction of principal totaling $261,154. This amount is included within loss on settlement of debt on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024. Monthly payments of $31,250 are due beginning in July 2024, and the new maturity date is June 1, 2025. In connection with the settlement agreement, the Company recorded accounts payable of $123,867 to a consultant who facilitated the settlements. The Company accounted for the settlement as a troubled debt restructuring in accordance with ASC 470-60. As a result, a loss on settlement of debt of $180,778 was recorded to the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024. The net impact of the settlement in the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024 was a gain on settlement of debt of $80,376.

During the nine months ended September 30, 2024, the Company paid $142,500 of the original balance under the agreement.

As of September 30, 2024, the Company owed $250,000 pursuant to this agreement.

Future receivables financing agreement with Pawn Funding, non-interest bearing, matures June 1, 2025

On May 15, 2023, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Pawn Funding. Under the Financing Agreement, the Financing Parties sold to Pawn Funding future receivables in an aggregate amount equal to $1,280,000 for a purchase price of $1,280,000. The Company received cash of $1,241,600 and recorded a debt discount of $38,400.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Pawn Funding $43,840 each week, including interest, based upon an anticipated 4% of its future receivables until such time as $1,753,600 has been paid, a period Pawn Funding and the Financing Parties estimate to be approximately nine months. The Financing Agreement also contains customary affirmative and negative covenants, representations and warranties, and default and termination provisions.

During the year ended December 31, 2023, the Company paid $568,874 of the original balance under the agreement, along with $351,765 of interest.

During June 2024, the Company and Pawn Funding executed a settlement agreement whereby the Company is to pay a total of $375,000 of principal and interest. This resulted in a net reduction of principal totaling $251,471. This amount is included within loss on settlement of debt on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024. Monthly payments of $31,250 are due beginning in July 2024, and the new maturity date is June 1, 2025. In connection with the settlement agreement, the Company recorded accounts payable of $123,868 to a consultant who facilitated the settlements. The Company accounted for the settlement as a troubled debt restructuring in accordance with ASC 470-60. As a result, a loss on settlement of debt of $111,078 was recorded to the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024. The net impact of the settlement in the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024 was a gain on settlement of debt of $140,393.

During the nine months ended September 30, 2024, the Company paid $142,500 of the original balance under the agreement.

As of September 30, 2024, the Company owed $250,000 pursuant to this agreement.

Future receivables financing agreement with Slate Advance LLC, non-interest bearing, matures December 1, 2025

On June 9, 2023, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Slate Advance. Under the Financing Agreement, the Financing Parties sold to Slate Advance future receivables in an aggregate amount equal to $1,500,000 for a purchase price of $1,425,000. The Company received cash of $1,425,000 and recorded a debt discount of $75,000.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Slate Advance $75,000 each week, including interest, based upon an anticipated 25% of its future receivables until such time as $2,100,000 has been paid, a period Slate Advance and the Financing Parties estimate to be approximately seven months. The Financing Agreement also contains customary affirmative and negative covenants, representations and warranties, and default and termination provisions.

During the year ended December 31, 2023, the Company paid $843,121 of the original balance under the agreement, along with $506,879 of interest.

During May 2024, the Company and Slate Advance LLC executed a forbearance and release agreement whereby the Company is to pay a total of $343,000 of principal and interest. This resulted in a net reduction of principal totaling $284,605. This amount is included within loss on settlement of debt on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024. A payment of $50,000 was due in June 2024, with monthly payments of $16,278 due beginning in July 2024, and the new maturity date is December 1, 2025. In connection with the settlement agreement, the Company recorded accounts payable of $156,567 to a consultant who facilitated the settlements. The Company accounted for the settlement as a troubled debt restructuring in accordance with ASC 470-60. As a result, a loss on settlement of debt of $202,830 was recorded to the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024. The net impact of the settlement in the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024 was a gain on settlement of debt of $81,775.

During the nine months ended September 30, 2024, the Company paid $147,584 of the original balance under the agreement.

As of September 30, 2024, the Company owed $244,167 pursuant to this agreement.

Future receivables financing agreement with Meged Funding Group, non-interest bearing, matures July 1, 2025

On July 25, 2023, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Meged Funding Group. Under the Financing Agreement, the Financing Parties sold to Slate Advance future receivables in an aggregate amount equal to $1,200,000 for a purchase price of $1,151,950. The Company received cash of $1,151,950 and recorded a debt discount of $48,050.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Meged Funding Group $67,200 each week, including interest, based upon an anticipated 25% of its future receivables until such time as $1,680,000 has been paid, a period Meged Funding Group and the Financing Parties estimate to be approximately six months. The Financing Agreement also contains customary affirmative and negative covenants, representations and warranties, and default and termination provisions.

During the year ended December 31, 2023, the Company paid $474,955 of the original balance under the agreement, along with $331,445 of interest.

During June 2024, the Company and Meged Funding Group executed a settlement agreement whereby the Company is to pay a total of $525,000 of principal and interest. This resulted in a net reduction of principal totaling $232,120. This amount is included within loss on settlement of debt on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024. A payment of $45,000 in due in July 2024, with monthly payments of $40,000 due beginning in August 2024, and the new maturity date is July 1, 2025. In connection with the settlement agreement, the Company recorded accounts payable of $132,604 to a consultant who facilitated the settlements. The Company accounted for the settlement as a troubled debt restructuring in accordance with ASC 470-60. As a result, a loss on settlement of debt of $191,704 was recorded to the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024. The net impact of the settlement in the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024 was a gain on settlement of debt of $40,416.

During the nine months ended September 30, 2024, the Company paid $172,040 of the original balance under the agreement.

As of September 30, 2024, the Company owed $360,000 pursuant to this agreement.

Future receivables financing agreement with Arin Funding LLC, non-interest bearing, matures January 12, 2024

On August 25, 2023, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Arin Funding LLC. Under the Financing Agreement, the Financing Parties sold to Arin Funding LLC future receivables in an aggregate amount equal to $200,000 for a purchase price of $195,000. The Company received cash of $195,000 and recorded a debt discount of $5,000.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Arin Funding LLC $13,000 each week, including interest, based upon an anticipated 5% of its future receivables until such time as $260,000 has been paid, a period Arin Funding LLC and the Financing Parties estimate to be approximately five months. The Financing Agreement also contains customary affirmative and negative covenants, representations and warranties, and default and termination provisions.

During the year ended December 31, 2023, the Company paid $151,259 of the original balance under the agreement, along with $56,741 of interest.

During the nine months ended September 30, 2024, the Company paid $48,741 of the original balance under the agreement. As a result of these payments, the amount owed at September 30, 2024 was $0.

Future receivables financing agreement with Arin Funding LLC, non-interest bearing, matures January 23, 2024

On September 5, 2023, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Arin Funding LLC. Under the Financing Agreement, the Financing Parties sold to Arin Funding LLC future receivables in an aggregate amount equal to $300,000 for a purchase price of $290,000. The Company received cash of $290,000 and recorded a debt discount of $10,000.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Arin Funding LLC $19,500 each week, including interest, based upon an anticipated 8% of its future receivables until such time as $390,000 has been paid, a period Arin Funding LLC and the Financing Parties estimate to be approximately five months. The Financing Agreement also contains customary affirmative and negative covenants, representations and warranties, and default and termination provisions.

During the year ended December 31, 2023, the Company paid $212,992 of the original balance under the agreement, along with $79,508 of interest.

During the nine months ended September 30, 2024, the Company paid $87,008 of the original balance under the agreement. As a result of these payments, the amount owed at September 30, 2024 was $0.

Future receivables financing agreements with J.J. Astor & Co., non-interest bearing, matures March 6, 2025

The Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an several bridge loan agreements with J.J. Astor &Co., dated May 9, 2024 (Loan #1), May 16, 2024 (Loan #2), and May 23, 2024 (Loan #3). Under these loan agreements, the Financing Parties issued warrants to J.J. Astor & Co., Warrant #1 dated May 9, 2024 to purchase 10,800 shares at an exercise price of $14.00 per share, Warrant #2 dated May 16, 2024 to purchase 22,000 shares at an exercise price of $10.00 per share, and Warrant #3 dated May 23, 2024 to purchase 16,240 shares at an exercise price of $12.50 per share. The Company received cash of $144,000 for Loan #1, $208,320 for Loan #2, and $180,907 for Loan #3.

Pursuant to the terms of the agreements, the Company agreed to pay J.J. Astor & Co. $5,625.00 each week for Loan #1, $8,348 for Loan #2, and $6,851 for Loan #3, including interest, a period J.J. Astor & Co. and the Financing Parties estimated to be approximately 40 weeks for each loan agreement.

The Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into a Senior Loan Agreement with J.J. Astor & Co., dated May 29, 2024. Under this Senior Loan Agreement, the Financing Parties collectively paid off the three previous short term notes aggregating $813,389 made by J.J. Astor & Co. to the company in May 2024. The Company received net cash of $1,609,593.

Pursuant to the terms of the Senior Loan Agreement, the Company agreed to pay J.J. Astor & Co. $87,750 each week, including interest, a period J.J. Astor & Co. and the Financing Parties estimated to be approximately 40 weeks for the Senior Loan Agreement.

During June 2024, the Company and J.J. Astor & Co. executed a payoff agreement and release whereby the Company was to pay a total of $3,510,000 of principal and interest. This resulted in a reduction of principal (Early Pay Discount) totaling $338,000. The Senior Loan Agreement was settled in full as of September 30, 2024 using proceeds from the sale of HWN’s technology services business unit (refer to Note 3, Recent Subsidiary Activity, for additional detail).

Promissory note issued to InterCloud Systems, Inc., non-interest bearing, unsecured and due on demand

On June 15, 2021, in connection with the 2021 merger transaction, the Company assumed High Wire’s promissory note issued to InterCloud Systems, Inc. The note was originally issued on February 27, 2018 in the principal amount of $500,000. As of June 15, 2021, $217,400 remained outstanding. The note is non-interest bearing and is due on demand.

As of September 30, 2024, the Company owed $217,400 pursuant to this agreement.

8. Convertible Debentures

As of September 30, 2024 and December 31, 2023, the Company had outstanding the following convertible debentures:

	September 30,	December 31,
	2024	2023
Convertible promissory note issued to Herald Investment Management Limited, 18% interest, secured, matures March 25, 2025, net of debt discount of $98,016 and $282,945, respectively	$601,984	$417,055
Convertible promissory note issued to 1800 Diagonal Lending LLC, 12% interest, unsecured, matures November 15, 2024	42,860	-
Convertible promissory note, Jeffrey Gardner, 18% interest, unsecured, matured September 15, 2021, due on demand	-	125,000
Convertible promissory note, James Marsh, 18% interest, unsecured, matured September 15, 2021, due on demand	-	125,000
Convertible promissory note issued to Roger Ponder, 10% interest, unsecured, matures March 31, 2024	-	23,894
Convertible promissory note issued to Kings Wharf Opportunities Fund, LP, 18% interest, secured, matures March 25, 2025, net of debt discount of $142,266 and $181,894, respectively	-	268,106
Convertible promissory note issued to Mast Hill Fund, L.P., 12% interest, unsecured, matures December 7, 2024, net of debt discount of $272,148 and $407,890, respectively	-	36,555
Convertible promissory note issued to FirstFire Global Opportunities Fund, LLC, 12% interest, unsecured, matures December 11, 2024, net of debt discount of $137,889 and $206,666, respectively	-	15,556
Convertible promissory note issued to Mast Hill Fund, L.P., 12% interest, unsecured, matures January 11, 2025, net of debt discount of $254,085	-	-
Total	$644,844	$1,011,166

Less: Current portion of convertible debentures, net of debt discount/premium	(644,844)	(326,005)

Convertible debentures, net of current portion, net of debt discount	$-	$685,161

The Company’s convertible debentures have an effective interest rate range of 41.6% to 51.2%.

Convertible promissory note, Jeffrey Gardner, 18% interest, unsecured, due on demand

On June 15, 2021 the Company issued to Jeffrey Gardner an unsecured convertible promissory note in the aggregate principal amount of $125,000 in connection with the 2021 merger transaction.

The interest on the outstanding principal due under the note accrued at a rate of 6% per annum. All principal and accrued but unpaid interest under the note was originally due on September 15, 2021. The note was convertible into shares of the Company’s common stock at a fixed conversion price of $18.75 per share.

On September 15, 2021, this note matured and was due on demand. Additionally, the interest rate increased to 18% per annum.

During the nine months ended September 30, 2024, the remaining principal balance of $125,000 was paid, along with accrued interest of $84,982. As a result of these payments, the amount owed at September 30, 2024 was $0.

Convertible promissory note, James Marsh, 18% interest, unsecured, due on demand

On June 15, 2021 the Company issued to James Marsh an unsecured convertible promissory note in the aggregate principal amount of $125,000 in connection with the 2021 merger transaction.

The interest on the outstanding principal due under the note accrued at a rate of 6% per annum. All principal and accrued but unpaid interest under the note was originally due on September 15, 2021. The note was convertible into shares of the Company’s common stock at a fixed conversion price of $18.75 per share.

On September 15, 2021, this note matured and was due on demand. Additionally, the interest rate increased to 18% per annum.

During the nine months ended September 30, 2024, the remaining principal balance of $125,000 was paid, along with accrued interest of $84,982. As a result of these payments, the amount owed at September 30, 2024 was $0.

Convertible promissory note, Roger Ponder, 10% interest, unsecured, matures August 31, 2022

On June 15, 2021, in connection with the 2021 merger transaction, the Company assumed High Wire’s convertible promissory note issued to Roger Ponder. The note was originally issued on August 31, 2020 in the principal amount of $23,894. Interest accrued at 10% per annum. All principal and accrued but unpaid interest under the note were originally due on August 31, 2022. The note was convertible into shares of the Company’s common stock at a fixed conversion price of $15.00 per share, subject to adjustment based on the terms of the note. The embedded conversion option did not qualify for derivative accounting. As a result of the conversion price being fixed at $15.00, the note had a conversion premium of $58,349, and the fair value of the note was $19,000.

On September 30, 2022, the Company and the holder of the note mutually agreed to extend the maturity date to December 31, 2022. The terms of the note were unchanged.

On December 31, 2022, the Company and the holder of the note mutually agreed to extend the maturity date to March 31, 2023. The terms of the note were unchanged.

On March 31, 2023, the Company and the holder of the note mutually agreed to extend the maturity date to June 30, 2023. The terms of the note were unchanged.

On June 30, 2023, the Company and the holder of the note mutually agreed to extend the maturity date to September 30, 2023. The terms of the note were unchanged.

On September 30, 2023, the Company and the holder of the note mutually agreed to extend the maturity date to December 31, 2023. The terms of the note were unchanged.

On December 31, 2023, the Company and the holder of the note mutually agreed to extend the maturity date to March 31, 2024. The terms of the note were unchanged.

On March 31, 2024, the Company and the holder of the note mutually agreed to extend the maturity date to June 30, 2024. The terms of the note were unchanged.

During the nine months ended September 30, 2024, the remaining principal balance of $23,894 was paid, along with accrued interest of $11,248. As a result of these payments, the amount owed at September 30, 2024 was $0.

Securities Purchase Agreement – September 2023

On September 25, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company may issue to accredited investors (the “Investors”) 18% Senior Secured Convertible Promissory Notes having an aggregate principal amount of up to $5,000,000 (the “Notes”) and Common Share Purchase Warrants (the “Warrant”) to purchase up to 4,000 shares of common stock (“Common Stock”) of the Company per $100,000 of principal amount of the Notes (the “Warrant Shares”).

The Notes mature 18 months after issuance (the “Maturity Date”), bear interest at a rate of 18% per annum and are convertible into Common Stock (the “Conversion Shares” and, together with the Warrant Shares, the “Underlying Shares”), at the Investor’s election at any time after the Maturity Date, at an initial conversion price equal to $25.00, subject to adjustment for certain stock splits, stock combinations and dilutive share issuances. The Company may prepay all, but not less than all, of the then outstanding principal amount of the Notes by paying to the Investor an amount equal to the product of (i) the sum of (a) the outstanding principal amount of the Notes, plus (b) accrued and unpaid interest hereon, plus (c) all other amounts, costs, expenses and liquidated damages due in respect of the Notes, multiplied by (ii) (x) 1.18 if the Company prepays the Notes during the first month following the original issue date and (y) if the Company prepays thereafter, 1.18 minus 0.01 for every month following the closing until the Maturity Date. The Notes contain a number of customary events of default.

The Notes constitute senior secured indebtedness of the Company, subject to a preexisting senior lien, and are guaranteed by all existing or future formed, direct and indirect, domestic subsidiaries of the Company (the “Guarantors”) pursuant to a subsidiary guarantee (the “Subsidiary Guarantee”) with the collateral agent for the Investor (the “Agent”). On September 25, 2023, the Company, the Investor, the Guarantors and the Agent also entered into a security agreement (the “Security Agreement”) pursuant to which the Notes are secured by a lien in, and security interest upon, and a right of set-off against all of its right, title and interest of whatsoever kind and nature in and to, all assets of the Company and the Guarantors, subject to customary and mutually agreed permitted liens.

The Warrant is exercisable at an initial exercise price of $37.50 per share for a term ending on the 5-year anniversary of the date of issuance. The exercise price of the Warrant is subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.

As of September 30, 2024, the Company had issued an aggregate of $1,220,000 of principal and an aggregate of 48,800 warrants to debt holders in connection with the Purchase Agreement.

Additionally, the placement agent for the Purchase agreement receives 7% cash and 7% warrant compensation on amounts closed on pursuant to the agreement. As of September 30, 2024, the placement agent had received an aggregate of 3,416warrants.

For information on the debt issued under the agreement, refer to the “Convertible promissory note, Herald Investment Management Limited, 18% interest, secured, matures March 25, 2025” and “Convertible promissory note, Kings Wharf Opportunities Fund, LP, 18% interest, secured, matures March 25, 2025” sections of this note, along with the “Convertible promissory note, Mark Porter, 18% interest, secured, matures March 25, 2025” section of Note 6, Loans Payable to Related Parties.

Convertible promissory note, Herald Investment Management Limited, 18% interest, secured, matures March 25, 2025

On September 25, 2023, the Company issued to Herald Investment Management Limited a senior subordinated secured convertible promissory note in the aggregate principal amount of $700,000. The Company received cash of $669,687 and recorded a debt discount of $30,313. The interest on the outstanding principal due under the note accrues at a rate of 18% per annum. All principal and accrued but unpaid interest under the note are due on March 25, 2025. The note is convertible into shares of the Company’s common stock at a fixed conversion price of $25.00 per share.

Additionally, in connection with the note, the Company issued Herald Investment Management Limited a warrant to purchase 28,000 shares of the Company’s common stock at an exercise price of $37.50 per share. These warrants expire on September 25, 2028.

The warrants, including those issued to the placement agent, had a relative fair value of $318,523, which resulted in an additional debt discount of $318,523. The amount is also included within additional paid-in capital.

As of September 30, 2024, the Company owed $700,000 pursuant to this note and will record accretion equal to the debt discount of $98,016 over the remaining term of the note.

Convertible promissory note, Kings Wharf Opportunities Fund, LP, 18% interest, secured, matures March 25, 2025

On September 25, 2023, the Company issued to Kings Wharf Opportunities Fund, LP a senior subordinated secured convertible promissory note in the aggregate principal amount of $450,000. The Company received cash of $430,513 and recorded a debt discount of $19,487. The interest on the outstanding principal due under the note accrued at a rate of 18% per annum. All principal and accrued but unpaid interest under the note were due on March 25, 2025. The note was convertible into shares of the Company’s common stock at a fixed conversion price of $25.00 per share.

Additionally, in connection with the note, the Company issued Kings Wharf Opportunities Fund, LP a warrant to purchase 18,000 shares of the Company’s common stock at an exercise price of $37.50 per share. These warrants expire on September 25, 2028.

The warrants, including those issued to the placement agent, had a relative fair value of $204,765 which resulted in an additional debt discount of $204,765. The amount is also included within additional paid-in capital.

During the nine months ended September 30, 2024, the remaining principal balance of $450,000 was paid, along with accrued interest of $1,110. As a result of these payments, the amount owed at September 30, 2024 was $0.

The Company recorded a loss on settlement of debt of $109,462 on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024.

Securities Purchase Agreement – December 2023

On December 7, 2023, the Company entered into a securities purchase agreement pursuant to which the Company may issue to accredited investors (the “Investors”) 12% senior promissory notes having an aggregate principal amount of up to $2,250,000, up to 19,120 shares of common stock as a commitment fee (the “commitment shares”), common share purchase warrants for the purchase of up to 21,600 shares of common stock at an initial price per share of $31.25 (the “First Warrants”), as well as common share purchase warrants for the purchase of up to 150,000 shares of common stock at an initial price per share of $0.25 (the “Second Warrants”).

The notes have a term of one year from the date of issuance. The First Warrants have a term of five years from the date of issuance. The Second Warrants have a term of five years from the date of a triggering event as defined in the terms of the agreement.

As of September 30, 2024, the Company had issued an aggregate of $1,016,667 of principal, an aggregate of 8,640 commitment shares, an aggregate of 9,760 First Warrants, and an aggregate of 67,778 Second Warrants to debt holders in connection with the agreement.

For information on the debt issued under the agreement, refer to the “Convertible promissory note, Mast Hill Fund, L.P., 12% interest, unsecured, matures December 7, 2024”, and “Convertible promissory note, FirstFire Global Opportunities Fund, LLC, 12% interest, unsecured, matures December 11, 2024”, and “Convertible promissory note, Mast Hill Fund, L.P., 12% interest, unsecured, matures January 11, 2025” sections of this note.

In connection with the issuances of debt discussed below, the Company issued 1,288 First Warrants to a broker.

Convertible promissory note, Mast Hill Fund, L.P., 12% interest, unsecured, matures December 7, 2024

On December 7, 2023, the Company issued to Mast Hill Fund, L.P. a senior convertible promissory note in the aggregate principal amount of $444,445. The Company received cash of $357,000, net of legal fees of $43,000, which resulted in an original issue discount of $44,445. The interest on the outstanding principal due under the note accrued at a rate of 12% per annum. Under the terms of the agreement the Company was to begin paying accrued interest on March 7, 2024 and principal on June 7, 2024, with all remaining amounts under the note due on December 7, 2024. The note was convertible into shares of the Company’s common stock at a fixed conversion price of $25.00 per share.

Additionally, in connection with the note, the Company issued Mast Hill Fund, L.P. 3,777 commitment shares, 4,267 First Warrants with an exercise price of $31.25 which expire on December 7, 2028, and 29,630 Second Warrants with an exercise price of $0.25 which expire five years from the date of a triggering event as defined in the terms of the agreement.

On December 7, 2023, the Company issued 3,777 commitment shares to Mast Hill Fund, L.P. The shares had a fair value of $80,713, which resulted in an additional debt discount of $80,713.

The warrants qualified for warrant liability accounting under ASC 480 “Distinguishing Liabilities from Equity”. The initial fair value of the warrants was $609,116, which resulted in an additional debt discount of $319,287 and warrant expense of $332,819, which was recorded on the consolidated statement of operations for the year ended December 31, 2023.

A total of $80,703 was recorded to additional paid-in capital in connection with the issuance of debt and warrants.

On January 1, 2024, $66,667 was added to the principal balance of the note as the Company had not yet filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. This amount was recorded as a penalty fee on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024.

During the nine months ended September 30, 2024, the remaining principal balance of $511,111 was paid, along with accrued interest of $38,831. As a result of these payments, the amount owed at September 30, 2024 was $0. The Company recorded a loss on settlement of debt of $136,267 on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024. Additionally, in connection with the payoff, the Second Warrants were canceled and extinguished in accordance with the terms of the warrants. This resulted in a gain on extinguishment of warrants liabilities of $402,807 which is included in the unaudited condensed consolidated statement of operations for the nine ended September 30, 2024.

Convertible promissory note, FirstFire Global Opportunities Fund, LLC, 12% interest, unsecured, matures December 11, 2024

On December 11, 2023, the Company issued to FirstFire Global Opportunities Fund, LLC a senior convertible promissory note in the aggregate principal amount of $222,222. The Company received cash of $178,500, net of legal fees of $21,500, which resulted in an original issue discount of $22,222. The interest on the outstanding principal due under the note accrued at a rate of 12% per annum. Under the terms of the agreement the Company was to begin paying accrued interest on March 11, 2024 and principal on June 11, 2024, with all remaining amounts under the note due on December 11, 2024. The note was convertible into shares of the Company’s common stock at a fixed conversion price of $25.00 per share.

Additionally, in connection with the note, the Company issued FirstFire Global Opportunities Fund, LLC 1,889 commitment shares, 2,134 First Warrants with an exercise price of $31.25 which expire on December 11, 2028, and 14,815 Second Warrants with an exercise price of $0.25 which expire five years from the date of a triggering event as defined in the terms of the agreement.

On December 11, 2023, the Company issued 1,889 commitment shares to FirstFire Global Opportunities Fund, LLC. The shares had a fair value of $38,540, which resulted in an additional debt discount of $38,540.

The warrants qualified for warrant liability accounting under ASC 480 “Distinguishing Liabilities from Equity”. The initial fair value of the warrants was $291,964, which resulted in an additional debt discount of $161,460 and warrant expense of $151,999, which was recorded on the consolidated statement of operations for the year ended December 31, 2023.

A total of $38,535 was recorded to additional paid-in capital in connection with the issuance of debt and warrants.

On January 1, 2024, $33,333 was added to the principal balance of the note as the Company had not yet filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. This amount was recorded as a penalty fee on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024.

During the nine months ended September 30, 2024, the remaining principal balance of $255,555 was paid, along with accrued interest of $21,350. As a result of these payments, the amount owed at September 30, 2024 was $0. The Company recorded a loss on settlement of debt of $69,042 on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024. Additionally, in connection with the payoff, the Second Warrants were canceled and extinguished in accordance with the terms of the warrants. This resulted in a gain on extinguishment of warrants liabilities of $201,404 which is included in the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024.

Convertible promissory note, Mast Hill Fund, L.P., 12% interest, unsecured, matures January 11, 2025

On January 11, 2024, the Company issued to Mast Hill Fund, L.P. a senior convertible promissory note in the aggregate principal amount of $350,000. The Company received cash of $281,150, net of legal fees of $33,850, resulting in an original issue discount of $35,000. The interest on the outstanding principal due under the note accrued at a rate of 12% per annum. Under the terms of the agreement the Company was to begin paying accrued interest on April 11, 2024 and principal on July 11, 2024, with all remaining amounts under the note due on January 11, 2025. The note was convertible into shares of the Company’s common stock at a fixed conversion price of $25.00 per share.

Additionally, in connection with the note, the Company issued Mast Hill Fund, L.P. 2,974 commitment shares, 3,360 First Warrants with an exercise price of $31.25 which expire on January 11, 2029, and 23,334 Second Warrants with an exercise price of $0.25 which expire five years from the date of a triggering event as defined in the terms of the agreement.

On January 11, 2024, the Company issued 2,974 commitment shares to Mast Hill Fund, L.P. The shares had a fair value of $56,286.

The warrants qualified for warrant liability accounting under ASC 480 “Distinguishing Liabilities from Equity”. The initial fair value of the warrants was $439,600, which resulted in an additional debt discount of $182,782 and warrant expense of $256,818, which was recorded on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024.

A total of $56,279 was recorded to additional paid-in capital in connection with the issuance of debt and warrants.

During the nine months ended September 30, 2024, the remaining principal balance of $350,000 was paid, along with accrued interest of $25,434. As a result of these payments, the amount owed at September 30, 2024 was $0. The Company recorded a loss on settlement of debt of $145,360 on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024. Additionally, in connection with the payoff, the Second Warrants were canceled and extinguished in accordance with the terms of the warrants. This resulted in a gain on extinguishment of warrants liabilities of $317,211 which is included in the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024.

Convertible promissory note, 1800 Diagonal Lending LLC, 12% interest, unsecured, matures November 15, 2024

On January 24, 2024, the Company issued to 1800 Diagonal Lending LLC an unsecured convertible promissory note in the aggregate principal amount of $178,250. The Company received cash of $150,000, net of legal fees of $5,000, resulting in an original issue discount of $23,250. A one-time interest charge of 12%, or $21,390, was applied on the issuance date. The principal and accrued interest is to be paid in nine equal payments beginning on March 15, 2024, with the final principal and accrued interest payment due on November 15, 2024. In the event of a default, the note is convertible into shares of the Company’s common stock at a fixed conversion price of $17.50 per share.

During the nine months ended September 30, 2024, the Company paid $135,390 of the original balance under the agreement.

As of September 30, 2024, the Company owed $42,860 pursuant to this note.

9. Factor Financing

On February 22, 2023, ADEX, a former subsidiary of the Company, entered into an amendment to its factor financing agreement, pursuant to which ADEX agreed to sell and assign and Bay View Funding agreed to buy and accept, certain accounts receivable owing to ADEX. The amendment amended the agreement to include the Company’s HWN and SVC subsidiaries. Under the terms of the Amendment, upon the receipt and acceptance of each assignment of accounts receivable, Bay View Funding will pay ADEX, HWN and SVC, individually and together, ninety percent (90%) of the face value of the assigned accounts receivable, up to maximum total borrowings of $9,000,000 outstanding at any point in time. ADEX, HWN and SVC additionally granted Bay View Funding a continuing security interest in, and lien upon, all accounts receivable, inventory, fixed assets, general intangibles, and other assets.

Under the factoring agreement, HWN and SVC may borrow up to the lesser of $4,000,000 or an amount equal to the sum of all undisputed purchased receivables multiplied by the advance percentage, less any funds in reserve. HWN and SVC will pay to Bay View Funding a factoring fee upon purchase of receivables by Bay View Funding equal to 0.45% of the gross face value of the purchased receivable for the first 30 day period from the date said purchased receivable is first purchased by Bay View Funding, and a factoring fee of 0.25% per 15 days thereafter until the date said purchased receivable is paid in full or otherwise repurchased by HWN and SVC or otherwise written off by Bay View Funding within the write off period. HWN and SVC will also pay a finance fee to Bay View Funding on the outstanding advances under the agreement at a floating rate per annum equal to the Prime Rate plus 1.75%. The finance rate will increase or decrease monthly, on the first day of each month, by the amount of any increase or decrease in the Prime Rate, but at no time will the finance fee be less than 9.25%.

On March 6, 2023, in connection with the divestiture of the ADEX Entities, the amounts owed and related to ADEX accounts receivable were assumed by the buyer.

During the nine months ended September 30, 2024, the Company paid $257,578 in factoring fees. These amounts are included within general and administrative expenses on the unaudited condensed consolidated statement of operations.

During the nine months ended September 30, 2024, the Company received an aggregate of $6,673,090 and repaid an aggregate of $8,034,746.

The Company owed $0 under the agreement as of September 30, 2024 and the Company will receive no further amounts from Bay View Funding.

10. Warrant Liabilities

Certain of the warrants related to the convertible debentures described in Note 8, Convertible Debentures, qualify for liability classification under ASC 480, “Distinguishing Liabilities from Equity”. The fair value of the warrant liabilities was measured upon issuance and is re-measured at the end of every reporting period, with the change in fair value reported in the consolidated statement of operations as a gain or loss on change in fair value of warrant liabilities.

During the nine months ended September 30, 2024, in connection with the related notes being paid off in full, the Second Warrants were canceled and extinguished, resulting in a gain on extinguishment of warrant liabilities of $921,422 on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024.

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 warrant liabilities for the nine months ended September 30, 2024:

September 30,
2024
Balance at the beginning of the period	$833,615
Issuance of warrants	439,600
Change in fair value of warrant liabilities	(234,673)
Return of warrants	(921,422)
Balance at the end of the period	117,120

The Company uses Level 3 inputs for its valuation methodology for the warrant liabilities as their fair values were determined by using either the Black-Scholes model based on various assumptions or the price of the Company’s common stock.

Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As required, these are classified based on the lowest level of input that is significant to the fair value measurement. The following table shows the assumptions used in the calculations:

	Expected volatility	Risk-free interest rate	Expected dividend yield	Expected life (in years)
At September 30, 2024	257%	3.58%	0%	4.19 - 4.28
At December 31, 2023	221 - 222%	4.11 - 4.25%	0%	4.94 - 4.95

11. Common Stock

Authorized shares

The Company has 1,000,000,000 common shares authorized with a par value of $0.00001.

Issuance of shares to employee

On September 3, 2024, the Company issued 3,837 shares of its common stock to an employee.

12. Preferred Stock

See below for a description of each of the Company’s outstanding classes of preferred stock, including historical and current information.

Series B

On April 16, 2018, High Wire designated 1,000 shares of Series B preferred stock with a stated value of $3,500 per share. The Series B preferred stock is neither redeemable nor convertible into common stock. The principal terms of the Series B preferred stock shares are as follows:

Issue Price — The stated price for the Series B preferred stock shares shall be $3,500 per share.

Redemption — The Series B preferred stock shares are not redeemable.

Dividends — The holders of the Series B preferred stock shares shall not be entitled to receive any dividends.

Preference of Liquidation — The Corporation’s Series A preferred stock (the “Senior Preferred Stock) shall have a liquidation preference senior to the Series B preferred stock. Upon any fundamental transaction, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of the Series B preferred stock shares shall be entitled, after any distribution or payment is made upon any shares of capital stock of the Company having a liquidation preference senior to the Series B preferred stock shares, including the Senior Preferred Stock, but before any distribution or payment is made upon any shares of common stock or other capital stock of the Company having a liquidation preference junior to the Series B preferred stock shares, to be paid in cash the sum of $3,500 per share. If upon such liquidation, dissolution or winding up, the assets to be distributed among the Series B preferred stock holders and all other shares of capital stock of the Company having the same liquidation preference as the Series B preferred stock shall be insufficient to permit payment to said holders of such amounts, then all of the assets of the Company then remaining shall be distributed ratably among the Series B preferred stock holders and such other capital stock of the Company having the same liquidation preference as the Series B preferred stock, if any. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after provision is made for Series B preferred stock holders and all other shares of capital stock of the Company having the same liquidation preference as the Series B preferred stock, if any, then-outstanding as provided above, the holders of common stock and other capital stock of the Company having a liquidation preference junior to the Series B preferred stock shall be entitled to receive ratably all remaining assets of the Company to be distributed.

Voting — The holders of shares of Series B preferred stock shall be voted together with the shares of common stock such that the aggregate voting power of the Series B preferred stock is equal to 51% of the total voting power of the Company.

Conversion — There are no conversion rights.

In accordance with ASC 480 Distinguishing Liabilities from Equity, the Company has classified the Series B preferred stock shares as temporary equity or “mezzanine.”

Series D

On June 14, 2021, High Wire designated 1,590 shares of Series D preferred stock with a stated value of $10,000 per share. The Series D preferred stock is not redeemable.

On December 13, 2021, the Company made the first amendment to the Certificate of Designation of its Series D preferred stock which changed the conversion right. As a result of this amendment, the Company recorded a deemed dividend of $5,852,000 for the year ended December 31, 2021 in accordance with ASC 260-10-599-2.

Subsequent to the first amendment, the principal terms of the Series D preferred stock shares are as follows:

Issue Price — The stated price for the Series D preferred stock shares shall be $10,000 per share.

Redemption — The Series D preferred stock shares are not redeemable.

Dividends — The holders of the Series D preferred stock shares shall not be entitled to receive any dividends.

Preference of Liquidation — Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall (i) first be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to $10,000 for each share of Series D before any distribution or payment shall be made to the holders of any other securities of the Corporation and (ii) then be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Series D were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Voting — Except as otherwise provided in the agreement or as required by law, the Series D shall be voted together with the shares of common stock, par value $0.00001 per share of the Corporation (“Common Stock”), and any other series of preferred stock then outstanding that have voting rights, and except as provided in Section 7, not as a separate class, at any annual or special meeting of stockholders of the Corporation, with respect to any question or matter upon which the holders of Common Stock have the right to vote, such that the voting power of each share of Series D is equal to the voting power of the shares of Common Stock that each such share of Series D would be convertible into pursuant to Section 6 if the Series D Conversion Date was the date of the vote. The Series D shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and may act by written consent in the same manner as the holders of Common Stock of the Corporation.

Conversion — Beginning ninety (90) days from the date of issuance, all or a portion of the Series D may be converted into Common Stock at the greater of the Fixed Price and the Average Price (as defined below). On the business day immediately preceding the listing of the Common Stock on a national securities exchange (the “Automatic Series D Conversion Date”), without any further action, all shares of Series D shall automatically convert into shares of Common Stock at the Fixed Price, which is defined as the closing price of the Common Stock on the trading day immediately preceding the date of issuance of the Series D ( subject to adjustment for any reverse or forward split of the Common Stock). The Series D shares were issued on June 16, 2021, and the closing price of the Company’s common stock was $0.225 on June 15, 2021. The Average Price is defined as the average closing price of the Company’s common stock for the 10 trading days immediately preceding, but not including, the conversion date.

Vote to Change the Terms of or Issuance of Series D — The affirmative vote at a meeting duly called for such purpose, or written consent without a meeting, of the holders of not less than fifty-one (51%) of the then outstanding shares of Series D shall be required for any change to the Certificate of Designation, Preferences, Rights and Other Rights of the Series D.

As of September 30, 2024, the carrying value of the Series D Preferred Stock was $7,745,643. This amount is recorded within equity on the unaudited condensed consolidated balance sheet.

Series E

On December 20, 2021, the Company designated 650 shares of Series E preferred stock with a stated value of $10,000 per share. The Series E preferred stock is not redeemable.

The principal terms of the Series E preferred stock shares are as follows:

Issue Price — The stated price for the Series E preferred stock shares shall be $10,000 per share.

Redemption — The Series E preferred stock shares are not redeemable.

Dividends — The holders of the Series E preferred stock shares shall not be entitled to receive any dividends.

Preference of Liquidation — Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall (i) first be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to $10,000 for each share of Series E before any distribution or payment shall be made to the holders of any other securities of the Corporation and (ii) then be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Series E were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Voting — Except as otherwise provided herein or as required by law, the Series E shall be voted together with the shares of common stock, par value $0.00001 per share of the Corporation (“Common Stock”), and any other series of preferred stock then outstanding that have voting rights, and except as provided in Section 7, below, not as a separate class, at any annual or special meeting of stockholders of the Corporation, with respect to any question or matter upon which the holders of Common Stock have the right to vote, such that the voting power of each share of Series E is equal to the voting power of the shares of Common Stock that each such share of Series E would be convertible into pursuant to Section 6 if the Series E Conversion Date was the date of the vote. The Series E shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and may act by written consent in the same manner as the holders of Common Stock of the Corporation.

Conversion — Beginning ninety (90) days from the date of issuance, all or a portion of the Series E may be converted into Common Stock at the Fixed Price (as defined below). On the business day immediately preceding the listing of the Common Stock on a national securities exchange (the “Automatic Series E Conversion Date”), without any further action, all shares of Series E shall automatically convert into shares of Common Stock at the Fixed Price. “Fixed Price” shall be defined as the closing price of the Common Stock on the trading day immediately preceding the date of issuance of the Series E (subject to adjustment for any reverse or forward split of the Common Stock or similar occurrence). The Series E shares were issued on December 30, 2021, and the closing price of the Company’s common stock was $0.23075 on December 29, 2021.

Vote to Change the Terms of or Issuance of Series E — The affirmative vote at a meeting duly called for such purpose, or written consent without a meeting, of the holders of not less than fifty-one (51%) of the then outstanding shares of Series E shall be required for any change to the Certificate of Designation, Preferences, Rights and Other Rights of the Series E.

As of September 30, 2024, the carrying value of the Series E Preferred Stock was $4,869,434. This amount is recorded within equity on the consolidated balance sheet.

13. Share Purchase Warrants and Stock Options

In connection with the issuance of new convertible debentures during December 2023 and January 2024, the associated warrants qualified for liability classification. The fair value of these warrants was $117,120 and $833,615 as of September 30, 2024 and December 31, 2023, respectively. This amount is included in warrant liabilities on the unaudited condensed consolidated balance sheet. The weighted-average remaining life on the share purchase warrants as of September 30, 2024 was 3.6 years. The weighted-average remaining life on the stock options as of September 30, 2024 was 4.1 years. With the exception of those issued during February 2021 and June 2021, the stock options outstanding at September 30, 2024 were subject to vesting terms.

During June 2024, current employees of the Company with outstanding underwater stock options were given the option of returning the existing options in exchange for new options with an exercise price based on the closing price on the date of the election. The exchanged options were considered canceled. The effective date of the election was June 21, 2024.

The following table summarizes the activity of share purchase warrants for the period of January 1, 2024 through September 30, 2024:

	Number of warrants	Weighted average exercise price	Intrinsic value
Balance at December 31, 2023	156,305	$22.50	$738,889
Granted	77,917	9.21	409,237
Exercised	-	-
Expired/forfeited	(67,778)	0.250	-
Outstanding at September 30, 2024	166,444	$25.81	$51,197
Exercisable at September 30, 2024	166,444	$25.81	$51,197

As of September 30, 2024, the following share purchase warrants were outstanding:

Number of warrants	Exercise price	Issuance Date	Expiry date	Remaining life
800	62.50	12/14/2021	12/14/2024	0.21
1,600	62.50	12/14/2021	12/14/2024	0.21
50,000	25.00	11/18/2022	11/18/2027	3.13
28,000	37.50	9/25/2023	9/25/2028	3.99
18,000	37.50	9/25/2023	9/25/2028	3.99
2,800	37.50	9/25/2023	9/25/2028	3.99
3,416	37.50	9/25/2023	9/25/2028	3.99
4,267	31.250	12/7/2023	12/7/2028	4.19
563	31.250	12/7/2023	12/7/2028	4.19
2,133	31.250	12/11/2023	12/11/2028	4.20
282	31.250	12/11/2023	12/11/2028	4.20
3,360	31.250	1/11/2024	1/11/2029	4.28
443	31.250	1/11/2024	1/11/2029	4.28
10,800	13.9000	5/9/2024	5/9/2029	4.61
22,000	10.00	5/16/2024	5/16/2029	4.63
16,240	12.50	5/23/2024	5/23/2029	4.65
1,740	11.2750	5/24/2024	5/24/2029	4.65
166,444

The following table summarizes the activity of stock options for the period of January 1, 2024 through September 30, 2024:

	Number of stock options	Weighted average exercise price	Intrinsic value
Balance at December 31, 2023	106,058	$45.00	$-
Issued	93,917	11.51	-
Exercised	-	-	-
Canceled/expired/forfeited	(81,387)	35.26	-
Outstanding at September 30, 2024	118,588	$24.33	$81,770
Exercisable at September 30, 2024	92,738	$27.50	$58,915

As of September 30, 2024, the following stock options were outstanding:

Number of stock options	Exercise price	Issuance Date	Expiry date	Remaining Life
3,845	145.00	2/23/2021	2/23/2026	1.40
13,051	63.63	8/18/2021	8/18/2026	1.88
741	134.95	11/3/2021	11/3/2026	2.09
481	46.83	3/21/2022	3/21/2027	2.47
381	26.25	5/16/2022	5/16/2027	2.62
480	21.88	9/28/2022	9/28/2027	2.99
2,400	75.00	2/8/2023	2/8/2026	1.36
261	28.75	2/27/2023	2/27/2028	3.41
1,513	27.50	5/30/2023	5/30/2028	3.67
1,064	31.23	7/18/2023	7/18/2028	3.80
454	18.55	10/24/2023	10/24/2028	4.07
83,164	11.28	6/21/2024	6/21/2029	4.73
26	10.75	6/21/2024	6/21/2029	4.73
332	10.30	6/21/2024	6/21/2029	4.73
5,701	14.78	6/21/2024	6/21/2029	4.73
4,694	12.25	9/30/2024	9/30/2029	5.00
118,588

The remaining stock-based compensation expense on unvested stock options was $146,581 as of September 30, 2024.

14. Leases

The Company leases certain office space and equipment. Leases with an initial term of 12 months or less are not recorded on the balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term. The depreciable lives of operating lease assets and leasehold improvements are limited by the expected lease term. The Company’s leases generally do not provide an implicit rate, and therefore the Company uses its incremental borrowing rate as the discount rate when measuring operating lease liabilities.

The following table sets forth the operating lease right of use (“ROU”) assets and liabilities as of September 30, 2024 and December 31, 2023:

	September 30,	December 31,
	2024	2023
Operating lease assets	$200,716	$277,995

Operating lease liabilities:
Current operating lease liabilities	108,145	89,318
Long term operating lease liabilities	98,133	190,989
Total operating lease liabilities	$206,278	$280,307

Expense related to leases is recorded on a straight-line basis over the lease term, including rent holidays. During the nine months ended September 30, 2024 and 2023, the Company recognized operating lease expense of $86,002 and $77,762, respectively. Operating lease costs are included within general and administrative expenses on the unaudited condensed consolidated statements of operations. During the nine months ended September 30, 2024 and 2023, short-term lease costs were $0 and $44,631, respectively.

Cash paid for amounts included in the measurement of operating lease liabilities were $82,751 and $93,696, respectively, for the nine months ended September 30, 2024 and 2023. These amounts are included in operating activities in the unaudited condensed consolidated statements of cash flows. During the nine months ended September 30, 2024 and 2023, the Company reduced its operating lease liabilities by $74,028 and $89,984, respectively, for cash paid.

The operating lease liabilities as of September 30, 2024 reflect a weighted average discount rate of 5%. The weighted average remaining term of the leases is 1.8 years. Remaining lease payments as of September 30, 2024 are as follows:

Year ending December 31,
2024	28,644
2025	116,965
2026	70,179
Total lease payments	215,788
Less: imputed interest	(9,510)
Total	$206,278

15. Commitments and Contingencies

Leases

The Company leases its principal offices under a lease that expires in 2026. Leases with an initial term of 12 months or less and immaterial leases are not recorded on the balance sheet (refer to Note 14, Leases, for amounts expensed during the nine months ended September 30, 2024 and 2023).

Legal proceedings

In the normal course of business or otherwise, the Company may become involved in legal proceedings. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred.

16. Segment Disclosures

During the nine months ended September 30, 2024 and 2023, the Company had three operating segments including:

●	Cybersecurity, which is comprised of HWN and Cyberlabs.

●	SVC, which consists of the Company’s SVC subsidiary.

●	Corporate, which consists of the rest of the Company’s operations.

Factors used to identify the Company’s reportable segments include the organizational structure of the Company and the financial information available for evaluation by the chief operating decision-maker in making decisions about how to allocate resources and assess performance. The Company’s operating segments have been broken out based on similar economic and other qualitative criteria. The Company operates all reporting segments in one geographical area (the United States).

Financial statement information by operating segment for the three and nine months ended September 30, 2024 is presented below:

	Three Months Ended September 30, 2024				Nine Months Ended September 30, 2024
	Corporate	Cybersecurity	SVC	Total	Corporate	Cybersecurity	SVC	Total

Net sales	$-	$1,044,744	$1,006,928	$2,051,672	$-	$3,137,138	$2,913,655	$6,050,793
Operating (loss) income	(427,476)	(1,104,457)	(38,177)	(1,570,110)	(1,059,650)	(4,880,607)	(160,892)	(6,101,149)
Interest expense	46,920	3,275	-	50,195	398,579	638,689	-	1,037,268
Depreciation and amortization	-	44,928	141,494	186,422	-	195,317	412,966	608,283
Total assets as of September 30, 2024	14,865	2,098,766	5,730,571	7,844,202	14,865	2,098,766	5,730,571	7,844,202

Financial statement information by operating segment for the three and nine months ended September 30, 2023 is presented below:

	Three Months Ended September 30, 2023				Nine Months Ended September 30, 2023
	Corporate	Cybersecurity	SVC	Total	Corporate	Cybersecurity	SVC	Total

Net sales	$-	$934,861	$1,039,603	$1,974,464	$-	$2,902,247	$2,720,857	$5,623,104
Operating loss	(570,900)	(2,196,637)	153,962	(2,613,575)	(2,294,299)	(5,005,406)	(93,370)	(7,393,075)
Interest expense	(471,506)	1,589,112	-	1,117,606	(254,200)	1,959,859	-	1,705,659
Depreciation and amortization	-	47,365	150,843	198,208	-	161,575	452,523	614,098
Total assets as of December 31, 2023	14,929	3,361,863	5,825,951	9,202,743	14,929	3,361,863	5,825,951	9,202,743

17. Earnings Per Share

The following table shows the computation of basic and diluted earnings per share for the three and nine months ended September 30, 2024 and 2023:

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2024	2023	2024	2023

Numerator:
Net (loss) income attributable to High Wire Networks, Inc. common shareholders	$(1,670,439)	$(3,550,649)	$2,014,058	$(7,524,335)

Denominator
Weighted average common shares outstanding, basic	963,650	951,442	962,765	890,774
Effect of dilutive securities	-	-	109,485	-
Weighted average common shares outstanding, diluted	963,650	951,442	1,072,250	890,774

Income (loss) per share attributable to High Wire Networks, Inc. common shareholders, basic:
Net loss from continuing operations	$(1.73)	$(4.01)	$(8.02)	$(7.16)
Net income (loss) from discontinued operations, net of taxes	$-	$0.28	$10.11	$(1.29)
Net income (loss) per share	$(1.73)	$(3.73)	$2.09	$(8.45)

Income (loss) per share attributable to High Wire Networks, Inc. common shareholders, diluted:
Net loss from continuing operations	$(1.73)	$(4.01)	$(7.20)	$(7.16)
Net income (loss) from discontinued operations, net of taxes	$-	$0.28	$9.08	$(1.29)
Net income (loss) per share	$(1.73)	$(3.73)	$1.88	$(8.45)

18.   Discontinued Operations

On March 6, 2023, High Wire divested the ADEX Entities. The divestiture of the ADEX Entities qualified for discontinued operations treatment.

The results of operations of the ADEX Entities have been included within net income (loss) from discontinued operations, net of tax, on the unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2023.

On June 27, 2024, HWN sold the assets of its technology services business unit. The operations of the sold business unit qualified for discontinued operations treatment.

The assets and liabilities of the sold business unit as of December 31, 2023 have been included within the unaudited condensed consolidated balance sheet as current assets of discontinued operations and current liabilities of discontinued operations.

The results of operations of the sold business unit have been included within net income (loss) from discontinued operations, net of tax, on the unaudited condensed consolidated statements of operations for the nine months ended September 30, 2024 and the three and nine months ended September 30, 2023.

In connection with the sale of HWN’s technology services business unit, the Company is now subject to a non-compete which precludes it from operating businesses similar to that of AWS PR and Tropical. As a result, both subsidiaries qualify for discontinued operations treatment.

The assets and liabilities of AWS PR and Tropical as of September 30, 2024 and December 31, 2023 have been included within the unaudited condensed consolidated balance sheet as current assets of discontinued operations and current liabilities of discontinued operations.

The results of operations of AWS PR and Tropical have been included within net income (loss) from discontinued operations, net of tax, on the unaudited condensed consolidated statements of operations for the nine months ended September 30, 2024 and 2023.

The following table shows the balance of the Company’s discontinued operations as of September 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023
Current assets:
Cash	$-	$5,075
Accounts receivable	-	1,623,936
Current assets of discontinued operations	$-	$1,629,011

Current liabilities:
Accounts payable and accrued liabilities	$505,782	$1,227,529
Contract liabilities	-	301,757
Current liabilities of discontinued operations	$505,782	$1,529,286

The following table shows the statement of operations for the Company’s discontinued operations for the three months ended September 30, 2023 and the nine months ended September 30, 2024 and 2023:

	For the three months ended	For the nine months ended
	September 30,	September 30,
	2023	2024	2023

Revenue	$4,047,121	$7,558,530	$21,262,934

Operating expenses:
Cost of revenues	3,034,609	4,132,178	16,394,702
Depreciation and amortization	-	-	107,627
Salaries and wages	825,286	1,136,044	3,422,824
General and administrative	125,891	505,578	1,249,979
Total operating expenses	3,985,786	5,773,800	21,175,132

Income from operations	61,335	1,784,730	87,802

Other income (expenses):
Gain on sale of business unit	-	7,950,773	-
Other income	-	1,500	-
Gain (loss) on disposal of subsidiary	-	-	(1,434,392)
Gain on sale of asset	204,081	-	204,081
Exchange loss	-	-	(923)
Total other income (expense)	204,081	7,952,273	(1,231,234)

Pre-tax income (loss) from discontinued operations	265,416	9,737,003	(1,143,432)

Provision for income taxes	-	-	-

Net income (loss) from discontinued operations, net of tax	$265,416	$9,737,003	$(1,143,432)

19. Reverse Stock Split

On January 30, 2025, we filed a Preliminary Information Statement wherein a majority of the Company’s stockholders approved an amendment to its Articles of Incorporation authorizing a reverse stock split of the Company’s common stock at a ratio of up to 1-for-250 (the “Reverse Split”), to be determined by the Board of Directors prior to the Effective Time (as defined below) of the amendment to the Articles of Incorporation.

The Reverse Split will not impact the par value of the Company’s common stock or the authorized number of shares of common stock. Our unaudited consolidated financial statements and the notes thereto are presented giving effect to the Reverse Split.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of High Wire Networks, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of High Wire Networks, Inc.,(“the Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2024 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses since inception, has negative cash flows from operations, and has negative working capital, which creates substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) related to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Goodwill Impairment Assessment

Critical Audit Matter Description

As described in Note 2 to the consolidated financial statements, the Company tests goodwill for impairment annually at the reporting unit level, or more frequently if events or circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Reporting units are tested for impairment by comparing the estimated fair value of each reporting unit with its carrying amount. If the carrying amount of a reporting unit exceeds its estimated fair value, an impairment loss is recorded based on the difference between the fair value and carrying amount, not to exceed the associated carrying amount of goodwill. The Company’s annual impairment test occurred on December 31, 2024 and resulted in the recognition of a goodwill impairment expense of approximately $2.2 million. The Company utilized a third-party valuation specialist to assist in the preparation of the goodwill impairment tests for each reporting unit. The Company primarily used a discounted cash flow income method to estimate the fair value of each reporting unit.

How the Critical Audit Matter was Addressed in the Audit

We identified the evaluation of the impairment analysis for goodwill as a critical audit matter because of the significant estimates and assumptions management used in the discounted cash flow analysis performed by management to determine fair value of the reporting unit. Performing audit procedures to evaluate the reasonableness of these estimates and assumptions required a high degree of auditor judgment and an increased extent of effort. In addition, the audit effort involved the use of professionals with specialized skill and knowledge.

Our audit procedures related to the following:

●	Testing management’s process for developing the fair value of each reporting unit.

●	Evaluating the appropriateness of the discounted cash flow model utilized by the Company.

●	Testing the completeness and accuracy of underlying data used in the fair value estimate.

●	Evaluating the significant assumptions provided by management or developed by the third-party valuation specialist related to revenues, EBITDA, income taxes, long term growth rate, and discount rate to discern whether they are reasonable considering (i) the current and past performance of the entity; (ii) the consistency with external market and industry data; and (iii) whether these assumptions were consistent with evidence obtained in other areas of the audit.

In addition, professionals with specialized skill and knowledge were utilized by the Firm to assist in the evaluation of the discounted cash flow model.

Long-Lived Asset Impairment Assessment

Critical Audit Matter Description

As described in note 2 to the financial statements, the Company performs impairment testing for its long-lived assets when events or changes in circumstances indicate that its carrying amount may not be recoverable and exceeds its fair value. Due to economic performance and challenging industry and economic conditions, the Company tested certain long-lived assets for impairment at December 31, 2023 which resulted in the recognition of an impairment charge of approximately $438,000 related to the Company’s intangible assets. The Company’s evaluation of the recoverability of the long-lived asset group involved comparing the undiscounted future cash flows expected to be generated by the long-lived asset group to its carrying amount. The Company’s determination of the fair value of the long-lived asst groups primarily involved the use of a discounted cash flow model. In addition, the Company determined the fair value of certain trade names using the relief-from-royalty method. The Company’s recoverability analysis and determination of fair value requires management to make significant estimates and assumptions related to forecasted sales growth rates and cash flows over the remaining useful life of the long-lived asset groups.

We identified the evaluation of the impairment analysis for these long-lived assets as a critical audit matter because of the significant estimates and assumptions management used in the fair value models. Performing audit procedures to evaluate the reasonableness of these estimates and assumptions required a high degree of auditor judgment and an increased extent of effort.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the following:

●	Testing management’s process for developing the tests for recoverability and fair value estimates.

●	Evaluating the appropriateness of the valuation models used.

●	Testing the completeness and accuracy of underlying data used in the fair value estimates.

●	Evaluating the significant assumptions provided by management or developed by the third¬-party valuation specialist related to revenues, EBITDA, income taxes, long term growth rate, hypothetical royalty rates, and discount rates to discern whether they are reasonable considering (i) the current and past performance of the entity; (ii) the consistency with external market and industry data; and (iii) whether these assumptions were consistent with evidence obtained in other areas of the audit.

●	Professionals with specialized skill and knowledge were utilized by the Firm to assist in the evaluation of the discounted cash flow model and discount rate assumptions.

We have served as the Company’s auditor since 2014.

Draper, UT

April 19, 2024 (January 29, 2025, as to the effects of the reverse stock split and discontinued operations described in Notes 19 and 21).

High Wire Networks, Inc.

Consolidated balance sheets

	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$333,357	$649,027
Accounts receivable, net of allowances of $311,610 and $36,000, respectively, and unbilled revenue of $99,916 and $0, respectively	670,388	853,173
Prepaid expenses and other current assets	117,030	883,858
Current assets of discontinued operations	1,623,936	8,283,773
Total current assets	2,744,711	10,669,831

Property and equipment, net of accumulated depreciation of $477,763 and $294,763, respectively	1,026,293	1,544,271
Goodwill	3,162,499	8,028,106
Intangible assets, net of accumulated amortization of $2,350,059 and $1,670,556, respectively	3,620,256	4,738,134
Operating lease right-of-use assets	277,995	57,408
Noncurrent assets of discontinued operations	-	7,557,221
Total assets	$10,831,754	$32,594,971

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued liabilities	5,189,996	4,932,965
Contract liabilities	162,614	539,667
Current portion of loans payable to related parties, net of debt discount of $10,968 and $0, respectively	254,032	209,031
Current portion of loans payable, net of debt discount of $96,552 and $658,838, respectively	2,995,803	1,928,964
Current portion of convertible debentures, net of debt discount of $614,556 and $0, respectively	326,005	1,598,894
Factor financing	1,361,656	-
Warrant liabilities	833,615	-
Current portion of derivative liabilities	-	4,720,805
Operating lease liabilities, current portion	89,318	74,266
Current liabilities of discontinued operations	1,447,491	7,555,201
Total current liabilities	12,660,530	21,559,793

Long-term liabilities:
Loans payable to related parties, net of current portion, net of debt discount of $25,297	44,703	-
Loans payable, net of current portion	-	185,513
Convertible debentures, net of current portion, net of debt discount of $464,839 and $0, respectively	685,161	1,625,000
Operating lease liabilities, net of current portion	190,989	-
Derivative liabilities, net of current portion	-	3,324,126
Noncurrent liabilities of discontinued operations	-	152,102
Total long-term liabilities	920,853	5,286,741

Total liabilities	13,581,383	26,846,534

Commitments and contingencies (Note 16)

Series A preferred stock; $0.00001 par value; 8,000,000 shares authorized; 0 and 300,000 issued and outstanding as of December 31, 2023 and 2022, respectively	-	722,098
Series B preferred stock; $3,500 stated value; 1,000 shares authorized; 1,000 issued and outstanding as of December 31, 2023 and 2022	-	-
Series D preferred stock; $10,000 stated value; 1,590 shares authorized; 1,405 issued and outstanding as of December 31, 2022	-	11,641,142
Series E preferred stock; $10,000 stated value; 650 shares authorized; 526 issued and outstanding as of December 31, 2022	-	5,104,658
Total mezzanine equity	-	17,467,898

Stockholders’ deficit:
Common stock; $0.00001 par value; 1,000,000,000 shares authorized; 959,508 and 657,953 issued and outstanding as of December 31, 2023 and 2022, respectively	10	7
Series D preferred stock; $10,000 stated value; 1,590 shares authorized; 943 issued and outstanding as of December 31, 2023	7,745,643	-
Series E preferred stock; $10,000 stated value; 650 shares authorized; 311 issued and outstanding as of December 31, 2023	4,869,434	-
Additional paid-in capital	31,180,754	20,340,002
Accumulated deficit	(46,545,470)	(32,059,470)
Total stockholders’ deficit	(2,749,629)	(11,719,461)

Total liabilities and stockholders’ deficit	$10,831,754	$32,594,971

(The accompanying notes are an integral part of these consolidated financial statements)

High Wire Networks, Inc.

Consolidated statements of operations

	For the years ended
	December 31,
	2023	2022

Revenue	$6,906,160	$8,564,776

Operating expenses:
Cost of revenue	4,491,803	6,410,924
Depreciation and amortization	844,457	814,102
Salaries and wages	5,194,175	11,315,463
General and administrative	5,643,940	4,628,464
Goodwill impairment charge	2,243,820	-
Intangible asset impairment charge	438,374	-
Total operating expenses	18,856,569	23,168,953

Loss from operations	(11,950,409)	(14,604,177)

Other income (expenses):
Interest expense	(2,458,263)	(1,342,827)
Amortization of debt discounts	(1,113,589)	(3,196,589)
Gain on change in fair value of derivative liabilities	3,140,404	6,445,531
Gain on extinguishment of derivatives	1,692,232	-
Liquidated damages related to escrow shares	(1,222,000)	-
Warrant expense	(484,818)	-
Gain on sale of asset	204,081
Gain on change in fair value of warrant liabilities	67,465	-
Exchange loss	(8,368)	(846)
Loss on settlement of debt	-	(260,932)
Amortization of premiums on convertible debentures and loans payable to related parties	-	1,031,353
Initial derivative expense	-	(1,289,625)
Gain (loss) on settlement of warrants	-	176,735
Other income	37,500	281,132
Total other (expense) income	(145,356)	1,843,932

Net loss from continuing operations before income taxes	(12,095,765)	(12,760,245)

Provision for income taxes	-	-

Net loss from continuing operations	(12,095,765)	(12,760,245)

Net loss from discontinued operations, net of tax	(2,390,235)	(6,403,330)
Less: net loss from discontinued operations attributable to noncontrolling interest	-	128,487

Net loss attributable to High Wire Networks, Inc. common shareholders	$(14,486,000)	$(19,035,088)

Loss per share attributable to High Wire Networks, Inc. common shareholders, basic and diluted:
Net loss from continuing operations	$(13.34)	$(46.43)
Net loss from discontinued operations, net of taxes	$(2.63)	$(22.82)
Net loss per share	$(15.97)	$(69.25)

Weighted average common shares outstanding, basic and diluted	906,834	274,856

(The accompanying notes are an integral part of these consolidated financial statements)

High Wire Networks, Inc.
Consolidated statements of stockholder’s deficit

	For the year ended December 31, 2023
	Common stock		Series D preferred stock		Series E preferred stock		Additional paid-	Accumulated
	Shares	$	Shares	$	Shares	$	in capital	deficit	Total

Balances, January 1, 2023	657,953	$7	-	$-	-	$-	$20,340,002	$(32,059,470)	$(11,719,461)

Issuance of common stock upon conversion of Series A preferred stock	15,000	0	-	-	-	-	722,098	-	722,098
Issuance of common stock pursuant to PIPE transaction	205,333	2	-	-	-	-	3,499,998	-	3,500,000
Reclassification of Series D and E preferred stock to permanent equity	-	-	1,125	9,245,462	526	5,104,658	-	-	14,350,120
Issuance of common stock upon conversion of Series D preferred stock	59,228	1	(182)	(1,499,819)	-	-	2,945,038		1,445,220
Issuance of common stock to third-party vendors	13,600	0	-	-	-	-	290,560	-	290,560
Issuance of common stock upon conversion of Series E preferred stock	2,727	0	-	-	(15)	(235,224)	235,224	-	-
Cancelation of Series E preferred stock shares	-	-	-	-	(200)	-	-	-	-
Issuance of common stock and warrants upon issuance of debt	5,665	0	-	-	-	-	674,378	-	674,378
Liquidated damages related to escrow shares	-	-	-	-	-	-	1,222,000	-	1,222,000
Stock-based compensation	-	-	-	-	-	-	1,251,456	-	1,251,456
Net income for the period	-	-	-	-	-	-	-	(14,486,000)	(14,486,000)

Ending balance, December 31, 2023	959,508	$10	943	$7,745,643	311	$4,869,434	$31,180,754	$(46,545,470)	$(2,749,629)

	For the year ended December 31, 2022
	Common stock		Additional paid-	Accumulated	Noncontrolling
	Shares	$	in capital	deficit	interest	Total

Balances, January 1, 2022	184,596	$2	$8,631,370	$(13,024,382)	$1,949,701	$(2,443,309)

Issuance of common stock upon conversion of convertible debentures	74,795	1	2,554,447	-	-	2,554,448
Issuance of common stock upon conversion of Series D preferred stock	9,262	0	516,159	-	-	516,159
Issuance of common stock upon conversion of Series E preferred stock	22,633	0	1,209,159			1,209,159
Issuance of common stock pursuant to PIPE transaction	366,667	4	6,199,996	-	-	6,200,000
Stock-based compensation	-	-	1,228,871	-	-	1,228,871
Disposal of JTM	-	-	-	-	(1,949,701)	(1,949,701)
Net income for the period	-	-	-	(19,035,088)	-	(19,035,088)

Ending balance, December 31, 2022	657,953	$7	$20,340,002	$(32,059,470)	$-	$(11,719,461)

(The accompanying notes are an integral part of these consolidated financial statements)

High Wire Networks, Inc.

Consolidated statements of cash flows

	For the years ended
	December 31,
	2023	2022

Cash flows from operating activities:
Net loss from continuing operations	$(12,095,765)	$(12,760,245)

Adjustments to reconcile net loss to net cash used in operating activities:
Gain on change in fair value of derivative liabilities	(3,140,404)	(6,445,531)
Amortization of debt discounts	1,113,589	2,165,236
Depreciation and amortization	844,457	814,102
Amortization of operating lease right-of-use assets	99,244	111,447
Stock-based compensation related to stock options	1,251,456	1,228,871
Stock-based compensation related to third-party vendors	290,560	-
Liquidated damages related to escrow shares	1,222,000	-
Gain on extinguishment of derivatives	(1,692,232)	-
Loss (gain) on disposal of subsidiary	1,434,392	(919,873)
Gain on sale of asset	(204,081)	-
Write-offs of fixed assets	221,510	-
Gain on change in fair value of warrant liabilities	(67,465)	-
Goodwill impairment charge	2,243,820	-
Intangible asset impairment charge	438,374	-
Warrant expense	484,818	-
Loss on settlement of debt	-	260,932
Stock-based compensation related to Series D issuances	-	5,498,845
Initial derivative expense	-	1,289,625
Gain on settlement of warrants	-	(176,735)
Changes in operating assets and liabilities:	-	-
Accounts receivable	278,807	(152,068)
Prepaid expenses and other current assets	766,828	(540,561)
Accounts payable and accrued liabilities	997,464	2,406,051
Contract liabilities	314,735	(222,069)
Operating lease liabilities	(113,791)	(133,258)
Net cash used in operating activities of continuing operations	(5,311,684)	(7,575,231)
Net cash (used in) provided by operating activities of discontinued operations	(2,619,989)	5,459,464
Net cash used in operating activities	(7,931,673)	(2,115,767)

Cash flows from investing activities:
Purchase of fixed assets	(20,000)	(404,701)
Cash received in connection with disposal of JTM	50,000	475,000
Cash received in connection with sale of AWS PR assets	160,000	-
Net cash provided by investing activities	190,000	70,299

Cash flows from financing activities:
Proceeds from loans payable to related parties	220,000	-
Proceeds from loans payable	6,782,350	3,374,965
Repayments of loans payable	(5,776,195)	(5,383,005)
Proceeds from convertible debentures	1,635,700	500,000
Repayments of convertible debentures	-	(2,744,015)
Proceeds from factor financing	12,885,071	-
Repayments of factor financing	(11,523,415)	-
Securities Purchase Agreement proceeds	3,500,000	-
Proceeds from related party advances	-	380,000
Repayments of related party advances	-	(380,000)
Proceeds from PIPE investment	-	6,200,000
Net cash provided by financing activities of continuing operations	7,723,511	1,947,945
Net cash (used in) provided by financing activities of discontinued operations	(297,508)	301,071
Net cash provided by financing activities	7,426,003	2,249,016

Net (decrease) increase in cash	(315,670)	203,548

Cash, beginning of period	649,027	445,479

Cash, end of period	$333,357	$649,027
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,777,530	$1,172,388
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Common stock issued for conversion of Series D preferred stock	$2,945,039	$516,159
Common stock issued for conversion of Series E preferred stock	$235,224	$1,209,159
Original issue discounts on loans payable and convertible debentures	$874,117	$1,524,835
Common stock issued for conversion of Series A preferred stock	$722,098	$-
Right-of-use asset obtained in exchange for lease liability	$319,832	$-
Issuance of common stock and warrants upon issuance of debt	$674,378	$-
Common stock issued for conversion of convertible debentures	$-	$2,554,448
Issuance of Series D preferred stock	$-	$5,498,845
Receivable from JTM disposition	$-	$50,000

(The accompanying notes are an integral part of these consolidated financial statements)

High Wire Networks, Inc.

Notes to the consolidated financial statements

December 31, 2023

1. Organization

HWN, Inc., (d/b/a High Wire Network Solutions, Inc.) (“HWN” or the “Company”) was incorporated in Delaware on January 20, 2017. The Company is a global provider of managed cybersecurity, managed networks, and tech enabled professional services delivered exclusively through a channel sales model. The Company’s Overwatch managed security platform-as-a-service offers organizations end-to-end protection for networks, data, endpoints and users via multiyear recurring revenue contracts in this fast-growing technology segment.

HWN and JTM Electrical Contractors, Inc. (“JTM”), an Illinois corporation, entered into an operating agreement through which High Wire owned 50% of JTM.

On June 16, 2021, the Company completed a merger with Spectrum Global Solutions, Inc. On January 7, 2022, Spectrum Global Solutions, Inc. legally changed its name to High Wire Networks, Inc. (“High Wire” or “the Company”). The merger was accounted for as a reverse merger. At the time of the reverse merger, High Wire’s subsidiaries included ADEX Corporation, ADEX Puerto Rico LLC, ADEX Canada, ADEX Towers, Inc. and ADEX Telecom, Inc. (collectively “ADEX” or the “ADEX Entities”), AW Solutions Puerto Rico, LLC (“AWS PR”) and Tropical Communications, Inc. (“Tropical”). For accounting purposes, HWN is the surviving entity.

High Wire was incorporated in the State of Nevada on January 22, 2007 to acquire and commercially exploit various new energy related technologies through licenses and purchases. On December 8, 2008, High Wire reincorporated in the province of British Columbia, Canada.

On November 4, 2021, the Company closed on its acquisition of Secure Voice Corp (“SVC”). The closing of the acquisition was facilitated by a senior secured promissory note.

On February 15, 2022, HWN sold its 50% interest in JTM, which qualified for discontinued operations treatment (refer to Note 19, Discontinued Operations, for additional detail).

On March 6, 2023, High Wire divested the ADEX Entities (refer to Note 3, Recent Subsidiary Activity, for additional detail). The divestiture of the ADEX Entities qualified for discontinued operations treatment (refer to Note 19, Discontinued Operations, for additional detail).

On July 31, 2023, the Company paused the operations of its AWS PR subsidiary and sold off certain assets (refer to Note 3, Recent Subsidiary Activity, for additional detail).

On August 4, 2023, the Company formed a new entity – incorporated as Cyberlabs– which is 80% owned by the Company and 20% owned an individual 3rd party (refer to Note 3, Recent Subsidiary Activity, for additional detail).

On November 3, 2023, the Company paused the operations of its Tropical subsidiary (refer to Note 3, Recent Subsidiary Activity, for additional detail).

The Company’s AWS PR and Tropical subsidiaries are professional, multi-service line, telecommunications infrastructure companies that provide outsourced services to the wireless and wireline industry. The Company’s SVC subsidiary is a wholesale network services provider with network footprint and licenses in the Northeast and Southeast United States as well as Texas. This network carries VoIP and other traffic for other service providers. Cyberlabs has not begun to generate revenue as of December 31, 2023.

2. Significant Accounting Policies

Basis of Presentation/Principles of Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. These consolidated financial statements include the accounts of the Company as well as High Wire and its subsidiaries, AWS PR, Tropical, SVC and Cyberlabs. All subsidiaries are wholly-owned.

All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, equity component of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company records unbilled receivables for services performed but not billed. Management reviews a customer’s credit history before extending credit. The Company maintains an allowance for doubtful accounts for estimated losses. Estimates of uncollectible amounts are reviewed each period, and changes are recorded in the period in which they become known. Management analyzes the collectability of accounts receivable each period. This review considers the aging of account balances, historical bad debt experience, and changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors. Should any of these factors change, the estimate made by management may also change. The allowance for doubtful accounts at December 31, 2023 and 2022 was $311,610 and $36,000, respectively.

Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Computers and office equipment	3-7 years straight-line basis
Vehicles	3-5 years straight-line basis
Leasehold improvements	5 years straight-line basis
Software	5 years straight-line basis
Machinery and equipment	5 years straight-line basis

Goodwill

The Company has two reporting units, HWN and SVC, and tests its goodwill for impairment at least annually on December 31 and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results.

The Company tests goodwill by estimating fair value using a Discounted Cash Flow (“DCF”) model. The key assumptions used in the DCF model to determine the highest and best use of estimated future cash flows include revenue growth rates and profit margins based on internal forecasts, terminal value and an estimate of a market participant’s weighted-average cost of capital used to discount future cash flows to their present value. The Company’s HWN reporting unit, which included goodwill of $1,732,431 as of December 31, 2023, had a negative carrying amount as of that date. During the year ended December 31, 2023, there was a goodwill impairment charge of $2,243,820 on the Company’s SVC reporting unit. There were no impairment charges during the year ended December 31, 2022.

Intangible Assets

At December 31, 2023 and 2022, definite-lived intangible assets consist of tradenames and customer relationships which are being amortized over their estimated useful lives of 10 years.

The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. The Company has no intangibles with indefinite lives.

For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value. During the year ended December 31, 2023, there was an intangible asset impairment charge of $438,374 on HWN’s customer relationships and lists. There were no impairment charges during the year ended December 31, 2022.

Long-lived Assets

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. Other than the intangible asset impairment charges noted above, there were no impairment charges on long-lived assets during the years ended December 31, 2023 and 2022.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company conducts business, and files federal and state income, franchise or net worth, tax returns in United States, in various states within the United States and the Commonwealth of Puerto Rico. The Company determines its filing obligations in a jurisdiction in accordance with existing statutory and case law. The Company may be subject to a reassessment of federal and provincial income taxes by Canadian tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. For Canadian and U.S. income tax returns, the open taxation years range from 2020 to 2023. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period. U.S. state statutes of limitations for income tax assessment vary from state to state. Tax authorities of the U.S. have not audited any of the Company’s, or its subsidiaries’, income tax returns for the open taxation years noted above.

Significant management judgment is required in determining the provision for income taxes, and in particular, any valuation allowance recorded against the Company’s deferred tax assets. Deferred tax assets are regularly reviewed for recoverability. The Company currently has significant deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences, which should reduce taxable income in future periods. The realization of these assets is dependent on generating future taxable income.

The Company follows the guidance set forth within ASC 740, “Income Taxes” which prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return. The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC 740 also provides guidance on de-recognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition. Penalties and interest, if incurred, would be recorded as a component of current income tax expense.

Prior to 2021, the Company had elected to be treated as a Subchapter S Corporation for income tax purposes, and as such recognized no income tax liability or benefit.

Revenue Recognition

The Company recognizes revenue based on the five criteria for revenue recognition established under ASC 606, “Revenue from Contracts with Customers”: 1) identify the contract, 2) identify separate performance obligations, 3) determine the transaction price, 4) allocate the transaction price among the performance obligations, and 5) recognize revenue as the performance obligations are satisfied.

Contract Types

The Company’s contracts fall under two main types: 1) fixed-price and 2) time-and-materials. Fixed-price contracts are based on purchase order line items that are billed on individual invoices as the project progresses and milestones are reached. Time-and-materials contracts include employees working on an as needed basis at customer locations and materials costs incurred by those employees.

A significant portion of the Company’s revenues come from customers with whom the Company has a master service agreement (“MSA”). These MSA’s generally contain customer specific service requirements.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in the new revenue standard. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. For the Company’s different revenue service types, the performance obligation is satisfied at different times. For professional services revenue, the performance obligation is met when the work is performed. In certain cases, this may be each day or each week, depending on the customer. For construction services, the performance obligation is met when the work is completed and the customer has approved the work.

Revenue Service Types

The following is a description of the Company’s revenue service types, which include Technology Solutions and Managed Services:

●	Technology Solutions: The Technology Solutions group is all service and project revenue generated globally by HWN, Tropical, and AWS PR. These businesses perform project-based professional services for the Enterprise, SMB, Data Center, Carrier Wireline, Carrier Wireless, and Network Service Provider markets. The Company sold its HWN technology services segment on June 27, 2024. As a result of the sale, the Company is precluded under standard non-compete terms to not operate its Tropical and AWS PR businesses, both of which the Company paused business operations in 2023. All revenue from Technology Solutions is being reported in results from discontinued operations.

●	Managed Services are services provided to the clients where the Company monitors, maintains, handles break/fix issues and protects customer networks. The Managed Services Segment encompasses all of the Company’s recurring revenue businesses including Overwatch Managed Security, all network managed services, all managed services performed under a Statement of Work (SoW), and the Company’s SVC revenue.

Disaggregation of Revenues

The Company disaggregates its revenue from contracts with customers by service type. See the below table:

Revenue by service type	Year Ended December 31, 2023	Year Ended December 31, 2022
Technology Solutions	$-	$-
Managed Services	6,906,160	8,564,776
Total	$6,906,160	$8,564,776

The Company also disaggregates its revenue by operating segment and geographic location (refer to Note 17, Segment Disclosures, for additional information).

Contract Assets and Liabilities

Contract assets would include costs and services incurred on contracts with open performance obligations. These amounts would be included in contract assets on the consolidated balance sheets. At December 31, 2023 and 2022, the Company did not have any contract assets.

Contract liabilities include payment received for incomplete performance obligations and are included in contract liabilities on the consolidated balance sheets. At December 31, 2023 and 2022, contract liabilities totaled $162,614 and $539,667, respectively.

Cost of Revenues

Cost of revenues includes all direct costs of providing services under the Company’s contracts, including costs for direct labor provided by employees, services by independent subcontractors, operation of capital equipment, direct materials, insurance claims and other direct costs.

Research and Development Costs

Research and development costs are expensed as incurred.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the grant date fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company accounts for stock-based compensation awards issued to non-employees for services, as prescribed by ASC 718, at either the grant date fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Accounting Standards Update (“ASU”) 2018-07. In accordance with ASU 2016-09, the Company accounts for forfeitures as they occur.

The Company uses certain pricing models to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period, which is generally the vesting period.

Loss per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted loss per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the conversion of convertible debentures or preferred stock and the exercise of stock options or warrants. Diluted EPS excludes dilutive potential shares if their effect is anti-dilutive. As of December 31, 2023 and 2022, respectively, the Company had 582,843 and 714,564 common stock equivalents outstanding.

Leases

ASC 842, “Leases” requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Certain of the Company’s lease agreements contain options to renew and options to terminate the leases early. The lease term used to calculate ROU assets and lease liabilities only includes renewal and termination options that are deemed reasonably certain to be exercised.

The Company recognized lease liabilities, with corresponding ROU assets, based on the present value of unpaid lease payments for existing operating leases longer than twelve months as of January 1, 2019. The ROU assets were adjusted per ASC 842 transition guidance for existing lease-related balances of accrued and prepaid rent, unamortized lease incentives provided by lessors, and restructuring liabilities, Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur. The Company has elected not to separate lease and non-lease components for all property leases for the purposes of calculating ROU assets and lease liabilities.

Going Concern Assessment

Management assesses going concern uncertainty in the Company’s consolidated financial statements to determine whether there is sufficient cash on hand and working capital, including available borrowings on loans, to operate for a period of at least one year from the date the consolidated financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in GAAP. As part of this assessment, based on conditions that are known and reasonably knowable to management, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, its ability to delay or curtail expenditures or programs and its ability to raise additional capital, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved, and management has the proper authority to execute them within the look-forward period.

The Company generated operating losses in the years ended December 31, 2023 and 2022, and High Wire has generated operating losses since its inception and has relied on cash on hand, sales of securities, external bank lines of credit, and issuance of third-party and related party debt to support cash flow from operations. As of and for the year ended December 31, 2023, the Company had an operating loss of $11,950,409, cash flows used in continuing operations of $5,311,684, and a working capital deficit of $9,915,819. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year from the issuance of these consolidated financial statements.

The accompanying consolidated financial statements have been prepared on a going concern basis under which the Company is expected to be able to realize its assets and satisfy its liabilities in the normal course of business.

Management believes that based on relevant conditions and events that are known and reasonably knowable, its forecasts of operations for one year from the date of the filing of the consolidated financial statements in the Company’s Annual Report on Form 10-K indicate improved operations and the Company’s ability to continue operations as a going concern. The Company has contingency plans to reduce or defer expenses and cash outlays should operations not improve in the look forward period. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management requires additional funds over the next twelve months to fully implement its business plan. Management is currently seeking additional financing through the sale of equity and from borrowings from private lenders to cover its operating expenditures. There can be no certainty that these sources will provide the additional funds required for the next twelve months.

Recent Accounting Pronouncements

ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). In June 2016, the FASB issued ASU No. 2016-13. The amendments in ASU 2016-13, among other things, require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, ASU 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The FASB has issued multiple updates to ASU 2016-13 as codified in Topic 326, including ASU’s 2019-04, 2019-05, 2019-10, 2019-11, 2020-02, and 2020-03. These ASU’s have provided for various minor technical corrections and improvements to the codification as well as other transition matters. Smaller reporting companies who file with the U.S. Securities and Exchange Commission (the “SEC”) and all other entities who do not file with the SEC are required to apply the guidance for fiscal years, and interim periods within those years, beginning after December 15, 2022. The Company adopted ASU 2016-13 effective January 1, 2023. The adoption did not have a material effect on the Company’s consolidated financial statements.

ASU 2021-08, Business Combination (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08). In October 2021, the FASB issued ASU 2021-08. This guidance amends ASC 805 to “require acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination.” Under current GAAP, an acquirer generally recognizes such items at fair value on the acquisition date. As a public business entity, this standard will become effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2021-08 effective January 1, 2023. The adoption did not have a material effect on the Company’s consolidated financial statements.

Any other new accounting pronouncements recently issued, but not yet effective, have been reviewed and determined to be not applicable or were related to technical amendments or codification. As a result, the adoption of such new accounting pronouncements, when effective, is not expected to have a material effect on the Company’s financial position or results of operations.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains its cash balances with high-credit-quality financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits may be withdrawn upon demand and therefore bear minimal risk. As of December 31, 2023, High Wire had a cash balance in excess of provided insurance of $37,752.

The Company provides credit to customers on an uncollateralized basis after evaluating client creditworthiness. For the year ended December 31, 2023, three customers accounted for 5%, 5%, and 4%, respectively, of consolidated revenues for the period. In addition, amounts due from these customers represented 51%, 0%, and 2%, respectively, of trade accounts receivable as of December 31, 2023. For the year ended December 31, 2022, three customers accounted for 8%, 8%, and 6%, respectively, of consolidated revenues for the period. In addition, amounts due from these customers represented 0%, 1%, and 1%, respectively, of trade accounts receivable as of December 31, 2022.

The Company’s customers are primarily located within the domestic United States of America and Puerto Rico. Revenues generated within the domestic United States of America accounted for approximately 100% of consolidated revenues for the years ended December 31, 2023 and 2022, respectively.

Fair Value Measurements

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by US generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets;

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash and cash equivalents, accounts receivable, restricted cash, accounts payable, loans payable and convertible debentures. Derivative liabilities and warrant liabilities are determined based on “Level 3” inputs, which are significant and unobservable and have the lowest priority. There were no transfers into or out of “Level 3” during the year ended December 31, 2023 and 2022. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

As a result of the divesture of the ADEX Entities discussed in Note 3, Recent Subsidiary Activity, the Company no longer had any assets or liabilities carried at fair value as December 31, 2023 (refer to Note 8, Convertible debentures, for additional detail). In connection with the issuance of new convertible debentures during December 2023, the associated warrants qualified for fair value measurement.

The Company’s financial assets and liabilities carried at fair value measured on a recurring basis as of December 31, 2023 and 2022 consisted of the following:

	Total fair value at December 31, 2023	Quoted prices in active markets (Level 1)	Quoted prices in active markets (Level 2)	Quoted prices in active markets (Level 3)
Description:
Warrant liabilities (1)	$833,615	$-	$-	$833,615

	Total fair value at December 31, 2022	Quoted prices in active markets (Level 1)	Quoted prices in active markets (Level 2)	Quoted prices in active markets (Level 3)
Description:
Derivative liabilities (1)	$8,044,931	$-	$-	$8,044,931

(1)	The Company estimated the fair value of these warrant liabilities and derivative liabilities using either the Monte-Carlo model or the Black-Scholes model.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Refer to Note 10, Derivative Liabilities, and Note 11, Warrant Liabilities, for additional information.

Derivative Liabilities

The Company accounts for derivative instruments in accordance with ASC 815, “Derivatives and Hedging” and all derivative instruments are reflected as liabilities at fair value in the balance sheet. The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads, relying first on observable data from active markets. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820 based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments at fair value as discussed above. As a result of the divesture of the ADEX Entities discussed in Note 3, Recent Subsidiary Activity, the Company no longer had any derivative liabilities as of December 31, 2023 (refer to Note 8, Convertible debentures, for additional detail). As of December 31, 2022, the Company had derivative liabilities of $8,044,931.

Warrant Liabilities

The Company accounts for its liability-classified warrants in accordance with ASC 480, “Distinguishing Liabilities from Equity” and all warrant liabilities are reflected as liabilities at fair value in the balance sheet. The Company uses estimates of fair value to value its warrant liabilities. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads, relying first on observable data from active markets. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820 based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments at fair value as discussed above. As of December 31, 2023, the Company had warrant liabilities of $833,615.

Sequencing Policy

Under ASC 815-40-35, the Company has adopted a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares as a result of certain securities with a potentially indeterminable number of shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares. Pursuant to ASC 815, issuance of securities to the Company’s employees or directors are not subject to the sequencing policy.

3. Recent Subsidiary Activity

Divestiture of the ADEX Entities

On March 6, 2023, the Company entered into a stock purchase agreement, by and among ADEX Corporation, ADEX Canada LTD., ADEX Puerto Rico, LLC and ADEXCOMM, and ADEX Acquisition Corp., pursuant to which the Company sold to ADEX Acquisition Corp. its legacy staffing business in a transaction valued at approximately $11,500,000, comprised primarily of the elimination of approximately $10,000,000 of debt, representing monthly debt payments of approximately $325,000, and the cancellation of 140 shares of the Company’s Series D preferred stock. The sale of ADEX Corporation closed simultaneously with the signing of the agreement.

The Company considered whether or not this transaction would cause the ADEX Entities to qualify for discontinued operations treatment. The Company determined that the sale of the ADEX Entities qualifies for discontinued operations treatment during the year ended December 31, 2023 due to the size of their operations and because the sale represents a strategic shift (refer to Note 19, Discontinued Operations, for additional detail).

In connection with the sale, the Company recorded a loss on disposal of subsidiary of $1,434,392 to the consolidated statement of operations for the year ended December 31, 2023. Additionally, the ADEX Entities had net income of $96,680 during the period of January 1, 2023 through March 6, 2023. The net of these amounts is included within net loss from discontinued operations, net of taxes on the consolidated statement of operations.

Pause of AWS PR operations

On July 31, 2023, the Company entered into an asset purchase Tower Tech Engineering, pursuant to which Tower Tech Engineering will take over and complete certain AWS PR projects existing as of that date. As part of the agreement, Tower Tech Engineering has the right to hire the AWS PR employees working on the associated projects.

AWS PR retains the right to do business in Puerto Rico provided that such business does not compete with Tower Tech Engineering. As a result of the asset purchase agreement, the operations of AWS PR are now paused. AWS PR remains a subsidiary of High Wire, and the Company retained AWS PR’s cash, accounts receivable, and accounts payable.

In connect with the asset purchase agreement, the Company received a cash payment of $160,000 and recorded a gain on sale of asset of $204,081 to the consolidated statement of operations for the year ended December 31, 2023.

Formation of Overwatch CyberLabs, Inc.

On June 30, 2023, the Company entered into an agreement (the “Agreement”) with John Peterson, pursuant to which John Peterson sold and the Company purchased certain intellectual property assets (the “Assets”). As consideration for the Assets, the Company has agreed to pay to John Peterson $100,000, subject to certain conditions described in the Agreement, which $100,000 will be paid in $25,000 installments based on the completion of certain milestones as set forth in the Agreement. In addition, John Peterson was entitled to receive 20% ownership of a new entity that was to be formed for the purposes of holding the Assets. On August 4, 2023, the Company formed the new entity – incorporated as Cyberlabs – which is 80% owned by the Company and 20% owned by an individual 3rd party. The 20% ownership received by the individual is considered a noncontrolling interest.

The Agreement also provides that John Peterson shall receive a $2 million liquidation preference for up to 18 months after the closing of the Agreement, during which time any liquidity event related to the Assets, will result in Peterson receiving the first $2 million of proceeds from liquidation of the entity that owns the Assets, should the valuation of such Assets be less than $20 million. As part of the Agreement, the Company appointed John Peterson as Chief Product Officer on July 17, 2023.

As of December 31, 2023, none of the milestones set forth in the Agreement have been met. Additionally, as of December 31, 2023, Cyberlabs has not begun to generate revenue. The only activity currently running through the entity is the payroll and related benefits and expenses for John Peterson. On December 29, 2023, John Peterson resigned from the Company.

Pause of the operations of Tropical

On November 3, 2023, the Company paused the operations of its Tropical subsidiary to allow the management team to focus on the Company’s core businesses.

HWN Asset Purchase Agreement

On June 27, 2024, HWN entered into an asset purchase agreement with INNO4 LLC pursuant to which INNO4 LLC agreed to purchase certain assets of HWN related to the Company’s technology services business unit, for a base purchase price equal to $11,200,000, subject to adjustment as set forth in the agreement.

Upon closing, (i) $300,000 of the purchase price was deposited into escrow to satisfy HWN’s post-closing working capital adjustment obligations, if any, (ii) $75,000 of the purchase price was deposited into escrow to satisfy HWN’s post-closing indemnification obligations, if any, and (iii) $250,000 of the purchase price was deposited into escrow to satisfy performance revenue targets. This amount will be released to HWN if gross revenue of the technology services business unit related to the sold assets between July 1, 2024 and September 30, 2024 is greater than or equal to $3,756,675. If the revenue is below $3,756,675 but at least $3,000,000, 50% of the escrow amount will be released to HWN and 50% will be released to INNO4 LLC. If revenue is below $3,000,000, the full $250,000 will be released to INNO4 LLC.

The Company considered whether or not this transaction would cause the sold assets to qualify for discontinued operations treatment. The Company determined that the sale of the assets qualifies for discontinued operations treatment as of September 30, 2024 due to the size of their operations and because the sale represents a strategic shift (refer to Note 18, Discontinued Operations, for additional detail).

In connection with the sale, the Company recorded a gain on sale of business unit of $7,950,773 to the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024. Additionally, the operations of the assets had net loss and net income of $90,259 and $1,784,730, respectively, during the period of April 1, 2024 through June 27, 2024 and January 1, 2024 through June 27, 2024. These amounts are included within net income (loss) from discontinued operations, net of taxes on the unaudited condensed consolidated statement of operations.

Additionally, the asset purchase agreement includes a non-compete which precludes the Company from operating businesses similar to that of AWS PR and Tropical. As a result, both subsidiaries also qualify for discontinued operations treatment (refer to Note 18, Discontinued Operations, for additional detail).

4. Property and Equipment

Property and equipment as of December 31, 2023 and 2022 consisted of the following:

	December 31	December 31
	2023	2022
Computers and office equipment	$175,008	$162,063
Vehicles	11,938	11,938
Leasehold improvements	6,113	6,113
Software	472,197	820,120
Machinery and equipment	838,800	838,800
Total	1,504,056	1,839,034

Less: accumulated depreciation	(477,763)	(294,763)

Equipment, net	$1,026,293	$1,544,271

During the years ended December 31, 2023 and 2022, the Company recorded depreciation expense of $172,009 and $129,362, respectively.

5. Intangible Assets

Intangible assets as of December 31, 2023 and 2022 consisted of the following:

	Cost	Accumulated Amortization	Impairment	Net carrying value at December 31, 2023	Net carrying value at December 31, 2022
Customer relationship and lists	$5,266,705	$(1,820,629)	$(438,374)	$3,007,702	$4,006,705
Trade names	1,141,984	(529,430)	-	612,554	731,429

Total intangible assets	$6,408,689	$(2,350,059)	$(438,374)	$3,620,256	$4,738,134

During the years ended December 31, 2023 and 2022, the Company recorded amortization expense of $679,503 and $679,495, respectively.

The estimated future amortization expense for the next five years and thereafter is as follows:

Year ending December 31,
2024	$502,768
2025	502,768
2026	502,768
2027	502,768
2028	502,768
Thereafter	1,106,416
Total	$3,620,256

6. Related Party Transactions

Loans Payable to Related Parties

As of December 31, 2023 and 2022, the Company had outstanding the following loans payable to related parties

	December 31,	December 31,
	2023	2022
Promissory note issued to Mark Porter, 9% interest, unsecured, matured December 15, 2021, due on demand	$100,000	$100,000
Convertible promissory note issued to Mark Porter, 18% interest, secured, matures March 25, 2025, net of debt discount of $25,297	44,703	-
Convertible promissory note issued to Mark Porter, 12% interest, secured, matures February 5, 2024, net of debt discount of $10,968	154,032	-
Convertible promissory note issued to Keith Hayter, 10% interest, unsecured, matures March 31, 2023	-	109,031
Total	$298,735	$209,031

Less: Current portion of loans payable to related parties	(254,032)	(209,031)

Loans payable to related parties, net of current portion	$44,703	$-

Promissory note, Mark Porter, 9% interest, unsecured, matures December 15, 2021

On June 1, 2021, the Company issued a $100,000 promissory note to the Chief Executive Officer of the Company in connection with the 2021 merger transaction. The note was originally due on December 15, 2021 and bears interest at a rate of 9% per annum.

On December 15, 2021, this note matured and is now due on demand.

As of December 31, 2023, the Company owed $100,000 pursuant to this agreement.

Convertible promissory note, Mark Porter, 18% interest, secured, matures March 25, 2025

In connection with the Securities Purchase Agreement discussed in Note 8, Convertible Debentures, on September 25, 2023, the Company issued to Mark Porter a senior subordinated secured convertible promissory note in the aggregate principal amount of $70,000. The interest on the outstanding principal due under the note accrues at a rate of 18% per annum. All principal and accrued but unpaid interest under the note is due on March 25, 2025. The note is convertible into shares of the Company’s common stock at a fixed conversion price of $25.00 per share.

Additionally, in connection with the note, the Company issued Mark Porter a warrant to purchase 2,800 shares of the Company’s common stock at an exercise price of $37.50 per share. These warrants expire on September 25, 2028.

The warrants, including those issued to the placement agent, had a relative fair value of $31,852, which resulted in a debt discount of $31,852. The amount is also included within additional paid-in capital.

As of December 31, 2023, the Company owed $70,000 pursuant to this note and will record accretion equal to the debt discount of $25,297 over the remaining term of the note.

Convertible promissory note, Mark Porter, 12% interest, unsecured, matures February 5, 2024

On December 6, 2023, the Company issued to Mark Porter an unsecured promissory note in the aggregate principal amount of $165,000. The Company received cash of $150,000 and recorded a debt discount of $15,000. The interest on the outstanding principal due under the note accrues at a rate of 12% per annum. All outstanding principal and accrued interest under the note were due on February 5, 2024.

As of December 31, 2023, the Company owed $165,000 pursuant to this note and will record accretion equal to the debt discount of $10,968 over the remaining term of the note.

The note matured on February 5, 2024 and is now due on demand.

Convertible promissory note, Keith Hayter, 10% interest, unsecured, matures August 31, 2022

On June 15, 2021, in connection with the 2021 merger transaction, the Company assumed High Wire’s convertible promissory note issued to Keith Hayter. The note was originally issued on August 31, 2020 in the principal amount of $554,031. Interest accrued at 10% per annum. All principal and accrued but unpaid interest under the note was originally due on August 31, 2022. The note was convertible into shares of the Company’s common stock at a fixed conversion price of $12.00 per share, subject to adjustment based on the terms of the note. The embedded conversion option did not qualify for derivative accounting. As a result of the conversion price being fixed at $15.00, the note had an original conversion premium of $1,359,761, and the fair value of the note was $378,000.

During the period of June 16, 2021 through December 31, 2021, the holder of the note converted $200,000 of principal into shares of the Company’s common stock.

For the year ended December 31, 2022, the Company recorded $988,917 of amortization of premium to the consolidated statement of operations.

On September 30, 2022, the Company and the holder of the note mutually agreed to extend the maturity date to October 31, 2022. The terms of the note were unchanged.

On October 31, 2022, the Company and the holder of the note mutually agreed to extend the maturity date to November 30, 2022. The terms of the note were unchanged.

On December 31, 2022, the Company and the holder of the note mutually agreed to extend the maturity date to March 31, 2023. The terms of the note were unchanged.

As of January 1, 2023, the holder was no longer considered a related party.

On January 1, 2023, the note was exchanged by the holder for a new unsecured promissory note with no conversion feature (refer to Note 7, Loans Payable, for additional detail). The amount exchanged was the outstanding principal and accrued interest of $109,031 and $126,806, respectively).

7. Loans Payable

As of December 31, 2023 and 2022, the Company had outstanding the following loans payable:

	December 31,	December 31,
	2023	2022
Future receivables financing agreement with Cedar Advance LLC, non-interest bearing, matures February 16, 2024, net of debt discount of $23,040	$623,118	$-
Future receivables financing agreement with Pawn Funding, non-interest bearing, matures February 22, 2024, net of debt discount of $18,240	692,885	-
Future receivables financing agreement with Slate Advance LLC, non-interest bearing, matures December 22, 2023, net of debt discount of $26,786	630,092	-
Future receivables financing agreement with Meged Funding Group, non-interest bearing, matures January 17, 2024, net of debt discount of $24,986	700,059	-
Future receivables financing agreement with Arin Funding LLC, non-interest bearing, matures January 12, 2024, net of debt discount of $1,000	47,741	-
Future receivables financing agreement with Arin Funding LLC, non-interest bearing, matures January 23, 2024, net of debt discount of $2,500	84,508	-
Promissory note issued to InterCloud Systems, Inc., non-interest bearing, unsecured and due on demand	217,400	217,400
Promissory note, Jeffrey Gardner, 12% interest, unsecured, matures April 15, 2023	-	-
Future receivables financing agreement with Cedar Advance LLC, non-interest bearing, matures July 28, 2023	-	-
Future receivables financing agreement with Pawn Funding, non-interest bearing, matures August 4, 2023	-	-
Promissory note issued to Cornerstone National Bank & Trust, 4.5% interest, unsecured, matures on October 9, 2024	-	245,765
Future receivables financing agreement with Cedar Advance LLC, non-interest bearing, matures August 17, 2023, net of debt discount of $329,419	-	825,656
Future receivables financing agreement with Pawn Funding, non-interest bearing, matures August 17, 2023, net of debt discount of $329,419	-	825,656
Total	$2,995,803	$2,114,477

Less: Current portion of loans payable, net of debt discount	(2,995,803)	(1,928,964)

Loans payable, net of current portion	$-	$185,513

The Company’s loans payable have an effective interest rate range of 0.0% to 144.3%.

Unsecured promissory note, Keith Hayter, 15% interest, matures August 31, 2023

On January 1, 2023, Keith Hayter, formerly a related party, exchanged a convertible promissory note for an unsecured promissory note with no conversion feature. The principal amount of the new note is $235,837, which was the outstanding principal and accrued interest of the exchanged note as of that date. Interest accrues at 15% per annum. All principal and accrued but unpaid interest under the note is due on August 31, 2023.

During the year ended December 31, 2023, the Company made cash payments for principal of $235,837 and accrued interest of $19,533. As a result of these payments, the amount owed at December 31, 2023 was $0.

Promissory note, Jeffrey Gardner, 12% interest, unsecured, matures April 15, 2023

On January 16, 2023, the Company issued a $330,000 promissory note to Jeffrey Gardner. The note had a maturity date of April 15, 2023 and bore interest at a rate of 12% per annum. The Company received cash proceeds of $300,000 and recorded a debt discount of $30,000.

During the year ended December 31, 2023, the Company made cash payments for principal and accrued interest of $330,000 and $20,000, respectively. As a result of these payments, the amount owed at December 31, 2023 was $0.

Future receivables financing agreement with Cedar Advance LLC, non-interest bearing, matures July 28, 2023

On February 9, 2023, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Cedar Advance LLC. Under the Financing Agreement, the Financing Parties sold to Cedar Advance future receivables in an aggregate amount equal to $725,000 for a purchase price of $500,000. The Company received cash of $475,000 and recorded a debt discount of $250,000.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Cedar Advance $30,208 each week based upon an anticipated 25% of its future receivables until such time as $725,000 has been paid, a period Cedar Advance and the Financing Parties estimated to be approximately six months. The Financing Agreement also contained customary affirmative and negative covenants, representations and warranties, and default and termination provisions.

During the year ended December 31, 2023, the Company paid $725,000 of the original balance under the agreement. Of that amount, $332,292 was paid using proceeds from the May 2023 loan with Cedar Advance discussed below. As a result of these payments, the amount owed at December 31, 2023 was $0.

Future receivables financing agreement with Pawn Funding, non-interest bearing, matures August 4, 2023

On February 16, 2023, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Pawn Funding. Under the Financing Agreement, the Financing Parties sold to Pawn Funding future receivables in an aggregate amount equal to $725,000 for a purchase price of $500,000. The Company received cash of $475,000 and recorded a debt discount of $250,000.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Pawn Funding $15,104 each week based upon an anticipated 25% of its future receivables until such time as $362,500 has been paid, a period Pawn Funding and the Financing Parties estimated to be approximately six months. The Financing Agreement also contained customary affirmative and negative covenants, representations and warranties, and default and termination provisions.

During the year ended December 31, 2023, the Company paid $725,000 of the original balance under the agreement. Of that amount, $362,500 was paid using proceeds from the May 2023 loan with Pawn Funding discussed below. As a result of these payments, the amount owed at December 31, 2023 was $0.

Future receivables financing agreement with Cedar Advance LLC, non-interest bearing, matures February 16, 2024

On May 15, 2023, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Cedar Advance LLC. Under the Financing Agreement, the Financing Parties sold to Cedar Advance future receivables in an aggregate amount equal to $1,280,000 for a purchase price of $1,228,800. The Company received cash of $1,228,800 and recorded a debt discount of $51,200.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Cedar Advance $43,840 each week, including interest, based upon an anticipated 10% of its future receivables until such time as $1,753,600 has been paid, a period Cedar Advance and the Financing Parties estimate to be approximately nine months. The Financing Agreement also contains customary affirmative and negative covenants, representations and warranties, and default and termination provisions.

During the year ended December 31, 2023, the Company paid $633,842 of the original balance under the agreement, along with $374,478 of interest.

As of December 31, 2023, the Company owed $646,158 pursuant to this agreement and will record accretion equal to the debt discount of $23,040 over the remaining term of the note.

Future receivables financing agreement with Pawn Funding, non-interest bearing, matures February 22, 2024

On May 15, 2023, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Pawn Funding. Under the Financing Agreement, the Financing Parties sold to Pawn Funding future receivables in an aggregate amount equal to $1,280,000 for a purchase price of $1,280,000. The Company received cash of $1,241,600 and recorded a debt discount of $38,400.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Pawn Funding $43,840 each week, including interest, based upon an anticipated 4% of its future receivables until such time as $1,753,600 has been paid, a period Pawn Funding and the Financing Parties estimate to be approximately nine months. The Financing Agreement also contains customary affirmative and negative covenants, representations and warranties, and default and termination provisions.

During the year ended December 31, 2023, the Company paid $568,874 of the original balance under the agreement, along with $351,765 of interest.

As of December 31, 2023, the Company owed $711,125 pursuant to this agreement and will record accretion equal to the debt discount of $18,240 over the remaining term of the note.

Future receivables financing agreement with Slate Advance LLC, non-interest bearing, matures December 22, 2023

On June 9, 2023, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Slate Advance. Under the Financing Agreement, the Financing Parties sold to Slate Advance future receivables in an aggregate amount equal to $1,500,000 for a purchase price of $1,425,000. The Company received cash of $1,425,000 and recorded a debt discount of $75,000.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Slate Advance $75,000 each week, including interest, based upon an anticipated 25% of its future receivables until such time as $2,100,000 has been paid, a period Slate Advance and the Financing Parties estimate to be approximately seven months. The Financing Agreement also contains customary affirmative and negative covenants, representations and warranties, and default and termination provisions.

During the year ended December 31, 2023, the Company paid $843,121 of the original balance under the agreement, along with $506,879 of interest.

As of December 31, 2023, the Company owed $656,878 pursuant to this agreement and will record accretion equal to the debt discount of $26,786 over the remaining term of the note.

Future receivables financing agreement with Meged Funding Group, non-interest bearing, matures January 17, 2024

On July 25, 2023, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Meged Funding Group. Under the Financing Agreement, the Financing Parties sold to Slate Advance future receivables in an aggregate amount equal to $1,200,000 for a purchase price of $1,151,950. The Company received cash of $1,151,950 and recorded a debt discount of $48,050.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Meged Funding Group $67,200 each week, including interest, based upon an anticipated 25% of its future receivables until such time as $1,680,000 has been paid, a period Meged Funding Group and the Financing Parties estimate to be approximately six months. The Financing Agreement also contains customary affirmative and negative covenants, representations and warranties, and default and termination provisions.

During the year ended December 31, 2023, the Company paid $474,955 of the original balance under the agreement, along with $331,445 of interest.

As of December 31, 2023, the Company owed $725,045 pursuant to this agreement and will record accretion equal to the debt discount of $24,986 over the remaining term of the note.

Future receivables financing agreement with Arin Funding LLC, non-interest bearing, matures January 12, 2024

On August 25, 2023, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Arin Funding LLC. Under the Financing Agreement, the Financing Parties sold to Arin Funding LLC future receivables in an aggregate amount equal to $200,000 for a purchase price of $195,000. The Company received cash of $195,000 and recorded a debt discount of $5,000.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Arin Funding LLC $13,000 each week, including interest, based upon an anticipated 5% of its future receivables until such time as $260,000 has been paid, a period Arin Funding LLC and the Financing Parties estimate to be approximately five months. The Financing Agreement also contains customary affirmative and negative covenants, representations and warranties, and default and termination provisions.

During the year ended December 31, 2023, the Company paid $151,259 of the original balance under the agreement, along with $56,741 of interest.

As of December 31, 2023, the Company owed $48,741 pursuant to this agreement and will record accretion equal to the debt discount of $1,000 over the remaining term of the note.

Future receivables financing agreement with Arin Funding LLC, non-interest bearing, matures January 23, 2024

On September 5, 2023, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Arin Funding LLC. Under the Financing Agreement, the Financing Parties sold to Arin Funding LLC future receivables in an aggregate amount equal to $300,000 for a purchase price of $290,000. The Company received cash of $290,000 and recorded a debt discount of $10,000.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Arin Funding LLC $19,500 each week, including interest, based upon an anticipated 8% of its future receivables until such time as $390,000 has been paid, a period Arin Funding LLC and the Financing Parties estimate to be approximately five months. The Financing Agreement also contains customary affirmative and negative covenants, representations and warranties, and default and termination provisions.

During the year ended December 31, 2023, the Company paid $212,992 of the original balance under the agreement, along with $79,508 of interest.

As of December 31, 2023, the Company owed $87,008 pursuant to this agreement and will record accretion equal to the debt discount of $2,500 over the remaining term of the note.

Promissory note issued to InterCloud Systems, Inc., non-interest bearing, unsecured and due on demand

On June 15, 2021, in connection with the 2021 merger transaction, the Company assumed High Wire’s promissory note issued to InterCloud Systems, Inc. The note was originally issued on February 27, 2018 in the principal amount of $500,000. As of June 15, 2021, $217,400 remained outstanding. The note is non-interest bearing and is due on demand.

As of December 31, 2023, the Company owed $217,400 pursuant to this agreement.

Promissory note issued to Cornerstone National Bank & Trust, 4.5% interest, matures October 9, 2024

On October 21, 2019, the Company issued a promissory note to Cornerstone National Bank & Trust with an original principal amount of $420,000. The note bore interest at a rate of 4.5% per annum and the maturity date was October 9, 2024. The Company was to make monthly payments of principal and interest of $5,851, with a final balloon payment of $139,033 due on October 9, 2024.

During the year ended December 31, 2022, the Company made cash payments for principal of $58,422.

During the year ended December 31, 2023, the remaining principal balance of $245,765 was paid using proceeds from factor financing. As a result of these payments, the amount owed at December 31, 2023 was $0.

Future receivables financing agreement with Cedar Advance LLC, non-interest bearing, matures August 17, 2023

On November 9, 2022, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Cedar Advance LLC. Under the Financing Agreement, the Financing Parties sold to Cedar Advance future receivables in an aggregate amount equal to $1,399,900 for a purchase price of $1,000,000. The Company received cash of $960,000 and recorded a debt discount of $439,900.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Cedar Advance $34,975 each week based upon an anticipated 25% of its future receivables until such time as $1,399,900 has been paid, a period Cedar Advance and the Financing Parties estimated to be approximately nine months. The Financing Agreement also contained customary affirmative and negative covenants, representations and warranties, and default and termination provisions. The effective interest rate is 78%.

During the year ended December 31, 2022, the Company paid $244,825 of the original balance under the agreement.

During the period of January 1, 2023 and March 6, 2023, the Company paid $314,775 of the original balance under the agreement. As a result of these payments, the Company owed $840,330 as of March 6, 2023.

On March 6, 2023, in connection with the divestiture of the ADEX Entities, the buyer assumed this note (refer to Note 3, Recent Subsidiary Activity, for additional detail).

Future receivables financing agreement with Pawn Funding, non-interest bearing, matures August 17, 2023

On November 9, 2022, the Company, together with its subsidiaries (collectively with the Company, the “Financing Parties”), entered into an Agreement of Sale of Future Receipts (the “Financing Agreement”) with Pawn Funding. Under the Financing Agreement, the Financing Parties sold to Pawn Funding future receivables in an aggregate amount equal to $1,399,900 for a purchase price of $1,000,000. The Company received cash of $960,000 and recorded a debt discount of $439,900.

Pursuant to the terms of the Financing Agreement, the Company agreed to pay Pawn Funding $34,975 each week based upon an anticipated 25% of its future receivables until such time as $1,399,900 has been paid, a period Pawn Funding and the Financing Parties estimated to be approximately nine months. The Financing Agreement also contained customary affirmative and negative covenants, representations and warranties, and default and termination provisions. The effective interest rate is 78%.

During the year ended December 31, 2022, the Company paid $244,825 of the original balance under the agreement.

During the period of January 1, 2023 and March 6, 2023, the Company paid $314,775 of the original balance under the agreement. As a result of these payments, the Company owed $840,330 as of March 6, 2023.

On March 6, 2023, in connection with the divestiture of the ADEX Entities, the buyer assumed this note (refer to Note 3, Recent Subsidiary Activity, for additional detail).

8. Convertible Debentures

As of December 31, 2023 and 2022, the Company had outstanding the following convertible debentures:

	December 31,	December 31,
	2023	2022
Convertible promissory note, Jeffrey Gardner, 6% interest, unsecured, matured September 15, 2021, due on demand	$125,000	$125,000
Convertible promissory note, James Marsh, 6% interest, unsecured, matured September 15, 2021, due on demand	125,000	125,000
Convertible promissory note issued to Roger Ponder, 10% interest, unsecured, matures September 30, 2023	23,894	23,894
Convertible promissory note issued to Herald Investment Management Limited, 18% interest, secured, matures March 25, 2025, net of debt discount of $282,945	417,055	-
Convertible promissory note issued to Kings Wharf Opportunities Fund, LP, 18% interest, secured, matures March 25, 2025, net of debt discount of $181,894	268,106	-
Convertible promissory note issued to Mast Hill Fund, L.P., 12% interest, unsecured, matures December 7, 2024, net of debt discount of $407,890	36,555	-
Convertible promissory note issued to FirstFire Global Opportunities Fund, LLC, 12% interest, unsecured, matures December 11, 2024, net of debt discount of $206,666	15,556	-
Convertible promissory note issued to the Mark Munro 1996 Charitable Remainder UniTrust, 9% interest, unsecured, due April 30, 2024	-	2,450,000
Convertible promissory note, FJ Vulis and Associates LLC, 12% interest, secured, matures May 11, 2023	-	500,000
Total	1,011,166	3,223,894

Less: Current portion of convertible debentures, net of debt discount/premium	(326,005)	(1,598,894)

Convertible debentures, net of current portion, net of debt discount	$685,161	$1,625,000

The Company’s convertible debentures have an effective interest rate range of 11.2% to 136.0%.

Convertible promissory note, Jeffrey Gardner, 6% interest, unsecured, due on demand

On June 15, 2021 the Company issued to Jeffrey Gardner an unsecured convertible promissory note in the aggregate principal amount of $125,000 in connection with the 2021 merger transaction.

The interest on the outstanding principal due under the note accrues at a rate of 6% per annum. All principal and accrued but unpaid interest under the note is due on September 15, 2021. The note is convertible into shares of the Company’s common stock at a fixed conversion price of $18.75 per share.

The embedded conversion option qualified for derivative accounting and the conversion option qualified for bifurcation under ASC 815-15 “Derivatives and Hedging.”

On September 15, 2021, this note matured and is now due on demand. Additionally, the interest rate increased to 18% per annum.

As of December 31, 2023, the Company owed $125,000 pursuant to this agreement.

Convertible promissory note, James Marsh, 6% interest, unsecured, due on demand

On June 15, 2021 the Company issued to James Marsh an unsecured convertible promissory note in the aggregate principal amount of $125,000 in connection with the 2021 merger transaction.

The interest on the outstanding principal due under the note accrues at a rate of 6% per annum. All principal and accrued but unpaid interest under the note are due on September 15, 2021. The note is convertible into shares of the Company’s common stock at a fixed conversion price of $18.75 per share.

The embedded conversion option qualified for derivative accounting and the conversion option qualified for bifurcation under ASC 815-15 “Derivatives and Hedging.”

On September 15, 2021, this note matured and is now due on demand. Additionally, the interest rate increased to 18% per annum.

As of December 31, 2023, the Company owed $125,000 pursuant to this agreement.

Convertible promissory note, Roger Ponder, 10% interest, unsecured, matures August 31, 2022

On June 15, 2021, in connection with the 2021 merger transaction, the Company assumed High Wire’s convertible promissory note issued to Roger Ponder. The note was originally issued on August 31, 2020 in the principal amount of $23,894. Interest accrues at 10% per annum. All principal and accrued but unpaid interest under the note are due on August 31, 2022. The note is convertible into shares of the Company’s common stock at a fixed conversion price of $15.00 per share, subject to adjustment based on the terms of the note. The embedded conversion option does not qualify for derivative accounting. As a result of the conversion price being fixed at $15.00, the note has a conversion premium of $58,349, and the fair value of the note is $19,000.

On September 30, 2022, the Company and the holder of the note mutually agreed to extend the maturity date to December 31, 2022. The terms of the note were unchanged.

On December 31, 2022, the Company and the holder of the note mutually agreed to extend the maturity date to March 31, 2023. The terms of the note were unchanged.

On March 31, 2023, the Company and the holder of the note mutually agreed to extend the maturity date to June 30, 2023. The terms of the note were unchanged.

On June 30, 2023, the Company and the holder of the note mutually agreed to extend the maturity date to September 30, 2023. The terms of the note were unchanged.

On September 30, 2023, the Company and the holder of the note mutually agreed to extend the maturity date to December 31, 2023. The terms of the note were unchanged.

On December 31, 2023, the Company and the holder of the note mutually agreed to extend the maturity date to March 31, 2024. The terms of the note were unchanged.

As of December 31, 2023, the Company owed $23,894 pursuant to this agreement.

Securities Purchase Agreement – September 2023

On September 25, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company may issue to accredited investors (the “Investors”) 18% Senior Secured Convertible Promissory Notes having an aggregate principal amount of up to $5,000,000 (the “Notes”) and Common Share Purchase Warrants (the “Warrant”) to purchase up to 4,000 shares of common stock (“Common Stock”) of the Company per $100,000 of principal amount of the Notes (the “Warrant Shares”).

The Notes mature 18 months after issuance (the “Maturity Date”), bear interest at a rate of 18% per annum and are convertible into Common Stock (the “Conversion Shares” and, together with the Warrant Shares, the “Underlying Shares”), at the Investor’s election at any time after the Maturity Date, at an initial conversion price equal to $25.00, subject to adjustment for certain stock splits, stock combinations and dilutive share issuances. The Company may prepay all, but not less than all, of the then outstanding principal amount of the Notes by paying to the Investor an amount equal to the product of (i) the sum of (a) the outstanding principal amount of the Notes, plus (b) accrued and unpaid interest hereon, plus (c) all other amounts, costs, expenses and liquidated damages due in respect of the Notes, multiplied by (ii) (x) 1.18 if the Company prepays the Notes during the first month following the original issue date and (y) if the Company prepays thereafter, 1.18 minus 0.01 for every month following the closing until the Maturity Date. The Notes contain a number of customary events of default.

The Notes constitute senior secured indebtedness of the Company, subject to a preexisting senior lien, and are guaranteed by all existing or future formed, direct and indirect, domestic subsidiaries of the Company (the “Guarantors”) pursuant to a subsidiary guarantee (the “Subsidiary Guarantee”) with the collateral agent for the Investor (the “Agent”). On September 25, 2023, the Company, the Investor, the Guarantors and the Agent also entered into a security agreement (the “Security Agreement”) pursuant to which the Notes are secured by a lien in, and security interest upon, and a right of set-off against all of its right, title and interest of whatsoever kind and nature in and to, all assets of the Company and the Guarantors, subject to customary and mutually agreed permitted liens.

The Warrant is exercisable at an initial exercise price of $37.50 per share for a term ending on the 5-year anniversary of the date of issuance. The exercise price of the Warrant is subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.

As of December 31, 2023, the Company had issued an aggregate of $1,220,000 of principal and an aggregate of 48,800 warrants to debt holders in connection with the Purchase Agreement.

Additionally, the placement agent for the Purchase agreement receives 7% cash and 7% warrant compensation on amounts closed on pursuant to the agreement. As of December 31, 2023, the placement agent had received an aggregate of 3,416 warrants.

For information on the debt issued under the agreement, refer to the “Convertible promissory note, Herald Investment Management Limited, 18% interest, secured, matures March 25, 2025” and “Convertible promissory note, Kings Wharf Opportunities Fund, LP, 18% interest, secured, matures March 25, 2025” sections of this note, along with the “Convertible promissory note, Mark Porter, 18% interest, secured, matures March 25, 2025” section of Note 6, Loans Payable to Related Parties.

Convertible promissory note, Herald Investment Management Limited, 18% interest, secured, matures March 25, 2025

On September 25, 2023, the Company issued to Herald Investment Management Limited a senior subordinated secured convertible promissory note in the aggregate principal amount of $700,000. The Company received cash of $669,687 and recorded a debt discount of $30,313. The interest on the outstanding principal due under the note accrues at a rate of 18% per annum. All principal and accrued but unpaid interest under the note are due on March 25, 2025. The note is convertible into shares of the Company’s common stock at a fixed conversion price of $25.00 per share.

Additionally, in connection with the note, the Company issued Herald Investment Management Limited a warrant to purchase 28,000 shares of the Company’s common stock at an exercise price of $37.50 per share. These warrants expire on September 25, 2028.

The warrants, including those issued to the placement agent, had a relative fair value of $318,523, which resulted in an additional debt discount of $318,523. The amount is also included within additional paid-in capital.

As of December 31, 2023, the Company owed $700,000 pursuant to this note and will record accretion equal to the debt discount of $282,945 over the remaining term of the note.

Convertible promissory note, Kings Wharf Opportunities Fund, LP, 18% interest, secured, matures March 25, 2025

On September 25, 2023, the Company issued to Kings Wharf Opportunities Fund, LP a senior subordinated secured convertible promissory note in the aggregate principal amount of $450,000. The Company received cash of $430,513 and recorded a debt discount of $19,487. The interest on the outstanding principal due under the note accrues at a rate of 18% per annum. All principal and accrued but unpaid interest under the note are due on March 25, 2025. The note is convertible into shares of the Company’s common stock at a fixed conversion price of $25.00 per share.

Additionally, in connection with the note, the Company issued Kings Wharf Opportunities Fund, LP a warrant to purchase 18,000 shares of the Company’s common stock at an exercise price of $37.50 per share. These warrants expire on September 25, 2028.

The warrants, including those issued to the placement agent, had a relative fair value of $204,765 which resulted in an additional debt discount of $204,765. The amount is also included within additional paid-in capital.

As of December 31, 2023, the Company owed $450,000 pursuant to this note and will record accretion equal to the debt discount of $181,894 over the remaining term of the note.

Securities Purchase Agreement – December 2023

On December 7, 2023, the Company entered into a securities purchase agreement pursuant to which the Company may issue to accredited investors (the “Investors”) 12% senior promissory notes having an aggregate principal amount of up to $2,250,000, up to 19,120 shares of common stock as a commitment fee (the “commitment shares”), common share purchase warrants for the purchase of up to 21,600 shares of common stock at an initial price per share of $31.25 (the “First Warrants”), as well as common share purchase warrants for the purchase of up to 150,000 shares of common stock at an initial price per share of $0.25 (the “Second Warrants”).

The notes have a term of one year from the date of issuance. The First Warrants have a term of five years from the date of issuance. The Second Warrants have a term of five years from the date of a triggering event as defined in the terms of the agreement.

As of December 31, 2023, the Company had issued an aggregate of $666,667 of principal, an aggregate of 5,666 commitment shares, an aggregate of 6,400 First Warrants, and an aggregate of 44,445 Second Warrants to debt holders in connection with the agreement. Refer to Note 20, Subsequent Events, for information on additional issuances during 2024.

For information on the debt issued under the agreement, refer to the “Convertible promissory note, Mast Hill Fund, L.P., 12% interest, unsecured, matures December 7, 2024” and “Convertible promissory note, FirstFire Global Opportunities Fund, LLC, 12% interest, unsecured, matures December 11, 2024” sections of this note.

In connection with the issuances of debt discussed below, the Company issued 845 First Warrants to a broker.

Convertible promissory note, Mast Hill Fund, L.P., 12% interest, unsecured, matures December 7, 2024

On December 7, 2023, the Company issued to Mast Hill Fund, L.P. a senior convertible promissory note in the aggregate principal amount of $444,445. The Company received cash of $357,000, net of legal fees of $43,000, which resulted in an original issue discount of $44,445. The interest on the outstanding principal due under the note accrues at a rate of 12% per annum. Under the terms of the agreement the Company will begin paying accrued interest on March 7, 2024 and principal on June 7, 2024, with all remaining amounts under the note due on December 7, 2024. The note is convertible into shares of the Company’s common stock at a fixed conversion price of $25.00 per share.

Additionally, in connection with the note, the Company issued Mast Hill Fund, L.P. 3,777 commitment shares, 4,267 First Warrants with an exercise price of $31.25 which expire on December 7, 2028, and 29,630 Second Warrants with an exercise price of $0.25 which expire five years from the date of a triggering event as defined in the terms of the agreement.

On December 7, 2023, the Company issued 3,777 commitment shares to Mast Hill Fund, L.P. The shares had a fair value of $80,713, which resulted in an additional debt discount of $80,713.

The warrants qualified for warrant liability accounting under ASC 480 “Distinguishing Liabilities from Equity”. The initial fair value of the warrants was $609,116, which resulted in an additional debt discount of $319,287 and warrant expense of $332,819, which was recorded on the consolidated statement of operations for the year ended December 31, 2023.

A total of $80,703 was recorded to additional paid-in capital in connection with the issuance of debt and warrants.

As of December 31, 2023, the Company owed $444,445 pursuant to this note and will record accretion equal to the debt discount of $407,890 over the remaining term of the note.

Convertible promissory note, FirstFire Global Opportunities Fund, LLC, 12% interest, unsecured, matures December 11, 2024

On December 11, 2023, the Company issued to FirstFire Global Opportunities Fund, LLC a senior convertible promissory note in the aggregate principal amount of $222,222. The Company received cash of $178,500, net of legal fees of $21,500, which resulted in an original issue discount of $22,222. The interest on the outstanding principal due under the note accrues at a rate of 12% per annum. Under the terms of the agreement the Company will begin paying accrued interest on March 11, 2024 and principal on June 11, 2024, with all remaining amounts under the note due on December 11, 2024. The note is convertible into shares of the Company’s common stock at a fixed conversion price of $25.00 per share.

Additionally, in connection with the note, the Company issued FirstFire Global Opportunities Fund, LLC 1,889 commitment shares, 2,134 First Warrants with an exercise price of $31.25 which expire on December 11, 2028, and 14,815 Second Warrants with an exercise price of $0.25 which expire five years from the date of a triggering event as defined in the terms of the agreement.

On December 11, 2023, the Company issued 1,889 commitment shares to FirstFire Global Opportunities Fund, LLC. The shares had a fair value of $38,540, which resulted in an additional debt discount of $38,540.

The warrants qualified for warrant liability accounting under ASC 480 “Distinguishing Liabilities from Equity”. The initial fair value of the warrants was $291,964, which resulted in an additional debt discount of $161,460 and warrant expense of $151,999, which was recorded on the consolidated statement of operations for the year ended December 31, 2023.

A total of $38,535 was recorded to additional paid-in capital in connection with the issuance of debt and warrants.

As of December 31, 2023, the Company owed $222,222 pursuant to this note and will record accretion equal to the debt discount of $206,666 over the remaining term of the note.

Convertible promissory note issued to the Mark Munro 1996 Charitable Remainder UniTrust, 9% interest, unsecured, due April 30, 2024

On December 28, 2021, the Mark Munro 1996 Charitable Remainder UniTrust, the holder of a note with a principal balance of $2,292,971 described in Note 6, Loans Payable to Related Parties, exchanged the note for a new convertible promissory note in the principal amount of $2,750,000. The note bore interest at a rate of 9% per annum and was due on September 1, 2022. The note was convertible into shares of the Company’s common stock at a fixed conversion price of $37.50 per share, subject to adjustment as set forth in the note. The note called for monthly payments of $75,000 from April 2022 through August 2022, with a balloon payment of $2,375,000 due on September 1, 2022.

The embedded conversion option qualified for derivative accounting and the conversion option qualified for bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $5,129,000 resulted in loss on settlement of debt of $5,129,000.

On April 11, 2022, the Mark Munro 1996 charitable Remainder Unitrust amended the terms of the Company’s convertible promissory note payable. The note maturity was amended from September 30, 2022 to April 30, 2024. Payment terms were also amended, and no payments were due until October 1, 2022. All other terms of the note remained the same.

On September 30, 2022, the holder of the note agreed to defer payment due under the note to October 30, 2022. In exchange, the Company paid a fee of $5,000. Additionally, interest was to accrue at a rate of 18% per annum until the note was current on payments.

During the year ended December 31, 2022, the Company made cash payments of $300,000.

As of March 6, 2023, the Company owed $2,450,000 pursuant to this agreement.

On March 6, 2023, in connection with the divestiture of the ADEX Entities, the buyer assumed this note (refer to Note 3, Recent Subsidiary Activity, for additional detail).

As a result of this note being assumed by the buyer, the Company’s other convertible debt, warrants, and stock options were no longer considered tainted in accordance with ASC 815. As a result, all remaining derivatives were extinguished as of March 6, 2023. The Company recorded a gain on extinguishment of derivatives of $1,692,232 to the consolidated financial statements for the year ended December 31, 2023.

Convertible promissory note, FJ Vulis and Associates LLC, 12% interest, secured, matures May 11, 2023

On May 11, 2022, the Company issued to FJ Vulis and Associates LLC a secured convertible redeemable note in the aggregate principal amount of $500,000. The interest on the outstanding principal due under the note accrued at a rate of 12% per annum. All principal and accrued but unpaid interest under the note were due on May 11, 2023. The note was convertible into shares of the Company’s common stock at a fixed conversion price of $16.25 per share. In any event of default, or if the Company’s common stock has a closing price of less than $3.25 per share, the fixed price was to be removed.

The embedded conversion option and warrant qualified for derivative accounting and the conversion option qualified for bifurcation under ASC 815-15 “Derivatives and Hedging”. The initial fair value of the conversion feature of $511,000 resulted in a debt discount of $500,000 and an initial derivative expense of $11,000.

On October 28, 2022, the Company executed an agreement with FJ Vulis and Associates, LLC whereby FJ Vulis and Associates, LLC agreed to extend its option to call for payment of the principal amount and accrued interest of its convertible debenture from November 7, 2022 to December 22, 2022.

On December 22, 2022, the Company executed an agreement with FJ Vulis and Associates, LLC whereby FJ Vulis and Associates, LLC agreed to extend its option to call for payment of the principal amount and accrued interest of its convertible debenture from December 22, 2022 to February 6, 2023.

On February 6, 2023, the Company executed an agreement with FJ Vulis and Associates, LLC whereby FJ Vulis and Associates, LLC agreed to extend its option to call for payment of the principal amount and accrued interest of its convertible debenture from February 6, 2023 to March 3, 2023. In exchange, the Company agreement to pay FJ Vulis and Associates a one-time extension fee of $30,000.

As of March 6, 2023, the Company owed $500,000 pursuant to this agreement.

On March 6, 2023, in connection with the divestiture of the ADEX Entities, the buyer assumed this note (refer to Note 3, Recent Subsidiary Activity, for additional detail).

9. Factor Financing

On February 22, 2023, ADEX, a former subsidiary of the Company, entered into an amendment to its factor financing agreement, pursuant to which ADEX agreed to sell and assign and Bay View Funding agreed to buy and accept, certain accounts receivable owing to ADEX. The amendment amended the agreement to include the Company’s HWN and SVC subsidiaries. Under the terms of the Amendment, upon the receipt and acceptance of each assignment of accounts receivable, Bay View Funding will pay ADEX, HWN and SVC, individually and together, ninety percent (90%) of the face value of the assigned accounts receivable, up to maximum total borrowings of $9,000,000 outstanding at any point in time. ADEX, HWN and SVC additionally granted Bay View Funding a continuing security interest in, and lien upon, all accounts receivable, inventory, fixed assets, general intangibles, and other assets.

Under the factoring agreement, HWN and SVC may borrow up to the lesser of $4,000,000 or an amount equal to the sum of all undisputed purchased receivables multiplied by the advance percentage, less any funds in reserve. HWN and SVC will pay to Bay View Funding a factoring fee upon purchase of receivables by Bay View Funding equal to 0.45% of the gross face value of the purchased receivable for the first 30 day period from the date said purchased receivable is first purchased by Bay View Funding, and a factoring fee of 0.25% per 15 days thereafter until the date said purchased receivable is paid in full or otherwise repurchased by HWN and SVC or otherwise written off by Bay View Funding within the write off period. HWN and SVC will also pay a finance fee to Bay View Funding on the outstanding advances under the agreement at a floating rate per annum equal to the Prime Rate plus 1.75%. The finance rate will increase or decrease monthly, on the first day of each month, by the amount of any increase or decrease in the Prime Rate, but at no time will the finance fee be less than 9.25%.

The Company used proceeds from the amended agreement to pay the remaining principal on the promissory note outstanding to Cornerstone National Bank & Trust discussed in Note 7, Loans Payable.

On March 6, 2023, in connection with the divestiture of the ADEX Entities, the amounts owed and related to ADEX accounts receivable were assumed by the buyer (refer to Note 3, Recent Subsidiary Activity, for additional detail).

During the year ended December 31, 2023, the Company paid $210,375 in factoring fees. These amounts are included within general and administrative expenses on the consolidated statement of operations.

During the year ended December 31, 2023, the Company received an aggregate of $12,885,071 and repaid an aggregate of $11,523,415.

The Company owed $1,361,656 under the agreement as of December 31, 2023.

10. Derivative Liabilities

On June 15, 2021, in connection with the 2021 merger transaction, the Company assumed High Wire’s derivative liabilities. As of June 15, 2021, the derivative liabilities balance of $7,496,482 was comprised of $6,929,000 of derivatives related to High Wire’s convertible debentures, and $567,482 of derivatives related to High Wire’s share purchase warrants and stock options. Not all of the Company’s stock options qualified for derivative treatment.

The embedded conversion options of the convertible debentures described in Note 8, Convertible Debentures, which were assumed as part of the merger transaction, contain conversion features that qualified for embedded derivative classification. The fair value of the liability was re-measured at the end of every reporting period and the change in fair value was reported in the statement of operations as a gain or loss on change in fair value of derivatives. Derivative liabilities also included the fair value of the Company’s share purchase warrants and stock options discussed in Note 14, Share Purchase Warrants and Stock Options. As a result of the divesture of the ADEX Entities discussed in Note 3, Recent Subsidiary Activity, the Company no longer had any derivative liabilities as of December 31, 2023 (refer to Note 8, Convertible debentures, for additional detail). As of December 31, 2022, the derivative liabilities balance of $8,044,931 was comprised of $6,141,282 of derivatives related to the Company’s convertible debentures, and $1,903,649 of derivatives related to the Company’s share purchase warrants and stock options.

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 derivative liabilities for the year ended December 31, 2023:

December 31,
2023
Balance at the beginning of the period	$8,044,931
Change in fair value of embedded conversion option	(3,140,404)
Divestiture of the ADEX Entities	(3,212,295)
Extinguishment of derivatives	(1,692,232)
Balance at the end of the period	-

*	The current and long-term breakout of derivatives liabilities is based on the current and long-term breakout of the associated convertible debentures.

The Company uses Level 3 inputs for its valuation methodology for the embedded conversion option liabilities as their fair values were determined by using Monte-Carlo model based on various assumptions.

Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As required, these are classified based on the lowest level of input that is significant to the fair value measurement. The following table shows the assumptions used in the calculations:

	Expected volatility	Risk-free interest rate	Expected dividend yield	Expected life (in years)
At December 31, 2022	122 - 269%	3.99 - 4.73%	0%	0.25 - 4.88

11. Warrant Liabilities

Certain of the warrants related to the convertible debentures described in Note 8, Convertible Debentures, qualify for liability classification under ASC 480, “Distinguishing Liabilities from Equity”. The fair value of the warrant liabilities was measured upon issuance and is re-measured at the end of every reporting period, with the change in fair value reported in the consolidated statement of operations as a gain or loss on change in fair value of warrant liabilities.

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 warrant liabilities for the year ended December 31, 2023:

December 31,
2023
Balance at the beginning of the period	$-
Issuance of warrants	901,080
Change in fair value of warrant liabilities	(67,465)
Balance at the end of the period	833,615

*	The current and long-term breakout of warrant liabilities is based on the current and long-term breakout of the associated convertible debentures.

The Company uses Level 3 inputs for its valuation methodology for the warrant liabilities as their fair values were determined by using Monte-Carlo model based on various assumptions.

Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As required, these are classified based on the lowest level of input that is significant to the fair value measurement. The following table shows the assumptions used in the calculations:

	Expected volatility	Risk-free interest rate	Expected dividend yield	Expected life (in years)
At December 31, 2023	221 - 222%	4.11 - 4.25%	0%	4.94 - 4.95

12. Common Stock

Authorized shares

The Company has 1,000,000,000 shares of common stock authorized with a par value of $0.00001.

Share issuances

Issuance of Shares Pursuant to Conversion of Series A Preferred Stock

On January 5, 2023, the Company issued 15,000 shares of common stock to Dominion Capital upon the conversion of 300,000 shares of Series A preferred stock with a stated value of $1 per share. The shares had a carrying value of $722,098. Subsequent to the conversion, there were 0 remaining shares of Series A preferred stock outstanding.

Issuance of Shares Pursuant to Conversion of Series D Preferred Stock

On February 7, 2022, the Company issued 4,546 shares of common stock to SCS, LLC upon the conversion of 25 shares of Series D preferred stock with a stated value of $10,000 per share. The shares had a fair value of $258,080, which was the carrying value of the Series D preferred converted.

On October 11, 2022, the Company issued 4,717 shares of common stock to FJ Vulis and Associates, LLC upon the conversion of 25 shares of Series D preferred stock with a stated value of $10,000 per share. The shares had a fair value of $258,080, which was the carrying value of the Series D preferred converted.

On January 20, 2023, the Company issued 26,046 shares of common stock to Cobra Equities SPV, LLC upon the conversion of 140 shares of Series D preferred stock with a stated value of $10,000 per share. The shares had a fair value of $1,445,220, which was the carrying value of the Series D preferred converted.

On May 24, 2023, the Company issued 33,182 shares of common stock to the Mark E Munro Charitable Remainder Unitrust 1996 upon the conversion of 182.5 shares of Series D preferred stock with a stated value of $10,000 per share. The shares had a fair value of $1,499,819, which was the carrying value of the Series D preferred converted.

Issuance of Shares Pursuant to Conversion of Series E Preferred Stock

On December 5, 2022, the Company issued 22,633 shares of common stock to a holder upon the conversion of 124.4815 shares of Series E preferred stock with a stated value of $10,000 per share. The shares had a fair value of $1,209,159, which was the carrying value of the Series E preferred converted.

On June 5, 2023, the Company issued 2,727 shares of common stock to Oscar Steiner upon the conversion of 15 shares of Series E preferred stock with a stated value of $10,000 per share. The shares had a fair value of $235,224, which was the carrying value of the Series E preferred converted.

Issuance of shares pursuant to consulting agreements

On February 20, 2023, the Company issued 3,200 shares of common stock to Ocean Street Partners in connection with a consulting agreement. The shares had a fair value of $69,200.

On February 20, 2023, the Company issued 8,000 shares of common stock to Capital Market Access LLC in connection with a consulting agreement. The shares had a fair value of $173,000. Additionally, the Company issued to Capital Market Access LLC options to purchase 2,400 shares of its common stock with an exercise price of $75.00. These options vest equally every three months from the date of grant.

On October 11, 2023, the Company issued 1,600 shares of common stock to Capital Market Access LLC for performance-based compensation in connection with services provided under a consulting agreement. The shares had a fair value of $32,360.

On December 13, 2023, the Company issued 800 shares of common stock to Capital Market Access LLC for performance-based compensation in connection with services provided under a consulting agreement. The shares had a fair value of $16,000.

Securities Purchase Agreement

On November 18, 2022, the Company entered into a Securities Purchase Agreement with several accredited investors (the “Investors”) for the offering, sale, and issuance (the “Offering”) by the Company of an aggregate of 533,334 shares of its common stock at a price per share of $18.75. Maximum gross proceeds in the offering are $10,000,000. The shares issued to Investors are subject to Subscription Agreements in connection with the Offering. Additionally, for any shares purchased under the Securities Purchase Agreement, the Company is required to deposit a number of shares into escrow equal to 10% of the shares purchased. This 10% of shares is related to the Agreement’s Uplisting of Common Stock provision, which requires the Company to use its reasonable best efforts to apply for uplisting to the New York Stock Exchange or The Nasdaq Capital Market by April 15, 2023.

The Company has used and intends to continue to use the proceeds from the Offering to retire outstanding convertible debt, for working capital, and other general corporate purposes.

The shares issued in the Offering have not been registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, based on the Investors being “accredited investors” within the meaning of said Regulation D.

The shares issued as part of the Offering are subject to Lockup Leak-out Agreements, under which the Investors are unable to transfer or sell their shares within six months of the closing date (the “lockup period”). After that date, the Investors can sell up to 10% of their shares every 30-day period for the subsequent six months (the “leak-out” period). These sales cannot represent more than 10% of the daily trading volume of the Company’s common stock. After the first anniversary of the Securities Purchase Agreement there are no further restrictions.

As of December 31, 2023, the Company had received an aggregate of $9,700,000 as part of the Offering (see below for a breakout of the current and prior year issuances).

Issuances of shares pursuant to a Securities Purchase Agreement

On November 17, 2022, the Company issued an aggregate of 32,000 shares of common stock to Investors in exchange for aggregate cash proceeds of $5,950,000 pursuant to a Securities Purchase Agreement. The Company deposited an additional 3,200 shares into escrow. The aggregate fair value of these shares was $8,976,000.

On December 15, 2022, the Company issued an aggregate of 10,667 shares of common stock to Investors in exchange for aggregate cash proceeds of $200,000 pursuant to a Securities Purchase Agreement. The Company deposited an additional 1,067 shares into escrow. The aggregate fair value of these shares was $375,467.

On December 30, 2022, the Company issued an aggregate of 2,667 shares of common stock to Investors in exchange for aggregate cash proceeds of $50,000 pursuant to a Securities Purchase Agreement. The Company deposited an additional 267 shares into escrow. The aggregate fair value of these shares was $93,867.

On January 6, 2023, the Company issued an aggregate of 34,667 shares of common stock to Investors in exchange for aggregate cash proceeds of $650,000 pursuant to a Securities Purchase Agreement. The Company deposited an additional 3,467 shares into escrow.

On January 17, 2023, the Company issued an aggregate of 40,000 shares of common stock to Investors in exchange for aggregate cash proceeds of $750,000 pursuant to a Securities Purchase Agreement. The Company deposited an additional 4,000 shares into escrow.

On February 3, 2023, the Company issued an aggregate of 10,667 shares of common stock to Investors in exchange for aggregate cash proceeds of $200,000 pursuant to a Securities Purchase Agreement. The Company deposited an additional 1,067 shares into escrow.

On March 17, 2023, the Company issued an aggregate of 13,333 shares of common stock to Investors in exchange for aggregate cash proceeds of $250,000 pursuant to a Securities Purchase Agreement. The Company deposited an additional 1,333 shares into escrow.

On March 22, 2023, the Company issued an aggregate of 64,000 shares of common stock to Investors in exchange for aggregate cash proceeds of $1,200,000 pursuant to a Securities Purchase Agreement. The Company deposited an additional 6,400 shares into escrow.

On March 23, 2023, the Company issued an aggregate of 20,000 shares of common stock to Investors in exchange for aggregate cash proceeds of $375,000 pursuant to a Securities Purchase Agreement. The Company deposited an additional 2,000 shares into escrow.

On April 21, 2023, the Company issued an aggregate of 4,000 shares of common stock to Investors in exchange for aggregate cash proceeds of $75,000 pursuant to a Securities Purchase Agreement. The Company deposited an additional 400 shares into escrow.

Issuance of shares pursuant to a Cobra Equities SPV, LLC convertible debenture

On January 11, 2022, the Company issued 5,047 shares of common stock to Cobra Equities SPV, LLC upon the conversion of $33,600 of principal and $1,100 of accrued interest pursuant to a convertible debenture described in Note 8, Convertible Debentures. The shares had a fair value of $258,420.

On February 22, 2022, the Company issued 4,640 shares of common stock to Cobra Equities SPV, LLC upon the conversion of $31,900 of principal pursuant to a convertible debenture described in Note 8, Convertible Debentures. The shares had a fair value of $237,800.

On March 16, 2022, the Company issued an aggregate of 6,718 shares of common stock to Cobra Equities SPV, LLC upon the conversion of an aggregate of $45,000 of principal and $1,181 of accrued interest pursuant to convertible debentures described in Note 8, Convertible Debentures. The shares had an aggregate fair value of $319,071.

On April 4, 2022, the Company issued 6,061 shares of common stock to Cobra Equities SPV, LLC upon the conversion of $150,000 of principal pursuant to a convertible debenture described in Note 8, Convertible Debentures. The shares had a fair value of $287,879.

On May 19, 2022, the Company issued 7,794 shares of common stock to Cobra Equities SPV, LLC upon the conversion of $50,227 of principal and $20,000 of accrued interest pursuant to a convertible debenture described in Note 8, Convertible Debentures. The shares had a fair value of $214,704.

On July 5, 2022, the Company issued 5,403 shares of common stock to Cobra Equities SPV, LLC upon the conversion of $29,000 of principal and $2,000 of accrued interest pursuant to a convertible debenture described in Note 8, Convertible Debentures. The shares had a fair value of $85,098.

On July 29, 2022, the Company issued 4,430 shares of common stock to Cobra Equities SPV, LLC upon the conversion of $25,000 of principal and $613 of accrued interest pursuant to a convertible debenture described in Note 8, Convertible Debentures. The shares had a fair value of $161,676.

On September 6, 2022, the Company issued 5,570 shares of common stock to Cobra Equities SPV, LLC upon the conversion of $28,547 of principal and $36,295 of accrued interest pursuant to a convertible debenture described in Note 8, Convertible Debentures. The shares had a fair value of $107,235.

On September 21, 2022, the Company issued 4,800 shares of common stock to Cobra Equities SPV, LLC upon the conversion of $60,000 of accrued interest pursuant to a convertible debenture described in Note 8, Convertible Debentures. The shares had a fair value of $116,640.

On November 11, 2022, the Company issued 8,000 shares of common stock to Cobra Equities SPV, LLC upon the conversion of $60,000 of principal and $40,000 of accrued interest pursuant to a convertible debenture described in Note 8, Convertible Debentures. The shares had a fair value of $200,000.

Issuance of shares pursuant to a related party convertible debenture

On April 27, 2022, the Company issued 9,666 shares of common stock to Keith Hayter upon the conversion of $145,000 of principal pursuant to a convertible loan payable to a related party described in Note 6, Related Parties. The shares had a fair value of $362,258, resulting in a loss on debt conversion of $217,258.

On December 5, 2022, the Company issued 6,667 shares of common stock to Keith Hayter upon the conversion of $100,000 of principal pursuant to a convertible loan payable to a related party described in Note 6, Related Parties. The shares had a fair value of $203,667, resulting in a loss on debt conversion of $103,667.

13. Preferred Stock

On June 15, 2021, in connection with the 2021 merger transaction, the Company assumed High Wire’s Series A preferred stock obligations. Additionally, the holders of High Wire’s Series B preferred stock transferred their shares to the Company’s Chief Executive Officer. Lastly, a new class of preferred stock, Series D, was designated and issued. At the time of the merger transaction, the fair value of the Series A and Series B preferred stock was $1,024,000 and $0, respectively. The fair value of the Series D preferred stock which was received in the exchange was $1,271,000, which was recorded as additional paid in capital.

 See below for a description of each of the Company’s outstanding classes of preferred stock, including historical and current information.

Series A

On November 15, 2017, High Wire created one series of the 20,000,000 preferred shares it is authorized to issue, consisting of 8,000,000 shares, to be designated as Series A preferred stock.

On October 29, 2018, High Wire made the first amendment to the Certificate of Designation of its Series A convertible preferred stock. This amendment updated the conversion price to be equal to the greater of 75% of the lowest VWAP during the ten trading day period immediately preceding the date a conversion notice is delivered or $24,000, subject to adjustment for any subdivision or combination of the Company’s outstanding shares of common stock.

On August 16, 2019, High Wire made the second amendment to the Certificate of Designation of its Series A convertible preferred stock. As a result of this amendment, the Company recorded a deemed dividend in accordance with ASC 260-10-599-2.

On April 8, 2020, High Wire made the third amendment to the Certificate of Designation of its Series A preferred stock which lowered the fixed conversion price and the conversion price floor to $750 per share.

On June 18, 2020, High Wire made the fourth amendment to the Certificate of Designation of its Series A preferred stock, which lowered the fixed conversion price to $50.00 per share and the conversion price floor to $2.50 per share.

On January 27, 2021, High Wire made the fifth amendment to the Certificate of Designation of its Series A preferred stock which lowered the fixed conversion price to $24.375 per share. High Wire accounted for the amendment as an extinguishment and recorded a deemed dividend in accordance with ASC 260-10-599-2.

On December 30, 2022, High Wire made the sixth amendment to the Certificate of Designation of its Series A preferred stock which lowered the fixed conversion price to $20.00 per share in exchange for the remaining holder forfeiting their 21,600 outstanding share purchase warrants.

Subsequent to the sixth amendment, the principal terms of the Series A preferred stock shares are as follows:

Voting rights – The Series A preferred stock shares do not have voting rights.

Dividend rights – The holders of the Series A preferred stock shares shall not be entitled to receive any dividends. No dividends (other than those payable solely in common stock) shall be paid on the common stock or any class or series of capital stock ranking junior, as to dividends, to the Series A preferred stock shares during any fiscal year of the Company until there shall have been paid or declared and set apart during that fiscal year for the holders of the Series A preferred stock shares a dividend in an amount per share equal to (i) the number of shares of common stock issuable upon conversion of the Series A preferred stock times (ii) the amount per share of the dividend to be paid on the common stock.

Conversion rights – The holders of the Series A preferred stock shares have the right to convert each Series A preferred stock share and all accrued and unpaid dividends thereon shall be convertible at the option of the holder thereof, at any time after the issuance of such share into fully paid and nonassessable shares of common stock of the Company. The number of shares of common stock into which each share of the Series A preferred stock shares may be converted shall be determined by dividing the sum of the stated value of the Series A preferred stock shares ($1.00 per share) being converted and any accrued and unpaid dividends by the conversion price in effect at the time of the conversion. The Series A preferred stock shares may be converted at a fixed conversion price of $20.00, subject to adjustment for any subdivision or combination of the Company’s outstanding shares of common stock. The conversion price has a floor of $2.50 per share.

Liquidation rights – Upon the occurrence of any liquidation, each holder of Series A preferred stock shares then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, before any payment shall be made in respect of the common stock, or other series of preferred stock then in existence that is outstanding and junior to the Series A preferred stock shares upon liquidation, an amount per share of Series A preferred stock shares equal to the amount that would be receivable if the Series A preferred stock shares had been converted into common stock immediately prior to such liquidation distribution, plus, accrued and unpaid dividends.

On June 24, 2021, the Company issued 3,942 shares of common stock to Dominion Capital upon the conversion of 96,101 shares of Series A preferred stock with a stated value of $1 per share. The shares had a fair value of $209,016, which was the carrying value of the Series A preferred converted.

On August 12, 2021, the Company issued 4,102 shares of common stock to Dominion Capital upon the conversion of 100,000 shares of Series A preferred stock with a stated value of $1 per share. The shares had a fair value of $206,410, which was the carrying value of the Series A preferred converted.

In accordance with ASC 480 Distinguishing Liabilities from Equity, the Company has classified the Series A preferred stock shares as temporary equity or “mezzanine.”

On January 5, 2023, Dominion Capital converted the remaining 300,000 shares of the Company’s Series A preferred stock into shares of the Company’s common stock (refer to Note 12, Common Stock, for additional detail).

Series B

On April 16, 2018, High Wire designated 1,000 shares of Series B preferred stock with a stated value of $3,500 per share. The Series B preferred stock is neither redeemable nor convertible into common stock. The principal terms of the Series B preferred stock shares are as follows:

Issue Price — The stated price for the Series B preferred stock shares shall be $3,500 per share.

Redemption — The Series B preferred stock shares are not redeemable.

Dividends — The holders of the Series B preferred stock shares shall not be entitled to receive any dividends.

Preference of Liquidation — The Corporation’s Series A preferred stock (the “Senior Preferred Stock) shall have a liquidation preference senior to the Series B preferred stock. Upon any fundamental transaction, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of the Series B preferred stock shares shall be entitled, after any distribution or payment is made upon any shares of capital stock of the Company having a liquidation preference senior to the Series B preferred stock shares, including the Senior Preferred Stock, but before any distribution or payment is made upon any shares of common stock or other capital stock of the Company having a liquidation preference junior to the Series B preferred stock shares, to be paid in cash the sum of $3,500 per share. If upon such liquidation, dissolution or winding up, the assets to be distributed among the Series B preferred stock holders and all other shares of capital stock of the Company having the same liquidation preference as the Series B preferred stock shall be insufficient to permit payment to said holders of such amounts, then all of the assets of the Company then remaining shall be distributed ratably among the Series B preferred stock holders and such other capital stock of the Company having the same liquidation preference as the Series B preferred stock, if any. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after provision is made for Series B preferred stock holders and all other shares of capital stock of the Company having the same liquidation preference as the Series B preferred stock, if any, then-outstanding as provided above, the holders of common stock and other capital stock of the Company having a liquidation preference junior to the Series B preferred stock shall be entitled to receive ratably all remaining assets of the Company to be distributed.

Voting — The holders of shares of Series B preferred stock shall be voted together with the shares of common stock such that the aggregate voting power of the Series B preferred stock is equal to 51% of the total voting power of the Company.

Conversion — There are no conversion rights.

In accordance with ASC 480 Distinguishing Liabilities from Equity, the Company has classified the Series B preferred stock shares as temporary equity or “mezzanine.”

Series D

On June 14, 2021, High Wire designated 1,590 shares of Series D preferred stock with a stated value of $10,000 per share. The Series D preferred stock is not redeemable.

On December 13, 2021, the Company made the first amendment to the Certificate of Designation of its Series D preferred stock which changed the conversion right. As a result of this amendment, the Company recorded a deemed dividend of $5,852,000 for the year ended December 31, 2021 in accordance with ASC 260-10-599-2.

Subsequent to the first amendment, the principal terms of the Series D preferred stock shares are as follows:

Issue Price — The stated price for the Series D preferred stock shares shall be $10,000 per share.

Redemption — The Series D preferred stock shares are not redeemable.

Dividends — The holders of the Series D preferred stock shares shall not be entitled to receive any dividends.

Preference of Liquidation — Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall (i) first be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to $10,000 for each share of Series D before any distribution or payment shall be made to the holders of any other securities of the Corporation and (ii) then be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Series D were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Voting — Except as otherwise provided in the agreement or as required by law, the Series D shall be voted together with the shares of common stock, par value $0.00001 per share of the Corporation (“Common Stock”), and any other series of preferred stock then outstanding that have voting rights, and except as provided in Section 7, not as a separate class, at any annual or special meeting of stockholders of the Corporation, with respect to any question or matter upon which the holders of Common Stock have the right to vote, such that the voting power of each share of Series D is equal to the voting power of the shares of Common Stock that each such share of Series D would be convertible into pursuant to Section 6 if the Series D Conversion Date was the date of the vote. The Series D shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and may act by written consent in the same manner as the holders of Common Stock of the Corporation.

Conversion — Beginning ninety (90) days from the date of issuance, all or a portion of the Series D may be converted into Common Stock at the greater of the Fixed Price and the Average Price (as defined below). On the business day immediately preceding the listing of the Common Stock on a national securities exchange (the “Automatic Series D Conversion Date”), without any further action, all shares of Series D shall automatically convert into shares of Common Stock at the Fixed Price, which is defined as the closing price of the Common Stock on the trading day immediately preceding the date of issuance of the Series D ( subject to adjustment for any reverse or forward split of the Common Stock). The Series D shares were issued on June 16, 2021, and the closing price of the Company’s common stock was $0.225 on June 15, 2021. The Average Price is defined as the average closing price of the Company’s common stock for the 10 trading days immediately preceding, but not including, the conversion date.

Vote to Change the Terms of or Issuance of Series D — The affirmative vote at a meeting duly called for such purpose, or written consent without a meeting, of the holders of not less than fifty-one (51%) of the then outstanding shares of Series D shall be required for any change to the Certificate of Designation, Preferences, Rights and Other Rights of the Series D.

On October 20, 2021, Keith Hayter assigned 140 shares of Series D preferred stock to Cobra Equities SPV, LLC.

On December 16, 2021, the Company issued 8,182 shares of common stock to SCS, LLC upon the conversion of 45 shares of Series D preferred stock with a stated value of $10,000 per share. The shares had a fair value of $464,543, which was the carrying value of the Series D preferred converted.

On February 7, 2022, the Company issued 4,546 shares of common stock to SCS, LLC upon the conversion of 25 shares of Series D preferred stock with a stated value of $10,000 per share. The shares had a fair value of $258,080, which was the carrying value of the Series D preferred converted.

On October 11, 2022, Mark Porter assigned 25 shares of Series D preferred stock to FJ Vulis and Associates, LLC.

On October 11, 2022, the Company issued 4,717 shares of common stock to FJ Vulis and Associates, LLC upon the conversion of 25 shares of Series D preferred stock with a stated value of $10,000 per share. The shares had a fair value of $258,080, which was the carrying value of the Series D preferred converted.

On December 23, 2022, the Company issued an additional 810 shares of its Series D preferred stock. As a result of this issuance, the Company recorded stock compensation of $5,498,845 to the consolidated statement of operations for the year ended December 31, 2022.

On January 20, 2023, the Company issued 26,046 shares of common stock to Cobra Equities SPV, LLC upon the conversion of 140 shares of Series D preferred stock with a stated value of $10,000 per share. The shares had a fair value of $1,445,220, which was the carrying value of the Series D preferred converted.

On March 6, 2023, in connection with the divestiture of the ADEX Entities, 140 shares of Series D preferred stock were canceled (refer to Note 3, Recent Subsidiary Activity, for additional detail).

On May 24, 2023, the Company issued 33,182 shares of common stock to the Mark E Munro Charitable Remainder Unitrust 1996 upon the conversion of 182.5 shares of Series D preferred stock with a stated value of $10,000 per share. The shares had a fair value of $1,499,819, which was the carrying value of the Series D preferred converted.

In accordance with ASC 480 Distinguishing Liabilities from Equity, the Company had classified the Series D preferred stock shares as temporary equity or “mezzanine.” As a result of the Company no longer having instruments which require derivative accounting, the Series D preferred stock was reclassified to permanent equity as of March 6, 2023 at its carrying value of $9,245,462.

As of December 31, 2023, the carrying value of the Series D Preferred Stock was $7,745,643. This amount is recorded within equity on the consolidated balance sheet.

Series E

On December 20, 2021, the Company designated 650 shares of Series E preferred stock with a stated value of $10,000 per share. The Series E preferred stock is not redeemable.

The principal terms of the Series E preferred stock shares are as follows:

Issue Price — The stated price for the Series E preferred stock shares shall be $10,000 per share.

Redemption — The Series E preferred stock shares are not redeemable.

Dividends — The holders of the Series E preferred stock shares shall not be entitled to receive any dividends.

Preference of Liquidation — Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall (i) first be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to $10,000 for each share of Series E before any distribution or payment shall be made to the holders of any other securities of the Corporation and (ii) then be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Series E were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Voting — Except as otherwise provided herein or as required by law, the Series E shall be voted together with the shares of common stock, par value $0.00001 per share of the Corporation (“Common Stock”), and any other series of preferred stock then outstanding that have voting rights, and except as provided in Section 7, below, not as a separate class, at any annual or special meeting of stockholders of the Corporation, with respect to any question or matter upon which the holders of Common Stock have the right to vote, such that the voting power of each share of Series E is equal to the voting power of the shares of Common Stock that each such share of Series E would be convertible into pursuant to Section 6 if the Series E Conversion Date was the date of the vote. The Series E shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and may act by written consent in the same manner as the holders of Common Stock of the Corporation.

Conversion — Beginning ninety (90) days from the date of issuance, all or a portion of the Series E may be converted into Common Stock at the Fixed Price (as defined below). On the business day immediately preceding the listing of the Common Stock on a national securities exchange (the “Automatic Series E Conversion Date”), without any further action, all shares of Series E shall automatically convert into shares of Common Stock at the Fixed Price. “Fixed Price” shall be defined as the closing price of the Common Stock on the trading day immediately preceding the date of issuance of the Series E (subject to adjustment for any reverse or forward split of the Common Stock or similar occurrence). The Series E shares were issued on December 30, 2021, and the closing price of the Company’s common stock was $0.23075 on December 29, 2021.

Vote to Change the Terms of or Issuance of Series E — The affirmative vote at a meeting duly called for such purpose, or written consent without a meeting, of the holders of not less than fifty-one (51%) of the then outstanding shares of Series E shall be required for any change to the Certificate of Designation, Preferences, Rights and Other Rights of the Series E.

On December 5, 2022, the Company issued 22,633 shares of common stock to a holder upon the conversion of 124.4815 shares of Series E preferred stock with a stated value of $10,000 per share. The shares had a fair value of $1,209,159, which was the carrying value of the Series E preferred converted.

On April 17, 2023, 200 shares of Series E preferred stock were canceled in connection with conditions for an earnout related to the acquisition of SVC not being met.

On June 5, 2023, the Company issued 2,727 shares of common stock to Oscar Steiner upon the conversion of 15 shares of Series E preferred stock with a stated value of $10,000 per share. The shares had a fair value of $235,224, which was the carrying value of the Series E preferred converted.

In accordance with ASC 480 Distinguishing Liabilities from Equity, the Company had classified the Series E preferred stock shares as temporary equity or “mezzanine.” As a result of the Company no longer having instruments which require derivative accounting, the Series E preferred stock was reclassified to permanent equity as of March 6, 2023 at its carrying value of $5,104,658.

As of December 31, 2023, the carrying value of the Series E Preferred Stock was $4,869,434. This amount is recorded within equity on the consolidated balance sheet.

14. Share Purchase Warrants and Stock Options

On June 15, 2021, in connection with the 2021 merger transaction, the Company assumed High Wire’s share purchase warrants and stock options. As of June 15, 2021, the total fair value of High Wire’s share purchase warrants and stock options was $567,402.

As a result of the divesture of the ADEX Entities discussed in Note 3, Disposal of Subsidiary, the Company no longer had any derivative liabilities as of December 31, 2023 (refer to Note 8, Convertible debentures, for additional detail), and the Company’s outstanding share purchase warrants and stock options no longer qualified for fair value measurement as of the divestiture date. In connection with the issuance of new convertible debentures during December 2023, the associated warrants qualified for liability classification. The fair value of these warrants was $833,615 as of December 31, 2023. This amount is included in warrant liabilities on the consolidated balance sheet. The weighted-average remaining life on the share purchase warrants as of December 31, 2023 was 3.1 years. The weighted-average remaining life on the stock options as of December 31, 2023 was 3.6 years. With the exception of those issued during February 2021 and June 2021, the stock options outstanding at December 31, 2023 were subject to vesting terms.

The following table summarizes the activity of share purchase warrants for the period of December 31, 2022 through December 31, 2023:

	Number of warrants	Weighted average exercise price	Intrinsic value
Balance at December 31, 2022	52,400	$27.50	$-
Granted	103,905	21.05	805,185
Exercised	-	-	-
Expired/forfeited	-	-	-
Outstanding at December 31, 2023	156,305	$23.00	$738,889
Exercisable at December 31, 2023	111,861	$32.04	$-

As of December 31, 2023, the following share purchase warrants were outstanding:

Number of warrants	Exercise price	Issuance Date	Expiry date	Remaining life
800	62.50	12/14/2021	12/14/2024	0.96
1,600	62.50	12/14/2021	12/14/2024	0.96
50,000	25.00	11/18/2022	11/18/2027	3.88
28,000	37.50	9/25/2023	9/25/2028	4.74
18,000	37.50	9/25/2023	9/25/2028	4.74
2,800	37.50	9/25/2023	9/25/2028	4.74
3,416	37.50	9/25/2023	9/25/2028	4.74
4,267	31.250	12/7/2023	12/7/2028	4.94
29,630	0.250	12/7/2023	*	*
563	31.250	12/7/2023	12/7/2028	4.94
2,133	31.250	12/11/2023	12/11/2028	4.95
14,814	0.250	12/11/2023	*	*
282	31.250	12/11/2023	12/11/2028	4.95
156,305

*	These warrants expire five years from the date of a triggering event as defined in the terms of the agreements discussed in Note 8, Convertible Debentures.

The following table summarizes the activity of stock options for the period of December 31, 2022 through December 31, 2023:

	Number of stock options	Weighted average exercise price	Intrinsic value
Balance at December 31, 2022	48,137	$65.00	$89,238
Issued	62,869	28.68	-
Exercised	-	-	-
Cancelled/expired/forfeited	(4,948)	28.92	-
Outstanding at December 31, 2023	106,058	$45.32	$-
Exercisable at December 31, 2023	73,919	$52.50	$-

As of December 31, 2023, the following stock options were outstanding:

Number of stock options	Exercise price	Issuance Date	Expiry date	Remaining Life
3,845	145.00	2/23/2021	2/23/2026	2.15
13,274	62.50	6/16/2021	6/16/2026	2.46
402	62.13	8/11/2021	8/11/2026	2.61
23,070	63.63	8/18/2021	8/18/2026	2.63
741	134.95	11/3/2021	11/3/2026	2.84
481	46.83	3/21/2022	3/21/2027	3.22
381	26.25	5/16/2022	5/16/2027	3.38
4,823	21.88	9/28/2022	9/28/2027	3.75
3,579	23.75	2/8/2023	2/8/2028	4.11
2,400	75.00	2/8/2023	2/8/2026	2.11
6,209	28.75	2/27/2023	2/27/2028	4.16
32,088	27.50	5/17/2023	5/17/2028	4.38
4,189	27.50	5/30/2023	5/30/2028	4.42
4,058	31.23	7/18/2023	7/18/2028	4.55
4,418	18.55	10/24/2023	10/24/2028	4.82
2,100	18.25	12/31/2023	12/31/2028	5.00
106,058

The remaining stock-based compensation expense on unvested stock options was $448,067 as of December 31, 2023. The stock options granted during 2023 were to employees, officers, and directors.

15. Leases

The Company leases certain office space and equipment. Leases with an initial term of 12 months or less are not recorded on the balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term. The depreciable lives of operating lease assets and leasehold improvements are limited by the expected lease term. The Company’s leases generally do not provide an implicit rate, and therefore the Company uses its incremental borrowing rate as the discount rate when measuring operating lease liabilities.

The following table sets forth the operating lease right of use (“ROU”) assets and liabilities as of December 31, 2023 and 2022:

	December 31,	December 31,
	2023	2022
Operating lease assets	$277,995	$57,408
Operating lease liabilities:
Current operating lease liabilities	89,318	74,266
Long term operating lease liabilities	190,989	-
Total operating lease liabilities	$280,307	$74,266

Expense related to leases is recorded on a straight-line basis over the lease term, including rent holidays. During the years ended December 31, 2023 and 2022, the Company recognized operating lease expense of $106,430 and $122,743, respectively. Operating lease costs are included within selling, administrative and other expenses on the consolidated statements of operations. During the years ended December 31, 2023 and 2022, short-term lease costs were $48,423 and $63,508, respectively.

Cash paid for amounts included in the measurement of operating lease liabilities were $120,976 and $144,553, respectively, for the years ended December 31, 2023 and 2022. These amounts are included in operating activities in the consolidated statements of cash flows. During the years ended December 31, 2023 and 2022, the Company reduced its operating lease liabilities by $113,791 and $133,258, respectively, for cash paid.

The operating lease liabilities as of December 31, 2023 reflect a weighted average discount rate of 5%. The weighted average remaining term of the leases is 2.6 years. Remaining lease payments as of December 31, 2023 are as follows:

Year ending December 31,
2024	111,395
2025	116,965
2026	70,179
Total lease payments	298,539
Less: imputed interest	(18,232)
Total	$280,307

16. Commitments and Contingencies

Leases

The Company leases certain of its properties under leases that expire on various dates through 2023. Some of these agreements include escalation clauses and provide for renewal options ranging from one to five years. Leases with an initial term of 12 months or less and immaterial leases are not recorded on the balance sheet (refer to Note 15, Leases, for amounts expensed during the years ended December 31, 2023 and 2022).

Legal proceedings

In the normal course of business or otherwise, the Company may become involved in legal proceedings. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred.

17. Segment Disclosures

During the years ended December 31, 2023 and 2022, the Company had three operating segments including:

●	Technology, which is comprised of AWS PR, Tropical, Cyberlabs, and HWN.

●	SVC, which consists of the Company’s SVC subsidiary.

●	Corporate, which consists of the rest of the Company’s operations.

Factors used to identify the Company’s reportable segments include the organizational structure of the Company and the financial information available for evaluation by the chief operating decision-maker in making decisions about how to allocate resources and assess performance. The Company’s operating segments have been broken out based on similar economic and other qualitative criteria. The Company operates the SVC and Corporate reporting segments in one geographical area (the United States) and the AWS PR/ Tropical/Cyberlabs/HWN operating segment in two geographical areas (the United States and Puerto Rico).

Financial statement information by operating segment for the year ended December 31, 2023 is presented below:

	Year Ended December 31, 2023
	Corporate	Technology	SVC	Total

Net sales	$-	$3,031,579	$3,874,581	$6,906,160
Operating loss	(2,622,121)	(6,772,172)	(2,556,116)	(11,950,409)
Interest expense	334,609	2,123,654	-	2,458,263
Depreciation and amortization	-	262,318	589,194	851,512
Total assets as of December 31, 2023	14,929	3,366,938	5,825,951	9,207,818

Geographic information as of and for the year ended December 31, 2023 is presented below:

	Revenues For The Year Ended December 31, 2023	Long-lived Assets as of December 31, 2023

Puerto Rico and Canada	$-	$-
United States	6,906,160	8,087,043
Consolidated total	6,906,160	8,087,043

Financial statement information by operating segment for the year ended December 31, 2022 is presented below:

	Year Ended December 31, 2022
	Corporate	Technology	SVC	Total

Net sales	$-	$2,265,444	$6,299,332	$8,564,776
Operating (loss) income	(3,982,007)	(11,164,215)	542,045	(14,604,177)
Interest expense	1,164,641	80,986	97,200	1,342,827
Depreciation and amortization	-	205,498	603,359	808,857
Total assets as of December 31, 2022	606,752	4,720,150	11,427,075	16,753,977

Geographic information as of and for the year ended December 31, 2022 is presented below:

	Revenues For The Year Ended December 31, 2022	Long-lived Assets as of December 31, 2022

Puerto Rico and Canada	$-	$-
United States	8,564,776	14,367,919
Consolidated total	8,564,776	14,367,919

18. Income Taxes

The Company’s pre-tax loss for the years ended December 31, 2023 and 2022 consisted of the following:

	Years Ended December 31,
	2023	2022
Domestic	$(12,732,735)	$(11,587,158)
Foreign	(415,553)	328,895
Pre-tax Loss	$(13,148,288)	$(11,258,263)

The provision for income taxes for the years ended December 31, 2023 and 2022 was as follows:

Years Ended December 31,
	2023	2022
Federal	$-	$-
State	-	-
Foreign	-	-
Total current	$-	$-

Deferred:
Federal	$-	$-
State	-	-
Total deferred	-	-
Total provision for income taxes	$-	$-

The Company’s income taxes were calculated on the basis of domestic and foreign pre-tax loss of $12,732,735 and $415,553, respectively, for the year ended December 31, 2023. The Company’s income taxes were calculated on the basis of domestic pre-tax loss and foreign pre-tax income of $11,587,158 and $328,895, respectively, for the year ended December 31, 2022.

The Company’s effective tax rate for the years ended December 31, 2023 and 2022 differed from the U.S. federal statutory rate as follows:

	Years Ended December 31,
	2023	2022
	%	%
Federal tax benefit at statutory rate	(21.0)	(21.0)
Permanent differences	(4.4)	(22.9)
State tax benefit, net of Federal benefits	-	-
Other	-	-
Effect of foreign income taxed in rates other than the U.S. Federal statutory rate	-	-
Net change in valuation allowance	25.4	43.9
Provision	-	-

The tax effects of temporary differences and carryforwards that gave rise to significant portions of the deferred tax assets and liabilities were as follows:

	Years Ended December 31,
	2023	2022
Net operating loss carryforwards	$28,000,639	$18,187,286
Depreciation	(357,531)	59,454
Total assets	27,643,108	18,246,740

Total liabilities	-	-
Less: Valuation allowance	(27,643,108)	(18,246,740)

Net deferred tax liabilities	$-	$-

As of December 31, 2023 and 2022, the Company had federal net operating loss carryforwards (“NOL’s”) of $28,000,639 and $18,187,286, respectively, that will be available to reduce future taxable income, if any. These NOL’s begin to expire in 2027. The NOL was acquired in the reverse merger and there is more likely than not a Section 382 limitation.

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, provide for annual limitations on the utilization of net operating loss, capital loss and credit carryforwards if the Company were to undergo an ownership change, as defined in Section 382 of the Code. In general, an ownership change occurs whenever the percentage of the shares of a corporation owned, directly or indirectly, by 5-percent shareholders, as defined in Section 382 of the Code, increases by more than 50 percentage points over the lowest percentage of the shares of such corporation owned, directly or indirectly, by such 5-percent shareholders at any time over the preceding three years. In the event such ownership change occurs, the annual limitation may result in the expiration of net operating losses capital losses and credits prior to full utilization.

The Company has not completed a study to assess whether ownership change occurred as a result of the reverse merger. However, as a result of the reverse merger in 2021, the Company believes an ownership change under Sec. 382 may have occurred. As a result of this potential ownership change, certain of the Company’s net operating loss, capital loss and credit carryforwards could expire prior to full utilization. Additionally, further share issuances, such as the share issuances for debt conversions or acquisitions, may cause a change in ownership.

The Company performs an analysis each year to determine whether the expected future income will more likely than not be sufficient to realize the deferred tax assets. The Company’s recent operating results and projections of future income weighed heavily in the Company’s overall assessment.

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters as a component of income tax expense. As of December 31, 2023 and 2022, there was no accrued interest and penalties related to uncertain tax positions.

The Company is subject to U.S. federal income taxes and to income taxes in various states in the United States. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. Due to the Company’s net operating loss carryforwards all years remain open to examination by the major domestic taxing jurisdictions to which the Company is subject. In addition, all of the net operating loss and credit carryforwards that may be used in future years are still subject to adjustment.

19. Discontinued Operations

On February 15, 2022, HWN sold its 50% interest in JTM, which qualified for discontinued operations treatment.

The results of operations of JTM have been included within net loss from discontinued operations, net of taxes, on the consolidated statements of operations for the year ended December 31, 2022.

On March 6, 2023, High Wire divested the ADEX Entities (refer to Note 3, Recent Subsidiary Activity, for additional detail). The divestiture of the ADEX Entities qualified for discontinued operations treatment.

The assets and liabilities of the ADEX Entities as of December 31, 2022 have been included within the consolidated balance sheet as current assets of discontinued operations, noncurrent assets of discontinued operations, current liabilities of discontinued operations, and noncurrent liabilities of discontinued operations.

The results of operations of the ADEX Entities have been included within net loss from discontinued operations, net of taxes, on the consolidated statements of operations for the years ended December 31, 2023 and 2022.

On June 27, 2024, HWN divested its technical services segment (refer to Note 3, Recent Subsidiary Activity, for additional detail). The divestiture of the HWN technical services segment qualified for discontinued operations treatment.

The assets and liabilities of the technical services segment as of December 31, 2023 and 2022 have been included within the consolidated balance sheet as current assets of discontinued operations, noncurrent assets of discontinued operations, current liabilities of discontinued operations, and noncurrent liabilities of discontinued operations.

The results of operations of the technical services segment have been included within net loss from discontinued operations, net of taxes, on the consolidated statements of operations for the years ended December 31, 2023 and 2022.

The following table shows the balance sheets of the Company’s discontinued operations as of December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Current assets:
Cash	$-	$237,542
Accounts receivable	1,623,936	7,894,862
Contract assets	-	-
Prepaid expenses and deposits	-	151,369
Current assets of discontinued operations	$1,623,936	$8,283,773

Noncurrent assets:
Property and Equipment, net		5,338
Goodwill	$-	$1,841,040
Intangible assets, net of accumulated amortization of $752,865	-	5,692,473
Operating lease right-of-use assets	-	18,370
Noncurrent assets of discontinued operations	$-	$7,557,221

Current liabilities:
Accounts payable and accrued liabilities	$1,227,529	$2,308,881
Contract liabilities	219,962	1,531,642
Current portion of loans payable	-	5,729
Factor financing	-	3,689,593
Current portion of operating lease liabilities	-	19,356
Current liabilities of discontinued operations	$1,447,491	$7,555,201

Noncurrent liabilities:
Loans payable, net of current portion	$-	$152,102
Noncurrent liabilities of discontinued operations	$-	$152,102

The following table shows the statements of operations for the Company’s discontinued operations for the years ended December 31, 2023 and 2022:

	For the years ended
	December 31,
	2023	2022

Revenue	$24,845,606	$46,628,841

Operating expenses:
Cost of revenues	19,626,083	35,393,519
Depreciation and amortization	100,572	524,910
Salaries and wages	4,099,153	4,077,204
General and administrative	1,974,718	4,121,068
Goodwill impairment	-	11,826,894
Total operating expenses	25,800,526	55,943,595

Income (loss) from operations	(954,920)	(9,314,754)

Other income:
(Loss) gain on disposal of subsidiary	(1,434,392)	919,873
Exchange loss	(923)	(6,701)
Gain on sale of asset	-	-
Interest expense	-	(1,748)
PPP loan forgiveness	-	2,000,000
Total other (loss) income	(1,435,315)	2,911,424

Pre-tax income (loss) from operations	(2,390,235)	(6,403,330)

Provision for income taxes	-	-

Net income (loss) from discontinued operations, net of tax	$(2,390,235)	$(6,403,330)

20. Subsequent Events

Convertible promissory note, Mast Hill Fund, L.P., 12% interest, unsecured, matures January 11, 2025

On January 11, 2024, the Company issued to Mast Hill Fund, L.P. a senior convertible promissory note in the aggregate principal amount of $350,000 in connection with the December 2023 Securities Purchase Agreement discussed in Note 8, Convertible Debentures. The Company received cash of $281,150, net of legal fees of $33,850, resulting in an original issue discount of $35,000. The interest on the outstanding principal due under the note accrues at a rate of 12% per annum. Under the terms of the agreement the Company will begin paying accrued interest on April 11, 2024 and principal on July 11, 2024, with all remaining amounts under the note due on January 11, 2025. The note is convertible into shares of the Company’s common stock at a fixed conversion price of $25.00 per share.

Additionally, in connection with the note, the Company issued Mast Hill Fund, L.P. 2,974 commitment shares, 3,360 First Warrants with an exercise price of $31.25 which expire on January 11, 2029, and 23,333 Second Warrants with an exercise price of $0.25 which expire five years from the date of a triggering event as defined in the terms of the agreement.

On January 11, 2024, the Company issued 2,974 commitment shares to Mast Hill Fund, L.P. The shares had a fair value of $49,075.

In connection with the issuance of this debt, the Company issued 443 First Warrants to a broker.

21. Reverse Stock Split

On January 30, 2025, we filed a Preliminary Information Statement wherein a majority of our stockholders approved an amendment to our Articles of Incorporation authorizing a reverse stock split of our common stock ranging up to a ratio of 1-for-250 (the “Reverse Split”), to be determined by the Board of Directors prior to the Effective Time (as defined below) of the amendment to the Articles of Incorporation.

The Reverse Split will not impact the par value of the Company’s common stock or the authorized number of shares of common stock. Our audited consolidated financial statements and the notes thereto are presented giving effect to the Reverse Split.

750,000 Shares of Common Stock

HIGH WIRE Networks, INC.

PROSPECTUS

    , 2025

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JANUARY 30, 2025

High Wire Networks, Inc.

583,296 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in the “Selling Stockholders” section of this prospectus (the “Selling Stockholders”) of an aggregate of 583,296 shares of common stock, consisting of (i) 480,000 shares issuable upon the conversion of our outstanding 20% Original Issue Discount Senior Secured Convertible Debenture (the “Debenture”), (ii) 90,453 shares underlying shares of Series F Preferred Stock of the Company (the “Preferred Shares”) and (iii) 12,843 shares of common stock issuable upon the exercise of warrants (as defined herein), in each case, issued in a private placement conducted on January 13, 2025 (the “Bridge Financing”) and after giving effect to the Reverse Split (as defined below).

We will pay the expenses of registering the shares of common stock offered by this prospectus, but all selling and other expenses incurred by the Selling Stockholders will be paid by the Selling Stockholders. The Selling Stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the Selling Stockholders may sell shares will be determined by the prevailing market price for our common stock or in negotiated transactions.

Our common stock is currently listed on the OTCQB® Venture Market (“OTCQB”) under the symbol “HWNI”. We have applied to list our common stock listed on the Nasdaq Capital Markets (“Nasdaq”) under the symbol “HWNI”. If shares of our common stock are not approved for listing on the Nasdaq, we will not consummate this offering. No assurance can be given that our application will be approved.

We expect to effect a 1-for-250 reverse stock split of our outstanding common stock prior to the completion of this offering (the “Reverse Split”). Unless otherwise noted and other than in our financial statements incorporated by reference herein, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock and preferred stock at an assumed 1-for-250 ratio expected to occur prior to the effective date of the registration statement of which this prospectus forms a part.

Our common stock is quoted on the OTCQB under the symbol “HWNI.” On January 28, 2025 the last reported sale price for our common stock was $0.0249 per share, before giving effect to the Reverse Split.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. BEFORE MAKING ANY INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW AND CONSIDER ALL THE INFORMATION IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, INCLUDING THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 12.

We have not registered the sale of the shares under the securities laws of any state. Brokers or dealers effecting transactions in the shares of common stock offered hereby should confirm that the shares have been registered under the securities laws of the state or states in which sales of the shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, High Wire Networks, Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025

About This Offering

Shares offered:	583,296 shares of common stock.

Use of proceeds:	We are not selling any securities under this prospectus and we will not receive proceeds from the sale of the shares of the shares of our common stock by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the Placement Warrants, which, if exercised in cash at the current applicable exercise price with respect to all of the 12,843 shares would result in gross proceeds to us of approximately $96,000. The proceeds from such Placement Warrant exercise, if any, will be used for working capital and general corporate purposes.

Plan of distribution:	The shares of common stock may be offered by the Selling Stockholders in negotiated transactions, at either prevailing market prices or negotiated prices. The Selling Stockholders in their discretion may also offer the shares of common stock from time to time in ordinary brokerage transactions in the OTCQB, or if we are successful in our application to Nasdaq, in the Nasdaq marketplace or otherwise. The Selling Stockholders can offer all, some or none of their shares of common stock, thus we have no way of determining the number of shares of common stock they will hold after this offering. See our discussion in the “Plan of Distribution” section of this prospectus.

Proposed Nasdaq listing and symbol:	We have applied to list our common stock on the Nasdaq under the symbol “HWNI.” No assurance can be given that our listing will be approved by Nasdaq or that a trading market will develop for the common stock. We will not proceed with this offering in the event the common stock is not approved for listing on Nasdaq.

Dividend Policy:	We currently intend to retain all available funds and future earnings, if any, for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Transfer Agent:	Equiniti Trust Company, LLC.

Risk Factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth under the heading “Risk Factors.”

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USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of common stock offered by this prospectus by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the Placement Warrants, which, if exercised in cash at the current applicable exercise price with respect to all of the 12,843 shares of common stock (after giving effect to the Reverse Split), would result in gross proceeds to us of approximately $96,000. The proceeds from such Placement Warrant exercises, if any, will be used for working capital and general corporate purposes. We cannot predict when or whether the Placement Warrants will be exercised, and it is possible that the Placement Warrants may expire unexercised. For information about the Selling Stockholders, see “Selling Stockholders.”

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage or legal services or any other expenses incurred by the Selling Stockholder in disposing of the shares of common stock offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

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PRIVATE PLACEMENT

On January 13, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which the Purchaser agreed to purchase (i) a Debenture in an aggregate principal amount of up to $1,200,000 (the “Face Amount”) and (ii) 90 Preferred Shares in a private placement (the “Private Placement”). The total purchase price paid to us by the Purchaser for the Debenture and the Preferred Shares in the Private Placement was $1,000,000. The transaction closed on January 13, 2025 (the “Closing Date”).

The following summary of certain terms and provisions of the Debenture and the Preferred Shares is not complete and is subject to, and qualified in its entirety, by the provisions of the Debenture and the Preferred Shares, which are filed as an exhibit to the registration statement of which this prospectus forms a part.

Neither the offer and sale of the Debenture and the Preferred Shares were registered under the Securities Act, and such securities were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Debenture

The Debenture has a maturity date of April 16, 2025 (the “Maturity Date”) and do not accrue interest. The Company, at its sole discretion, has the right to automatically extend the Maturity Date for an additional three-month period; provided, however, that immediately after the expiration of the original Maturity Date, all amounts due and payable on the Debenture shall be increased by 110% of the sum of (a) the outstanding principal amount at the expiration of the original Maturity Date, plus (b) accrued and unpaid interest thereon at the expiration of the original Maturity Date, plus (c) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture at the expiration of the original Maturity Date.

The Debenture is convertible into shares of the Company’s common stock, at a price equal to 75% of the VWAP in the five trading days ending on the date of the delivery of the applicable conversion notice (the “Conversion Price”), subject to adjustment as provided in the Debenture and subject to a floor price of $0.01 (or $1.00, on a reverse split adjusted basis) (the “Floor Price”). Subject to certain notice provisions, the Company may prepay the Debenture at any time by paying to the holders thereof 115% of the Face Amount of the Debenture.

A holder will not have the right to convert any portion of the Debenture if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of the common stock outstanding immediately after giving effect to the conversion (the “Beneficial Ownership Limitation”), as such percentage ownership is determined in accordance with the terms of the Debenture. However, upon notice from the holder to the Company, the holder may increase the Beneficial Ownership Limitation, which may not exceed 9.99% of the number of the common stock outstanding immediately after giving effect to the conversion of the Debenture.

Subject to the Beneficial Ownership Limitation, (i) 50% of the principal balance and all unpaid accrued interest will automatically convert into Common Stock on the date that is 90 calendar days subsequent to the closing of a Qualified Offering or Qualified Event (each as defined in the Debenture) and (ii) a further 50% of the principal balance and all unpaid accrued interest will automatically convert into Common Stock on the date that is 120 calendar days subsequent to the closing of such Qualified Offering or Qualified Event (each such date, a “Mandatory Conversion Date” and each such conversion, a “Mandatory Conversion”)). The number of shares of Common Stock issuable upon such conversion will equal the quotient (rounded up to the nearest whole share) obtained by dividing (x) the principal balance and unpaid accrued interest being converted on the applicable Mandatory Conversion Date, by (y) a price per share equal to the lesser of (i) 75% of the Qualified Event Price or the Qualified Offering Price (each as defined in the Debenture), and (ii) the Conversion Price in effect on the applicable Mandatory Conversion Date, in each case subject to the Floor Price.

Notwithstanding the foregoing, a holder may elect to have up to 25% of the outstanding principal balance and all unpaid accrued interest paid in cash prior to the date of the initial Mandatory Conversion upon 10 days’ written notice of such election to the Company.

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Upon an Event of Default (as defined in the Debenture), a holder shall be able to immediately convert their Debenture at the lower of (i) 50% of the Valuation Cap Price (as defined in the Debenture) and (ii) 65% of the lowest daily VWAP of the Common Stock during the 10 days immediately prior to the date of such Event of Default.

The Debenture is secured by a senior security interest in all assets of the Company and its subsidiaries pursuant to a Security Agreement, dated as of January 13, 2025, by and among the Company, the Company’s subsidiaries, the Purchaser and the agent for the Purchaser. The Company’s subsidiaries each guaranteed the Company’s obligations under the Debenture pursuant to a Guaranty, dated as of January 13, 2025.

The Debenture is governed by Nevada law.

Preferred Shares

Pursuant to the Purchase Agreement, the Company issued to the Purchaser a number of Preferred Shares equal to 90% of the Purchaser’s principal amount of Debenture. The Preferred Shares are convertible, at the option of the holder thereof, at any time, in that number of shares of our common stock determined by dividing the stated value of such Preferred Share by a price per share equal to the lower of (i) closing price of the common stock on the trading day immediately preceding the initial issuance of the Debenture and (ii) the Valuation Cap Price (as defined in the Debenture). Holders of the Preferred Shares are not entitled to receive dividends.

Placement Agent Warrants

Joseph Gunnar & Co., LLC (the “Placement Agent”) acted as the placement agent for the offering under a Placement Agent Agreement, dated January 13, 2025, between the Company and the Placement Agent. On January 16, 2025, the Placement Agent received warrants to purchase up to 12,843 shares of common stock (the “Placement Warrants”), after giving effect to the Reverse Split. The Placement Warrants have an initial exercise price of $7.4750, after giving effect to the Reverse Split, and are initially exercisable on the six-month anniversary of the Closing Date for a term of five years. The exercise price of the Placement Warrants is subject to customary adjustments in the event of stock dividends and splits and contain protective provisions in the event of fundamental transactions.

A holder will not have the right to convert any portion of the Placement Warrants if the holder (together with its affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, as such percentage ownership is determined in accordance with the terms of the Placement Warrants. However, upon notice from the holder to the Company, the holder may increase the Beneficial Ownership Limitation, which may not exceed 9.99% of the number of the common stock outstanding immediately after giving effect to the exercise of the Placement Warrants.

The Placement Warrants are governed by New York law.

Transferability

Subject to applicable laws, the Debenture, the Preferred Shares and the Placement Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the Debenture, the Preferred Shares or the Placement Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Debenture and the Preferred Shares or by virtue of such holder’s ownership of our common stock, the holder of a Debenture or Preferred Share does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder converts such Debenture or Preferred Share, as applicable.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon conversion or exercise of the Debenture, the Preferred Shares and the Placement Warrants. For additional information regarding the issuances to the Selling Stockholders of the Debenture, the Preferred Shares and the Placement Warrants, see “Private Placement” above. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for ownership of the common stock, the Debenture, the Preferred Shares and the Placement Warrants, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares of common stock held by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, based on its ownership of the Debenture, the Preferred Shares and the Placement Warrants, assuming the conversion or exercise of the Debenture, the Preferred Shares and the Placement Warrants held by the Selling Stockholders on that date.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Debenture and the Placement Warrants, the Selling Stockholders may not convert or exercise the Debenture or the Placement Warrants, as applicable, to the extent such conversion would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares which would exceed 4.99% (or, upon election by the holder, 9.99%) of our then-outstanding common stock (the “Maximum Percentage”) following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion or exercise of the Debenture and the Placement Warrants, as applicable, that have not been converted. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

	Shares of common stock Owned Prior to		Maximum Number of Shares of common stock	Shares Owned After Offering
Name of Selling Stockholder	Offering		to be Sold(5)	Shares(6)	Percent(7)
Helena Global Investment Opportunities 1 Ltd.(1)	34,286	(3)	604,739	34,286	--%
Joseph Gunnar & Co., LLC(2)	12,843	(4)	12,843	--	--%

(1)	The address of Helena Global Investment Opportunities 1 Ltd. (“Helena”) is 71 Fort Street, Third Floor, Grand Cayman, Cayman Islands, KY1-11-11.

(2)	The address of Joseph Gunnar & Co., LLC is 1000 RXR Plaza, Uniondale, NY 11556.

(3)	This column lists the number of shares of common stock beneficially owned by Helena, as of January 29, 2025, after giving effect to the Maximum Percentage and the Reverse Split. Without regard to the Maximum Percentage, as of January 29, 2025 and after giving effect to the Reverse Split, Helena would beneficially own an aggregate number of 604,739 shares of common stock, which consists of (i) 480,000 shares of common stock underlying the Debenture, all of which are being registered under this prospectus, (ii) 90,453 shares of common stock underlying the Preferred Shares, each of which are being registered under this prospectus, and (iii) 34,286 shares of common stock.

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(4)	This column lists the number of shares of common stock beneficially owned by the Placement Agent, as of January 29, 2025, after giving effect to the Maximum Percentage and the Reverse Split. Without regard to the Maximum Percentage, as of January 29, 2025, the Placement Agent would beneficially own an aggregate number of 12,843 shares of common stock underlying the Placement Warrants, all of which are being registered under this prospectus.

(5)	For the purposes of the calculations of shares of common stock to be sold pursuant to the prospectus we are assuming the full conversion of the Debenture and Preferred Shares and the full exercise of the Placement Warrants held by the Selling Stockholders, respectively, without regard to any limitations set forth therein.

(6)	This column represents the amount of shares that will be held by the Selling Stockholders after completion of this offering based on the assumptions that (a) all securities registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other shares of common stock are acquired or sold by the Selling Stockholders prior to completion of this offering. However, the Selling Stockholders are not obligated to sell all or any portion of the common stock offered pursuant to this prospectus.

(7)

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on January 29, 2025. On January 29, 2025, there were 1,484,604 shares of common stock outstanding after giving effect to the Reverse Split. To calculate a shareholder’s percentage of beneficial ownership, we include in the numerator and denominator the shares of common stock outstanding and all shares of common stock issuable to that person in the event of the exercise of outstanding warrants or conversion of outstanding convertible notes owned by that person which are exercisable within 60 days of January 29, 2025, subject to any contractual restrictions on exercise or conversion. Warrants and convertible notes held by other shareholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion or exercise of the Debenture, Preferred Shares and Placement Warrants to permit the resale of these shares of common stock by the holder of the Debenture, Preferred Shares and Placement Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock, although we will receive the conversion price and exercise price, as applicable, of the Debenture, Preferred Shares and Placement Warrants, respectively, to the extent not converted or exercised by the Selling Stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of common stock by other means not described in this prospectus. If the Selling Stockholders effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares.

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The Selling Stockholders may pledge or grant a security interest in the Debenture, Preferred Shares, Placement Warrants or shares of common stock owned by them and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act in accordance with the Purchase Agreement and the Placement Agent Agreement or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the Purchase Agreement or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The legality of the issuance of the shares offered in this prospectus will be passed upon for us by Flangas Law Group.

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583,296 Shares of Common Stock

HIGH WIRE Networks, INC.

PROSPECTUS

    , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the common stock registered hereby, all of which expenses, except for the U.S. Securities and Exchange Commission (“SEC”) registration fee, are estimates:

Description	Amount
SEC registration fee	$1,394.92
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$250,000.00
Miscellaneous fees and expenses	$5,000.00
Total	$266,394.92

*	Estimated

Item 14. Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by NRS, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the NRS. We do not currently maintain director and officer liability insurance on behalf of our director and officers; however, we intend to so purchase and maintain such insurance when economically feasible.

Item 15. Recent Sales of Unregistered Securities

On January 14, 2019, we issued 400 shares of common stock upon the conversion of $9,746 of principal pursuant to a loan.

On January 14, 2019, we issued 443 shares of common stock upon the conversion of $10,000 of principal pursuant to a loan.

On January 28, 2019, we issued 800 shares of common stock upon the conversion of $15,552 of principal pursuant to a loan.

On February 1, 2019, we issued 11,437 shares of common stock to employees and directors of the Company in exchange for services for the Company. The shares vest over periods between 11 and 36 months.

On February 7, 2019, the holder of an assigned note converted $75,000 of the note and $7,499 of interest into 4,286 shares of our common stock.

On February 7, 2019, we issued 690 shares of common stock upon the conversion of $12,500 of principal pursuant to a loan.

On February 11, 2019, we issued 1,270 shares of common stock upon the conversion of $24,697 of principal pursuant to a loan.

On February 12, 2019, we issued 1,200 shares of common stock upon the conversion of $21,750 of principal pursuant to a loan.

On February 14, 2019, we issued 5,600 shares of common stock upon the conversion of $140,000 principal pursuant to a convertible promissory note.

On March 7, 2019, we issued 2,306 shares of common stock upon the conversion of $39,375 of principal pursuant to a loan.

On April 1, 2019, we issued 5,600 shares of our common stock to Virtual Capital upon the conversion of $70,000 of principal and $6,930 of accrued interest pursuant to a convertible debenture.

On April 25, 2019, we issued 6,000 shares of our common stock to Virtual Capital upon the conversion of $55,000 of principal and $19,998 of accrued interest pursuant to a convertible debenture.

On May 6, 2019, we issued 62,829 shares of our common stock to InterCloud upon the conversion of $3,192,924 of principal pursuant to a convertible debenture.

On May 17, 2019, we issued 800 shares of our common stock to Silverback Capital upon the conversion of $13,000 of principal pursuant to a convertible debenture.

On May 21, 2019, we issued 310 shares of our common stock to RDW Capital LLC upon the conversion of $5,750 of principal pursuant to a convertible debenture.

On July 2, 2019, we issued 1,200 shares of our common stock to Silverback Capital upon the conversion of $8,500 of principal and $290 of accrued interest pursuant to a convertible debenture.

On July 18, 2019, we issued 3,333 shares of our common stock to MZ Group in exchange for services for our company.

On August 16, 2019, we issued 82,392 shares of our common stock to InterCloud upon the conversion of $793,894 of principal and $12,063 of interest pursuant to a convertible debenture.

On August 26, 2019, we issued 1,055 shares of our common stock to Dominion Capital upon the conversion of 10,000 shares of Series A preferred stock with a stated value of $1 per share.

On August 29, 2019, we issued 2,600 shares of our common stock to Silverback Capital upon the conversion of $6,000 of principal and $338 of accrued interest pursuant to a convertible debenture.

On August 30, 2019, we issued 1,333 shares of our common stock to Dominion Capital upon the conversion of 10,000 shares of Series A Preferred Stock with a stated value of $1 per share.

On September 18, 2019, we issued 1,333 shares of our common stock to M2B Funding upon the conversion of 10,000 shares of Series A Preferred Stock with a stated value of $1 per share.

On September 27, 2019, we issued 1,333 shares of our common stock to M2B Funding upon the conversion of 10,000 shares of Series A Preferred Stock with a stated value of $1 per share.

On October 15, 2019, we issued 5 shares of common stock to M2B Funding upon the conversion of 10,000 shares of Series A preferred stock with a stated value of $1 per share.

On October 21, 2019, we issued 7 shares of common stock to Silverback Capital upon the conversion of $627 of accrued interest pursuant to a convertible debenture.

On October 21, 2019, we issued 5 shares of common stock to Dominion Capital upon the conversion of 10,000 shares of Series A Preferred Stock with a stated value of $1 per share.

On October 24, 2019, we issued 5 shares of common stock to M2B Funding upon the conversion of 10,000 shares of Series A Preferred Stock with a stated value of $1 per share.

On January 7, 2020, we issued 5 shares of our common stock to M2B Funding upon the conversion of 10,000 shares of Series A Preferred Stock with a stated value of $1 per share.

On February 7, 2020, we issued 39 shares of our common stock to CCAG Investments, LLC upon the execution of a new convertible note.

On February 7, 2020, we issued 39 shares of our common stock to FJ Vulis and Associates, LLC upon the execution of a new convertible note.

On February 11, 2020, we issued 11 shares of our common stock to Dominion Capital upon the conversion of 25,000 shares of Series A Preferred Stock with a stated value of $1 per share.

On February 12, 2020, we issued 7 shares of our common stock to GS Capital Partners, LLC upon the conversion of $8,000 of principal and $323 of accrued interest pursuant a convertible debenture.

On February 18, 2020, we issued 4,331 shares of our common stock to holders of WaveTech GmbH post-closing notes upon the conversion of $8,507,557 of principal and accrued interest.

On March 13, 2020, we issued 45 shares of our common stock to GS Capital Partners, LLC upon the conversion of $15,000 of principal and $703 of accrued interest pursuant to a convertible debenture.

On April 1, 2020, we issued 23 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $12,000 of principal pursuant to a convertible debenture.

On April 9, 2020, we issued 34 shares of our common stock to Dominion Capital upon the conversion of 25,000 shares of our Series A Preferred Stock with a stated value of $1 per share.

On April 13, 2020, we issued 37 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $16,000 of principal pursuant to a convertible debenture.

On April 16, 2020, we issued 34 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $15,000 of principal pursuant to a convertible debenture.

On April 16, 2020, we issued 34 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $15,000 of principal pursuant to a convertible debenture.

On April 20, 2020, we issued 49 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $20,000 of principal pursuant to a convertible debenture.

On April 29, 2020, we issued 34 shares of our common stock to Dominion Capital upon the conversion of 25,000 shares of our Series A Preferred Stock with a stated value of $1 per share.

On April 30, 2020, we issued 234 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $15,000 of principal pursuant to a convertible debenture.

On April 30, 2020, we issued 1,209 shares of our common stock to GS Capital Partners, LLC upon the conversion of $100,000 of principal and $5,742 of accrued interest pursuant to a convertible debenture.

On May 12, 2020, we issued 156 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $10,000 of principal pursuant to a convertible debenture.

On May 13, 2020, we issued 312 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $20,000 of principal pursuant to a convertible debenture.

On May 20, 2020, we issued 454 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $20,000 of principal pursuant to a convertible debenture.

On June 9, 2020, we issued 250 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $5,000 of principal and $5,520 of accrued interest pursuant to a convertible debenture.

On June 9, 2020, we issued 285 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $12,000 of principal pursuant to a convertible debenture.

On June 12, 2020, we issued 474 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $20,000 of principal pursuant to a convertible debenture.

On June 16, 2020, we issued 474 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $20,000 of principal pursuant to a convertible debenture.

On June 19, 2020, we issued 94 shares of our common stock to SCS, LLC upon the conversion of $4,000 of principal and $240 of accrued interest pursuant to a convertible debenture.

On June 22, 2020, we issued 340 shares of our common stock to M2B Funding upon the conversion of 17,000 shares of our Series A Preferred Stock with a stated value of $1 per share.

On June 25, 2020, we issued 300 shares of our common stock to Dominion Capital upon the conversion of 15,000 shares of our Series A Preferred Stock with a stated value of $1 per share.

On June 26, 2020, we issued 300 shares of our common stock to Dominion Capital upon the conversion of 15,000 shares of our Series A Preferred Stock with a stated value of $1 per share.

On June 26, 2020, we issued 475 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $16,500 of principal and $2,540 of accrued interest pursuant to a convertible debenture.

On July 8, 2020, we issued 478 shares of our common stock to Power Up Lending Group LTD. Upon the conversion of $12,000 of principal pursuant to a convertible debenture.

On July 13, 2020, we issued 300 shares of our common stock to Dominion Capital upon the conversion of 15,000 shares of Series A Preferred Stock with a stated value of $1 per share.

On July 13, 2020, we issued 170 shares of our common stock to SCS, LLC upon the conversion of $4,000 of principal and $240 of accrued interest pursuant to a convertible debenture.

On July 20, 2020, we issued 520 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $7,100 of principal pursuant to a convertible debenture.

On July 27, 2020, we issued 618 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $6,000 of principal pursuant to a convertible debenture.

On July 29, 2020, we issued 354 shares of our common stock to SCS, LLC upon the conversion of $4,000 of principal and $240 of accrued interest pursuant to a convertible debenture.

On August 4, 2020, we issued 615 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $5,500 of principal pursuant to a convertible debenture.

On August 11, 2020, we issued 613 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $5,500 of principal pursuant to a convertible debenture.

On August 11, 2020, we issued 1,200 shares of our common stock to CCAG Investments, LLC, pursuant to the terms of a convertible debenture.

On August 11, 2020, we issued 1,200 shares of our common stock to FJ Vulis and Associates, LLC, pursuant to the terms of a convertible debenture.

On August 13, 2020, we issued 637 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $5,700 of principal pursuant to a convertible debenture.

On August 17, 2020, we issued 818 shares of our common stock to GS Capital Partners, LLC upon the conversion of $6,296 of principal and $512 of accrued interest pursuant to a convertible debenture.

On August 17, 2020, we issued 633 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $5,200 of principal pursuant to a convertible debenture.

On August 20, 2020, we issued 638 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $5,200 of principal pursuant to a convertible debenture.

On August 24, 2020, we issued 948 shares of our common stock to Power Up Lending Group LTD. upon the conversion of $5,800 of principal and $1,925 of accrued interest pursuant to a convertible debenture.

On August 24, 2020, we issued 946 shares of our common stock to GS Capital Partners, LLC upon the conversion of $7,000 of principal and $580 of accrued interest pursuant to a convertible debenture.

On August 24, 2020, we issued 680 shares of our common stock to Crown Bridge Partners upon the conversion of $3,590 of principal and $1,000 of accrued interest pursuant to a convertible debenture.

On August 26, 2020, we issued 682 shares of our common stock to Crown Bridge Partners upon the conversion of $3,604 of principal and $1,000 of accrued interest pursuant to a convertible debenture.

On August 27, 2020, we issued 1,014 shares of our common stock to GS Capital Partners, LLC upon the conversion of $7,500 of principal and $626 of accrued interest pursuant to a convertible debenture.

On August 27, 2020, we issued 340 shares of our common stock to M2B Funding upon the conversion of 17,000 shares of Series A Preferred Stock with a stated value of $1 per share.

On September 1, 2020, we issued 600 shares of our common stock to Dominion Capital upon the conversion of 30,000 shares of Series A Preferred Stock with a stated value of $1 per share.

On September 3, 2020, we issued 1,266 shares of our common stock to GS Capital Partners, LLC upon the conversion of $9,350 of principal and $795 of accrued interest pursuant to a convertible debenture.

On September 10, 2020, we issued 572 shares of our common stock to Dominion Capital upon the conversion of 28,592 shares of Series A Preferred Stock with a stated value of $1 per share.

On September 11, 2020, we issued 1,000 shares of our common stock to Crown Bridge Partners upon the conversion of $5,355 of principal and $1,000 of accrued interest pursuant to a convertible debenture.

On September 15, 2020, we issued 1,333 shares of our common stock to GS Capital Partners, LLC upon the conversion of $12,750 of principal and $1,118 of accrued interest pursuant to a convertible debenture.

On September 21, 2020, we issued 1,200 shares of our common stock to CCAG Investments, LLC, pursuant to the terms of a convertible debenture.

On September 21, 2020, we issued 1,200 shares of our common stock to FJ Vulis and Associates, LLC, pursuant to the terms of a convertible debenture.

On September 23, 2020, we issued 1,200 shares of our common stock to CCAG Investments, LLC, pursuant to the terms of a convertible debenture.

On September 23, 2020, we issued 1,200 shares of our common stock to FJ Vulis and Associates, LLC, pursuant to the terms of a convertible debenture.

On October 5, 2020, we issued 1,020 shares of our common stock to Crown Bridge Partners upon the conversion of $5,324 of principal and $1,000 of accrued interest pursuant to a convertible debenture.

On October 7, 2020, we issued 1,836 shares of our common stock to GS Capital Partners, LLC upon the conversion of $12,200 of principal and $1,129 of accrued interest pursuant to a convertible debenture.

On October 14, 2020, we issued 2,030 shares of our common stock to GS Capital Partners, LLC upon the conversion of $13,000 of principal and $1,222 of accrued interest pursuant to a convertible debenture.

On October 27, 2020, we issued 1,097 shares of our common stock to GS Capital Partners, LLC upon the conversion of $7,000 of principal and $678 of accrued interest pursuant to a convertible debenture.

On November 3, 2020, we issued 2,011 shares of our common stock to GS Capital Partners, LLC upon the conversion of $10,350 of principal and $844 of accrued interest pursuant to a convertible debenture.

On November 23, 2020, we issued 2,065 shares of our common stock to GS Capital Partners, LLC upon the conversion of $10,000 of principal and $859 of accrued interest pursuant to a convertible debenture.

On December 7, 2020, we issued 2,215 shares of our common stock to GS Capital Partners, LLC upon the conversion of $10,700 of principal and $952 of accrued interest pursuant to a convertible debenture.

On December 18, 2020, we issued 2,568 shares of our common stock to CCAG Investments, LLC, pursuant to the terms of a convertible debenture.

On December 21, 2020, we issued 2,263 shares of our common stock to GS Capital Partners, LLC upon the conversion of $16,950 of principal and $1,560 of accrued interest pursuant to a convertible debenture.

On December 31, 2020, we issued 2,207 shares of our common stock to GS Capital Partners, LLC upon the conversion of $20,500 of principal and $1,932 of accrued interest pursuant to a convertible debenture.

On January 11, 2021, we issued 2,675 shares of our common stock to GS Capital Partners, LLC upon the conversion of $29,000 of principal and $2,803 of accrued interest pursuant to a convertible debenture.

On January 18, 2021, we issued 2,568 shares of our common stock to FJ Vulis and Associates, LLC, pursuant to the terms of a convertible debenture.

On January 25, 2021, we issued 2,779 shares of our common stock to GS Capital Partners, LLC upon the conversion of $25,500 of principal and $2,543 of accrued interest pursuant to a convertible debenture.

On January 28, 2021, we issued 1,590 shares of our common stock to M2B Funding upon the conversion of 38,734 shares of Series A preferred stock with a stated value of $1 per share.

On February 1, 2021, we issued 3,678 shares of our common stock to SCS, LLC upon the conversion of $39,030 of principal and $2,341 of accrued interest pursuant to a convertible debenture.

On February 1, 2021, we issued 3,041 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $26,000 of accrued interest pursuant to a convertible debenture.

On February 2, 2021, we issued 3,000 shares of our common stock to Efrat Investments LLC upon the conversion of $37,500 of principal pursuant to a convertible debenture.

On February 3, 2021, we issued 4,062 shares of our common stock to CCAG Investments, LLC upon the cashless exercise of a warrant.

On February 9, 2021, we issued 2,954 shares of our common stock to M2B Funding upon the conversion of 72,000 shares of Series A preferred stock with a stated value of $1 per share.

On February 9, 2021, we issued 3,958 shares of our common stock to FJ Vulis and Associates, LLC upon the cashless exercise of a warrant.

On February 19, 2021, we issued 3,238 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $136,000 of accrued interest pursuant to a convertible debenture.

On February 22, 2021, we issued 1,000 shares of our common stock to Oasis Capital, LLC pursuant to an exchange agreement.

On March 15, 2021, we issued 3,278 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $104,000 of principal and $73,000 of accrued interest pursuant to a convertible debenture.

On June 16, 2021, we issued 4,348 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $116,000 of principal and $2,300 of accrued interest pursuant to a convertible debenture.

On June 17, 2021, we issued 2,640 shares of our common stock to Efrat Investments LLC upon the conversion of $33,000 of principal pursuant to a convertible debenture.

On June 24, 2021, we issued 3,942 shares of our common stock to Dominion Capital upon the conversion of 96,101 shares of Series A preferred stock with a stated value of $1 per share.

On June 29, 2021, we issued 277 shares of our common stock to Pawn Funding upon the cashless exercise of a warrant.

On July 15, 2021, we issued 2,752 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $90,000 of principal and $1,320 of accrued interest pursuant to a convertible debenture.

On August 12, 2021, we issued 5,455 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $37,500 of assigned accrued interest pursuant to a convertible debenture.

On August 12, 2021, we issued 4,103 shares of our common stock to Dominion Capital upon the conversion of 100,000 shares of Series A Preferred Stock with a stated value of $1 per share.

On September 22, 2021, we issued 6,000 shares of our common stock to Keith Hayter upon the conversion of $90,000 of principal pursuant to a related party convertible debenture.

On September 23, 2021, we issued 5,091 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $35,000 of assigned accrued interest pursuant to a convertible debenture.

On September 30, 2021, we issued 5,355 shares of our common stock to Efrat Investments LLC upon the cashless exercise of a warrant.

On October 6, 2021, we issued 7,046 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $36,000 of principal and $12,442 of accrued interest pursuant to a convertible debenture.

On October 27, 2021, we issued 5,018 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $33,000 of principal and $1,500 of accrued interest pursuant to a convertible debenture.

On November 4, 2021, we issued 4,728 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $32,500 of principal pursuant to a convertible debenture.

On November 8, 2021, we issued 7,334 shares of our common stock to Keith Hayter upon the conversion of $110,000 of principal pursuant to a related party convertible debenture.

On November 24, 2021, we issued 5,382 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $35,500 of principal and $1,500 of accrued interest pursuant to a convertible debenture.

On December 15, 2021, we issued 5,048 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $33,500 of principal and $1,200 of accrued interest pursuant to a convertible debenture.

On December 17, 2021, we issued 8,182 shares of our common stock to SCS Consulting LLC upon the conversion of 45 shares of Series D Preferred Stock with a stated value of $10,000 per share.

On January 11, 2022, we issued 5,048 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $33,600 of principal and $1,100 of accrued interest pursuant to a convertible debenture.

On February 7, 2022, we issued 4,546 shares of our common stock to SCS Consulting, LLC upon the conversion of 25 shares of Series D Preferred Stock with a stated value of $10,000 per share.

On February 22, 2022, we issued 4,640 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $31,900 of principal pursuant to a convertible debenture.

On March 16, 2022, we issued 6,718 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $45,000 of principal and $1,181 of accrued interest pursuant to a convertible debenture.

On April 4, 2022, we issued 6,061 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $150,000 of principal pursuant to a convertible debenture.

On April 27, 2022, we issued 9,667 shares of our common stock to a Keith Hayter upon the conversion of $145,000 of principal pursuant to a convertible debenture.

On May 19, 2022, we issued 7,794 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $50,227 of principal and $20,000 of accrued interest pursuant to a convertible debenture.

On July 5, 2022, we issued 5,403 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $29,000 of principal and $2,000 of accrued interest pursuant to a convertible debenture.

On July 29, 2022, we issued 4,430 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $25,000 of principal and $613 of accrued interest pursuant to a convertible debenture.

On September 6, 2022, we issued 5,571 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $28,547 of principal and $26,296 of accrued interest pursuant to a convertible debenture.

On September 28, 2022, we issued 4,800 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $60,000 of principal pursuant to a convertible debenture.

On October 11, 2022, we issued 4,717 shares of our common stock to FJ Vulis and Associates, LLC upon the conversion of 25 shares of Series D Preferred Stock with a stated value of $10,000 per share.

On November 11, 2022, we issued 8,000 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of $60,000 of principal and $40,000 of accrued interest pursuant to a convertible debenture.

On November 17, 2022, we issued an aggregate of 320,000 shares of our common stock to Investors in exchange for aggregate cash proceeds of $5,950,000 pursuant to a securities purchase agreement. The Company deposited an additional 32,000 shares into escrow.

On December 5, 2022, we issued 6,667 shares of our common stock to Keith Hayter upon the conversion of $100,000 of principal pursuant to a convertible loan payable to a related party.

On December 5, 2022, we issued 22,633 shares of our common stock to a holder upon the conversion of 124.4815 shares of Series E Preferred Stock with a stated value of $10,000 per share.

On December 15, 2022, we issued an aggregate of 10,667 shares of our common stock to Investors in exchange for aggregate cash proceeds of $200,000 pursuant to a securities purchase agreement. The Company deposited an additional 1,067 shares into escrow.

On December 30, 2022, we issued an aggregate of 2,667 shares of our common stock to Investors in exchange for aggregate cash proceeds of $50,000 pursuant to a securities purchase agreement. The Company deposited an additional 267 shares into escrow.

On January 5, 2023, we issued 15,000 shares of our common stock to Dominion Capital upon the conversion of 300,000 shares of Series A Preferred Stock.

On January 6, 2023, we issued an aggregate of 34,667 shares of our common stock to investors in exchange for aggregate cash proceeds of $650,000 pursuant to a securities purchase agreement. The Company deposited an additional 3,467 shares into escrow.

On January 17, 2023, we issued an aggregate of 40,000 shares of our common stock to Investors in exchange for aggregate cash proceeds of $750,000 pursuant to a securities purchase agreement. The Company deposited an additional 4,000 shares into escrow.

On January 20, 2023 we issued 26,047 shares of our common stock to Cobra Equities SPV, LLC upon the conversion of 140 shares of Series D Preferred Stock with a stated value of $10,000 per share.

On February 3, 2023, we issued an aggregate of 10,667 shares of our common stock to investors in exchange for aggregate cash proceeds of $200,000 pursuant to a securities purchase agreement. The Company deposited an additional 1,067 shares into escrow.

On February 20, 2023, we issued 3,200 shares of common stock to Ocean Street Partners in connection with a consulting agreement. The shares had a fair value of $69,200.

On February 20, 2023, the Company issued 8,000 shares of common stock to Capital Markets Access LLC in connection with a consulting agreement. The shares had a fair value of $173,000.

On March 21, 2023, we issued an aggregate of 13,333 shares of our common stock to investors in exchange for aggregate cash proceeds of $250,000 pursuant to a securities purchase agreement. The Company deposited an additional 1,333 shares into escrow.

On March 23, 2023, we issued an aggregate of 84,000 shares of our common stock to Investors in exchange for aggregate cash proceeds of $1,575,000 pursuant to a securities purchase agreement. The Company deposited an additional 8,400 shares into escrow.

On April 21, 2023, we issued an aggregate of 4,000 shares of our common stock to Investors in exchange for aggregate cash proceeds of $75,000 pursuant to a securities purchase agreement. The Company deposited an additional 400 shares into escrow.

On May 24, 2023 we issued 33,182 shares of our common stock to the Mark Munro Trust upon the conversion of 182.5 shares of Series D preferred stock with a stated value of $10,000 per share.

On June 30, 2023 we issued 2,727 shares of our common stock to Oscar Steiner upon the conversion of 15 shares of Series E preferred stock with a stated value of $10,000 per share.

On November 21, 2023, the Company issued 1,600 shares of common stock to Capital Markets Access LLC in connection with a consulting agreement. The shares had a fair value of $32,000.

On December 3, 2023, the Company issued 800 shares of common stock to Capital Markets Access LLC in connection with a consulting agreement. The shares had a fair value of $14,520.

On December 7, 2023, the Company issued 3,777 shares of common stock to Mast Hill Fund, L.P. in connection with a stock purchase agreement. The shares had a fair value of $116,877.

On November 21, 2023, the Company issued 1,889 shares of common stock to FirstFire Global Opportunities Fund, LLC in connection with a stock purchase agreement. The shares had a fair value of $56,592.

On January 11, 2024, the Company issued 2,975 shares of common stock to Mast Hill Fund, L.P. in connection with a stock purchase agreement. The shares had a fair value of $56,286.

On September 1, 2024, we issued 3,837 shares of our common stock to Edward Vasko upon his employment as CEO-Overwatch division.

On December 24, 2024, the Company issued 4,000 shares of common stock to ARIN Funding, LLC. in connection with a stock purchase agreement. The shares had a fair value of $36,000.

On January 13, 2025, the Company issued 34,286 shares of common stock to Helena Global Investment Opportunities 1 Ltd. in connection with an equity line of credit agreement.

The above issuances of our securities were not registered under the Securities Act and were issued in reliance on Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S thereunder.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as exhibits to this registration statement.

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, by and among Spectrum Global Solutions, Inc., HW Merger Sub, Inc., HWN, Inc. and the other parties thereto (incorporated by reference to our Current Report on Form 8-K filed with the SEC on February 2, 2021)

3.2	Amendment to Articles of Incorporation (incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 10, 2022)

3.3	Amended Certificate of Designation, Preferences, Rights and Other Rights of Series D Preferred Stock (incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 22, 2021)

3.4	Certificate of Designation, Preferences, Rights and Other Rights of Series D Preferred Stock (incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 22, 2021)

3.5	Certificate of Designation, Preferences, Rights and Other Rights of Series F Preferred Stock (incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 17, 2025)

4.1	Form of 20% Original Issue Discount Senior Secured Convertible Debenture (incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 17, 2025)

4.2	Form of Placement Warrant (incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 17, 2025)

5.1	Opinion of Flangas Law Group, regarding legality of securities being registered***

10.1	Securities Purchase Agreement, dated as of November 3, 2021, by and between HWN, Inc. (f/k/a Spectrum Global Solutions, Inc. and Dominion Capital, LLC (incorporated by reference to our Current Report on Form 8-K filed with the SEC on November 10, 2021)

10.2	Senior Secured Convertible Promissory Note, dated November 3, 2021, issued to Dominion Capital LLC (incorporated by reference to our Current Report on Form 8-K filed with the SEC on November 10, 2021)

10.3	Registration Rights Agreement, dated as of November 3, 2021, by and between HWN, Inc. and Dominion Capital LLC (incorporated by reference to our Current Report on Form 8-K filed with the SEC on November 10, 2021)

10.4	Stock Purchase Agreement, dated as of April 13, 2021, by and among Spectrum Global Solutions, Inc., SVC, Inc., Secure Voice Corp. and Telecom Assets Corp. (incorporated by reference to our Current Report on Form 8-K filed with the SEC on April 16, 2021)

10.5	2009 Stock Compensation Plan and 2009 Stock Option Plan (incorporated by reference to our Registration Statement on Form S-8 filed on November 24, 2009)

10.6	Employment Agreement, dated as of March 1, 2021, by and between Spectrum Global Solutions, Inc. and Mark W. Porter*

10.7	Employment Agreement, dated as of January 31, 2023, by and between High Wire Networks, Inc. and Stephen W. LaMarche***

10.8	Employment Agreement, dated as of June 29, 2023, by and between High Wire Networks, Inc. and Curtis E. Smith*

10.9	Intellectual Property Purchase Agreement, dated as of June 30, 2023, by and between High Wire Networks, Inc. and John Peterson*

10.10	Asset Purchase Agreement, dated as of June 27, 2024, by and between High Wire Networks, Inc. and INNO4, LLC*

10.11	Securities Purchase Agreement, dated as of January 13, 2025, by and between High Wire Networks, Inc. and Helena Global Investment Opportunities 1 Ltd. (incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 17, 2025)

10.12	Security Agreement, dated as of January 13, 2025, by and between High Wire Networks, Inc. and Helena Global Investment Opportunities 1 Ltd. (incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 17, 2025)

10.13	Guaranty, dated as of January 13, 2025, by and between the subsidiaries party thereto (incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 17, 2025)

10.14	ELOC Purchase Agreement, dated as of January 13, 2025, by and between High Wire Networks, Inc. and Helena Global Investment Opportunities 1 Ltd. (incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 17, 2025)

10.15	Placement Agent Agreement, dated as of January 13, 2025, by and between High Wire Networks, Inc. and Joseph Gunnar & Co LLC (incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 17, 2025)

14.1	Code of Ethics and Business Conduct (incorporated by reference to our Registration Statement on Form S- 1 filed on February 26, 2008)

21.1	List of Subsidiaries (incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on August 27, 2021)

23.1	Consent of Sadler, Gibb & Associates, LLC***

23.2	Consent of Flangas Law Group (contained in Exhibit 5.1)***

101.INS	Inline XBRL Instance Document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107	Filing Fee Table

*	Previously filed.

**	To be filed by amendment.
***	Filed herewith.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Company hereby undertakes that:

(1)	To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	Include any additional or changed information on the plan of distribution.

(2)	For determining liability under the Securities Act, the Company will treat each such post-effective amendment as a new Registration Statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(5)	For determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	For determining liability under the Securities Act, if securities are offered or sold to a purchaser by means of any of the following communications, the Company will be a seller to such purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company; and

(iv)	Any other communication that is an offer in the offering made by the Company to a purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it met all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Batavia, Illinois on January 30, 2025.

HIGH WIRE NETWORKS, INC.

By:	/s/ Mark W. Porter
Mark W. Porter
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Mark W. Porter	Chairman and Chief Executive Officer	January 30, 2025
Mark W. Porter	(Principal Executive Officer)

/s/ Curtis E. Smith	Chief Financial Officer	January 30, 2025
Curtis E. Smith	(Principal Financial Officer and Principal Accounting Officer)

/s/ Edward Vasko	Chief Operating Officer	January 30, 2025
Edward Vasko

/s/ Stephen W. LaMarche	Director	January 30, 2025
Stephen W. LaMarche

/s/ Peter J. Kruse	Director	January 30, 2025
Peter J. Kruse